Use these links to rapidly review the document
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on September 25, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORMS F-4* AND S-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASCADES INC.
(Exact name of registrant as specified in its charter)

Quebec, Canada	2600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert F. Hall
Vice President, Legal Affairs and Corporate Secretary
404 Marie-Victorin Blvd.
Kingsey Falls, Québec, Canada J0A 1B0
(819) 363-5100
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Richard M. Kosnik, Esq.
Steven D. Guynn, Esq.
Jones Day
222 East 41st Street
New York, New York 10017-6702
(212) 326-3939

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7 1/4% Notes due 2013	$100,000,000	100%	$100,000,000	$8,090

Guarantee of 7 1/4% Notes due 2013(2)	—	—	—	—(3)

Total Registration Fee				$8,090

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2)
See inside facing page for additional registrant guarantors.

(3)
Pursuant to Rule 457(n), no registration fee is required with respect to the guarantee.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Cadmus and Cascades Recycling, Inc.	Massachusetts	04-3320406
Cascades Agri-Pak, Inc.	New York	14-1728017
Cascades Auburn Fiber Inc.	Delaware	01-0518538
Cascades Diamond, Inc.	Massachusetts	04-3049944
Cascades Dominion Inc.	Canada	Not Applicable
Cascades East Angus Inc.	Québec, Canada	Not Applicable
Cascades Enviropac Inc.	Canada	Not Applicable
Cascades Fine Papers Group (Sales) Inc.	Delaware	14-1685880
Cascades Fine Papers Group (USA) Inc.	Delaware	52-1291428
Cascades Fine Papers Group Inc.	Canada	Not Applicable
Cascades Fine Papers Group Thunder Bay Inc.	Canada	Not Applicable
Cascades Forma-Pak Inc.	Québec, Canada	Not Applicable
Cascades Inopak Inc.	Canada	Not Applicable
Cascades Lupel Inc.	Québec, Canada	Not Applicable
Cascades Moulded Pulp, Inc.	North Carolina	56-1522825
Cascades Multi-Pro Inc.	Québec, Canada	Not Applicable
Cascades Plastics Inc.	Delaware	43-1888636
Cascades SPG Holding Inc.	Delaware	98-0338801
Cascades Tissue Group — Arizona Inc.	Delaware	45-0470187
Cascades Tissue Group — IFC Disposables Inc.	Tennessee	62-1454515
Cascades Tissue Group — Mechanicville Inc.	Delaware	02-0629913
Cascades Tissue Group — New York Inc.	Delaware	45-0470185
Cascades Tissue Group — North Carolina Inc.	North Carolina	56-1374538
Cascades Tissue Group — Oregon Inc.	Delaware	82-0543336
Cascades Tissue Group — Pennsylvania Inc.	Delaware	23-3091814
Cascades Tissue Group — Wisconsin Inc.	Delaware	52-2338207
Cascades Tissue Group Inc.	Canada	Not Applicable
Désencrage C.M.D. Inc.	Québec, Canada	Not Applicable
Marathon Graphic Art Distributor Inc.	Canada	Not Applicable
Matériaux Cascades Inc.	Québec, Canada	Not Applicable
Plastiques Cascades Inc.	Québec, Canada	Not Applicable
Wood Wyant Inc.	Canada	Not Applicable
2851-5351 Québec Inc. (Commec Enr.)	Québec, Canada	Not Applicable
3815285 Canada Inc.	Canada	Not Applicable
3815315 Canada Inc.	Canada	Not Applicable
4089235 Canada Inc.	Canada	Not Applicable
4089260 Canada Inc.	Canada	Not Applicable
4089278 Canada Inc.	Canada	Not Applicable
4089294 Canada Inc.	Canada	Not Applicable
Cascades Boxboard Group Inc.	Canada	Not Applicable
Cascades Boxboard Inc.	Ontario, Canada	Not Applicable
Cascades FjordCell Inc.	Québec, Canada	Not Applicable
Cascades Boxboard U.S. Holdings, Inc.	Delaware	97-1135668
Cascades Boxboard U.S., Inc.	Delaware	52-2052689

All of the additional registrants have their principal executive offices c/o Cascades Inc., 404 Marie-Victorin Blvd., Kingsey Falls, Québec, Canada J0A 1B0.

*
This registration statement comprises a filing on Form F-4 with respect to the securities of the non-U.S. registrants and a filing on Form S-4 with respect to the securities of the U.S. registrants.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2003

PROSPECTUS

Cascades Inc.

Offer to exchange our 7 1/4% Senior Notes due 2013,
which have been registered under the Securities Act,
for our outstanding 7 1/4% Senior Notes due 2013

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m. New York City Time, on                        , 2003, unless extended. We do not currently intend to extend the expiration date, but if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus.

Resales of the Exchange Notes

  •
  We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

        Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with these resales. See "Plan of Distribution."

        You should carefully consider the risk factors beginning on page 14 of this prospectus before deciding to participate in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

        You should rely only on the information contained in this prospectus or in documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus.

        The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The notes have been issued pursuant to the exemption from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to an exemption therefrom.

        Until                , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

i

MARKET AND INDUSTRY DATA AND FORECASTS

        Market and industry data and other statistical information and forecasts used throughout this prospectus are based on independent industry publications, government publications and reports by market research firms or other published independent sources, including the Pulp and Paper Products Council and the American Forest & Paper Association as well as Pulp & Paper Week, Pulp & Paper International and the Pulp & Paper North American Factbook 2001, which are published by Paperloop Inc. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. However, such data is subject to change and cannot always be verified due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Forecasts, in particular, may prove to be inaccurate, especially over long periods of time.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers, among other things. These statements are typically identified by words such as "believe," "anticipate," "expect," "plan," "intend," "estimate" and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions, the most important of which are described in "Risk Factors."

        Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact transpire.

ii

SUMMARY

        This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus before making any decision.

        Unless otherwise indicated, all financial information provided in this prospectus is presented in Canadian dollars and is derived from financial statements prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP. References to "$" are to Canadian dollars and references to "US$" are to U.S. dollars. We have also included some convenience translations of Canadian dollars to U.S. dollars or U.S. dollars to Canadian dollars. These translations are solely for informational purposes and are based on the noon buying rate of the Bank of Canada on June 30, 2003 of $1.3553 to US$1.00.

        Unless otherwise indicated or required by the context, as used in this prospectus, the terms "we," "our" and "us" refer to Cascades Inc. and all of our subsidiaries and joint ventures that are consolidated under Canadian GAAP. Under Canadian GAAP, joint ventures are proportionately consolidated. In addition, the mandatorily redeemable preferred shares issued by two of our subsidiaries are treated as debt. When we refer to the "restricted group" in this prospectus, we are referring to Cascades Inc. and only those of our subsidiaries that are restricted subsidiaries under the indenture governing the outstanding notes and the exchange notes, whether or not they have guaranteed the outstanding notes or will guarantee the exchange notes, including our subsidiaries incorporated outside of Canada and the United States, but excluding our joint ventures and minority investments.

Our Business

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States, Europe and Mexico. We believe that we have leading market positions for many of our products in North America and are a leading producer of coated boxboard in Europe. We believe that our product and geographic diversification, the relative demand stability of a number of the end-markets we serve and our high utilization of recycled fiber have allowed us to maintain relatively stable operating margins through industry cycles. From 1992 to 2002, our net sales, operating income and Operating Income before Depreciation and Amortization increased at compound annual growth rates of 15%, 23% and 19%, respectively. We have achieved this growth primarily by making acquisitions of what we believe to be attractive assets that fit within our core business lines, while maintaining disciplined financial management. In 2002, we had consolidated net sales of $3.4 billion, operating income of $285 million and Operating Income before Depreciation and Amortization of $424 million. The restricted group had net sales of $2.7 billion, operating income of $196 million and Adjusted Operating Income before Depreciation and Amortization of $323 million. In 2002, approximately 49% of our consolidated sales were in Canada, 35% in the United States and 16% in other countries, primarily in Europe.

        Adjusted Operating Income before Depreciation and Amortization is defined as Operating Income before Depreciation and Amortization plus cash dividends paid to us by joint ventures and companies in which we hold a minority interest. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization and of Adjusted Operating Income before Depreciation and Amortization to Operating Income before Depreciation and Amortization, and for an explanation of why we present Operating Income before Depreciation and Amortization and Adjusted Operating Income before Depreciation and Amortization information, see footnotes (c) and (f) to our summary historical and pro forma financial information on pages 12 and 13.

        Our operations are organized in three segments: packaging products, tissue paper and fine papers. Our packaging products segment includes boxboard and folding cartons, containerboard and corrugated packaging and specialty packaging products. All of our containerboard and corrugated packaging products are manufactured by Norampac Inc., a 50%-owned joint venture with Domtar Inc. Our tissue paper segment includes retail products for use by consumers at home, as well as commercial and industrial, or away-from-home, products. Our fine papers segment includes both the manufacture of coated and uncoated papers and the distribution of fine papers and graphic arts products.

        The following chart shows how we are organized operationally by segment and, within packaging products, our core business lines:

        Notes:    Net sales, operating income and Operating Income before Depreciation and Amortization (OIDA) figures shown are for 2002 and are expressed in millions of Canadian dollars. Our containerboard business consists solely of our 50% joint venture interest in Norampac.

        Since our inception, we have owned or had interests in recycling operations and recycled paper has been our principal fiber source. We are currently Canada's largest consumer of recycled paper, consuming more than 1.9 million short tons annually. We own or have interests in 23 recycled paper recovery centers in Canada and the United States that process and broker more than 2.2 million short tons of recycled paper annually. Approximately 23% of this recycled paper is consumed by our mill operations and the rest is sold in the open market. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to better manage our inventory levels and fiber costs. In addition, the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to produce our products.

        We also produce virgin pulp, substantially all of which is consumed by our mill operations. On a net basis, in 2002, we purchased approximately 260,000 metric tonnes of various virgin and recycled pulp grades in the open market.

Competitive Strengths

        We believe that we have a number of strengths that differentiate us from our competitors. These include:

  •
  leading market positions for many of our products;

  •
  a diversified portfolio of products, markets and geographic locations;

  •
  a high utilization of recycled fiber;

  •
  a strong presence in consumer-oriented end-markets;

  •
  a significant degree of converting integration, which is the percentage of our mill products that are used by our own converting operations to make finished products;

  •
  a strong corporate culture; and

  •
  an experienced management team and strong sponsorship.

        While we believe that the previous strengths provide us with a competitive advantage against our competitors, we believe that there are other important characteristics of our business which should also be considered, including:

  •
  fluctuations and cyclicality associated with our industry and in the prices of our raw materials;

  •
  our inability to always be able to implement price increases for our products to reflect increased costs;

  •
  possible integration difficulties in our recent acquisitions;

  •
  our significant debt level;

  •
  operating levels at our plants, on average, of less than 100%, although we believe these levels are consistent with current industry standards; and

  •
  increased unionization or other labor issues, although we have not had significant issues related to labor in the past.

        These and other material risks associated with our business are discussed in more detail in "Risk Factors."

Business Strategy

        We intend to continue to capitalize on our leading market positions and core competencies to drive profitable growth by emphasizing the following key strategies:

  •
  improve efficiency and reduce costs;

  •
  pursue strategic acquisitions;

  •
  increase our converting integration and access to recycled fiber;

  •
  focus on higher margin products and higher growth markets;

  •
  maintain disciplined financial management; and

  •
  enhance customer service.

Recent Developments

        In early 2003, we completed a refinancing of substantially all of our and our subsidiaries' outstanding credit facilities and credit lines. As part of the refinancing, on February 5, 2003, we entered into a new four-year $500,000,000 revolving credit facility and issued and sold in a private placement US$450,000,000 aggregate principal amount of our 7 1/4% Senior Notes due 2013, which are the subject of a separate, unrelated exchange offer as described below. On March 12, 2003, we redeemed all US$125,000,000 aggregate principal amount of the outstanding 8 3/8% Senior Notes due 2007 issued by our subsidiary, Cascades Boxboard Group Inc.

        In addition, during the second quarter of 2003, we repurchased all of the outstanding Class B preferred shares and all but 1,400,001 Class A preferred shares issued by our subsidiary, Cascades Boxboard Group Inc., for approximately $34 million. The repurchases were financed with borrowings under our new revolving credit facility. Also, on July 8, 2003, we sold in a private placement

US$100,000,000 of our Senior Notes due 2013 that are the subject of this exchange offer. The proceeds from the July private placement were used to repay borrowings outstanding under our revolving credit facility.

        On June 27, 2003, we gave notice to our partners in Dopaco, Inc., a U.S. manufacturer of converted paperboard products for the food and beverage industries in the United States in which we presently own a 40% interest, that we intend to exercise our option to increase our investment in Dopaco to 50%. We intend to finance the additional investment in Dopaco with borrowings under our revolving credit facility.

        On August 19, 2003, we commenced a registered exchange offer for up to US$450,000,000 of the 7 1/4% Senior Notes due 2013 that were issued in February 2003. That exchange offer is currently scheduled to expire on October 2, 2003.

        Our principal executive offices are located at 404 Marie-Victorin Boulevard, Kingsey Falls, Quebec, Canada J0A 1B0, and our telephone number is (819) 363-5100. We also maintain a website at www.cascades.com. However, the information on our website is not a part of this prospectus and you should rely only on the information contained in this prospectus when making a decision to participate in the exchange offer.

The Exchange Offer

The Exchange Offer
We are offering to exchange up to US$100,000,000 aggregate principal amount of our registered 7 1/4% Senior Notes due 2013 for an equal principal amount of our outstanding 7 1/4% Senior Notes due 2013 that were issued in July 2003. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.
Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under a registration rights agreement entered into at the time we issued and sold the outstanding notes.
Expiration Date; Withdrawal of Tender
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, or on a later date and time to which we extend it, but if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. The tender of outstanding notes in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be the second business day following the expiration date. Any outstanding notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Procedures for Tendering Outstanding Notes
Each holder of outstanding notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the outstanding notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Outstanding notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding notes to the exchange agent's account at DTC is delivered in a timely fashion. See "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Conditions to the Exchange Offer
The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer."
Exchange Agent	The Bank of New York
U.S. Federal Income Tax Considerations
Your exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See "Important U.S. and Canadian Tax Considerations."

The Exchange Notes

        The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes that do not apply to the exchange notes.

Issuer	Cascades Inc.
Notes Offered	US$100,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2013.
Maturity Date	February 15, 2013.
Interest Payment Dates	February 15 and August 15 of each year, commencing on August 15, 2003.
Guarantees
The exchange notes will be guaranteed by each of our existing and future Canadian and U.S. restricted subsidiaries. The exchange notes will not be guaranteed by our subsidiaries outside Canada and the United States or by any of our joint ventures, including Norampac.
Ranking
The exchange notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior debt. The exchange notes will be senior in right of payment to all of our subordinated debt. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, we would have had approximately $970 million of debt outstanding, approximately $175 million of which was secured. This debt includes obligations under capital leases and mandatorily redeemable preferred shares but excludes our proportionate share of debt of our joint ventures, which is included in our consolidated financial statements under Canadian GAAP.

The guarantees of the exchange notes will be unsecured senior obligations of each subsidiary guarantor and will rank equally with all other unsecured senior debt of the subsidiary guarantor. The guarantees will be senior in right of payment to all of the subordinated debt of each subsidiary guarantor. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, the subsidiary guarantors would have had approximately $81 million of debt outstanding, not including the guarantees of the notes or our subsidiaries' obligations under the new revolving credit facility, approximately $42 million of which was secured. This debt includes obligations under capital leases and mandatorily redeemable preferred shares.

Because the exchange notes will not be guaranteed by all of our subsidiaries or by any of our joint ventures, the notes will be effectively subordinated to all liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries and joint ventures. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, our non-guarantor subsidiaries would have had outstanding approximately $129 million, and our joint ventures had outstanding approximately $632 million, of debt, accounts payable and other accrued liabilities, including preferred share claims.
Optional Redemption
Prior to February 15, 2008, we may redeem all or part of the exchange notes by paying a "make-whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of Notes—Optional Redemption." At any time on or after February 15, 2008, we may redeem all or part of the exchange notes at our option at the redemption prices described under "Description of Notes—Optional Redemption." Prior to February 15, 2006, we may also redeem, at any time at our option, up to 35% of the aggregate principal amount of the exchange notes and outstanding notes with the net cash proceeds of qualified equity offerings.
Additional Amounts
We generally will pay such additional amounts as may be necessary so that the amount received by noteholders after tax-related withholdings or deductions in relation to the notes will not be less than the amount that noteholders would have received in the absence of the withholding or deduction.
Tax Redemption
If we are required to pay additional amounts as a result of changes in the laws applicable to tax-related withholdings or deductions, we will have the option to redeem the exchange notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the exchange notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable.
Certain Covenants
We will issue the exchange notes under the same indenture under which the outstanding notes were issued. The indenture limits, among other things, our ability and the ability of our restricted subsidiaries, to:
• borrow money;
• pay dividends on stock, redeem stock or redeem subordinated debt;
• make investments;
• sell capital stock of subsidiaries;

• guarantee other indebtedness;
• enter into agreements that restrict dividends or other distributions from restricted subsidiaries;
• enter into transactions with affiliates;
• create or assume liens;
• enter into sale and leaseback transactions;
• engage in mergers or consolidations; and
• enter into a sale of all or substantially all of our assets.

If at any time the credit rating on the notes, as determined by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., equals or exceeds both BBB- and Baa3, respectively, or any equivalent replacement ratings, then these restrictions, other than the limitations on our ability to create or assume liens, engage in certain sale and leaseback transactions and engage in mergers, consolidations or a sale of all or substantially all of our assets, will cease to apply. Any covenants that cease to apply to us as a result of achieving these ratings will not be restored, even if the credit rating on the notes later falls below one or both of these ratings.
Change of Control
Upon a change of control, we will be required to offer to purchase the exchange notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes. See "Use of Proceeds."

        You should carefully consider the information in the section entitled "Risk Factors" beginning on page 14.

Summary Historical and Pro Forma Financial Information

        The following table presents summary historical and pro forma financial information about us. The summary historical financial information as of December 31, 2001 and 2002 and for each of the fiscal years ended December 31, 2000, 2001 and 2002 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The summary historical financial information as of December 31, 2000 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The summary historical financial information as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 has been derived from, and should be read together with, our unaudited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The selected historical balance sheet data as of June 30, 2002 has been derived from our unaudited consolidated financial statements, which are not included in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full fiscal year. All of the following historical consolidated financial information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations." Information presented for the "restricted group" has been derived from the information used in preparing our audited consolidated financial statements.

        Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Canadian GAAP to U.S. GAAP," and note 19 to our consolidated financial statements, included elsewhere in this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

        Effective January 1, 2002, Canadian GAAP eliminated the deferral and amortization of unrealized translation gains and losses on long-term debt and required that this new accounting principle be applied retroactively. As a result, we now record our foreign currency loss or gain on long-term debt in our statement of earnings, which is consistent with U.S. GAAP, and have restated the financial information for periods prior to January 1, 2002.

	Year Ended December 31,						Six Months Ended June 30,
	2000		2001		2002		2002		2003
	(in millions of Canadian dollars, except share and per share data, ratios and shipment data)
Consolidated Statement of Earnings Data:
Net sales(a)	$2,866		$3,023		$3,375		1,658		1,653
Cost of sales	2,245		2,325		2,592		1,266		1,335
Selling and administrative expenses	282		318		359		178		183
Depreciation and amortization	125		132		139		68		71

Operating income	214		248		285		146		64
Interest expense(b)	89		86		72		36		42
Foreign exchange loss (gain) on long-term debt	10		14		—		(4)		(55)
Unusual loss (gain)	1		(7)		4		4		21
Provision for income taxes	49		49		61		35		9
Share of loss (earnings) of significantly influenced companies	(5)		(3)		(22)		(21)		2
Share of earnings (loss) attributable to non-controlling interests	3		—		1		1		—

Net earnings	$67		$109		$169		$95		$45

Net earnings per common share:
Basic	$1.00		$1.33		$2.07		$1.17		$0.55

Diluted	$1.00		$1.33		$2.05		$1.16		$0.55

Weighted average number of common shares outstanding during the year	66,902,210		80,927,164		81,482,507		81,179,787		81,768,941
Other Consolidated Financial Data:
Operating Income before Depreciation and Amortization(c)	$339		$380		$424		$214		$135
Cash flows provided by operating activities	169		314		325		108		8
Cash flows used in investing activities	(185)		(266)		(277)		(177)		(65)
Cash flows provided by (used in) financing activities	39		(60)		(44)		65		65
Capital expenditures	148		122		129		50		54
Pro forma interest expense(b)(g)					91				45
Ratio of earnings to fixed charges(d)	2.2	x	2.7	x	3.6	x	3.8	x	2.2	x
Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$41		$31		$38		$27		$40
Working capital	384		348		386		394		516
Property, plant and equipment	1,376		1,481		1,604		1,554		1,526
Total assets	2,627		2,733		2,959		2,923		2,912
Total debt(b)	1,213		1,204		1,195		1,265		1,200
Non-controlling interests	31		18		2		2		2
Net assets	766		870		1,065		975		1,043
Capital stock	260		260		268		268		263
(footnotes begin on page 11)

Restricted Group Financial Data(e):
Net sales(a)	$2,290	$2,433	$2,717		1,334	1,321
Operating income	104	156	196		104	35
Net earnings	67	109	169		95	45
Cash and cash equivalents	21	25	24		20	29
Total assets	2,301	2,370	2,582		2,526	2,513
Total debt(b)	1,019	992	977		1,020	968
Shareholders' equity	766	870	1,065		975	1,043
Capital expenditures	101	69	98		37	41
Operating Income before Depreciation and Amortization(c)	207	262	307		158	90
Adjusted Operating Income before Depreciation and Amortization(f)	208	284	323		174	104
Cash flows provided by operating activities	54	244	263		103	16
Cash flows used in investing activities	(128)	(176)	(219)		(138)	(42)
Cash flows provided by (used in) financing activities	78	(66)	(47)		30	35
Pro forma interest expense(b)(g)			72			36
Ratio of adjusted Operating Income before Depreciation and Amortization to pro forma interest expense			4.5	x		2.9	x
U.S. GAAP Consolidated Financial and Other Data:
Sales(a)	$3,031	$3,217	$3,591
Net earnings	61	104	173
Cash and cash equivalents	41	31	38
Total assets	2,686	2,790	3,014
Total debt(b)	1,135	1,137	1,139
Mandatorily redeemable preferred shares	78	67	56
Convertible preferred shares(h)	6	6	6
Shareholders' equity	801	898	1,090
Operating Income before Depreciation and Amortization(c)	338	383	431
Cash flows provided by operating activities	173	318	329
Net earnings per common share:
—Basic	0.91	1.27	2.11
—Diluted	0.91	1.27	2.09
Cash dividends per share
Common shares	(7)	(9)	(10)
Preferred shares	—	(1)	(1)
Shipment Data (in thousands):
Packaging Products
Boxboard (short tons)
North America	325	326	356		182	187
Europe	520	528	530		310	251
Containerboard(i)
Manufacturing (short tons)	655	679	724		360	360
Converting (square feet)	4,896	5,241	6,378		3,166	3,287
Tissue Paper (short tons)	204	247	338		155	185
Fine Papers (short tons)
Uncoated paper	148	144	152		77	75
Coated paper	156	153	161		76	77

(a)
Under Canadian GAAP, cost of delivery is subtracted from net sales. Under U.S. GAAP, cost of delivery is included in cost of sales.

(b)
Under Canadian GAAP, the mandatorily redeemable preferred shares issued by our subsidiaries, Cascades Boxboard Group Inc. and Wood Wyant Inc., are classified as debt in our financial statements and dividends on those shares are included in interest expense. During the second quarter of 2003, we repurchased all of the outstanding Class B preferred shares and all but 1,400,001 Class A preferred shares issued by Cascades Boxboard Group Inc. Capital lease obligations are also classified as debt.

(c)
Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. Set forth below is a reconciliation of consolidated Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization:

	Year ended December 31,			Six months ended June 30,
	2000	2001	2002	2002	2003
Net cash provided by operating activities	169	314	325	108	8
Changes in non-cash working capital components	45	(65)	(12)	43	82
Depreciation and amortization	(125)	(132)	(139)	(68)	(71)
Current income taxes	38	47	48	32	11
Interest expense (includes interest on long-term debt, other interest less interest income and capitalized interest)	89	86	72	36	42
Unusual loss (gain)	—	(4)	—	—	—
Other non-cash adjustments	(2)	2	(9)	(5)	(8)

Operating income	214	248	285	146	64
Depreciation and amortization	125	132	139	68	71

Operating income before depreciation and amortization	339	380	424	214	135

Net earnings	67	109	169	95	45
Share of earnings attributable to non-controlling interests	3	—	1	1	—
Share of earnings of significantly influenced companies	(5)	(3)	(22)	(21)	2
Provision for income taxes	49	49	61	35	9
Unusual loss (gain)	1	(7)	4	4	21
Foreign exchange loss (gain) on long-term debt	10	14	—	(4)	(55)
Interest expense	89	86	72	36	42

Operating income	214	248	285	146	64
Depreciation and amortization	125	132	139	68	71

Operating income before depreciation and amortization	339	380	424	214	135

(d)
For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents earnings before income taxes plus fixed charges. "Fixed charges" consist of interest expense and capitalized interest, amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest, as well as dividends on the preferred shares issued by two of our subsidiaries, Cascades Boxboard Group Inc. and Wood Wyant Inc. On a pro forma basis after giving effect to the issuance of the outstanding notes, the application of the net proceeds from that issuance, the redemption of the Boxboard preferred shares in June 2003 and the refinancing completed in February 2003, our ratio of earnings to fixed charges would have been 2.9x for 2002 and 2.0x for the six months ended June 30, 2003.

(e)
Restricted group financial data represents financial results, calculated in accordance with Canadian GAAP except for Operating Income before Depreciation and Amortization and the ratios, for Cascades Inc. and those subsidiaries that will be "restricted" under the indenture governing the exchange notes. The restricted group financial data includes data of subsidiaries that will not guarantee the exchange notes but that will be part of the restricted group for purposes of the indenture. We have included the restricted group financial information because we believe it provides investors with helpful information with respect to the financial results, including cash flows, of the business and operations that will be subject to the restrictive covenants under the indenture. For further information on guarantor and non-guarantor subsidiaries, see note 20 to our audited consolidated financial statements, included elsewhere in this prospectus.

(f)
Adjusted Operating Income before Depreciation and Amortization is defined as Operating Income before Depreciation and Amortization plus cash dividends paid to us during the relevant period by joint ventures and companies in which we hold a minority interest. These dividends amounted to approximately $1 million in 2000, $22 million in 2001 and $16 million in 2002, $16 million in the first six months of 2002 and $14 million in the first six months of 2003. The cash dividends made by our joint ventures and companies in which we hold a minority interest represent cash available to us to fund our operations and those of the restricted group and to service debt even though the entities from whom we receive the dividends are not part of the restricted group. As such, we have included Adjusted Operating Income before Depreciation and Amortization because it is a measure used by management and our investors to assess our ability to fund operations and service debt.

(g)
Pro forma interest expense gives effect to the issuance of the outstanding notes, the application of the net proceeds from that issuance, the redemption of the Boxboard preferred shares in June 2003 and the refinancing completed in February 2003 as if each such event had occurred on January 1, 2002 and reflects an interest rate of 7 1/4% on the outstanding notes and the senior notes issued in February 2003, a weighted average interest rate of 4.1% for 2002 and 4.5% for the six-month period ended June 30, 2003 on borrowings of $38 million under our new revolving credit facility as of December 31, 2002 and $143 million as of June 30, 2003, and the amortization of deferred financing costs of $22 million associated with the new revolving credit facility and the issuance of the senior notes in February and July over the term of the applicable debt. Pro forma interest expense is net of the elimination of historical interest expense on borrowings under our credit facilities and credit lines repaid in connection with the refinancing and the issuance of the outstanding notes.

(h)
Represents Class B preferred shares issued by our subsidiary, Cascades Boxboard Group Inc., which are convertible into 872,727 of our common shares at any time at the option of the holder. These shares were repurchased on May 23, 2003.

(i)
Our production of containerboard consists solely of our 50% proportionate interest in the production of Norampac, our joint venture with Domtar, which is not part of the restricted group.

RISK FACTORS

        An investment in the exchange notes represents a high degree of risk. There are a number of factors, which may adversely affect our ability to make payments on the exchange notes. The material risk factors known to us are discussed below. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect our ability to make payments on the exchange notes. You should carefully consider the risks described below, together with the other information in this prospectus, before making a decision to participate in the exchange offer.

Risks Relating to Our Business

The markets for some of our products tend to be cyclical in nature and prices for some of our products, as well as raw material and energy costs, may fluctuate significantly, which can adversely affect our operating results, profitability and financial position.

        The markets for some of our products, particularly containerboard and fine papers, are highly cyclical. As a result, prices for these types of products and for our two principal raw materials, recycled paper and virgin fiber, have fluctuated significantly in the past and will likely continue to fluctuate significantly in the future, principally due to market imbalances between supply and demand. Demand is heavily influenced by the strength of the global economy and the countries or regions in which we do business, particularly in Canada and the United States, our two primary markets. Demand is also influenced by fluctuations in inventory levels held by customers and consumer preferences. Supply depends primarily on industry capacity and capacity utilization rates. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand, potentially causing downward price pressure. Industry participants may also, at times, add new capacity or increase capacity utilization rates, potentially causing supply to exceed demand and exerting downward price pressure.

        In the second half of 2000, economic growth in North America began to slow. As a result, between the second half of 2000 and the end of 2001, demand for some of our products, particularly in containerboard, boxboard and fine papers, slowed and selling prices declined. To adjust our production to demand, we took market-related downtime for some of our products. Market conditions gradually improved during 2002, and we were able to implement increases in the selling prices for some of these products. However, in the first quarter of 2003, increased energy and fiber costs combined with lower demand for some of our products led to more difficult market conditions, which have continued through the second quarter of 2003. Depending on market conditions and related demand, we may have to take further market-related downtime. In addition, we may not be able to maintain current prices or implement additional price increases in the future. If we are not able to do so, our revenues and profitability could be adversely affected. In addition, other participants may introduce new capacity or increase capacity utilization rates, which also could adversely affect our business, operating results and financial position.

        Prices for recycled and virgin fiber have also fluctuated considerably since 1999. The costs of these materials present a potential risk to our profit margins to the extent that we are unable to pass along price increases to our customers on a timely basis. For example, during 2002, the list price of recycled paper increased approximately 31%. Although changes in the price of recycled fiber generally correlate with changes in the price of products made from recycled paper, this may not always be the case. To the extent we are not able to implement increases in the selling prices for our products to compensate for increases in the price of recycled or virgin fiber, our profitability would be adversely affected.

        In addition, we use energy, mainly natural gas and fuel oil, to generate steam, which we use in the production process and to operate machinery. Energy prices, particularly for natural gas and fuel oil, increased steadily throughout 2000, peaking in the first quarter of 2001, with a corresponding effect on our production costs. Prices for energy substantially increased again in the first half of 2003, increasing approximately 19% from the fourth quarter of 2002. We continue to evaluate our energy costs and consider ways to factor energy costs into our pricing. However, if energy prices were to increase, our production costs, competitive position and results of operations would be adversely affected. In addition, uncertainty in the Middle East could lead to an increase in the cost of energy. A substantial increase in energy costs would adversely affect our operating results and could have broader market implications that could further adversely affect our business or financial results.

We face significant competition and some of our competitors may have greater cost advantages, be able to achieve greater economies of scale or be able to better withstand periods of declining prices and adverse operating conditions, which could negatively affect our market share and profitability.

        The markets for our products are highly competitive. In some of the markets in which we compete, particularly in boxboard, tissue and specialty products, we compete with a small number of other producers. Other markets, such as for containerboard, are extremely fragmented. In some businesses, such as in the containerboard and fine papers industries, competition tends to be global. In others, such as the tissue industry, competition tends to be regional. In our packaging products segment, we also face competition from alternative packaging materials, such as vinyl, plastic and styrofoam, which can lead to excess capacity, decreased demand and pricing pressures.

        Competition in our markets is primarily based upon the quality, breadth and performance characteristics of our products, customer service and price. Our ability to compete successfully depends upon a variety of factors, including:

  •
  our ability to maintain high plant efficiencies and operating rates and lower manufacturing costs;

  •
  the availability, quality and cost of raw materials, particularly recycled and virgin fiber, and labor; and

  •
  the cost of energy.

        Some of our competitors may, at times, have lower fiber, energy and labor costs and less restrictive environmental and governmental regulations to comply with than we do. For example, fully integrated manufacturers, which are those manufacturers whose requirements for pulp or other fiber are met fully from their internal sources, may have some competitive advantages over manufacturers that are not fully integrated, such as us, in periods of relatively high prices for raw materials, in that the former are able to ensure a steady source of these raw materials at costs that may be lower than prices in the prevailing market. In contrast, competitors that are less integrated than we are may have cost advantages in periods of relatively low pulp or fiber prices because they may be able to purchase pulp or fiber at prices lower than the costs we incur in the production process. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions.

        In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for our products, the strength of our negotiating position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

Because of our international operations, we face political, social and exchange rate risks which can negatively affect our business, operating results, profitability and financial condition.

        We have customers and operations located outside Canada and the United States. In 2002, sales outside Canada and the United States represented approximately 16% of our consolidated net sales. Our international operations present us with a number of risks and challenges, including:

  •
  the effective marketing of our products in other countries;

  •
  tariffs and other trade barriers; and

  •
  different regulatory schemes and political environments applicable to our operations in areas such as environmental and health and safety compliance.

        In addition, our financial statements are reported in Canadian dollars while a portion of our sales is made in other currencies, primarily the U.S. dollar and the euro. A portion of our debt is also denominated in currencies other than the Canadian dollar. Although there was no significant impact on net earnings in the past, fluctuations in exchange rates between the Canadian dollar and foreign currencies can have a negative impact on our reported operating results and financial condition. Moreover, in some cases, the currency of our sales does not match the currency in which we incur costs, which can negatively affect our profitability. Fluctuations in exchange rates can also affect the relative competitive position of a particular facility where the facility faces competition from non-local producers, as well as our ability to successfully market our products in export markets.

Our operations are subject to comprehensive environmental regulation and involve expenditures which may be material in relation to our operating cash flow.

        Our operations are subject to extensive environmental, health and safety laws and regulations promulgated by federal, provincial, state and local governments in the various jurisdictions in which we have operations. These environmental laws and regulations impose stringent standards on us regarding, among other things:

  •
  air emissions;

  •
  water discharges;

  •
  use and handling of hazardous materials;

  •
  use, handling and disposal of waste; and

  •
  remediation of environmental contamination.

        Our failure to comply with applicable environmental laws, regulations or permit requirements may result in civil or criminal fines or penalties or enforcement actions. These may include regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installing pollution control equipment or remedial actions, any of which could entail significant expenditures. It is difficult to predict the future development of such laws and regulations or their impact on future earnings and operations, but we anticipate that these laws and regulations will continue to require capital expenditures to ensure compliance. In addition, amendments to, or more stringent implementation of, current laws and regulations governing our operations could have a material adverse effect on our business, results of operations or financial position. For example, the U.S. Environmental Protection Agency has proposed additional requirements for the pulp and paper industry which, if and when adopted, may require additional material expenditures. The ratification of the Kyoto Protocol by Canada and the European Union will result in the imposition of limits to the discharge of carbon dioxide and other greenhouse gases. The specific limitations in respect of our Canadian and European operations, or the operations of others providing energy or other products or services to us, are unknown and uncertain and may require additional material expenditures. In addition, although we generally try to plan for capital expenditures relating to environmental and health and safety compliance on an annual basis, actual capital expenditures may exceed those estimates. In such an event, we may be forced to curtail other capital expenditures or other activities.

        In addition, enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently unknown environmental problems or conditions in relation to our past or present operations, or we may face unforeseen environmental liabilities in the future. These conditions and liabilities may:

  •
  require site remediation or other costs to maintain compliance or correct violations of environmental laws and regulations; or

  •
  result in governmental or private claims for damage to person, property or the environment, either of which could have a material adverse effect on our financial condition and results of operations.

        We may be subject to strict liability and, under specific circumstances, joint and several liability for the investigation and remediation of the contamination of soil, surface and ground water, including contamination caused by other parties, at properties that we own or operate and at properties where we or our predecessors have arranged for the disposal of regulated materials. As a result, we are involved from time to time in administrative and judicial proceedings and inquiries relating to environmental matters. We may become involved in additional proceedings in the future, the total amount of future costs and other environmental liabilities of which could be material.

We may be subject to losses that might not be covered in whole or in part by our insurance coverage.

        We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried in our industry for similar properties. The cost of our insurance policies has increased recently. In addition, some types of losses, such as losses resulting from wars, acts of terrorism, or natural disasters, generally are not insured because they are either uninsurable or not economically practical. Moreover, insurers recently have become more reluctant to insure against these types of events. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the manufacturing activities conducted at that property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any such loss could adversely affect our business, results of operations or financial condition.

Labor disputes could have a material adverse effect on our cost structure and ability to run our mills and plants.

        As of December 31, 2002, we had approximately 14,000 employees, of whom approximately 12,600 were employees of our Canadian and United States operations. Approximately 60% of our Canadian and U.S. employees are represented by unions under 46 separate collective bargaining agreements. In addition, in Europe, some of our operations are subject to national collective bargaining agreements that are renewed on an annual basis. Our inability to negotiate acceptable contracts with these unions upon expiration of an existing contract could result in strikes or work stoppages by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike or other work stoppage, or other employees were to become unionized, we could experience a significant disruption in operations or higher labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow. Of our 46 collective bargaining agreements, ten have expired and another nine will expire within the next 12 months. We are in the process of negotiating with the unions where the agreements have expired and, generally, begin the negotiation process several months before agreements are due to expire. However, we may not be successful in negotiating new agreements on satisfactory terms, if at all.

We may make investments in entities that we do not control and may not receive dividends or returns from those investments in a timely fashion or at all.

        We have established joint ventures and made minority interest investments to increase our vertical integration, enhance customer service and increase efficiencies in our marketing and distribution in the United States and other markets. Our principal joint ventures and minority investments include:

  •
  Norampac, a 50%-owned joint venture with Domtar through which all of our containerboard and corrugated packaging products are manufactured;

  •
  three 50%-owned joint ventures with Sonoco Products Company, one in Canada, one in the United States and one in Europe, which produce specialty paper packaging products such as headers, rolls and wrappers;

  •
  a 50%-owned joint venture interest in Metro Waste Paper Recovery Inc., a Canadian operator of waste paper recovery and recycling operations, part of which we own through Norampac;

  •
  a 40% interest in Dopaco, Inc., a U.S. manufacturer of converted paperboard products for the food and beverage industries in the United States, which we intend to increase to 50% during the third quarter of 2003 as described in "Related Party Transactions and Other Material Contracts—Dopaco, Inc."; and

  •
  a 41% interest in Boralex, a public Canadian corporation and an independent producer of electric and thermal power with operations in the Province of Quebec and the northeastern United States.

We do not control these entities and they will not be restricted under the indenture governing the notes. The indenture governing the notes will limit, but not prohibit, our ability to continue making these types of investments, and we anticipate continuing to enter into joint ventures and make minority investments.

        Our inability to control entities in which we invest may affect our ability to receive distributions from those entities or to fully implement our business plan. The incurrence of debt or entering into other agreements by an entity not under our control may result in restrictions or prohibitions on that entity's ability to pay distributions to us. Even where these entities are not restricted by contract or by law from paying dividends or making distributions to us, we may not be able to influence the making or timing of these dividends or distributions. In addition, if any of the other investors in a non-controlled entity fail to observe their commitments, that entity may not be able to operate according to its business plan or we may be required to increase our level of commitment. If any of these events were to transpire, our business, results of operations, financial condition and ability to make payments on the notes could be adversely affected.

        In addition, we have entered into various shareholder agreements relating to our joint ventures and equity investments. Some of these agreements contain "shotgun" provisions, which provide that if one shareholder offers to buy all the shares owned by the other parties to the agreement, the other parties must either accept the offer or purchase all the shares owned by the offering shareholder at the same price and conditions. In addition, some of the agreements provide that in the event a shareholder is subject to bankruptcy proceedings or other default on any indebtedness, the non-defaulting parties to that agreement are entitled to invoke the shotgun provision or sell their shares to a third party. Our ability to purchase the other shareholders' interests in these joint ventures if they were to exercise these shotgun provisions could be limited by the covenants in our new revolving credit facility and the indenture. In addition, we may not have sufficient funds to accept the offer or the ability to raise adequate financing should the need arise, which could result in our having to sell our interests in these entities or otherwise alter our business plan. For more information about these agreements, see "Related Party Transactions and Other Material Contracts."

Acquisitions have been and are expected to continue to be a substantial part of our growth strategy, which could expose us to difficulties in integrating the acquired operation, diversion of management time and resources and unforseen liabilities, among other business risks.

        Acquisitions have been a significant part of our growth strategy. We expect to continue to selectively seek strategic acquisitions in the future. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all. Acquisitions may expose us to additional risks, including:

  •
  difficulties in integrating and managing newly acquired operations and improving their operating efficiency;

  •
  difficulties in maintaining uniform standards, controls, procedures and policies across all of our businesses;

  •
  entry into markets in which we have little or no direct prior experience;

  •
  our ability to retain key employees of the acquired company;

  •
  disruptions to our ongoing business; and

  •
  diversion of management time and resources.

        In addition, future acquisitions could result in the incurrence of additional debt, costs, contingent liabilities and amortization expenses. We may also incur costs and divert management attention for potential acquisitions which are never consummated. For acquisitions we do consummate, expected synergies may not materialize. Our failure to effectively address any of these issues could adversely affect our results of operations, financial condition and ability to service debt, including the notes.

        Although we generally perform a due diligence investigation of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, there may be liabilities of the acquired business or assets that we fail or are unable to uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor or other reasons.

We do not have complete corporate records for our subsidiary, Cascades Tissue Group–IFC Disposables Inc., which is a guarantor. As a result, the appropriateness of the corporate actions taken during the period is uncertain. We also cannot be certain that we are the sole owner of all of IFC Disposables's common stock.

        We are unable to locate the corporate records for our subsidiary, Cascades Tissue Group–IFC Disposables Inc., which is a guarantor, for the period from the inception of the company on December 17, 1990 through May 1, 1997. Because the corporate records are missing for this period, the appropriateness of the corporate actions taken during this period is uncertain. We also cannot be certain that we are the sole owner of all of IFC Disposables's common stock. IFC Disposables was acquired in the Wyant Corporation acquisition, which we completed in November 2000. While IFC Disposables's contributions are not currently material to our consolidated results, they could be in the future.

The Lemaires collectively own 38% of our common shares and there may be situations in which their interests and the interests of the holders of the notes will not be aligned.

        The Lemaires collectively beneficially own approximately 38% of our common shares. Because our remaining common shares are widely held, the Lemaires may be effectively able to:

  •
  elect all of our directors and, as a result, control matters requiring board approval;

  •
  control matters submitted to a shareholder vote, including mergers, acquisitions and consolidations with third parties and the sale of all or substantially all of our assets; and

  •
  otherwise control or influence our business direction and policies.

        In addition, the Lemaires may have interests in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their equity investment, even though the transactions might involve risks to the holders of the notes, such as increasing our leverage. As a result, circumstances may occur in which the interests of the Lemaires could be in conflict with your interests as a holder of the notes.

If we are not successful in retaining our key personnel or replacing them, particularly if the Lemaires do not stay active in our business, our business, financial condition or results of operations could be adversely affected.

        The Lemaires are key to our management and direction. Although we believe that the Lemaires will remain active in the business and that we will continue to be able to attract and retain other talented personnel and replace key personnel should the need arise, competition in recruiting replacement personnel could be significant. We do not carry key man insurance on the Lemaires or any other members of our senior management.

Risks Relating to Our Indebtedness

The significant amount of debt that we have could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of debt. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, we would have had approximately $970 million of debt outstanding, including capital lease obligations and obligations for mandatorily redeemable preferred shares of two of our subsidiaries, but excluding our proportionate share of the debt of our joint ventures, which is included in our consolidated financial statements. We also had approximately $354 million available under our new revolving credit facility. On the same basis, but also giving effect to the refinancing completed in February 2003 and the redemption of the Boxboard preferred shares in June 2003 as if each such event had occurred on January 1, 2002, our pro forma interest expense for the year ended December 31, 2002 would have been approximately $72 million and $36 million for the six months ended June 30, 2003. Including our proportionate share of results, debt, interest expense and other fixed charges of our joint ventures, our pro forma ratio of earnings to fixed charges would have been 2.9 to 1.0 for the year ended December 31, 2002 and 2.0 to 1.0 for the six months ended June 30, 2003. Our pro forma ratio of total debt to capitalization as of December 31, 2002 would have been approximately 53.7% and 53.5% as of June 30, 2003. We also have significant obligations under operating leases, as described in note 15 to our audited consolidated financial statements, included elsewhere in this prospectus.

        Our leverage could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes or our other indebtedness;

  •
  increase our vulnerability to competitive pressures and to general adverse economic or market conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to servicing debt, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  limit our ability to obtain additional sources of financing.

We may incur additional debt in the future, which would intensify the risks we now face as a result of our leverage as described above.

        Even though we are fairly leveraged, we and our subsidiaries will be able to incur substantial additional indebtedness in the future. Although our new revolving credit facility and the indenture restrict us and our restricted subsidiaries from incurring additional debt, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the risks that we and they now face as a result of our leverage could intensify.

Our operations are substantially restricted by the terms of our debt, which could limit our ability to plan for or to react to market conditions or meet our capital needs, which could increase your credit risk.

        Our new revolving credit facility and the indenture include a number of significant restrictive covenants. These covenants restrict, among other things, our ability to:

  •
  borrow money;

  •
  pay dividends on stock, redeem stock or redeem subordinated debt;

  •
  make investments;

  •
  sell capital stock of subsidiaries;

  •
  guarantee other indebtedness;

  •
  enter into agreements that restrict dividends or other distributions from restricted subsidiaries;

  •
  enter into transactions with affiliates;

  •
  create or assume liens;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations; and

  •
  enter into a sale of all or substantially all of our assets.

These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs.

        Our new revolving credit facility contains other and more restrictive covenants, including financial covenants that require us to achieve certain financial and operating results and maintain compliance with specified financial ratios, which are described in "Description of Other Indebtedness—New Revolving Credit Facility." Our ability to comply with these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance.

        The restrictive covenants contained in the indenture and our new revolving credit facility do not apply to our joint ventures. However, for financial reporting purposes, we consolidate the results and financial position of these entities based on our proportionate ownership interest.

Our failure to comply with the covenants contained in our new revolving credit facility or the indenture, including as a result of events beyond our control, could result in an event of default that could cause repayment of the debt to be accelerated.

        If we are not able to comply with the covenants and other requirements contained in the indenture, our new revolving credit facility or our other debt instruments, an event of default under the relevant debt instrument could occur. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings and the holders of the defaulted debt could declare amounts outstanding with respect to that debt to be immediately due and payable. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments. In addition, we may not be able to refinance or restructure the payments on the applicable debt. Even if we were able to secure additional financing, it may not be available on favorable terms.

The exchange notes will be effectively subordinated to our secured debt, which means that in the event of a default, the proceeds of a sale of the collateral would first be used to pay off the debt secured by that collateral and there may not be sufficient amounts remaining to make payments on the notes.

        Our obligations under the exchange notes, and the obligations of the guarantors under their respective guarantees, are unsecured. As a result, the exchange notes and the related guarantees will be effectively subordinated to all of our and the guarantors' secured debt to the extent of the collateral securing that debt. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, we would have had approximately $175 million of secured debt outstanding, substantially all of which represents our and our subsidiaries' obligations under our new revolving credit facility. Our obligations under our new revolving credit facility are secured by all of our and our material subsidiaries' inventory and receivables, and by the property, plant and equipment of three of our mills as described in "Description of Other Indebtedness—New Revolving Credit Facility." In the event that we are not able to repay amounts due under this facility, the lenders could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our new revolving credit facility before any proceeds would be available to make payments on the exchange notes. If there is a default, the value of this collateral may not be sufficient to repay both the lenders under our new revolving credit facility and the holders of the exchange notes.

The exchange notes will not be guaranteed by all of our subsidiaries or by any of our joint ventures and will be structurally subordinated to the debt of our non-guarantor subsidiaries and our joint ventures, which means that creditors of these non-guarantor subsidiaries and joint ventures will be paid from the assets of those entities before holders of the notes would have any claims to those assets.

        Although the exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing and future Canadian and U.S. restricted subsidiaries, they will not be guaranteed by our other subsidiaries outside Canada and the United States, or by any of our joint ventures, including Norampac. The exchange notes will be effectively subordinated to all debt and other liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries and of our joint ventures. In addition, although they will not guarantee the exchange notes, these non-guarantor subsidiaries may partially guarantee our obligations under the new revolving credit facility to the extent the guarantee would not constitute a fraudulent conveyance, result in adverse tax consequences to us or violate applicable local law.

        As of June 30, 2003, our non-guarantor subsidiaries and our joint ventures would have had outstanding approximately $129 million and $632 million, respectively, of debt, accounts payable and other accrued liabilities, including preferred share claims. On May 28, 2003, our joint venture, Norampac, completed a refinancing. As of June 30, 2003, our joint ventures had $464 million of outstanding debt. For more information on Norampac's refinancing, see "Description of Other Indebtedness—Joint Ventures." Our non-guarantor subsidiaries and our joint ventures, before intercompany eliminations, contributed 13% and 21%, respectively, of our net sales, 10% and 28%, respectively, of our operating income, and 11% and 28%, respectively, of our Operating Income before Depreciation and Amortization for the year ended December 31, 2002 14% and 20%, respectively, of our net sales, 9% and 39%, respectively, of our operating income, 12% and 33%, respectively, of our Operating Income before Depreciation and Amortization for the six months ended June 30, 2003, and represented 13% and 25%, respectively, of our total assets as of June 30, 2003. To the extent we expand our foreign operations, a larger percentage of our consolidated assets, revenue and operating income may be derived from non-guarantor subsidiaries. Our ability to repatriate cash from our subsidiaries may be limited by jurisdictional legal rights, and amounts which we are able to repatriate may be subject to additional taxes.

        For more information about the financial results of our guarantor and non-guarantor subsidiaries, see note 20 to our consolidated financial statements, included elsewhere in this prospectus. For more information about our joint ventures, see note 18 to those consolidated financial statements.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the notes.

        We are a holding company and our only significant assets are the capital stock or other equity interests of our subsidiaries, joint ventures and minority investments. As a holding company, we conduct substantially all of our business through these entities. Consequently, our cash flow and ability to service our debt obligations, including the exchange notes, are dependent upon the earnings of our subsidiaries, joint ventures and minority investments and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including our new revolving credit facility and the indenture. In the case of our joint ventures and minority investments, we may not exercise sufficient control to cause distributions to be made to us. Although our new revolving credit facility and the indenture each limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations do not apply to our joint ventures or minority investments. The limitations are also subject to important exceptions and qualifications.

        The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt obligations, including the exchange notes, will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If our subsidiaries do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the exchange notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Refinancing may not be possible, and any assets may not be able to be sold, or, if sold, we may not realize sufficient amounts from those sales. Additional financing may not be available on acceptable terms, if at all, or we may be prohibited from incurring it, if available, under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the exchange notes. The earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise may not be adequate for us to service our debt obligations, including the exchange notes.

You may be unable to enforce your rights under U.S. bankruptcy law.

        We are incorporated under the laws of Quebec and our principal operating assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. However, courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable.

        The rights of the indenture trustee and holders of the exchange notes to enforce remedies under the indenture could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Canadian Bankruptcy and Insolvency Act and the Canadian Companies' Creditors Arrangement Act contain provisions enabling "an insolvent person" to obtain an order which could prevent its creditors and others from initiating or continuing proceedings against it while it prepares a proposal or plan of arrangement for approval by those creditors who will be affected by the proposal or plan of arrangement. Such a restructuring plan or proposal, if accepted by the requisite majorities of each affected class of the insolvent's creditors and approved by the supervising court, would be binding on the minorities in any such class who vote against the plan or proposal. This restructuring legislation generally permits the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument during the period that the stay against proceedings remains in force.

        During the stay period, the indenture trustee and holders of the exchange notes are likely to be restrained from enforcing remedies under the indenture and payments under the exchange notes are unlikely to be made. It is equally unlikely that holders of the exchange notes would be compensated for any delay in payment, if any, of principal or interest other than a right to claim accrued and unpaid interest on the amounts owing under the exchange notes and the indenture, unless the right is itself compromised under any restructuring plan or proposal approved by creditors and the court.

Applicable statutes allow courts, under specific circumstances, to void the subsidiary guarantees of the exchange notes so the resources of our subsidiaries may not be available to make payment in respect of the notes.

        Our creditors or the creditors of one or more guarantors could challenge the subsidiary guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. The entering into of the guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that:

  •
  the guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors;

  •
  the guarantor did not receive fair consideration for the delivery of the guarantee; or

  •
  the guarantor was insolvent at the time it delivered the guarantee.

        To the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of exchange notes would cease to have any direct claim against the guarantor which delivered that guarantee. If a court were to take this action, the guarantor's assets would be applied first to satisfy the guarantor's liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A guarantor's remaining assets may not be sufficient to satisfy the claims of the holders of exchange notes relating to any voided portions of the guarantees.

Because a substantial portion of our assets and all of our directors and executive officers are located outside of the U.S., you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws.

        Because a substantial portion of our assets and all of our directors and executive officers are located outside of the U.S., you may not be able to enter judgments you obtain in U.S. courts against us and you may not be able to obtain judgments in Canadian courts predicated on the U.S. federal securities laws. See "Enforceability of Civil Liabilities" for more information.

Risks Related to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

        If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

An active public market may not develop for the exchange notes, which could adversely affect the market price and liquidity of the exchange notes.

        The exchange notes constitute securities for which there is no established trading market. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the exchange notes is currently anticipated. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, you may not be able to resell any exchange notes or, if you are able to resell, you may not be able to do so at a satisfactory price.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

We may not be able to repurchase the exchange notes upon a change of control as required by the indenture.

        Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes. Pursuant to this offer, we would be required to purchase the exchange notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or third-party financing. However, we may not have enough available funds at the time of any change of control to make required repurchases of tendered exchange notes. In addition, under the new revolving credit facility, a change of control would be an event of default. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered exchange notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. This default would, in turn, constitute an event of default under our new revolving credit facility and may constitute an event of default under future senior indebtedness any of which could cause repayment of the related debt to be accelerated after any applicable notice or grace periods. If debt repayment were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and repay the debt.

        In addition, the definition of change of control for purposes of the indenture does not necessarily afford protection for the holders of the notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of the notes. The definition of change of control for purposes of the indenture also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the exchange notes, and the ability of a holder of exchange notes to require us to repurchase its exchange notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole may be uncertain.

If the exchange notes are rated investment grade at any time by both Standard & Poor's and Moody's, most of the restrictive covenants contained in the indenture will terminate and will not be reinstated in the event that one or both of the ratings later drops below investment grade.

        If, at any time, the credit rating on the exchange notes, as determined by both Standard & Poor's and Moody's, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and certain events of default contained in the indenture. Any restrictive covenants or events of default that cease to apply to us as a result of achieving these ratings will not be restored, even if one or both of the credit ratings on the exchange notes later falls below these thresholds. As a result, you may have less credit protection than you will at the time the exchange notes are issued.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are making the exchange offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes which will not apply to exchange notes. The exchange notes will be entitled to the benefits of the indenture. See "Description of Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered or accepted for exchange. As of the date of this prospectus, US$100.0 million aggregate principal amount of the outstanding notes is outstanding. Outstanding notes tendered in the exchange offer must be tendered in a minimum principal amount of US$1,000 and integral multiples of US$1,000.

        Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, holders of outstanding notes, except any holder who is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and the holder is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in "Plan of Distribution." In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you reasonably request in writing. If you do not exchange outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer.

        If any holder of the outstanding notes is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the Securities and Exchange Commission and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                     , 2003 unless we in our sole discretion extend the period during which the exchange offer is open.

        We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. However, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

        The exchange date will be the second business day following the expiration date. We expressly reserve the right to:

  •
  terminate the exchange offer and not accept for exchange any outstanding notes for any reason, including if any of the events set forth below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us; and

  •
  amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding notes.

        If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

        Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding notes on the exchange date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See "—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes" below for more information.

        This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

Procedures for Tendering Outstanding Notes

        The tender of outstanding notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    You may tender the notes by:

  •
  properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with:

  •
  the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

  •
  a timely confirmation of a book-entry transfer of the outstanding notes being tendered, if the procedure is available, into the exchange agent's account maintained at The Depositary

      Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

  •
  complying with the guaranteed delivery procedures described below.

        If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those outstanding note are to be issued, or if a new note representing any untendered outstanding notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as "STAMP." If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact the holder promptly and instruct the holder to tender outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender the outstanding notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        A tender will be deemed to have been received as of the date when:

  •
  the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding notes is received by the exchange agent,

  •
  the tendering holder's properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

  •
  a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

        Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding notes, or book-entry confirmation, if applicable and any other required documents.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

        The method of delivery of outstanding notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        Guaranteed Delivery Procedures.    If you desire to tender outstanding notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered, the principal amount of the outstanding notes being tendered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The transferring party tendering outstanding notes for exchange will be deemed to have exchanged, assigned and transferred the outstanding notes to us and to have irrevocably constituted and appointed the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of any and all liens, restrictions, other than restrictions on transfer, charges and encumbrances and that the notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. The transferor will be required to agree that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for tendered outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor and will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

        By tendering outstanding notes and executing the letter of transmittal, the transferor will be required to certify that:

  •
  it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

  •
  the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

  •
  the transferor is not a broker-dealer who purchased the outstanding notes for resale pursuant to an exemption under the Securities Act; and

  •
  the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

Withdrawal Rights

        Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

        For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers and principal amount of outstanding notes to be withdrawn, that the holder is withdrawing its election to have such outstanding notes exchanged and the name of the registered holder of the outstanding notes. The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes being withdrawn. The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes when, and if we have given written notice to the exchange agent.

        The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the exchange agent on the exchange date. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the Securities and Exchange Commission:

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

  •
  assessing or seeking any damages as a result thereof, or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

  •
  the exchange offer violates any applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

        We may waive any or all of these conditions at any time, in whole or in part, prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act, as amended.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent as follows:

By Registered or Certified Mail:	Facsimile Transmission Number: (For Eligible Institutions Only) (212) 298-1915	By Hand/Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Diane Amoroso	To Confirm by Telephone or for: Information Call: (212) 815-3738	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attn: Ms. Diane Amoroso

        Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

        The Bank of New York also acts as trustee under the indenture.

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.5 million.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

        You will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

        The exchange notes will be recorded at the carrying value of the outstanding notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for outstanding notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

Transfer Taxes

        If you tender your outstanding notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Tax Considerations

        We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

        United States. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

        The exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered.

        Canada. The following discussion is based upon the federal laws of Canada in effect on the date of this prospectus as interpreted in published statements of the current administrative practices of Canada Customs and Revenue Agency, all of which are subject to change. A non-resident of Canada who deals at arm's length with Cascades and does not use or hold, and is not deemed to use or hold, the outstanding notes in the course of carrying on business in Canada will not be liable for any Canadian federal income tax as a consequence of the exchange of outstanding notes for exchange notes pursuant to the offer.

        See "Important U.S. and Canadian Tax Considerations" for more information.

Consequences of Failure to Exchange

        As consequence of the offer or sale of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding notes who do not exchange outstanding notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes. In general, the outstanding notes may not be offered or sold unless such offers or sales are registered under the Securities Act, or exempt from, or not subject to, the Securities Act and applicable state securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of similar restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of exchange notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes. The outstanding notes were issued at a price of 104.50% plus $3.1 million for interest accrued from February 5, 2003, yielding an effective interest rate of 6.608%. The net proceeds from the sale of the outstanding notes, after deduction of underwriting discounts and expenses and excluding the $3.1 million of interest accrued from February 5, 2003, were approximately $140 million, based upon an exchange rate of $1.3553 to US$1.00 on June 30, 2003. We used the net proceeds to reduce outstanding borrowings under our new revolving credit facility. These borrowings accrued interest at a weighted average rate of 4% per year and were scheduled to mature in February 2007. The amounts repaid may be reborrowed.

CAPITALIZATION

        The following table sets forth, as of June 30, 2003, our actual capitalization and our capitalization as adjusted for the issuance of the outstanding notes and the application of the net proceeds from that issuance.

	As of June 30, 2003
	Actual	As Adjusted(f)
	(in millions of Canadian dollars)
Cash and cash equivalents	$40	$40

Total debt:
Revolving Credit Facility(a)	283	143
7 1/4% Senior Notes due 2013(b)	610	752
Other debt(c)	39	39
Non-recourse joint venture debt(d)	229	229
Redeemable preferred shares(e)	39	39

Total debt	1,200	1,202
Shareholders' equity:
Capital stock	263	263
Retained earnings	775	775
Cumulative translation	5	5

Total shareholders' equity	$1,043	$1,043

Total capitalization	$2,243	$2,245

  (a)
  In connection with the refinancing, we entered into a $500 million revolving credit facility, which replaced substantially all of our existing credit facilities and credit lines. As of June 30, 2003, we also had $3 million of letters of credit outstanding under this facility and $214 million of availability and $354 million of availability as of that date on an as adjusted basis.

  (b)
  Actual amount shown represents the Canadian dollar equivalent of US$450 million aggregate principal amount of the 7 1/4% Senior Notes due 2013 that were issued in February 2003 in connection with the refinancing, based on an exchange rate of $1.3553 to US$1.00 on June 30, 2003. These notes are not the subject of this exchange offer. As adjusted amount shown represents the Canadian dollar equivalent of US$100 million aggregate principal amount of the outstanding 7 1/4% Senior Notes due 2013 that were issued at a price of 104.50% on July 8, 2003, and which are the subject of this exchange offer, also based on an exchange rate of $1.3553 to US$1.00 on June 30, 2003.

  (c)
  Other debt principally includes $21 million of debt of a subsidiary under a credit facility, $15 million of capital lease obligations and $3 million representing debt of one of our joint ventures that is guaranteed by us.

  (d)
  Represents our proportionate interest in debt incurred by our 50%-owned joint ventures.

  (e)
  The redeemable preferred shares were issued by our subsidiaries, Cascades Boxboard Group Inc. and Wood Wyant Inc. These redeemable preferred shares are classified as debt in our financial statements because they are mandatorily redeemable.

  (f)
  As adjusted amounts do not reflect the $3.1 million of interest accrued from February 5, 2003 through the date on which the outstanding notes were issued.

EXCHANGE RATE DATA AND EXCHANGE CONTROLS

Exchange Rate Data

        The following tables sets forth information about exchange rates based upon the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31,					Six months ended June 30,
	1998	1999	2000	2001	2002	2002	2003
Average for period	1.4836	1.4858	1.4855	1.5487	1.5704	1.5743	1.4541
Period end	1.5375	1.4440	1.4995	1.5925	1.5800	1.5187	1.3553
	2003
	March	April	May	June	July	August
High for period	1.4905	1.4843	1.4221	1.3768	1.4114	1.4100
Low for period	1.4659	1.4336	1.3446	1.3348	1.3368	1.3836

        On September 22, 2003, the noon buying rate was $1.3474 per US$1.00.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures Regarding Market Risk" and note 16 to our consolidated financial statements, included elsewhere in this prospectus, for more information about our management of risks associated with foreign exchange.

Exchange Controls and Other Restrictions Applicable to the Exchange Notes

        There are no Canadian foreign exchange controls applicable to our outstanding securities or to the exchange notes.

        The Investment Canada Act requires that a non-Canadian file notice with Investment Canada and in certain circumstances obtain governmental approval prior to acquiring control of a Canadian business. Otherwise, there are no limitations, under the laws of Canada or in our charter relating to the right of a non-Canadian to hold or vote our securities.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table presents selected historical financial information about us. The selected historical financial information as of December 31, 2001 and 2002 and for each of the fiscal years ended December 31, 2000, 2001 and 2002 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The selected historical financial information as of December 31, 1998, 1999 and 2000 and for each of the fiscal years ended December 31, 1998 and 1999 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The selected historical financial information as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 has been derived from, and should be read together with, our unaudited consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. The selected historical balance sheet data as of June 30, 2002 has been derived from our unaudited consolidated financial statements, which are not included in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full fiscal year. All of the following historical consolidated financial information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations." Information presented for the "restricted group" has been derived from the information used in preparing our audited consolidated financial statements.

        Our audited consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Canadian GAAP to U.S. GAAP," note 19 to our consolidated financial statements, included elsewhere in this prospectus, for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our audited consolidated financial statements.

        Effective January 1, 2002, Canadian GAAP eliminated the deferral and amortization of unrealized translation gains and losses on long-term debt and required that this new accounting principle be applied retroactively. As a result, we now record our foreign currency loss or gain on long-term debt in our statement of earnings, which is consistent with U.S. GAAP, and have restated the financial information for periods prior to January 1, 2002.

(footnotes on page 39)

	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2002	2003
	(in millions of Canadian dollars, except share and per share data, ratios and shipment data)
Consolidated Statement of Earnings Data:
Net sales(a)	$2,527	$2,615	$2,866	$3,023	$3,375	$1,658	$1,653
Cost of sales	1,962	2,036	2,245	2,325	2,592	1,266	1,335
Selling and administrative expenses	249	270	282	318	359	178	183
Depreciation and amortization	113	117	125	132	139	68	71

Operating income	203	192	214	248	285	146	64
Interest expense(b)	89	85	89	86	72	36	42
Foreign exchange loss (gain) on long-term debt	15	(14)	10	14	—	(4)	(55)
Unusual loss (gain)	15	3	1	(7)	4	4	21
Provision for income taxes	44	42	49	49	61	35	9
Share of loss (earnings) of significantly influenced companies	(1)	(5)	(5)	(3)	(22)	(21)	(2)
Share of earnings (loss) attributable to non-controlling interests	9	8	3	—	1	1	—

Net earnings	$32	$73	$67	$109	$169	$95	$45

Net earnings per common share:
Basic	$0.48	$1.08	$1.00	$1.33	$2.07	$1.17	$0.55

Diluted	$0.48	$1.08	$1.00	$1.33	$2.05	$1.16	$0.55

Weighted average number of common shares outstanding during the year	66,902,210	66,902,210	66,902,210	80,927,164	81,482,507	81,179,787	81,768,941

Year Ended December 31,	Six Months Ended June 30,
1998	1999	2000	2001	2002	2002	2003
(in millions of Canadian dollars, except share and per share data, ratios and shipment data)
Other Consolidated Financial Data:
Operating Income before Depreciation and Amortization(c)	$316	$309	$339	$380	$424	$214	$135
Cash flows provided by operating activities	186	141	169	314	325	108	8
Cash flows used in investing activities	(302)	(136)	(185)	(266)	(277)	(177)	(65)
Cash flows provided by (used in) financing activities	102	(27)	39	(60)	(44)	65	65
Capital expenditures	227	128	148	122	129	50	54
Ratio of earnings to fixed charges(d)	1.9	x	2.2	x	2.2	x	2.7	x	3.6	x	3.8	x	2.2	x
Consolidated Balance Sheet Data (at end of period):
Cash and cash equivalents	$39	$19	$41	$31	$38	$27	$40
Working capital	364	353	384	348	386	394	516
Property, plant and equipment	1,400	1,355	1,376	1,481	1,604	1,554	1,526
Total assets	2,467	2,434	2,627	2,733	2,959	2,923	2,912
Total debt(b)	1,218	1,129	1,213	1,204	1,195	1,265	1,200
Non-controlling interests	196	185	31	18	2	2	2
Net assets	600	647	766	870	1,065	975	1,043
Capital stock	159	159	260	260	268	268	263
Restricted Group Financial Data(e):
Net sales(a)	$1,996	$2,102	$2,290	$2,433	$2,717	1,334	1,321
Operating income	155	123	104	156	196	104	35
Net earnings	31	73	67	109	169	95	45
Cash and cash equivalents	37	17	21	25	24	20	29
Total assets	2,138	2,130	2,301	2,370	2,582	2,526	2,513
Total debt(b)	952	911	1,019	992	977	1,020	968
Shareholders' equity	600	647	766	870	1,065	975	1,043
Capital expenditures	196	106	101	69	98	37	41
Operating Income before Depreciation and Amortization(c)	240	217	207	262	307	158	90
Adjusted Operating Income before Depreciation and Amortization(f)	243	219	208	284	323	174	104
Cash flows provided by operating activities	151	96	54	244	263	103	16
Cash flows used in investing activities	(221)	(115)	(128)	(176)	(219)	(138)	(42)
Cash flows provided by (used in) financing activities	68	(1)	78	(66)	(47)	30	35
U.S. GAAP Financial Data:
Sales(a)	$3,031	$3,217	$3,591
Net earnings	61	104	173
Cash and cash equivalents	41	31	38
Total assets	2,686	2,790	3,014
Total debt(b)	1,135	1,137	1,139
Mandatorily redeemable preferred shares	78	67	56
Convertible preferred shares(g)	6	6	6
Shareholders' equity	801	898	1,090
Operating Income before Depreciation and Amortization(c)	338	383	431
Cash flows provided by operating activities	173	318	329
Net earnings per Common Share:
—Basic	0.91	1.27	2.11
—Diluted	0.91	1.27	2.09
Cash Dividends per Share
Common Shares	(7)	(9)	(10)
Preferred Shares	—	(1)	(1)
Shipment Data (in thousands):
Packaging Products
Boxboard (short tons)
North America	334	326	325	326	356	182	187
Europe	464	493	520	528	530	310	251
Containerboard(h)
Manufacturing (short tons)	600	645	655	679	724	360	360
Converting (square feet)	4,409	4,635	4,896	5,241	6,378	3,166	3,287
Tissue Paper (short tons)	184	206	204	247	338	155	185
Fine Papers (short tons)
Uncoated paper	130	137	148	144	152	77	75
Coated paper	148	142	156	153	161	76	77
(footnotes on next page)

(a)
Under Canadian GAAP, cost of delivery is subtracted from net sales. Under U.S. GAAP, cost of delivery is included in cost of sales.

(b)
Under Canadian GAAP, the mandatorily redeemable preferred shares issued by our subsidiaries, Cascades Boxboard Group Inc. and Wood Wyant Inc., are classified as debt in our financial statements and dividends on those shares are included in interest expense. During the second quarter of 2003, we repurchased all of the outstanding Class B preferred shares and all but 1,400,001 Class A preferred shares issued by Cascades Boxboard Group Inc. Capital lease obligations are also classified as debt.

(c)
Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. Set forth below is a reconciliation of consolidated Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization:

	Year ended December 31,					Six months ended June 30,
	1998	1999	2000	2001	2002	2002	2003
	(in millions of Canadian dollars)
Net cash provided by operating activities	186	141	169	314	325	108	8
Changes in non-cash working capital components	(1)	51	45	(65)	(12)	43	82
Depreciation and amortization	(113)	(117)	(125)	(132)	(139)	(68)	(71)
Current income taxes	25	30	38	47	48	32	11
Interest expense (includes interest on long-term debt, other interest less interest ncome and capitalized interest)	89	85	89	86	72	36	42
Unusual loss (gain)	16	1	—	(4)	—	—	—
Other non-cash adjustments	1	1	(2)	2	(9)	(5)	(8)

Operating income	203	192	214	248	285	146	64
Depreciation and amortization	113	117	125	132	139	68	71

Operating income before depreciation and amortization	316	309	339	380	424	214	135

Net earnings	32	73	67	109	169	95	45
Share of earnings attributable to non-controlling interests	9	8	3	—	1	1	—
Share of earnings of significantly influenced companies	(1)	(5)	(5)	(3)	(22)	(21)	2
Provision for income taxes	44	42	49	49	61	35	9
Unusual loss (gain)	15	3	1	(7)	4	4	21
Foreign exchange loss (gain) on long-term debt	15	(14)	10	14	—	(4)	(55)
Interest expense	89	85	89	86	72	36	42

Operating income	203	192	214	248	285	146	64
Depreciation and amortization	113	117	125	132	139	68	71

Operating income before depreciaition and amortization	316	309	339	380	424	214	135

(d)
For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represents earnings before income taxes plus fixed charges. "Fixed charges" consist of interest expense and capitalized interest, amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest, as well as dividends on the preferred shares issued by two of our subsidiaries, Cascades Boxboard Group Inc. and Wood Wyant Inc.

(e)
Restricted group financial data represents financial results, calculated in accordance with Canadian GAAP except for Operating Income before Depreciation and Amortization and the ratios, for Cascades Inc. and those subsidiaries that will be "restricted" under the indenture governing the exchange notes. The restricted group financial data includes data of subsidiaries that will not guarantee the exchange notes but that will be part of the restricted group for purposes of the indenture. We have included the restricted group financial information because we believe it provides investors with helpful information with respect to the financial results, including cash flows, of the business and operations that will be subject to the restrictive covenants under the indenture.

(f)
Adjusted Operating Income before Depreciation and Amortization is defined as Operating Income before Depreciation and Amortization plus cash dividends paid to us during the relevant period by joint ventures and companies in which we hold a minority interest. These dividends amounted to approximately $3 million in 1998, $2 million in 1999, $1 million in 2000, $22 million in 2001, $16 million in 2002, $16 million in the first six months of 2002 and $14 million in the first six months of 2003. The cash dividends made by our joint ventures and companies in which we hold a minority interest represent cash available to us to fund our operations and those of the restricted group and to service debt even though the entities from whom we receive the dividends are not part of the restricted group. As such, we have included Adjusted Operating Income before Depreciation and Amortization because it is a measure used by management and our investors to assess our ability to fund operations and service debt.

(g)
Represents Class B preferred shares issued by our subsidiary, Cascades Boxboard Group Inc., which are convertible into 872,727 of our common shares at any time at the option of the holder. These shares were repurchased on May 23, 2003.

(h)
Our production of containerboard consists solely of our 50% proportionate interest in the production of Norampac, our joint venture with Domtar, which will not be part of the restricted group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the financial statements and the accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements, which reflect the expectations, beliefs, plans and objectives of management about future financial performance and assumptions underlying our judgments concerning the matters discussed below. These statements, accordingly, involve estimates, assumptions, judgments and uncertainties. In particular, this pertains to management's comments on financial resources, capital spending and the outlook for our business. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States, Europe and Mexico. We have leading market positions for many of our products in North America and we are a leading producer of coated boxboard in Europe. Our operations are organized in three segments: packaging products, tissue paper and fine papers.

        Although we believe that our product, market and geographic diversification helps to mitigate the effects of adverse industry conditions, the markets for some of our products, particularly containerboard and fine papers, are highly cyclical. These markets are heavily influenced by changes in the North American and global economies, industry capacity and inventory levels maintained by our customers, all of which affect selling prices and our profitability. Market conditions generally improved from 1999 to the first half of 2000 over previous years. However, economic growth in North America began to slow in the second half of 2000 and between that time and the end of 2001, demand and selling prices for a number of our products, particularly in containerboard, boxboard and fine papers, declined. To adjust our production levels to demand, we took market-related downtime equal to 1.8%, 7.4% and 3.8% of our total capacity in 2000, 2001 and 2002, respectively, mainly in boxboard and containerboard manufacturing. Market conditions gradually improved during 2002, and we were able to implement increases in the selling prices for some of our products in the latter part of 2002 as well as significantly reduce downtime compared to 2001. However, in the first quarter of 2003, increased energy and fiber costs combined with lower demand for some of our products led to more difficult market conditions, which have continued through the second quarter of 2003. The following table indicates the historical movements of average benchmark list prices for some of our key products:

Benchmark Product	2000	2001	2002
Packaging (US$/short ton)
—Recycled boxboard—20-pt. clay coated	$602	$602	$601
—Linerboard—unbleached kraft, 42-lb. Eastern U.S.	$468	$444	$426
Tissue
—Sanitary Paper Products Index	148	148	151
Fine Papers (US$/short ton)
—Uncoated fine paper—offset, 50-lb. rolls	$757	$719	$692
—Coated fine paper—No. 3 grade, 60-lb. rolls	$948	$853	$767

Sources: Pulp & Paper Week for packaging and fine papers figures. U.S. Department of Labor Index for sanitary paper products index. In the U.S. Department of Labor Index that we refer to, 1983 prices were used as a base rate and fixed at 100 for purposes of the index.

        Recycled and virgin fiber are the principal raw materials used in the manufacture of our products and represent the largest cost of production. List prices for these raw materials have also fluctuated considerably since 1999 and are heavily influenced by economic conditions and foreign demand. After peaking in early 2000, list prices for recycled paper generally declined until the first quarter of 2002. List prices for recycled paper generally increased in 2002. List prices continued to generally increase for the first quarter of 2003 for some types of recycled paper, but decreased for other types of recycled paper such as old corrugated containers and newsprint. As a result, we have increased selling prices for some of our recycled products. The following table indicates the historical movements of benchmark list prices for some of the grades of recycled paper and virgin pulp that we use:

Benchmark Product	2000	2001	2002
Recycled Paper (US$/short ton)
Old corrugated containers	$74	$34	$62
Sorted office paper	$141	$75	$99
Virgin Pulp (US$/metric tonne)
Northern bleached softwood kraft—Eastern U.S.	$685	$558	$490

Source: Pulp & Paper Week.

        After the cost of fiber, labor and energy are our most significant production costs. Although labor costs have remained relatively steady on a per ton basis, our energy costs have fluctuated significantly. Our energy costs increased steadily throughout 2000 due primarily to increases in natural gas and fuel oil costs. Natural gas costs peaked in the first quarter of 2001 at approximately US$7.40 per mmbtu, and then declined to US$5.34 per mmbtu as of the end of 2002. However, in the first quarter of 2003, costs again increased, ending the quarter at approximately US$7.00 per mmbtu. We expect energy costs to remain high in the near term, as they have through the second quarter of 2003, and have implemented selling prices for some of our products and increased our hedging activities to compensate.

        We have entered into a number of joint ventures, the most significant of which is Norampac, a 50%-owned joint venture that we formed at the end of 1997 with Domtar through which we produce all of our containerboard and corrugated packaging products. Besides Norampac, we have three other 50%-owned joint ventures that we formed to combine our packaging mill product operations with those of Sonoco, one in Canada, one in the United States and one in Europe. We also own a 50% joint venture interest in Metro Waste, which has one of the largest recycled paper recovery operations in Canada. Under Canadian GAAP, we proportionately consolidate the operating results of our joint ventures. We also have minority interests in several other businesses, including a 40% interest in Dopaco and a 41% interest in Boralex. These joint ventures and minority investments will not be subject to the covenants under the indenture governing the notes and will not be part of the restricted group. Accordingly, our consolidated results differ significantly from the results of the restricted group. For information concerning the results of our joint ventures, see note 18 to our consolidated financial statements.

        Our financial statements are reported in Canadian dollars while a portion of our sales is made in currencies other than the Canadian dollar, primarily the U.S. dollar and the euro. A portion of our debt is also denominated in currencies other than the Canadian dollar. As a result, fluctuations in exchange rates between the Canadian dollar and foreign currencies can have a significant impact on our reported operating results and financial condition. In particular, the weakness of the euro since its launch in 1999 through the first quarter of 2002 and the recent strengthening of the Canadian dollar against U.S. dollar adversely affected our reported results and profitability. On the other hand, our reported results and profitability benefited from the recent strengthening of the euro against the Canadian dollar. In addition, in some cases, the currency of our sales may not match the currency in which we incur costs, which can negatively affect our profitability. Fluctuations in exchange rates can also affect the relative competitive position of a particular facility where the facility faces competition from non-local producers, as well as our ability to successfully market our products in export markets. For more information about the risks relating to exchange rate fluctuations and how we manage those risks, see "—Quantitative and Qualitative Disclosures Regarding Market Risk" later in this section and note 16 to our consolidated financial statements, included elsewhere in this prospectus.

Recent Acquisitions and New Facilities

        We have grown through both acquisitions and new facilities since 1999. The following table shows the most important of our acquisitions:

Segment	Description of Acquisition	Date	Location	Transaction Value
				(in millions of Canadian dollars)
Packaging Products
Boxboard	Folding carton plant	March 2001	Canada	$11
Containerboard(a)	Corrugated products plant(b)	April 2003	U.S.	15
	Converting plant	January 2002	U.S.	25
	Converting plant	November 2001	U.S.	22
	Containerboard mill and eight recycling plants(c)	April 2001	Canada	25
	Converting plant	October 2000	U.S.	10
Specialty Products	Linoleum backing producer	September 1999	France	13

Tissue Paper	Tissue mill and a tissue paper machine from American Tissue	June 2002	U.S.	66
	Converting facility and additional converting equipment from American Tissue(d)	March 2002	U.S.	30
	Two tissue mills from Plainwell Inc.	September 2001	U.S.	90
	Sanitary products producer and distributor, Wyant Corporation	November 2000	Canada	21

Fine Papers	Graphics arts product distributor, Distribution Arts Graphiques Marathon	April 2002	Canada	4

(a)
All of these acquisitions were made by Norampac and financed through Norampac's available cash or borrowings under its credit facilities. Transaction value represents our 50% share of the acquisition price.

(b)
On April 14, 2003, Norampac completed an asset exchange with Georgia Pacific. In this transaction, Norampac acquired a corrugated products plant located in Schenectady, New York in exchange for Norampac's Dallas-Fort Worth plant and approximately $20 million in cash.

(c)
The recycling plants were subsequently sold by Norampac to Metro Waste in January 2002 for an additional equity interest in Metro Waste.

(d)
The additional converting equipment is not currently in use and we are in the process of relocating it to a new facility to be located in the western United States.

For more information about these acquisitions, as well as dispositions we have made in 2000, 2001 and 2002, see note 3 to our audited consolidated financial statements, included elsewhere in this prospectus. In addition to these acquisitions, over the last three years, we purchased a new tissue paper machine, which began production in April 2000, and constructed a new corrugated container plant in Ontario and three specialty products plants, one in Ontario, one in the United States and one in France.

Critical Accounting Policies

        Management's discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements. Our critical and significant accounting policies are more fully described in note 1 to our consolidated financial statements, included elsewhere in this prospectus. Some of our accounting policies require us to make significant estimates and assumptions about future events that affect the amounts reported in our financial statements and the accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of management's judgment. Actual results could differ from those estimates, and any such differences may be material to our financial statements.

        Valuation of Identifiable Intangible Assets and Goodwill.    We account for our business acquisitions under the purchase method of accounting. The total cost of an acquisition is allocated to the underlying net assets based on their respective estimated fair values. As part of this allocation process, we must identify and attribute values and estimated lives to the intangible assets acquired. While we may employ an expert to assist us with these matters, these types of determinations involve considerable judgment and often involve the use of estimates and assumptions, including those with respect to future cash inflows and outflows, discount rates and asset lives. These determinations affect the amount of amortization expense recognized in future periods.

        We review the carrying values of all identifiable intangible assets and goodwill when certain conditions arise to determine whether any impairment has occurred. Examples of these conditions include:

  •
  significant underperformance relative to historical or expected future operating results;

  •
  significant changes in the manner of our use of the acquired assets or our strategy; and

  •
  significant negative industry or economic trends.

        Prior to January 1, 2002, we tested for impairment by comparing the undiscounted amounts of expected future operating cash flows with the carrying amounts of such assets. Expected future cash flows were based upon our best estimates given the facts and circumstances at the time of assessment. Impairments in the carrying amount of identifiable intangible assets and goodwill were expensed.

        Effective January 1, 2002, we adopted the provisions of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 3062, "Goodwill and Other Intangible Assets." Accordingly, we now test identifiable intangible assets with indefinite useful lives and goodwill by comparing carrying amounts to their fair values at least annually or when the conditions referred to above arise. The determination of fair value involves significant management judgment. Impairments in the carrying amounts of identifiable intangible assets with indefinite lives and goodwill are required to be expensed.

        Because the valuation of identifiable intangible assets and goodwill requires significant estimates and judgment about future performance and fair value, our future results could be affected if our current estimates of future performance and fair value change.

        Income taxes.    We are required to estimate our income taxes in each of the jurisdictions in which we operate. This includes estimating a value for our existing net operating losses based on our assessment of our ability to utilize them against future taxable income before they expire. If our assessment of our ability to use our net operating losses proves inaccurate in the future, we might be required to recognize more or less of the net operating losses as assets, which would increase or decrease our income tax expense, and consequently affect our net earnings, in the relevant year.

        Stock-based compensation.    Under Canadian GAAP, stock options granted to employees after January 1, 2002 are required to be accounted for under the fair value method, which consists of recording expenses to earnings when stock options are issued. The fair value of stock options is calculated with a mathematical model involving the use of various assumptions such as the risk-free interest rate, the expected volatility of the underlying stock, the expected life of the stock options and the expected dividend yield. We use the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option-pricing models require the input of highly subjective assumptions including the expected price volatility. We use expected volatility rates, which are based on historical volatility rates trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of our stock options. A change in the assumptions that we use could have an impact on our net earnings.

        Pension and Post-retirement Benefit Costs.    Our pension and post-retirement benefit costs are developed from actuarial valuations. Inherent in these valuations are key assumptions provided by us to actuaries, including discount rates, expected returns on plan assets, rates of compensation increases and medical cost inflation. In selecting the rates and returns, we are required to consider current market conditions, including changes in interest rates. Material changes in our pension and post-retirement benefit costs may occur in the future, resulting from fluctuations in our headcount in addition to changes in the assumptions.

        Environmental Cleanup Costs.    We expense environmental expenditures related to existing conditions caused by past or current operations and from which no future benefit is discernible. Our estimated environmental remediation costs are based upon an evaluation of currently available facts with respect to each individual site, including the results of environmental studies and testing, and considering existing technology, applicable laws and regulations, and prior experience in remediation of contaminated sites. Expenditures that extend the life of the related property, or mitigate or prevent future environmental contamination are capitalized. We determine our liability on a site-by-site basis and record a liability at the time when it is probable and can be reasonably estimated. Our contingencies take into account the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. Actual costs to be incurred in future periods at the identified sites may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. Future information and developments may require us to reassess the expected impact of these environmental matters.

        Collectibility of Accounts Receivable.    In order to record our accounts receivable at their net realizable value, we must assess their collectibility. A considerable amount of judgment is required in order to make this assessment, including a review of the aging of our receivables and the current creditworthiness of each customer. We have recorded allowances for receivables that we feel are uncollectible. However, if the financial condition of our customers were to deteriorate, their ability to make required payments may become further impaired, and increases in these allowances would be required.

Results of Operations

        The following table sets forth information about our results of operations as a percentage of net sales:

	Year Ended December 31,			Six Months Ended June 30,
	2000	2001	2002	2002	2003
Results of Operations:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	78.3	76.9	76.8	76.4	80.7
Selling and administrative expenses	9.8	10.5	10.7	10.7	11.1
Depreciation and amortization	4.4	4.4	4.1	4.1	4.3
Operating income	7.5	8.2	8.4	8.8	3.9
Interest expense	3.1	2.8	2.1	2.2	2.5
Foreign exchange loss (gain) on long-term debt	0.4	0.5	—	(0.2)	(3.3)
Unusual loss (gain)	0.1	(0.2)	0.1	0.2	1.3
Provision for income taxes	1.7	1.6	1.8	2.1	0.6
Share of loss (earnings) significantly influenced companies	(0.2)	(0.1)	(0.6)	(1.3)	0.1
Share of earnings (loss) attributable to non-controlling interests	0.1	—	—	0.1	—

Net earnings	2.3%	3.6%	5.0%	5.7%	2.7%

Other Data:
Operating Income before Depreciation and Amortization(a)	11.9%	12.6%	12.6%	12.9%	8.2%

(a)
Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization, see footnote (c) to our summary historical and pro forma financial information on page 12 of this prospectus.

  Six Months Ended June 30, 2003 Compared to Six Months Ended June 30, 2002

        Net sales.    Net sales, which are sales less cost of delivery, decreased by $5 million, or 0.3%, to $1.653 billion for the six-month period ended June 30, 2003, versus $1.658 billion for the same period in 2002.

        Businesses acquired during the last twelve months contributed $53 million to the increase in net sales, including the tissue assets acquired in June 2002, which made up $47 million of this increase. Selling prices were weaker in each of our business segments with the exception of the European boxboard business, which benefited from an appreciation of the Euro against the Canadian dollar in comparison to 2002. The depreciation of the U.S. dollar also had a direct impact on export prices and has contributed to reduced Canadian dollar prices in our domestic market.

        In the first quarter, we took market-related downtime to adjust primary mill production levels to customer demand, representing approximately 3% of our capacity in the boxboard business and 7% of our capacity in the containerboard business. In the second quarter of 2003, we took scheduled maintenance downtime and market-related downtime, representing approximately 8.0% of capacity in our boxboard business, 5.6% of our containerboard capacity and 6.0% of capacity in our fine papers segment. In addition, our tissue papers segment reduced some of its converting lines in order to reduce inventory levels in the second quarter of 2003.

        Net sales of our packaging products segment remained relatively stable for the first half of 2003, compared to the first half of 2002, amounting to $988 million in the first half of 2003 and $986 million for the same period in 2002. Increased market-related downtime in our containerboard mills and a general decrease in price levels were only partially offset by the additional contribution of the Schenectady, New York corrugated products plant acquired early in the second quarter of 2003 and the additional contribution of the Greenfield S.A.S. 50%-owned joint venture, which was created during the first quarter of 2003, to acquire de-inked pulp assets in Chateau-Thierry, France.

        Net sales for our boxboard business increased by $2 million to $480 million for the six-month period ended June 30, 2003 compared to $478 million for the same period in 2002. Over the course of this period, primary mill shipments increased by approximately 2% in North America, but decreased by approximately 11% in Europe. The lower volumes in Europe reflected a very slow market, especially in recycled grades. The European market was also impacted by reduced export sales to Asia and Great Britain, reflecting the weakness of the U.S. dollar and British pound versus the euro. The appreciation of the euro against the Canadian dollar mitigated the impact of lower volumes and led to an increase of $27 million in net sales during the first six months of 2003 compared to the first six months in 2002. In North America, price levels were generally lower, reflecting a devaluation of the U.S. dollar versus the Canadian dollar. A US$40 per short ton increase in coated clay board was reflected in official publication list prices during the course of the second quarter, but the vast majority of contractual agreements provide for quarterly price adjustments. The impact of this increase will be reflected on transaction prices only later in the year.

        Net sales for our containerboard business decreased by $4 million to $296 million for the six-month period ended June 30, 2003 compared to $300 million for the same period in 2002. Containerboard shipments were unchanged over the period, while shipments of corrugated products increased 3.8%, primarily due to the acquisition by Norampac of a corrugated products plant in Schenectady, New York. During the six-month period ended June 30, 2003, average net selling prices for containerboard decreased by 2.2%, while average corrugated products selling prices decreased by 2.6% compared to the same period in 2002.

        Net sales for our specialty products business increased by $10 million to $232 million for the six-month period ended June 30, 2003 compared to $222 million for the same period in 2002. Within this sector, net sales of our moulded pulp products businesses decreased by $9 million as a result of the sale of a retail egg carton business in the third quarter of 2002. The building materials sector experienced a $3 million decrease in its net sales, reflecting weaker market conditions and the appreciation of the Canadian dollar and the euro compared with the U.S. dollar. These decreases were offset by the positive contribution of our paper mill packaging sector, which contributed an additional $6 million in net sales. The net sales of our non-integrated de-inked pulp units increased by $10 million for the six-month period ended June 30, 2003 compared to the same period in 2002. However, one of these units, which produces de-inked pulp for the newsprint market which had been experiencing relatively low demand, completed a contract during the first quarter of 2003 and has been indefinitely shutdown since March 28, 2003. This shutdown led to a $3 million decrease in net sales for the six-month period. However, the $3 million decrease was more than offset by a $10 million contribution from our Greenfield S.A.S. 50%-owned joint venture, which was created during the first quarter of 2003 to acquire de-inked pulp assets in Chateau-Thierry, France.

        Net sales for our tissue paper segment increased by $7 million to $326 million for the six-month period ended June 30, 2003 compared to $319 million for the same period in 2002. The assets acquired in the United States in June 2002 contributed $47 million of this increase in net sales. Net selling prices were lower during the six-month period ended June 30, 2003 in comparison to the same period in 2002 as a result of the devaluation of the U.S. dollar relative to the Canadian dollar and a different mix of products sold. The first six months of 2003 were also characterized by increased competition in the commercial and industrial sector following the start-up of new capacity in the North American market and also by aggressive promotional activities in the retail sector, which translated into a reduced spread between the selling price of brand name and private label products.

        Net sales for our fine papers segment decreased by $3 million to $376 million for the six-month period ended June 30, 2003 compared to $379 million for the same period in 2002. The lower U.S. dollar impacted export and domestic prices for both coated and uncoated papers. Prices, on a non-inflation adjusted basis, for coated papers were close to a twenty-year low and foreign competition, notably Asian and European competition, showed no signs of relief. The distribution division, Cascades Resources, contributed $4 million in additional net sales, which was due to the $5 million contribution of Distribution Art Graphique Marathon Inc., which was acquired in May 2002, offsetting a $1 million decrease in sales by our other distributors.

        Operating Income before Depreciation and Amortization.    We generated Operating Income before Depreciation and Amortization of $135 million for the six-month period ended June 30, 2003 compared to $214 million for the same period in 2002, a 37% decrease. The consolidated Operating Income before Depreciation and Amortization margin decreased from 12.9% in the first six months of 2002 to 8.2% during the same period in 2003.

        This decrease in Operating Income before Depreciation and Amortization and in the related margin was primarily attributable to price decreases experienced in most of our operating sectors, mainly as a result of difficult market conditions in North America and Europe. The devaluation of the U.S. dollar globally had an impact on the proceeds of export sales from Canada and Europe, and also contributed to a reduction in Canadian dollar prices in our domestic market. Overall sales volume was also lower for most business sectors, reflecting reduced economic activity.

        In addition, on average, the cost of waste paper, which represents more than 60% of our fiber cost, the most important component of our cost of sales, increased during the first six months of 2003 compared to the same period in 2002. For the first six months of 2003, the average monthly list price for old corrugated containers (OCC), mostly used by our containerboard business, increased by approximately 20% over the first six months of 2002. The six-month average monthly list price for sorted office papers (SOP), primarily used by our tissue paper segment and boxboard business, was 53% higher during the same period. The six-month average monthly prices of de-inked old newspapers (ONP), mainly used by our boxboard and moulded pulp products businesses, increased by 44% during that period.

        Natural gas costs, which are among our most important energy costs, were $9.56 per gigajoule during the first six months of 2003, compared to $7.27 per gigajoule for the first six months of 2002, a 31% increase.

        Cost of sales increased as a percentage of net sales due to the increases in the cost of fiber and energy, which outweighed our ability to increase or maintain our selling prices. Also, given generally lower shipments, the fixed portion of manufacturing costs had to be amortized over a smaller volume of production. Our selling and administrative expenses increased slightly as a percentage of net sales, reflecting the acquisition made by our tissue paper segment in June 2002.

        Operating Income before Depreciation and Amortization for our packaging products segment was $89 million for the six-month period ended June 30, 2003 compared to $127 million for the same period in 2002, representing a 30% decrease. Shipment levels were lower in all business sectors, reflecting difficult market condition in North America and Europe, with the exception of corrugated products, which benefited from the contribution of the new Schenectady, New York plant. Selling prices were also lower, a direct consequence of the devaluation of the U.S. dollar. A decreased U.S. dollar created a more competitive environment in North America and directly impacted Canadian domestic pricing. Operating Income before Depreciation and Amortization margins were also adversely impacted by increased fiber and energy costs.

        Operating Income before Depreciation and Amortization for our tissue paper segment was $35 million for the six-month period ended June 30, 2003 compared to $66 million for the same period in 2002. This segment was impacted by higher waste paper and energy prices, a decrease in the average selling price for our converted products and expenses associated with the start-up of the assets acquired in June 2002, including fixed production costs and additional selling, general and administrative expenses. In addition, the start-up of the recently acquired assets negatively impacted Operating Income before Depreciation and Amortization by $4 million for the first six months of 2003.

        Operating Income before Depreciation and Amortization for our fine papers segment was $11 million for the six-month period ended June 30, 2003 compared to $21 million for the same period in 2002. Operating Income before Depreciation and Amortization for this segment was negatively impacted by generally lower selling prices for both coated and uncoated papers, the effects of which were amplified by the depreciation of the U.S. dollar relative to the Canadian dollar. Operating Income before Depreciation and Amortization was also impacted by higher fiber and energy costs and by generally poor market conditions. Prices for both uncoated and coated papers were weak, reflecting poor market conditions, but also the depreciation of the U.S. dollar. Prices, on a non-inflation adjusted basis, for coated papers were close to a twenty-year low, with European and Asian imports showing no sign of relinquishing. In addition, the price of virgin fiber spiked during the second quarter of 2003, having an average quarterly list price of US$580 per metric tonne during the second quarter of 2003 compared with an average of US$482 during the second quarter of 2002, or a 20% increase. Market related downtime was necessary during the period in both coated and uncoated mills.

        Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before depreciation and Amortization may differ from that of other companies. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, see footnote (c) to our summary historical financial information on page 12 of this prospectus.

        Depreciation and Amortization.    Depreciation and amortization increased by $3 million, to $71 million for the six-month period ended June 30, 2003 compared to $68 million for the same period in 2002, primarily as a result of recent acquisitions.

        Operating income.    As a result of the above, operating income decreased 56% to $64 million compared to $146 million for the corresponding six-month period in 2002. Operating margin decreased from 8.8% in the first half of 2002 to 3.9% in the first half of 2003.

        Interest expense.    Interest expense increased by $6 million to $42 million for the six-month period ended June 30, 2003 compared to $36 million for the six-month period ended June 30, 2002. This increase was mainly due to the refinancing of substantially all of the our credit facilities on February 5, 2003, in which we substituted a portion of our floating rate debt with higher long-term fixed rate senior notes denominated in U.S. dollars.

        Unusual losses (gains).    For the six-month period ended June 30, 2003, we recorded an unusual loss of $21 million, compared to an unusual loss of $4 million for the six-month period ended June 30, 2002. Unusual items for the six-month period ended June 30, 2003 consisted of:

  •
  a loss of $8 million reflecting the premium paid for the early redemption of the senior notes issued by our subsidiary, Cascades Boxboard Group, Inc., in connection with the February 2003 refinancing;

  •
  a loss of $3 million resulting from the write-off of deferred financing costs associated with the long-term debt that was refinanced or redeemed in connection with the February 2003 refinancing;

  •
  a loss of $7 million reflecting our 50% share of the premium paid for the early redemption of the $100 million and US$150 million senior notes issued by Norampac, a 50%-owned joint venture in our containerboard business; and

  •
  a loss of $3 million resulting from our 50% share of the write-off of deferred financing costs related to the Norampac refinancing.

        Unusual items for the six-month period ended June 30, 2002 consisted of:

  •
  a gain of $1 million resulting from the dilution of our interest in a significantly influenced company;

  •
  a loss of $11 million reflecting expenses related to business closures and a loss on business disposal in the packaging products segment following the announcement of the closing of a converting folding boxboard plant in Ontario and the disposal of the retail egg carton business; and

  •
  a gain of $6 million resulting from the reduction in the amount of a fine imposed by the Court of First Instance of the European Communities in 1994 and the interest related to the reduction of this fine.

        Provision for income taxes.    The income tax provision for the six-month period ended June 30, 2003 was $9 million, representing an effective tax rate of 16.1%. Excluding the impact of unusual losses and the foreign exchange gain on our U.S. denominated long-term debt, our tax rate would have been 40.0%. This rate is higher than usual, mainly because of the impact of operating losses incurred by some subsidiaries during the first six months of 2003 for which tax benefits were not recognized.

        Net earnings.    As a result of the foregoing factors, net earnings decreased by $50 million, or 53%, to $45 million, for the six-month period ended June 30, 2003 compared to $95 million for the same period in 2002.

        Excluding the after-tax impact of unusual items and the foreign exchange gain on our U.S. denominated long-term debt, net earnings for the first six months of 2003 were $15 million.

        For the first six months of 2002, excluding the after-tax impact of unusual items including our share of a gain realized in the first quarter of 2002 by an affiliated company, Boralex, and the foreign exchange gain on our U.S. denominated long-term debt, net earnings were $75 million.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

        Net sales.    Net sales increased by $352 million, or 12%, to $3,375 million in 2002 from $3,023 million in 2001 due mainly to acquisitions made since the third quarter of 2001. The businesses acquired contributed net sales of $314 million in 2002. Also contributing to the increase in net sales were higher shipments in all of our businesses. The effect of the increased shipments was offset, however, by lower average selling prices for the year, mainly in our containerboard and fine papers businesses, even though we were able to implement some price increases for our products during the third quarter of 2002. In addition, in our containerboard and boxboard businesses, we took market-related downtime to adjust primary mill production levels to customer demand, representing approximately 4% of our total capacity for these businesses.

        Net sales for our packaging products segment increased by $156 million, or 9%, to $1,981 million in 2002 from $1,825 million in 2001, despite curtailments in our production levels to adjust primary mill production to customer demand. In 2002, net sales for our boxboard business increased by $104 million, or 12%, mostly due to higher shipments in North America and Europe, the acquisition in early 2002 of a folding carton plant from our tissue paper segment, and the proportionate consolidation of the results of Metro Waste, previously accounted for using the equity method. Our packaging products segment also benefited from an increase in the exchange rate between the euro and the Canadian dollar, which added $29 million to net sales for the year.

        Net sales for our containerboard business increased by $57 million, or 10%, to $608 million in 2002 from $551 million in 2001. This increase was due partly to acquisitions, as well as to the proportionate consolidation of the results of Metro Waste. From 2001 to 2002, average net selling prices for containerboard and corrugated products decreased by approximately 7% and 4%, respectively. These decreases were offset by increases of 3% in shipments from containerboard mills and 4% in shipments from converting operations, excluding recent acquisitions.

        Net sales for our speciality products business increased by $11 million, or 2%, to $455 million in 2002 from $444 million in 2001. Sales from our moulded pulp sector were down $10 million, mainly because of our exit from the retail egg carton market. The contribution from our non-integrated de-inked pulp units, one of which was temporarily closed during the third quarter of 2002, decreased by $6 million. However, these decreases were more than offset by our plastics, building materials, multi-ply paperboard, packaging for the pulp and paper industry and waste paper recovery, which contributed $27 million in additional sales in 2002 over 2001, due to improved market conditions and greater selling efforts by our sales force.

        Net sales for our tissue paper segment increased by $171 million, or 33%, to $682 million in 2002 from $511 million in 2001. This increase was almost entirely due to the net impact of the acquisition of the two Plainwell mills in September 2001 and the acquisition of a tissue mill and tissue paper equipment in the United States from American Tissue in 2002. The positive impact of these acquisitions was, however, offset by the transfer of a folding carton plant to our boxboard business.

        Net sales for our fine papers segment increased by $24 million, or 3%, to $770 million in 2002 from $746 million in 2001. The increase was primarily due to a better sales mix from the distribution division, Cascades Resources, which sold more software and hardware solutions for the graphic arts industry, including the additional contribution from a graphic art distributor we acquired during the second quarter of 2002. Both the coated and uncoated fine paper mills increased their shipments during the year, but selling prices for the coated paper produced by our mill in Thunder Bay, Ontario, saw its selling prices declined due to increased foreign competition, notably from Asia and Europe. However, both of our fine paper mills were able to produce a better mix of grades and increase shipments to the United States.

        Operating Income before Depreciation and Amortization.    We generated Operating Income before Depreciation and Amortization of $424 million in 2002 compared to $380 million in 2001, an increase of 12%. The Operating Income before Depreciation and Amortization margin remained steady at 12.6%. Most of the increase can be attributed to our tissue paper segment as a result of the contribution of the two Plainwell mills acquired in September 2001. In addition, all of our businesses benefited from the lower cost of natural gas per gigajoule, which decreased 24% compared to the same period last year. Overall, we also benefited from lower virgin pulp prices.

        Price increases progressively implemented at the end of the year helped to compensate for higher recycled fibre prices. Overall, our cost of sales and selling and administrative expenses increased by $267 million and $41 million, respectively, mainly due to acquisitions made over the last twelve months. Both cost of sales and selling and administrative expenses remained flat as a percentage of net sales because as our net sales increase these expenses generally increase proportionately.

        Operating Income before Depreciation and Amortization for our packaging products segment remained flat at $251 million in 2002, compared to $253 million in 2001. Generally lower selling prices reduced our containerboard profit margins and were only partially offset by an increase in shipments. In addition, higher fiber costs adversely affected margins in all parts of our packaging products segment. These factors were offset, however, by lower costs for natural gas and virgin pulp, increased contributions from the converting units of our containerboard business and additional volume resulting from recent U.S. acquisitions.

        Operating Income before Depreciation and Amortization for our tissue paper segment increased by $40 million, or 42%, to $136 million in 2002 from $96 million in 2001, primarily as a result of recent acquisitions. Margins were lower as a result of higher costs for white grades of recycled paper along, with an increase in the proportion of sales to independent converters, which tend to generate lower margins than sales of finished goods. We also incurred non-recurring expenses of approximately $4 million with regard to recently acquired American Tissue facilities.

        Operating Income before Depreciation and Amortization for our fine papers segment increased by $6 million, or 19%, to $37 million in 2002 from $31 million in 2001, despite lower average selling prices overall. The increase was due in part to lower virgin pulp and energy costs in 2002 versus 2001, and increased shipments from both our uncoated and coated fine paper mills. The Thunder Bay coated paper mill, however, saw its selling prices decline due to increased foreign competition. Overall, we benefited from a 3% average price increase for commodity papers in January 2002, and for cut reprographic papers in April 2002, and a 4% price increase in September 2002 for other types of uncoated fine papers.

        Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, see footnote (c) to our summary historical and pro forma financial information on page 12 of this prospectus.

        Depreciation and amortization.    Depreciation and amortization expense increased by $7 million, or 5%, to $139 million in 2002 from $132 million in 2001, primarily as a result of recent acquisitions.

        Interest expense.    Interest expense decreased by $14 million, or 16%, to $72 million in 2002 from $86 million in 2001, primarily due to lower interest rates and the repayment of approximately $26 million of long-term debt.

        Unusual losses (gains).    In 2002, we recorded an unusual loss of $4 million before income taxes and shares of earnings attributable to non-controlling interests, compared to an unusual gain of $7 million in 2001. The unusual items in 2002 consisted of:

  •
  a gain of $1 million resulting from the dilution of our interest in a significantly influenced company;

  •
  a gain of $6 million resulting from a reduction in the amount of a fine imposed by the Court of First Instance of the European Communities in 1994 and the interest income related to the reduction of this fine;

  •
  a loss of $5 million following the disposition of our retail egg carton business in our moulded pulp products business; and

  •
  a loss of $6 million resulting from the closing of a folding carton plant in Ontario.

        Unusual items in 2001 consisted of:

  •
  a gain of $30 million arising from the disposition of shares and dilution of our investment in a significantly influenced company;

  •
  a gain of $4 million following the expropriation of land;

  •
  a gain of $2 million arising from a contingent consideration related to the sale of our interest in a fluff pulp mill in 1999;

  •
  a loss of $11 million following the closing of a converting unit in Richmond, Virginia; and

  •
  a loss of $18 million arising from the declining value of certain assets of our specialty products business relating to facilities that were being closed or sold.

        Provision for income taxes.    Compared to a provision for income taxes of $49 million, representing an effective tax rate of 31.6%, in 2001, the provision for income tax amounted to $61 million, or a 29.2% tax rate, in 2002. The provision for income taxes in 2002 included a reduction of $12 million resulting from agreements entered into with taxation authorities with regard to the recognition of tax benefits on prior year losses. The provision for income taxes in 2001 included a decrease in the corporate income tax rates of certain Canadian provinces, primarily in Ontario, as well as the recognition of certain deferred tax assets, for a total of $14 million. Excluding the effect of these items and the prior year tax adjustments, our effective income tax rate would have been 35.6% and 36.7% in 2002 and 2001, respectively.

        Net earnings.    As a result of the foregoing factors, net earnings increased by $60 million, or 55%, to $169 million in 2002 from $109 million in 2001. Excluding unusual items and our share of a gain realized in February 2002 by an affiliated company, Boralex, in which we own a 40% equity interest, our net earnings were $153 million in 2002 compared to $105 million in 2001.

  Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

        Net sales.    Net sales increased by $157 million, or 5%, to $3,023 million in 2001 from $2,866 million in 2000 due mainly to acquisitions made during 2001. The businesses acquired contributed net sales of approximately $132 million in 2001. Also contributing to the increase in net sales were higher shipments in 2001 than in 2000 in all of our businesses, except for our fine papers segment. In addition, average selling prices, expressed in Canadian dollars, increased slightly for most of our products with the exception of containerboard and fine papers. This improvement in selling prices was due to a number of factors, notably exchange rate fluctuations and a higher percentage of sales of converted products, which command higher prices than non-converted products.

        Net sales for our packaging products segment increased by $28 million, or 2%, to $1,825 million in 2001 from $1,797 million in 2000. Net sales for our boxboard business increased by 6% due mainly to a 9% increase in selling prices for products from our North American manufacturing and converting operations, while North American shipments remained relatively steady compared to the previous year. The increase in average selling prices for our products in North America was mainly the result of a stronger U.S. dollar. This factor, along with higher revenue arising from an increase in converted products as a percentage of total sales and the acquisition of a converting unit, contributed to a $37 million increase in net sales for our boxboard manufacturing facilities in North America. In Europe, despite lower selling prices, net sales increased slightly as a result of increased shipments.

        Net sales for our containerboard business increased by $15 million, or 3%, to $551 million in 2001 from $536 million in 2000. This increase stemmed from acquisitions made in 2000 and 2001, which contributed $46 million more to our net sales in 2001 than in 2000. Net sales from existing operations decreased due mainly to lower selling prices for linerboard and corrugated medium as well as planned downtime taken in some plants to adjust production levels to customer demand. Although containerboard shipments increased by 4%, average selling prices for containerboard decreased 8%. Shipments of corrugated packaging products increased 7% while average selling prices generally remained flat in 2001 compared to 2000.

        Net sales for our specialty products business decreased by $44 million, or 9%, to $444 million in 2001 from $488 million in 2000. The decrease was due mainly to the substantially reduced contribution of our recycled paper recovery and de-inking operations following the decline of market pulp prices in 2001. Because lower prices for virgin pulp make our de-inked pulp less competitive, we were forced to take market-related downtime for a number of periods in 2001 to adjust production levels to customer demand.

        Net sales for our tissue paper segment increased by $191 million, or 60%, to $511 million in 2001 from $320 million in 2000, primarily as a result of the acquisition of Wyant Corporation in the fourth quarter of 2000 and the acquisition of the two Plainwell mills in September 2001. The increase in net sales was also due to increased capacity utilization generated by new equipment purchased as part of a $120 million capital investment program carried out between 1997 to 1999.

        Net sales for our fine papers segment decreased by $59 million, or 7%, to $746 million in 2001 from $805 million in 2000. This decline was driven by weaker average selling prices for our products, and a decline in shipments of 2%. Weak market conditions also resulted in a decline in sales from our distribution division of 8%. These results reflect the weaker market for coated fine papers, a market where imports to North America increased sharply, which caused surplus capacity among North American manufacturers.

        Operating Income before Depreciation and Amortization.    We generated Operating Income before Depreciation and Amortization of $380 million in 2001 compared to $339 million in 2000, an increase of 12%. Operating Income before Depreciation and Amortization margin improved from 12% in 2000 to 13% in 2001. This improvement, achieved despite an increase of more than 21% in our cost per gigajoule for natural gas in 2001, is mainly due to an increase in the contribution of value-added products, which generally command higher margins, and a significant drop in the average cost of recycled fiber. While increased revenues from acquisitions and internal growth contributed to the increase in Operating Income before Depreciation and Amortization, cost controls and considerable improvement in the operating profitability of our tissue paper and boxboard businesses also played an important role. Our cost of sales increased by $80 million, or approximately 4%, primarily as a result of higher energy costs and acquisitions. Largely as a result of these acquisitions, our selling and administrative expenses increased by $36 million, or 13%. Both cost of sales and selling and administrative expenses remained relatively flat as a percentage of net sales because, as our net sales increase, these expenses generally increase proportionately.

        Operating Income before Depreciation and Amortization for our packaging products segment decreased by $3 million, or 1%, to $253 million in 2001 from $256 million in 2000 as increased Operating Income before Depreciation and Amortization from our boxboard business was offset by lower Operating Income before Depreciation and Amortization from our containerboard and specialty products businesses. Operating Income before Depreciation and Amortization margin remained flat at 14% in 2001 and 2000. Operating Income before Depreciation and Amortization for our boxboard business increased by $20 million, or 30%, to $87 million in 2001 from $67 million in 2000, due mainly to lower operating costs in our manufacturing operations. A third of this increase, or approximately $7 million, was attributable to our North American operations, which benefited from lower recycled paper costs. Our European operations contributed $13 million to this increase as a result of lower market pulp costs and increased productivity at our boxboard mill in Sweden. Operating Income before Depreciation and Amortization for our containerboard and corrugated products business decreased by $13 million, or 10%, to $112 million in 2001, from $125 million. This decrease resulted primarily from selling price erosion and the planned market-related downtime taken in 2001 to adjust production levels to demand. Operating Income before Depreciation and Amortization for our specialty products business decreased by $10 million, or 16%, to $54 million in 2001 from $64 million in 2000. This decrease was due mainly to the substantially reduced contribution of our recycled paper recovery and de-inking operations following the collapse of virgin pulp prices in 2001, as well as a decline in sales for some of our building materials products and a longer than expected start-up of three new units that began operations towards the end of 2000.

        Operating Income before Depreciation and Amortization for our tissue paper segment increased by $60 million, or 166%, to $96 million in 2001 from $36 million in 2000. Operating Income before Depreciation and Amortization margin increased to 19% in 2001 from 11% in 2000. This increase in Operating Income before Depreciation and Amortization resulted from acquisitions made in 2000 and 2001, the drop in recycled fiber costs and improved profitability at the Rockingham mill. In 2000, this mill's results had been negatively affected by the start-up costs of a new paper machine with an annual capacity of 30,000 short tons. Our tissue segment also benefited from a higher percentage of converted products sales in 2001 compared to 2000. These products, which generate a higher Operating Income before Depreciation and Amortization margin than jumbo rolls, accounted for 66% of shipments in 2001, compared to 57% in 2000.

        Operating Income before Depreciation and Amortization for our fine papers segment decreased by $16 million, or 34%, to $31 million from $47 million in 2000, leading to a reduction in Operating Income before Depreciation and Amortization margin from 6% to 4%. The decrease was mainly due to lower net sales due to weak market conditions, particularly for coated fine papers.

        Operating Income before Depreciation and Amortization is not a measure of performance under Canadian GAAP or U.S. GAAP. We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of Operating Income before Depreciation and Amortization may differ from that of other companies. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, see footnote (c) to our summary historical and pro forma financial information on page 12 of this prospectus.

        Depreciation and amortization.    Depreciation and amortization expense increased by $7 million, or 6%, to $132 million in 2001 from $125 million in 2000 primarily as a result of capital expenditures made in 2000 and 2001 and acquisitions made in 2001.

        Interest expense.    Interest expense decreased by $3 million, or 3%, to $86 million in 2001 from $89 million in 2000. Although we incurred additional debt during 2001 to finance acquisitions, the $3 million improvement was due primarily to lower interest rates.

        Unusual losses (gains).    In 2001, we recorded an unusual gain of $7 million before income taxes and shares of non-controlling interests, compared to an unusual loss of $1 million in 2000. The unusual items in 2001 consisted of:

  •
  a gain of $30 million arising from the disposition of shares and dilution of our investment in a significantly influenced company;

  •
  a gain of $4 million following the expropriation of land;

  •
  a gain of $2 million arising from a contingent consideration related to the sale of our interest in a fluff pulp mill in 1999;

  •
  a loss of $11 million following the closing of a converting unit in Richmond, Virginia; and

  •
  a loss of $18 million arising from the declining value of certain assets of our specialty products business relating to facilities that were being closed or sold.

        Unusual items in 2000 consisted of:

  •
  a gain of $8 million representing contingent consideration relating to the sale in 1999 of our interest in a fluff pulp mill located in France; and

  •
  a loss of $9 million resulting from the shut down of a facility in our specialty products business and the write-off of an investment in preferred stock of a company received as part of the consideration for assets sold in 1993 in our boxboard business.

        Provision for income taxes.    Despite increased income before taxes in 2001, our income tax expense remained flat compared to 2000, at $49 million, due to a decrease in the effective tax rate from 40.3% to 29.2%. This decrease in the effective tax rate was due to reductions in the corporate income tax rate in certain Canadian provinces during 2001 and to the recognition of certain tax assets.

        Net earnings.    As a result of the foregoing factors and losses due to foreign exchange fluctuations on long-term debt of $14 million in 2001 and $10 million in 2000, net earnings increased by $42 million, or 63%, to $109 million in 2001 from $67 million in 2000. Excluding unusual items, our net earnings were $105 million in 2001 compared to $69 million in 2000.

Liquidity and Capital Resources

        Cash flows from operations.    Cash flows from operations totaled $8 million for the six months ended June 30, 2003, compared to cash flows from operations of $108 million for the six months ended June 30, 2002, $325 million in 2002 compared to $314 million in 2001 and $169 million in 2000. Cash flows from operations is a GAAP measure but our management uses a non-GAAP measure cash flows from operations excluding working capital variation, to assess liquidity generated by and the profitability of our operating segments. As a result, we are also presenting information about cash flows from operations excluding working capital variation. We believe that this non-GAAP measure may be useful to investors for the same purposes and to assess our ability to meet debt service requirements. Cash flows from operations excluding working capital variation totaled $90 million for the six months ended June 30, 2003, $151 million for the six months ended June 30, 2002, $313 million in 2002 compared to $249 million in 2001 and $214 million in 2000. Our cash flows from operations excluding working capital variation decreased in 2003 primarily due to lower operating results. Changes in non-cash working capital components amounted to a use of funds of $82 million for the first six months of 2003, reflecting seasonal fluctuations, but also reflecting the impact on inventory of higher energy and fiber costs. One of our subsidiaries also ended its account receivable securitization program during the first three months of 2003, explaining approximately $11 million of the change. The amount used under this securitization program represented approximately 2% of our consolidated accounts receivables as of December 31, 2002. We do not believe that the termination of this program will have a material impact on our results of operations. For further information, see note 16 to our audited consolidated financial statements, included elsewhere in this prospectus.

        Investment activities.    For the six months ended June 30, 2003, investment activities required total net cash resources of $65 million. We invested $54 million in property, plant and equipment and $1 million to acquire 50% of a French de-inked pulp mill. In addition, during the second quarter, we invested our 50% share of $10 million for a business acquisition made by Norampac. The assets consist of a corrugated products plant located in Schenectady, New York. The aggregate purchase price, subject to certain adjustments, was $31 million and included cash consideration of $20 million and all of the operating assets of Norampac's Dallas-Fort Worth, Texas plant, which was valued at $11 million.

        In 2002, investment activities required total net cash resources of $277 million. We invested $19 million to increase our ownership interest in Dopaco from 32.5% to 40%. We hold an option allowing us to increase our ownership to 50%, which we intend to exercise in 2003. In addition to the Dopaco investment, we invested $129 million in property, plant and equipment and $131 million on business acquisitions during this period. In the first quarter of 2002, Norampac invested $50 million in converting assets in the Boston area; with our share of this investment amounting to $25 million. We also invested $3 million in the fourth quarter of 2002 to acquire paper recovery assets in the Montreal area. Our tissue group acquired converting facilities located in Calexico, California, and Waterford, New York, for $30 million at the end of the first quarter of 2002, and also invested $66 million to purchase two U.S. tissue manufacturing units in St. Helens, Oregon, and Mechanicville, New York. In addition, during the second quarter of 2002, our fine papers group completed the $4 million acquisition of a graphic arts supplies distributor located in Montreal. Other acquisitions and previous transaction price adjustments amounted to $3 million in 2002. We also acquired the remaining 5% of the outstanding shares of our European subsidiary, Cascades S.A. for $7 million. All of these investments were financed from cash flows from operations and borrowings under our then existing credit facilities and credit lines.

        In 2001, investment activities required total net cash resources of $266 million. We acquired seven companies at a total cost of $148 million. We purchased a folding carton plant in Winnipeg, Manitoba for consideration of $11 million. Norampac acquired a containerboard mill in Burnaby, British Columbia, as well as eight recycling plants located in British Columbia, Alberta and Manitoba, our share of which was $25 million. Norampac also purchased a corrugated converting plant in Maspeth, New York our share of which was $22 million. Our tissue paper segment acquired two mills, one in Wisconsin and one in Pennsylvania, from Plainwell for $90 million. Norampac's acquisitions were financed partly with available cash and partly with borrowings under its credit facilities. The acquisitions in our boxboard and tissue paper business were financed with borrowings under existing credit facilities. We also acquired $5 million of shares of Cascades S.A., increasing our interest in this subsidiary at that time to almost 95%.

        In 2001, capital expenditures totaled $122 million, $94 million of which were in our packaging products segment, $17 million of which were in our tissue paper segment and $11 million of which were in our fine papers segment. As a result, we invested 49% of our cash flows from operations in new fixed assets in 2001 compared to 69% in the previous year. Approximately $12 million of these capital expenditures were for major projects aimed at reducing our energy consumption and improving energy efficiency. We invested an additional $15 million to upgrade Norampac's converting capacity.

The balance of our capital expenditures were used to improve the productivity and efficiency of our packaging mills.

        In 2000, investment activities required total net cash resources of $185 million. This included two acquisitions for total consideration of $31 million: our share of the acquisition by Norampac of a corrugated container plant in Buffalo, New York and the acquisition by our tissue paper segment of Wyant Corporation, a Canadian sanitation supplies distributor. The former was financed with Norampac's available cash and the latter through borrowings under existing credit facilities.

        In 2000, capital expenditures were $148 million in the aggregate, including $99 million in our packaging products segment, $35 million in our tissue paper segment and $14 million in our fine papers segment. As a result, we used 69% of our cash flows from operations for capital expenditures during 2000, compared with 67% the previous year. Approximately two-thirds of these capital expenditures were to improve productivity and efficiency at our existing plants, while the rest was invested in expansion projects, including the purchase of a new tissue paper machine in the United States and construction of a corrugated container plant in Ontario and three specialty products plants, one in Ontario, one in the United States and one in France.

        As of June 30, 2003, we have made capital expenditures of $54 million. In response to lower than expected cash flows from operations, we have reduced the amount of capital expenditures expected in 2003. We currently expect our capital expenditures, which had been expected to be $145 million to be $125 million in 2003, primarily for improvements in productivity and efficiency and to complete the integration of recently acquired assets. However, our capital expenditures will be affected by, and may be different than currently anticipated depending upon, the size and nature of new business opportunities and actual cash flows generated by our operations.

        Financing activities.    On February 5, 2003, we completed a series of transactions to substantially refinance all of our existing credit facilities, except those of our joint ventures. First, we secured a new four-year secured revolving credit facility for $500 million. In addition, we issued notes for an aggregate amount of US$450 million. These notes, which we refer to as the February 2003 notes, bear interest at a rate of 7 1/4% per year and mature in 2013. The aggregate net proceeds of these two transactions were used to repay existing credit facilities in an amount totalling approximately $695 million. During the first quarter of 2003, we also redeemed all US$125 million aggregate principal amount of the 8 3/8% Senior Notes due 2007, issued by our subsidiary, Cascades Boxboard Group Inc., for total consideration of $192 million. Transaction costs associated with this refinancing totalled $19 million. We believe that this refinancing has resulted in a simpler capital structure and will extend our debt maturities, providing us with improved liquidity and flexibility to meet our future capital requirements.

        On May 28, 2003, Norampac refinanced substantially all of its existing credit facilities. Norampac obtained a new five-year $350 million revolving credit facility. Its obligations under this new revolving credit facility are secured by all of its and its North American subsidiaries' inventory and receivables and by the property, plant and equipment of two of its mills and three of its converting facilities. In addition, Norampac issued new senior unsecured notes in an aggregate principal amount of US$250 million. These notes bear interest at a rate of 6.75% per annum and mature in 2013. The aggregate proceeds of these two transactions were used to repay Norampac's existing credit facilities and to redeem Norampac's US$150 million 9.50% and $100 million 9.375% senior notes that were scheduled to mature in 2008.

        Our future debt service requirements consist primarily of interest expense on our outstanding debt. We also have limited amortization requirements to service debt of our subsidiaries and joint ventures that were not refinanced.

        During the first six months of the year, we redeemed 275,000 of our common shares for approximately $4 million on the open market in accordance with our issuer bid. In addition, we redeemed 4,300,000 Class B preferred shares of a subsidiary, convertible into our own common shares, for an aggregate redemption amount of $16 million.

        Considering the dividends paid during the first six months of the year, which totalled approximately $7 million, total debt, including bank loan and advances, increased by $5 million during the first half of 2003.

        In 2002, we paid $11 million in dividends compared to $10 million in 2001. Our total long-term debt decreased by $26 million during the same period, mainly due to strong cash flow from operations which more than offset the additional borrowings incurred to finance the acquisition in our tissue and containerboard businesses.

        Cash flows used in financing activities were $44 million in 2002, compared to cash flows used in financing activities of $60 million in 2001 and cash flows provided by financing activities of $39 million in 2000. In 2001, we incurred new long-term debt of $53 million, mainly to finance acquisitions. We also repaid a total of $82 million of long-term debt, $50 million of which was repaid by our boxboard business under its existing credit facility. Short-term debt decreased by $16 million.

        In 2000, we incurred $92 million in new long-term debt and repaid $62 million of existing debt. The increase in long-term debt was mainly related to acquisitions to expand our tissue paper segment. Short-term debt also increased by $25 million. The debt repayment mainly occurred at Norampac, which reduced its long-term debt by approximately 13% during 2000. We also paid a $7 million dividend in 2000.

        On December 31, 2000, we issued approximately 14 million common shares to acquire shares held by the minority public investors in three of our operating subsidiaries. As a non-cash transaction, our capital stock increased by $101 million, including the Class B preferred shares of a subsidiary, while our non-controlling interests decreased by $137 million, future income taxes decreased by $16 million and fixed assets decreased by $48 million, net in each case of transaction costs. As of March 31, 2003, we had 81.8 million common shares, compared to 81.2 million common shares outstanding as of March 31, 2002, 81.8 million common shares outstanding at year end of 2002, 81.0 million common shares outstanding at year end of 2001 and 80.9 million common shares outstanding at year end of 2000.

        Liquidity.    Our principal sources of liquidity have been cash flows from operations and borrowings under existing credit facilities and credit lines. Prior to the refinancing, each of our primary operating subsidiaries and joint ventures maintained its own credit facilities to finance working capital and other expenditures.

        Working capital was $516 million as at June 30, 2003, resulting in a working capital ratio of current assets to current liabilities of 1.96:1. At the end of the 2002, working capital was $386 million, and our working capital ratio was 1.61:1. The improvement in our working capital ratio is largely explained by our refinancing as well as Norampac's refinancing, which substituted a portion of short-term debt with longer maturity terms.

        As of June 30, 2003, we had approximately $968 million of debt outstanding, including borrowings under our new revolving credit facility, and other debt and mandatorily redeemable preferred shares of our restricted subsidiaries not refinanced, but excluding our proportionate share of outstanding debt of our joint ventures, and we had approximately $220 million available under our new revolving credit facility. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, we would have had $970 million of debt outstanding. As of June 30, 2003, our joint ventures had approximately $464 million of outstanding debt, of which our proportionate share was approximately $232 million. Of our proportionate share of this joint venture debt, all but $3 million is without recourse to us.

        During the second quarter of 2003, we repurchased all of the outstanding Class B preferred shares, and all but 1,400,001 of the outstanding Class A preferred shares, issued by our subsidiary, Cascades Boxboard Group Inc. for approximately $34 million. We financed this repurchase with borrowings under our new revolving credit facility. The Class A preferred shares are held by three affiliates of the initial purchasers for the offering of the outstanding notes and are mandatorily redeemable as described under "Description of Other Indebtedness—Mandatorily Redeemable Preferred Shares and Other Preferred Shares of Subsidiaries." In addition, we have guaranteed the mandatory redemption amounts and the payment of any dividends that become payable on the Class A preferred shares and have granted to the holders of the Class A preferred shares the right to require us to repurchase any or all of these shares at any time after December 31, 2003 at a price of $25 per share, plus accrued and unpaid dividends from June 27, 2003. Our ability to make these payments and comply with our other obligations in respect of the Boxboard Class A preferred shares may be limited by the covenants in our new revolving credit facility and the indenture governing the outstanding notes. Failure to comply with those covenants could give rise to a default under those agreements, which could, in turn, cause a default under other agreements to which we and/or our subsidiaries are a party.

        The Toronto Stock Exchange has approved our application to purchase on the open market up to a maximum of 5% of the common shares issued and outstanding representing 4,091,424 of our outstanding common shares between March 11, 2003 and March 10, 2004. These purchases are made in accordance with the requirements of the Toronto Stock Exchange related to normal course issuer bids. The price which we are to pay for any common shares is the market price at the time of acquisition plus brokerage fees. Shareholders may obtain, without charge, a copy of the documents filed with the regulatory authorities concerning such purchases by writing to our Corporate Secretary. We purchased 275,000 common shares during the last twelve months for approximately $4 million.

        In July 2003, we issued the outstanding notes pursuant to the same indenture under which the February 2003 notes were issued and having identical terms to those notes. The issuance of the outstanding notes was completed at a price of 104.50%, plus $3.1 million of accrued interest from February 5, 2003, the date on which the February 2003 notes were issued, resulting in an effective interest rate of 6.608%. The February 2003 notes, the outstanding notes and, upon issuance, the exchange notes are treated as a single class of securities for purposes of the indenture. The February 2003 notes are not a part of this exchange offer.

        Our obligations under the new revolving credit facility are secured by all of our and our designated material subsidiaries' inventory and receivables, and by the property, plant and equipment of three of our mills. The revolving credit facility is guaranteed by all of our Canadian and U.S. subsidiaries. Our subsidiaries outside of Canada and the U.S. have delivered guarantees to the extent that the guarantees do not result in material increased tax liabilities for us, constitute a fraudulent conveyance or violate applicable local restrictions on the ability of the subsidiary to give a guarantee.

        The indenture governing the outstanding notes and the February 2003 notes, and that will govern the exchange notes, imposes limitations on our ability to, among other things, incur additional indebtedness, including capital leases, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In addition, our new revolving credit facility contains similar limitations and requires that we meet and maintain certain financial ratios and tests as described under "Description of Other Indebtedness—New Revolving Credit Facility." Our ability to comply with these covenants and to meet and maintain such financial ratios and tests may be affected by a variety of factors, many of which may be beyond our control, such as those described under "Risk Factors."

        Our debt service requirements consist primarily of interest expense on our outstanding debt. We have limited amortization requirements under the debt of our subsidiaries not refinanced. Our short-term cash requirements to meet contractual commitments consist primarily of cash payments under various operating and capital leases dividends and mandatory repurchase obligations in respect of the Class A preferred shares issued by our subsidiaries Cascades Boxboard Group Inc. and Wood Wyant and interest payments on borrowings under our new revolving credit facility, the outstanding notes, the additional notes and, when issued, the exchange notes.

        We also have the option to increase our aggregate shareholdings in Dopaco's capital stock to 50% as described later under "Related Party Transactions and Other Material Contracts—Dopaco, Inc." We have given our partners in Dopaco notice that we intend to exercise this option. We anticipate that this transaction will be completed in the third quarter of 2003 and will be financed with borrowings under our new revolving credit facility. When we increase our ownership interest in Dopaco to 50%, we will proportionally consolidate Dopaco's results in accordance with Canadian GAAP.

        Based upon current operations and the historical results of our subsidiaries, we believe that our cash flow from operations, together with available borrowings under our new revolving credit facility, will be adequate to meet our anticipated requirements for working capital, capital expenditures, lease payments, and scheduled interest payments and to fund our future growth for at least the next twelve months.

Contractual Obligations and Other Commitments

        Our principal contractual obligations and commercial commitments relate to outstanding debt, the mandatorily redeemable preferred shares issued by our subsidiaries Cascades Boxboard Group Inc. and Wood Wyant, limited amortization requirements under existing credit lines that were not refinanced, operating leases and capital leases. The following table summarizes these obligations, excluding obligations of our joint ventures, all but $3 million of which are without recourse to us, as of December 31, 2002 on an actual basis and a pro forma basis to give effect to the refinancing we completed in February, including the issuance of the February 2003 notes, the repurchase of the preferred shares issued by Cascades Boxboard Group Inc. in the second quarter of 2003 and the issuance of the outstanding notes that are the subject of this exchange offer and their expected effect on our liquidity and cash flow in future periods:

		Actual
		Payments Due by Period
	Total	2003	2004- 2005	2006- 2007	2008 and after
	(in millions of Canadian dollars)
Contractual Obligations:
Debt	908	137	346	236	189
Capital leases	13	7	6	—	—
Operating leases	118	27	40	28	23
Redeemable preferred shares	56	10	30	16	—

Total contractual cash obligations	1,095	181	422	280	212

		Pro Forma
		Payments Due by Period
	Total	2003	2004- 2005	2006- 2007	2008 and after
	(in millions of Canadian dollars)
Contractual Obligations:
Debt	941	4	10	51	876
Capital leases	13	7	6	—	—
Operating leases	118	27	40	28	23
Redeemable preferred shares	40	11	27	2	—

Total contractual cash obligations	1,112	49	83	81	899

        In addition, we have entered into various shareholder agreements relating to our joint ventures and equity investments. Some of these agreements contain "shotgun" provisions, which provide that if one shareholder offers to buy all the shares owned by the other parties to the agreement, the other parties must either accept the offer or purchase all the shares owned by the offering shareholder at the same price and conditions. In addition, some of the agreements provide that in the event a shareholder is subject to bankruptcy proceedings or other default on any indebtedness, the non-defaulting parties to that agreement are entitled to invoke the shotgun provision or sell their shares to a third party. For more information about these agreements, see "Related Party Transactions and Other Material Contracts."

Inflation, Seasonality and Backlog

        During the past several years, the rate of general inflation in Canada has been relatively low and has not had a material impact on our results of operations. Although some of our operations experience a degree of seasonality in their operating results, seasonality has not been material to our business as a whole or to any of our operating segments individually. In addition, we have no material backlog.

Reconciliation of Canadian GAAP to U.S. GAAP

        Our consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The material differences, as they relate to our results of operations and financial position, are summarized below:

        Start-up costs.    Under Canadian GAAP, start-up costs are deferred and amortized over a period not exceeding five years. Under U.S. GAAP, start-up costs are accounted for under Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities," and are included in the statement of earnings in the period they are incurred.

        Gain realized on formation of Norampac.    On December 30, 1997, we and Domtar merged our containerboard and corrugated packaging operations to form Norampac, 50% of which is owned by us. Under Canadian GAAP, a portion of the gain realized on the transaction, representing approximately $58 million, was recorded against property, plant and equipment and goodwill. Under U.S. GAAP, this gain would have been recognized in earnings on December 30, 1997. In addition, under U.S. GAAP, additional liabilities would have been included in the allocation of the purchase price at the date of the transaction with respect to employee future benefits with a corresponding adjustment to goodwill.

        Foreign exchange forward contracts.    Under Canadian GAAP, gains and losses arising from foreign exchange forward contracts are charged to earnings only once the contracts have expired. Under U.S. GAAP, these unrealized gains and losses are charged to earnings as they arise.

        Interest rate swaps.    Under Canadian GAAP, unrealized gains and losses on interest rate swaps designated as hedges are not recognized in the financial statements. Under U.S. GAAP, these contracts are not designated as hedges and, therefore, the unrealized gains and losses are charged to earnings.

        Other swap contracts.    Under Canadian GAAP, gains and losses arising from swap contracts are charged to earnings when realized. Under U.S. GAAP, the unrealized gains and losses arising from these contracts, which do not meet requirements of hedging as defined in Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," are charged to earnings.

        Employee future benefits.    Before the adoption on January 1, 2000 of the new standard concerning employee future benefits by the Canadian Institute of Chartered Accountants, which is referred to as the CICA, the discount rate used in the measurement of pension costs and obligations under U.S. GAAP differed from the one used under Canadian GAAP. In addition, as allowed by Canadian GAAP before January 1, 2000, we recognized post-employment costs and obligations using the cash basis of accounting. The new CICA standard applied by us as of January 1, 2000 essentially harmonizes Canadian GAAP with U.S. GAAP. The remaining adjustments result from the amortization of actuarial gains and losses that arose prior to January 1, 2000. In addition, under U.S. GAAP, a minimum pension liability adjustment must be recorded when the accumulated benefit obligation of a plan is greater than the fair value of its assets. The excess of its liability over the intangible asset that can also be recorded for the plan is recorded in comprehensive earnings in shareholders' equity.

        Dividends on mandatorily redeemable preferred shares.    Under Canadian GAAP, dividends on mandatorily redeemable preferred shares of a subsidiary are charged to earnings as interest expense whereas under U.S. GAAP these dividends are charged to earnings as non-controlling interests.

        Stock-based compensation.    Under U.S. GAAP and in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," companies are permitted to apply the fair value method of accounting for stock-based compensation awards granted to employees. On January 1, 2002, in accordance with Canadian GAAP, we applied the recommendations of the CICA, which essentially harmonize Canadian GAAP with U.S. GAAP with respect to stock-based compensation awards granted to employees. Therefore, no adjustment to earnings is required for stock options granted after January 1, 2002.

        Income taxes.    Under Canadian GAAP, income tax rates of substantively enacted tax laws can be used to calculate future income tax assets and liabilities while under U.S. GAAP only income tax rates of enacted laws can be used.

        Privatization.    On December 31, 2000, we acquired shares held by non-controlling shareholders in three of our subsidiaries in exchange for the issuance of approximately 14 million of our common shares. Under Canadian GAAP, the fair value of $6.85 attributed to the shares issued represents the quoted market value of our common shares on the Toronto Stock Exchange at the date of the transaction. Under U.S. GAAP, the fair value attributed to the shares issued would have been $6.67, which represents the quoted market value of our common shares during a reasonable period before and after the date the transaction was agreed upon and announced. Since the excess of the net book value of the non-controlling interests over their purchase price has been recorded under Canadian GAAP as a decrease of property, plant and equipment and future income tax liabilities, the adjustment resulting from a different measurement date as stated above would affect these accounts accordingly. In addition, any Canadian GAAP to U.S. GAAP reconciling items affecting the privatized subsidiaries prior to December 31, 2000 would affect the computation of the net book value of the non-controlling interests and therefore the adjustment to property, plant and equipment and future income tax liabilities at the date of the privatization.

        Under Canadian GAAP, Class B preferred shares of our subsidiary, Cascades Boxboard Group Inc., are included under capital stock. Under U.S. GAAP, these preferred shares would be shown as a non-controlling interest.

        Joint ventures.    Under Canadian GAAP, investments in joint ventures are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures are accounted for using the equity method. The different accounting treatment affects only the display and classification of financial statement items and not net earnings or shareholders' equity. Rules prescribed by the U.S. Securities and Exchange Commission permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP by non-U.S. issuers provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. In addition, we disclose in note 18 to our consolidated financial statements, included elsewhere in this prospectus, the major components of our financial statements affected by the use of the proportionate consolidation method to account for our interests in joint ventures.

        Had we used U.S. GAAP in respect of the aforementioned items, net earnings in 2002 would have been $173 million, or $4 million more than as reported under Canadian GAAP, net earnings in 2001 would have been $104 million, or $5 million less than as reported under Canadian GAAP and net earnings in 2000 would have been $61 million, or $6 million less than as reported under Canadian GAAP. Under U.S. GAAP, our shareholders' equity as of December 31, 2002 would have been $1,090 million, or $25 million more than as reported under Canadian GAAP and, as of December 31, 2001, it would have been $898 million, or $28 million more than as reported under Canadian GAAP. See note 19 to our consolidated financial statements, included elsewhere in this prospectus for more information.

New Canadian GAAP Accounting Rules Adopted

        Goodwill and other intangible assets.    On January 1, 2002, we applied the new recommendation of the CICA regarding goodwill and other intangible assets. Under this new recommendation, goodwill and intangible assets with indefinite life are no longer amortized and must be tested for impairment annually on their fair value. Intangible assets with finite useful lives continue to be amortized. However, no ceiling is placed on the useful lives. These finite-life intangible assets are subject to impairment review in accordance with existing standards. Upon adoption of this recommendation, goodwill was tested for impairment as of January 1, 2002. As a result of the tests performed, we concluded that no impairment of goodwill was necessary as of January 1, 2002. We continue to test for goodwill impairment periodically.

        Foreign currency translation.    On January 1, 2002, we applied the new recommendation of the CICA regarding foreign currency translation retroactively and restated our historical financial statements that appear in this prospectus and that are discussed by management in this section. The new recommendation eliminated the deferral and amortization of exchange gains and losses arising from the translation of long-term debt and other similar monetary items. Consequently, all translation gains and losses are reported in earnings as they arise. This change resulted in a decrease in other assets and in retained earnings of $21 million as of January 1, 2002, $10 million as of January 1, 2001 and $2 million as of January 1, 2000. It also resulted in a decrease in net earnings of $11 million for the year ended December 31, 2001 and of $8 million for the year ended December 31, 2000.

        Stock-based compensation and other stock-based payments.    On January 1, 2002, we applied the new recommendation of the CICA regarding stock-based compensation and other stock-based payments. Under this new recommendation, stock-based payments are to be recorded with the fair value method of accounting, which consists of recording expenses to earnings when stock-based payments are issued. We applied the fair value method to record the stock options granted to employees. In accordance with the transitional provisions, these new recommendations were applied only for options granted after January 1, 2002.

        Employee future benefits.    On January 1, 2000, we adopted the recommendation of the CICA regarding employee future benefits. The new standard requires that the cost of employee future benefits be recognized in the period in which the employee has provided the services which give rise to the benefit. The standard also requires the change in the discount rate used to value liabilities and service costs from an estimated long-term rate to a market-based interest rate. The new standard, which has been applied retroactively without restating the comparative figures, resulted in an increase in other assets of $8 million, an increase in other liabilities of $41 million and a decrease in retained earnings of $22 million, after deduction of related future income taxes of $11 million.

        Income taxes.    On January 1, 2000, we adopted the recommendations of the CICA regarding income taxes. The recommendations require the use of the asset and liability method of accounting for income taxes. Under this method, income taxes are determined using the difference between the accounting and tax base of assets and liabilities and are measured using substantively enacted tax rates in effect in the year in which these temporary differences are expected to be recovered or settled. The new standard, which has been applied retroactively without restating the comparative figures, resulted in a decrease in working capital components of $2 million, an increase in property, plant and equipment of $6 million, an increase in future income tax liabilities of $33 million and a decrease in retained earnings of $20 million, after deduction of non-controlling interests of $9 million.

        Guarantees.    In February 2003, the CICA approved Accounting Guideline 14 AcG 14, "Disclosure of Guarantees," which requires entities to disclose key information about certain types of guarantee contracts that require payments contingent on specified types of future events. Disclosures include the nature of the guarantee, how it arose, the events or circumstances that would trigger performance under the guarantee, the maximum potential future payments under the guarantee, the carrying amount of the related liability, and information about recourse or collateral.

New U.S. GAAP Accounting Rules Adopted

        Goodwill and Other Intangible Assets.    On January 1, 2002, the Company applied SFAS 142, "Goodwill and Other Intangible Assets". This standard is essentially the same as a recently issued accounting standard of the CICA. Refer to note 2(a) of our consolidated financial statements for a description of the impact on us of the implementation of this new standard.

        Accounting for the Impairment or Disposal of Long-Lived Assets.    On January 1, 2002, the Company applied SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 addresses financial accounting impairment or disposal of long-lived assets and requires that one accounting model be used for long-lived assets to be disposed of by sale. The standard also broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing for recognizing losses on such operations. The application of this standard did not have any impact on our financial position or results of operations.

        Accounting for Derivative Instruments and Hedging Activities.    On January 1, 2001, for U.S. reporting purposes, the Company applied FASB Statement 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of Effective Date of FASB Statement 133", and by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The presentation standards for derivative instruments and hedging activities are described in these statements. Under these statements, all derivative instruments are accounted for at their fair value and recognized based on their anticipated use and designation as a hedge. The application of this standard as at January 1, 2001 resulted in a charge of $0.2 million after tax to comprehensive earnings.

        Guarantees.    In November 2002, FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others," which is effective for guarantees issued or modified after December 31, 2002. However, the disclosure requirements of this interpretation are effective for financial statements issued for the periods ending on or after December 15, 2002 and have been included in our financial statements. FIN 45 elaborates on the disclosure requirements of a company with respect to its obligation under certain guarantees. It also clarifies that a company is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation then undertaken.

New Accounting Standards Not Yet Adopted

  U.S. GAAP

        Accounting for Asset Retirement Obligations.    In June 2001, FASB issued SFAS 143, "Accounting for Asset Retirement Obligation," which will be implemented by us on January 1, 2003. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. We are studying this new standard but have not yet determined its impact.

        Costs Associated with Exit or Disposal Activities.    In June 2002, FASB issued SFAS no. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement changes the measurement and timing of recognition for exits costs, including restructuring charges, and is effective for any such activities initiated after December 31, 2002.

        Variable Interest Entities.    In January 2003, FASB issued FIN 46, "Consolidation of Variable Interest Entities." The primary objective of this interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable-interest entities. FIN 46 applies immediately to all variable-interest entities created after January 31, 2003, and by the beginning of the first fiscal year or interim period commencing after June 15, 2003 for variable-interest entities created prior to February 1, 2003. We are studying the potential effect of FIN 46 which is not yet determinable.

        Stock-based compensation.    In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment to FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS No. 123 amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosures about those effects in interim financial information. The amendments to SFAS No. 123 relating to the disclosure and the amendment of APB Opinion No. 28 are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The amendments to SFAS No. 123 that provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation are effective for financial statements for fiscal years ending after December 31, 2002. The adoption of this standard did not have a material impact on our financial statements.

        Financial Instruments.    In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity." SFAS No. 150 requires mandatorily redeemable instruments to be classified as liabilities if they embody an obligation outside the control of the issuer and the holder to redeem the instrument, and if the obligation is required to be redeemed at a specified or determinable date or upon an event certain to occur. SFAS No. 150 is effective for the first fiscal period beginning after December 15, 2003 for entities that do not have public equity. Management has not yet determined the impact of the adoption of SFAS No. 150 on our financial statements.

  Canadian GAAP

        Hedging Relationships.    In November 2001, the CICA issued Accounting Guideline 13 (AcG 13), "Hedging Relationships." Subsequently, the AcSB postponed the application of the AcG 13 to fiscal years beginning on or after July 1, 2003. AcG 13, addresses the identification, designation documentation and effectiveness of hedging relationships for the purposes of applying hedge accounting. In addition, it deals with the discontinuance of hedge accounting and establishes conditions for applying hedge accounting. Under the new guideline, we are required to document our hedging relationships and explicitly demonstrate that the hedges are sufficiently effective in order to continue accrual accounting for hedging derivatives. Otherwise, the derivative instrument will need to be marked-to-market through the current year's income statement. The impact of adopting this new guideline is not yet determinable.

        Long-Lived Assets.    In 2002, the CICA issued Section 3475 "Disposal of Long-Lived Assets and Discontinued Operation," which applies to disposal activities initiated on or after May 1, 2003. This new Section establishes standards for the recognition, measurement, presentation and disclosure of the disposal of long-lived assets. It also establishes standards for the presentation and disclosure of discontinued operations. The CICA also issued Section 3063, "Impairment of Long-lived Assets" which will be effective for fiscal years beginning on or after April 1, 2003. This section establishes standards for the recognition, measurement and disclosure of the impairment of long-lived assets. Sections 3475 and 3063 are essentially the same as SFAS 144 which was applied by us on January 1, 2002 as described in note 19(b) of our consolidated financial statements.

        Variable Interest Entities.    In June 2003, the CICA issued Accounting Guideline 15 (AcG 15), "Consolidation of variable interest entities." The new guideline will require enterprises to identify variable interest entities in which they have an interest to determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. A variable interest entity is defined as an entity in which the equity is not sufficient to permit that entity to finance its activities without external support, or the equity investors lack either voting control, an obligation to absorb future losses, or the right to receive future returns. Recently, the CICA announced the deferral of the effective date of AcG 15. Previously, AcG 15 was to be effective for interim and annual periods starting on or after January 1, 2004. It now is effective for interim and annual periods beginning on or after November 1, 2004. Early adoption is still permitted. We are studying the potential effect of the new guideline.

        Generally accepted accounting principles.    In July 2003, the CICA issued Section 1100 "Generally Accepted Accounting Principles" and Section 1400 "General Standards for Financial Statements Presentation" which are effective for fiscal years beginning on or after October 1, 2003. Section 1100 clarifies the relative authority of various accounting pronouncements and other sources of guidance within GAAP, whereas Section 1400 clarifies what constitute a fair presentation in accordance with GAAP. In addition, under Section 1100, industry practice no longer plays a role in establishing GAAP. We are studying the potential effect of these new sections.

Quantitative and Qualitative Disclosures Regarding Market Risk

        We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in selling prices for our principal products, costs of raw materials, interest rates and foreign currency exchange rates, all of which impact our financial condition, results of operations and cash flows. We manage our exposure to these and other market risks through regular operating and financing activities and, on a limited basis, through the use of derivative financial instruments. We use these derivative financial instruments as risk management tools and not for speculative investment purposes.

        The following chart provides a quantitative illustration of the impact on our annual Operating Income before Depreciation and Amortization and net earnings of possible changes in the prices of our principal products, the cost of raw materials and energy and the exchange rate of the U.S. dollar based on 2002 shipments as adjusted for expected increase in shipments as a result of recent acquisitions, assuming for each price change that all other variables remain constant:

			Changes in
	Price Change(a)		Operating Income before Depreciation and Amortization(b)	Net Earnings(c)
			(in millions of Canadian dollars)
Boxboard	+	US$10/short ton	$13	$9
Containerboard	+	US$10/short ton	11	7
Tissue paper	+	US$10/short ton	6	4
Fine papers	+	US$10/short ton	5	3
Recycled papers	+	US$10/short ton	(29)	(19)
Market pulp	+	US$10/metric tonne	(4)	(3)
Natural gas	+	US$0.10/mmbtu	(2)	(1)
US$	+	US$0.01/Cdn.$1.00	(7)	1

(a)
For purposes of this analysis, we have assumed an exchange rate of $1.50 to US$1.00.

(b)
We include Operating Income before Depreciation and Amortization because it is the measure used by our management to assess the operating and financial performance of our operating segments. In addition, we believe that Operating Income before Depreciation and Amortization provides an additional measure often used by investors to assess a company's operating performance, leverage and liquidity, and its ability to meet debt service requirements. However, Operating Income before Depreciation and Amortization does not represent, and should not be used as a substitute for, operating income, net earnings or cash flows from operations as determined in accordance with Canadian GAAP or U.S. GAAP, and Operating Income before Depreciation and Amortization is not necessarily an indication of whether cash flows will be sufficient to fund our cash requirements.

(c)
For purposes of this table, the change in net earnings equals the after-tax change in Operating Income before Depreciation and Amortization using a 35% effective tax rate.

        To reduce our vulnerability to selling price fluctuations, some of our operations have implemented risk management programs. We use future contracts on selling prices to cover part of the risk related to price fluctuations. Also, from time to time, we negotiate term contracts to protect ourselves against increases in energy prices, especially for natural gas, and to stabilize prices for periods of less than 12 months. In addition, by selling recycled fiber and pulp in the open market, we are also able to limit to a degree our vulnerability to price fluctuations in our two principal raw materials. We also sometimes use future contracts to protect ourselves against increases in the cost of recycled paper.

  Interest Rate Risk

        Our principal interest rate risks relate to outstanding debt obligations. As of December 31, 2002, approximately 52% of our long-term debt accrued interest at variable rates. We have entered into interest rate swaps to fix interest at a weighted average rate of 6.94% on a notional amount of approximately $50 million, which expire in 2003 and 2004. As of December 31, 2002, we had an unrealized loss of $1.5 million on these swaps. Following the refinancing, we retained these interest rate swaps as an investment for speculation purposes.

        Giving pro forma effect to the refinancing, the redemption of the Boxboard preferred shares and the issuance of the additional notes as if each had occurred December 31, 2002, and excluding obligations of our joint ventures, a 1% change in the interest rates applicable to our variable rate debt would have increased our interest expense by $1.2 million. If we were to borrow all $500 million under the revolving credit facility, a 1% change in the interest rates applicable to our variable rate debt would have a $5.0 million effect on interest expense.

  Foreign Currency Risk

        We are exposed to foreign currency risks that arise from normal business operations. These risks include the translation of local currency balances of our foreign subsidiaries, intercompany loans with foreign subsidiaries and transactions denominated in foreign currencies. A significant portion of our debt is denominated in foreign currencies, including the exchange notes, and so we are exposed to foreign currency risks related to interest on this debt and its repayment. We are also exposed to exchange rate risks when our sales are in foreign currencies and our costs are not. Fluctuations in exchange rates may adversely affect our ability to compete with non-local producers as well as to export our products. Our objective is to minimize our exposure to these risks through our normal operating activities and, where appropriate, through foreign currency forward contracts. For example, we can negotiate forward exchange contracts that can cover up to 50% of the net exchange risk for periods of 12 to 24 months. In 2002, approximately 35% of our total sales were made in the United States and 16% of our sales were made outside of Canada and the United States.

        Some of our Canadian subsidiaries and joint ventures have entered into contracts to sell forward U.S. dollars in exchange for Canadian dollars. As of December 31, 2002, these subsidiaries and joint ventures held forward exchange contracts with a notional amount of approximately $143 million maturing from January 2003 to April 2003, at a weighted average exchange rate of $1.5817 to US$1.00. The fair value of these instruments was zero as of December 31, 2002. Our European subsidiaries have also entered into forward exchange contracts maturing in less than a year to hedge currency risks resulting from sales and purchases in European currencies and U.S. and Canadian dollars. As of December 31, 2002, these contracts had an unrealized loss of approximately $0.5 million on a notional amount of approximately $25 million.

  Credit Risks

        We are exposed to credit risk on the accounts receivable from our customers. In order to reduce this risk, our credit policies include the analysis of the financial position of our customers and the regular review of their credit limits. We believe there is no particular concentration of credit risks due to the geographic diversity of our customers and our procedures for the management of commercial risks. Derivative financial instruments include an element of credit risk should the counterparty be unable to meet its obligations. We reduce this risk by dealing with creditworthy financial institutions.

  Price Risk

        We have also entered into cash-settled swap contracts with counterparties under which we set the price on notional quantities of old corrugated containers, bleached softwood kraft pulp, electricity, 42-lb. kraft linerboard and 26-lb. semichemical corrugating medium. Gains and losses arising from these contracts as of December 31, 2002 represented a net unrealized gain of $1.5 million.

INDUSTRY

        The paper industry is global, highly competitive and capital intensive. Over the past two decades, demand for paper products has exhibited a strong correlation to global economic growth. In some sectors of the paper industry, there are significant barriers to entry, primarily due to the substantial capital investment required to build manufacturing facilities.

        U.S. paper industry capacity increased at an annual rate of 2.5% during the period from 1980 to 1997 but only 0.9% annually during the period from 1998 through 2000. In 2001 and 2002 U.S. paper industry capacity declined by 1.9% and 1.3%, respectively. The 2001 decline was the first ever recorded in aggregate U.S. capacity. Canadian paper industry capacity increased at a compound annual rate of 2.1% during the period from 1980 to 1997 but only 0.7% annually during the period from 1998 through 2001. According to the 43rd Annual Capacity Survey of the American Forest & Paper Association, which was released in February 2003, U.S. paper industry capacity is expected to grow at an average annual rate of 0.2% for 2003 through 2005. According to the Pulp and Paper Products Council, Canadian paper industry capacity is expected to continue to grow at an average annual rate of 0.7% for 2002 through 2004.

Boxboard and Folding Cartons

        Boxboard is used primarily to make folding cartons for consumer products such as food, health, beauty products, detergents and cigarettes, as well as packaging for hardware and other industrial products. Boxboard production involves the processing of virgin fiber or recycled paper into pulp, forming the pulp into a sheet on a board machine and drying, coating and winding the boxboard into rolls, which can be cut into smaller rolls or sheets. Boxboard for folding cartons can be a variety of grades such as bleached or unbleached, 100% virgin or 100% recycled board or a combination of virgin and recycled that can be coated or uncoated. Folding carton production involves the printing, die-cutting and finishing or converting of boxboard into a finished product. Some degree of vertical integration exists between boxboard and folding carton production, especially in North America.

        Growth in boxboard demand is closely linked to growth in industrial output and consumer spending. North American production of boxboard was 21.2 million short tons in 2001, slightly higher than 1996 production of 21.1 million short tons, according to data from the American Forest & Paper Association and Pulp and Paper Products Council. We believe that European boxboard shipments in 2000 were approximately 11.3 million metric tonnes, or 12.5 million short tons. In recent years, the relatively small increase in North American boxboard production reflects consolidation and rationalization of production capacity, as well as advances in technology that have allowed producers to offer lower density and lighter weight, yet stronger, boxboard.

        The boxboard industry is highly consolidated in the production of virgin grades, but substantially less consolidated in recycled grades. Market share data from 2001, not including more recent acquisition activity and capacity additions and closures, suggests that the five largest producers of bleached boxboard in North America accounted for 79% of production capacity, compared to 67% in 1996. In contrast, the five largest producers of recycled boxboard in North America accounted for 39% of production capacity in 2001, compared to 28% in 1996. We believe that the five largest producers of recycled boxboard in Europe accounted for 47% of production capacity in 2001 and the five largest producers of virgin boxboard in Europe accounted for 64% of production capacity, in each case based on estimated 2002 capacity. Most of the existing production capacity is located in North America, Western Europe and Japan. The competitive landscape consists of large suppliers servicing end-users with multiple plants in several countries as well as smaller, non-integrated producers competing for smaller customer accounts on a regional basis.

        As indicated in the graph below, in North America, average benchmark list prices for recycled boxboard (20-pt. clay coated) peaked in 1995, reached cyclical lows between 1997 and 1999 and increased modestly in 2002. In June 2003, the average benchmark list price for recycled boxboard (20-pt. clay coated) was approximately US$665 per short ton. In Europe, average benchmark list prices have followed similar trends as in North America. In June 2003, the average benchmark list price for recycled boxboard in France, for example, was approximately €685 per metric tonne (300 grams/sq.m. GD2).

Recycled Boxboard Prices

Sources: Pulp & Paper Week for North American average benchmark list prices and Pulp & Paper International for French average benchmark list prices.

Containerboard and Corrugated Packaging Products

        Containerboard, which refers to both linerboard and corrugating medium, is used to make corrugated containers, which are the most widely used form of packaging protection used in the transportation of manufactured and bulk goods. The corrugating medium is fluted and laminated between two sheets of linerboard to form sheets that are then printed, cut, folded, and glued at converting plants to produce corrugated containers. The major end-use markets include the food, beverage and consumer products industries. Containerboard and corrugated containers represent the largest segment of the global paperboard industry by volume and sales.

        In the North American containerboard industry, we estimate that approximately 75% of containerboard production is integrated with corrugated container production. The remainder of containerboard production is sold to independent converters and to the export markets. Containerboard can be manufactured from either virgin fibers or recycled papers or a combination of the two. Fiber prices for containerboard production vary depending on the balance of supply and demand for virgin pulp and recycled paper. Recycled paper prices are more volatile than virgin pulp prices, though recycled paper prices tend to move more closely in line with containerboard prices, reducing the volatility in a recycled producer's operating margins.

        Growth in containerboard demand in general is influenced by economic conditions and, in particular, by growth in non-durable industrial output and consumer spending. The North American containerboard sector has been adversely affected by over-capacity and the economic slowdown since the second half of 2000. As a result, containerboard producers have responded by taking market downtime and by closing a significant number of inefficient production facilities. North American production of containerboard was 34.8 million short tons in 2001, 2% lower than the 1996 production level of 35.6 million short tons, according to data from the American Forest & Paper Association and Pulp and Paper Products Council.

        The containerboard industry remains relatively fragmented, despite experiencing significant consolidation during the past five years. Market share data from 2001, not including more recent acquisition activity and capacity additions and closures, suggests that the five largest producers in North America accounted for 57% of production capacity in 2001, compared to 44% in 1996.

        Containerboard prices have historically been highly cyclical and tend to be highest when operating rates are relatively high and when inventories at mills and corrugated container plants are relatively low. As indicated in the graph below, in North America, benchmark list prices for unbleached kraft linerboard (42-lb.) and semichemical corrugating medium (26-lb.), for example, peaked in 1995 and then recovered from the subsequent trough in 1997 to peak again in 2000 before weakening thereafter. In June 2003, the average benchmark list price in the Eastern U.S. for unbleached kraft linerboard (42-lb.) was approximately US$425 per short ton and approximately US$380 per short ton for semichemical corrugating medium (26-lb.).

Containerboard Prices

Source: Pulp & Paper Week.

Specialty Products

        In addition to boxboard and containerboard packaging products, a number of specialized, value-added products have been developed to meet the requirements of specific niche end-markets, such as packaging for the paper industry, meat and egg packaging and various other forms of industrial packaging, including packaging for electronics. These products can be broadly defined into the following groups:

  •
  Kraft papers, including grocery bags and sack papers, shipping sack papers and converting and wrapping papers;

  •
  Specialty papers, including flexible packaging, labels and release papers, cellophane, glassine and parchment papers;

  •
  Industrial and specialty technical papers used for filter paper, absorbent materials, cigarette papers, book covers and other products;

  •
  Decor paper and latex saturated cover materials; and

  •
  Specialty converted paper and board products, including tubes, cores, drums and partitions, as well as moulded pulp products and envelopes.

        The markets for specialty products are largely influenced by the characteristics of the end-use products in terms of demand and capacity growth, pricing and competition. For example, demand for kraft paper for industrial packaging applications is linked to general economic growth and industrial production. The market for kraft paper is very fragmented due to the wide range of grades produced and is manufactured by both large and small producers. Product pricing is influenced by general industry pricing for pulp and paper products.

        Demand for moulded pulp products is largely driven by population growth. A few major suppliers dominate the production of moulded pulp products. Moulded pulp products have competitive advantages because they are economical to produce, biodegradable and versatile.

        Demand for converted products, such as chipboard and wrappers, is linked to growth in the consumption of paper and paperboard products, which is driven by overall economic growth. The market is characterized by a number of small manufacturers that service specific niche markets.

Tissue Paper

        The tissue industry generally refers to the manufacture, sale and distribution of products such as paper towels, paper napkins, bathroom tissue and facial tissue. These products are typically divided into two principal markets, consumer tissue for the retail market and commercial and industrial tissue for the away-from-home market. Tissue products for consumer end-use are sold to retail outlets, such as grocery stores and supermarkets, retail mass merchandisers, warehouse club stores and drug stores for direct purchase by the consumer. Tissue products are marketed both as branded products and as private-label products marketed under the brand names of supermarkets, drug stores and mass merchandisers. Tissue products for the away-from-home markets are sold through distributors to hotels, restaurants, offices, factories, schools and other commercial, government and industrial institutions.

        Overall demand for tissue products has been relatively stable and driven primarily by population growth and living standards. The consumer and away-from-home markets provide a partial hedge for one another. During economic downturns when there are fewer people in the workplace and people are less likely to travel and eat at restaurants, the demand for away-from-home products declines. At the same time, however, the demand for consumer products increases because people spend more time at home. The opposite effect occurs during periods of economic growth.

        North American production of tissue was 7.8 million short tons in 2001, 12% higher than the 1996 production level of 6.9 million short tons, according to data from the American Forest & Paper Association and Pulp and Paper Products Council, the vast majority of which represents U.S. production. According to the Pulp & Paper North American Factbook 2001, tissue sold in the U.S. consumer retail market in 1998 generated approximately $8 billion in total sales. Of this total, bathroom tissue represents 47% of sales, paper towels represents 31% of sales and facial tissue and paper napkins represents the remaining 22% of sales. Products in the consumer tissue market include branded premium products, which account for 44% of the market, branded value products, which comprise 40% of the market, and private-label products, which account for the remaining 16%. The away-from-home market generates approximately $4 billion in sales. Paper towels represents 44% of total away-from-home shipments, bathroom tissue represents 30%, paper napkins represents 24% and facial tissue represents 2%.

        The North American tissue industry has experienced significant consolidation since the 1990s. Market share data from 2001, not including more recent acquisition activity and capacity additions and closures, suggests that the five largest producers accounted for 78% of the production capacity. The principal basis for competition in the tissue industry is quality, branding, customer service and product price. Pricing for tissue products has historically been relatively stable in comparison to other paper products as evidenced by the U.S. Department of Labor Sanitary Products Index. However, costs of recycled paper and virgin pulp affect the profitability of those tissue producers that purchase these raw materials. Most of the North American tissue producers are not 100% integrated, which means that they have to purchase recycled paper and/or virgin pulp in the open market. Those producers with a higher degree of integration have a competitive advantage relative to producers with less integration in periods of high prices for recycled paper and virgin pulp, in that the former are able to produce their fiber at costs that may be lower than prevailing market prices. In contrast, producers with less integration might have fiber cost advantages in periods of low recycled paper and virgin pulp prices because they may be able to purchase their fiber at lower prices relative to the manufacturing costs of the integrated producers.

Fine Papers

        Fine papers can be divided into two segments, uncoated and coated fine papers. Uncoated fine papers are mainly used in office copy machines, commercial printing, business forms and stationery. Coated fine papers are mainly used for annual reports, high-end advertising and upscale magazines and catalogs. Within these main segments there are many grades of fine paper with highly specialized and technical characteristics that have been developed for specific niche markets. These specialty and technical paper products include colored paper, security paper and certificates, voting ballots, passports, labels, resume paper, invitations, greeting cards and book paper.

        Global economic growth, advertising spending, trends in the publishing industry, special events, such as presidential elections, and changes in end-uses, such as declines in catalog circulation or increases in on-line shopping, among other factors, tend to influence the demand for fine papers. During the past three years, we believe that industry consolidation and weak market conditions have provided the rationale for the closure of a significant number of inefficient, uncompetitive fine paper machines in North America. In 2001, North American production of uncoated and coated fine paper was 19.8 million short tons, a 3% increase from production of 19.3 million short tons in 1996, according to data from the American Forest & Paper Association and Pulp and Paper Products Council. European producers export significant uncoated and coated fine paper production to the North American market.

        In recent years, the fine papers industry has experienced a significant amount of consolidation. Market share data from 2001, not including more recent acquisition activity and capacity additions and closures, suggests that the five largest producers of uncoated fine paper in North America accounted for 77% of production capacity in 2001 versus 53% in 1996. The coated fine paper market is even more consolidated, with the five largest producers in North America accounting for 87% of production capacity in 2001 compared to 60% in 1996.

        After peaking in 1995, average benchmark list prices for different grades of fine papers declined through 1999 but have remained relatively stable since. In June 2003, average benchmark list prices for uncoated fine paper (offset, 50-lb. rolls) and coated fine paper (No. 3 grade, 60-lb. rolls) were approximately US$630 per short ton and US$815 per short ton, respectively.

Fine Papers Prices

Source: Pulp & Paper Week.

Glossary of Certain Industry Terms

Away-from-home	A category of tissue products sold to industrial or commercial customers.
Basis weight	Weight, measured in pounds, of a ream of paper (500 sheets) in its basic size.
Boxboard	A thick paper produced in one or several layers of fiber that is used to manufacture boxes, including folding cartons, and for other purposes such as point of purchase displays. May be plain, lined or coated.
Chemical pulp	Pulp produced by cooking wood chips with chemicals in a pressure vessel (known as a digester) which removes lignin and other wood sugars leaving only the cellulose fibers.

Chipboard	Low-density, solid or lined paperboard made primarily from recycled paper and used in low-strength applications.
Coated fine paper	Paper made principally from chemical pulp that may be plain, lined or clay coated. Clay coated fine paper has a smooth surface that enhances printing quality.
Coated groundwood paper	Paper made from more than 10% of mechanical pulp that is coated. Primarily used for the printing of magazines and advertising materials.
Commodity papers	Term used to classify standard qualities of bond, offset and related papers produced in large volumes on large, typically low-cost paper machines.
Containerboard	Linerboard and corrugating medium, used for the production of corrugated containers for transporting manufactured or bulk goods.
Converting	Process of transforming paper and board raw material into a value-added product, for instance, tissue base paper into toilet paper rolls, boxboard into folding cartons or containerboard into corrugated containers.
Corrugated containers	Containers produced from containerboard that are commonly used in the transportation of manufactured or bulk goods.
Corrugating medium	A packaging paper material used for the rippled middle layer between two pieces of linerboard to manufacture corrugated containers. Corrugating medium is also known as fluting.
De-inked pulp	Recycled pulp made by removing ink and other undesirable materials from recycled pulp.
De-inking	The process of removing ink and other undesirable materials from recycled pulp to produce a cleaner pulp better suited for higher quality products.
Die-cutting	Paper and paperboard products cut by a metallic die to specified dimensions or form.
Fine paper	A general term for high quality printing and writing paper, usually made from at least 90% bleached chemical pulp. Fine paper may be coated or uncoated. Fine paper is also known as freesheet paper or woodfree paper.
Flexography	Letterpress printing using relief plates on direct presses using rubber plates and special aniline dyes or inks.
Fluff pulp	A chemical and or mechanical wood pulp, usually bleached, used as an absorbent medium in products such as disposable diapers, bedpans, tissue paper and other hygienic personal products.
Folding carton	Boxboard based packaging which is converted and primarily used for the packaging of consumer products such as food, health and beauty products, cigarettes, etc.
Grade	A type of paper, paperboard or pulp which is distinguished from other paper, paperboard or pulp on the basis of its characteristics such as its raw material content, basis weight, appearance or end-use.
Groundwood pulp	A wood pulp obtained by subjecting wood to mechanical forces. This pulp is used extensively to make newsprint and groundwood papers.
Hardwood pulp	Pulp made from broad-leaved dicotyledonous (with two seed leaves) deciduous trees.

Honeycomb packaging	A product used in the protective packaging of industrial and consumer goods as well as for load securement in the transportation of a variety of industrial products.
Kraft paper	A coarse paper made from unbleached kraft pulp, known for its strength and primarily used as a wrapper or packaging material for paper bags.
Kraft pulp	The principal type of chemical pulp used in the production of pulp, paper and paperboard. It is produced by an alkaline cooking process using sodium sulfate and is noted for its strength.
Linerboard	A packaging paper material primarily used as the exterior layers (with corrugating medium as the middle layer) in the manufacture of corrugated containers.
Mechanical pulp	Pulp produced from logs or wood chips by mechanically breaking the bonds between wood fibers.
Microflute	A containerboard that is lighter and stronger than many grades of boxboard with high compression strength and enhanced graphic capabilities.
Office paper	Uncoated fine paper in cut sizes, for example, 8 1/2" by 11", as well as other converted products, such as forms, computer sheets, colored papers and envelopes.
Opacity	The ability of paper to resist the transmission of light through it. Opacity prevents show-through of printing from the other side of a sheet of paper.
Pulp	Cellulose fibers and lignin in a wet or dry state derived from wood from a variety of pulping processes, including cooking, refining and grinding.
Recycled fiber	Fiber derived from the collection, treatment and cleaning of waste paper.
Roll	Paper wound around a core or shaft to form a continuous roll or web of paper.
Semichemical medium	Corrugating medium made by applying a mild chemical treatment to the wood chips prior to a mechanical defiberizing process.
Sheeting	The operation of cutting paper or paperboard that is in roll form into sheets.
Softwood pulp	Pulp produced from coniferous wood species and is known for its strength.
Thermomechanical pulp	A type of mechanical pulp produced by grinding pre-heated and steamed wood chips between two large counter-rotating discs.
Tissue paper	Paper characterized by lightness, transparency and its absorbing qualities.
Triple wall	Corrugated container product containing an extra layer of linerboard and corrugating medium for added strength.
Uncoated fine paper	Paper based on chemical pulp that is uncoated and used, among others, for office papers.
Virgin fiber	Fiber derived directly from wood sources.
Wet-strength	Papers that possess properties that resist disintegration and rupture when saturated with liquids.
White-top linerboard	A heavier layer of white pulp on the surface of a brown linerboard base that has enhanced printing characteristics.

BUSINESS

Overview

        We are a diversified producer of packaging products, tissue paper and fine papers with operations in Canada, the United States, Europe and Mexico. We believe that we have leading market positions for many of our products in North America and are a leading producer of coated boxboard in Europe. We believe that our product and geographic diversification, the relative demand stability of a number of the end-markets we serve and our high utilization of recycled fiber have allowed us to maintain relatively stable operating margins through industry cycles. From 1992 to 2002, our net sales, operating income and Operating Income before Depreciation and Amortization increased at compound annual growth rates of 15%, 23% and 19%, respectively. We have achieved this growth primarily by making acquisitions of what we believe to be attractive assets that fit within our core business lines, while maintaining disciplined financial management. In 2002, we had consolidated net sales of $3.4 billion, operating income of $285 million and Operating Income before Depreciation and Amortization of $424 million. The restricted group, which consists of Cascades Inc. and those of its subsidiaries that are restricted for purposes of the indenture governing the outstanding notes and the exchange notes, had net sales of $2.7 billion, operating income of $196 million and Adjusted Operating Income before Depreciation and Amortization of $323 million. In 2002, approximately 49% of our consolidated sales were in Canada, 35% in the United States and 16% in other countries, primarily in Europe. For more information about the "restricted group," see "Selected Historical Financial Information" and "Description of Notes."

        Adjusted Operating Income before Depreciation and Amortization is defined as Operating Income before Depreciation and Amortization plus cash dividends paid to us by joint ventures and companies in which we hold a minority interest. For a reconciliation of Operating Income before Depreciation and Amortization to net cash provided by (used in) operating activities and net earnings, which we believe to be the closest Canadian GAAP performance and liquidity measures to Operating Income before Depreciation and Amortization, and of Adjusted Operating Income before Depreciation and Amortization to Operating Income before Depreciation and Amortization, and for an explanation of why we present Operating Income before Depreciation and Amortization and Adjusted Operating Income before Depreciation and Amortization information, see footnotes (c) and (f) to our summary historical and pro forma financial information on pages 12 and 13.

        Our operations are organized in three segments: packaging products, tissue paper and fine papers. Our packaging products segment includes boxboard and folding cartons, containerboard and corrugated packaging and specialty packaging products. All of our containerboard and corrugated packaging products are manufactured by Norampac, a 50%-owned joint venture with Domtar. Our tissue paper segment includes retail products for use by consumers at home, as well as commercial and industrial, or away-from-home, products. Our fine papers segment includes both the manufacture of coated and uncoated papers and the distribution of fine papers and graphic arts products.

        Since our inception, we have owned or had interests in recycling operations and recycled paper has been our principal fiber source. We are currently Canada's largest consumer of recycled paper, consuming more than 1.9 million short tons annually. We own or have interests in 23 recycled paper recovery centers in Canada and the United States that process and broker more than 2.2 million short tons of recycled paper annually. Approximately 23% of this recycled paper is consumed by our mill operations and the rest is sold in the open market. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to better manage our inventory levels and fiber costs. In addition, the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to produce our products.

        We also produce wood-based pulp, substantially all of which is consumed by our mill operations. On a net basis, we purchase approximately 200,000 metric tonnes of various wood-based pulp grades in the open market.

Our History

        We were incorporated under the laws of the Province of Quebec in 1964 for the purpose of acquiring and restarting a closed paper mill located in Kingsey Falls, Quebec. The acquisition and successful turnaround of this mill was to be the first of many such acquisitions which enabled us to quickly expand our operations over the following years. In 1983, our shares were listed for trading on the Montreal Exchange and the Toronto Stock Exchange. In 1985, shares of our European subsidiary, Cascades S.A., were listed on the Paris Bourse. In 1992, we increased in size significantly through two important transactions. In October 1992, we acquired control of Rolland Inc., a publicly traded Canadian corporation specializing in the manufacture and distribution of fine papers and, in December, we completed the initial public offering of common shares of our subsidiary, Paperboard Industries International Inc. This subsidiary was created for the purpose of holding our shares in Cascades S.A. and our North American boxboard operations, as well as acquiring Paperboard Industries Corporation, a Canadian corporation specializing in the manufacture of boxboard and folding cartons. In 1995, we acquired control of Perkins Papers Ltd., a publicly traded Canadian corporation specializing in the manufacture of tissue products.

        On December 31, 2000, we acquired the shares held by the public in our subsidiaries Paperboard Industries International Inc., Perkins Papers Ltd. and Rolland Inc. in exchange for approximately 14 million shares of our common stock and subsequently renamed these companies Cascades Boxboard Group Inc., Cascades Tissue Group Inc. and Cascades Fine Papers Group Inc., respectively. As a result, these subsidiaries are now wholly-owned by us. In 2002, we also repurchased the remaining outstanding shares of Cascades S.A. not already owned by us.

        For additional information about the acquisitions and dispositions that we have made over the last three years, see note 3 to our audited consolidated financial statements included elsewhere in this prospectus.

Competitive Strengths

        Leading Market Positions.    Our size and presence in our core markets provide us with significant economies of scale, give us greater purchasing power and allow us to better serve customers who operate on a regional or multinational basis. For example, we believe we have leading market positions, based on our current production capacity, in the following products:

Product	Market Position
Packaging Products
Recycled Coated Boxboard	Largest in Canada and France Top ten in North America
Containerboard	Largest in Canada Top ten in North America
Specialty Products	Largest in Canada for many of our products Among the largest in North America for many of our products
Tissue Paper	Second largest in Canada Fourth largest in North America
Fine Papers	Second largest distribution network in Canada

        Diversified Portfolio of Products, Markets and Geographic Locations.    We manufacture and sell a diversified portfolio of packaging, tissue and fine paper products for commercial, industrial and retail end-markets in Canada, the United States, Europe and other regions. Our customers include Fortune 500, medium and small-sized companies across a broad range of industries. We believe that our product, geographic and customer diversification help us maintain our operating margins through economic downturns and changing market conditions. The size and diversity of our operations also allow us to cost-effectively serve customers on a regional and multinational basis, reducing delivery times and enhancing customer service. Our size and diversity also help us to attract customers seeking "one stop shopping."

        High Utilization of Recycled Fiber.    More than 60% of the fiber that we utilize is recycled fiber. Historically, there has been a correlation between movements in prices for recycled fiber and movements in prices for finished products. This correlation helps us maintain relatively stable operating margins through industry cycles compared to competitors who rely more heavily on internally produced virgin fiber.

        Strong Presence in Consumer-Oriented End-Markets.    Our tissue products, folding cartons and a portion of our specialty products are sold primarily to consumer-oriented end-markets, which tend to be less sensitive to economic cycles. As a result, products sold to these markets tend to exhibit a greater degree of stability and predictability in demand and product prices than products sold to commercial or industrial-oriented end-markets. Our participation in consumer-oriented markets has increased significantly with the expansion of our tissue products business and our increasing focus on private label products. We expect our presence in consumer-oriented end-markets to continue to increase over the next few years given our strategic growth priorities and the integration of the assets and operations we acquired from American Tissue in in the first half of 2002.

        Significant Degree of Converting Integration.    We convert a substantial portion of the paper products we produce into finished products. For example, we currently convert approximately 53% of our containerboard production and approximately 63% of our tissue paper production into finished products. We also convert approximately 41% of our North American boxboard production through our and our affiliates' operations. We believe that maintaining a significant degree of converting integration leads to better overall operating margins, as finished products generally command higher margins than unconverted products. At the same time, we believe that we benefit by not being fully integrated because we can operate our mills and converting facilities as separate profit centers. This strategy enables us to increase the competitiveness of our mills, while at the same time allowing our converting operations to pursue business opportunities profitably without the need to absorb 100% of our mills' paper production.

        Strong Corporate Culture.    We manage our operations using a decentralized structure, with each facility, business line and segment operated as a separate profit center. This structure places significant management, operational and financial responsibilities at each level of our business, subject to corporate level review and oversight. In addition, our employees and managers participate in profit sharing plans that link their compensation to the financial performance of their facility, business line or segment. We believe that our philosophy of individual accountability, which reaches every level of our business, and the potential for internal promotion, both of which are fundamental to our corporate culture, have been instrumental in attracting qualified and dedicated personnel, improving our financial results and helping us maintain profitability through industry cycles.

        Experienced Management Team and Strong Sponsorship.    The members of our senior management team, led by Bernard, Laurent and Alain Lemaire, have an average of 18 years of tenure with us. The Lemaires, who collectively own approximately 38% of our common shares, started our company in 1964 with just one paper mill and have proven their ability to successfully grow our company in a disciplined manner to its current size.

Business Strategy

        We intend to continue to capitalize on our leading market positions and core competencies to drive profitable growth by emphasizing the following key strategies:

        Improve Efficiency and Reduce Costs.    We continue to focus on productivity improvements, cost reduction initiatives and other programs aimed at improving operational efficiency in each of our operating segments. In addition, our decentralized management philosophy provides our employees with individual profit sharing incentives, which we believe encourages a cost conscious approach that results in individual accountability and more efficient and profitable operations.

        Pursue Strategic Acquisitions.    We target acquisitions of what we believe to be strategic, undervalued or underperforming assets that fit within our core business lines to further strengthen our portfolio of products, markets and geographic locations. Some of the additional factors that we consider when making acquisitions include:

  •
  earnings accretion over the industry cycle;

  •
  opportunities to reduce costs and improve profitability; and

  •
  opportunities to improve productivity without significant capital investment.

        Increase Converting Integration and Access to Recycled Fiber.    We plan to increase our converting integration, which is the percentage of our mill products that are used by our own converting operations to make finished products, and our access to recycled fiber. We believe that increasing the degree to which our mills and converting operations are integrated will enable our mills to run at higher capacity utilization rates during all phases of the industry cycle. By increasing our access to recycled fiber, we are more assured of a dependable source for our most important raw material and can more effectively control costs.

        Focus on Higher Margin Products and Higher Growth Markets.    We intend to continue to focus on higher margin, value-added products, as well as products aimed at niche markets, particularly in our specialty products and fine papers businesses. Niche and value-added products tend to exhibit more stable demand patterns and margins. We also intend to continue to increase our focus on markets where we see the potential for significant growth, such as the private label tissue market.

        Maintain Disciplined Financial Management.    We employ a disciplined approach to acquisitions, capital expenditures and managing debt levels. Our prudent financial management has enabled us to significantly increase sales and Operating Income before Depreciation and Amortization through acquisitions and capital expenditures while maintaining what we believe to be appropriate debt levels.

        Enhance Customer Service.    Customer service will continue to be an important driver of growth for our company. We continue to work with our customers to improve the quality and applications for our products to better meet customer needs. By consistently providing high quality products and being flexible and responsive to our customers' needs, we believe that we can continue to build long-term relationships and foster customer loyalty.

Packaging Products

        We are a leading producer of packaging products with operations in Canada, the United States, France, Germany, Sweden, the United Kingdom, and Mexico. We manufacture a full range of paper-based packaging products including boxboard, folding cartons, containerboard, corrugated products, and a variety of specialty products, such as kraft paper, moulded pulp and plastic packaging products.

  Boxboard and Folding Cartons

        Manufacturing Facilities and Products.    We operate seven boxboard mills in Canada, France, Germany and Sweden, which have a total annual production capacity of approximately 953,000 short tons. We also operate six converting plants located in Canada and the United States, which have an annual capacity to convert approximately 182,000 short tons of boxboard into folding cartons.

        In 2000, 2001 and 2002 we shipped 845,000, 854,000 and 886,000 short tons of boxboard, respectively. The following table shows information about our boxboard mills:

Location	Annual Production Capacity(a) (short tons)	Product
North America:
Toronto (Ontario)	165,000	100% recycled coated boxboard
Jonquière (Quebec)	143,000	Three-ply coated virgin/recycled boxboard
East Angus (Quebec)	72,000	100% recycled coated boxboard
Europe:
Arnsberg (Germany)	204,000	100% recycled coated boxboard
Blendecques (France)	160,000	Coated and uncoated 100% recycled boxboard
La Rochette (France)	143,000	100% virgin coated boxboard
Djupafors (Sweden)	66,000	100% virgin coated boxboard

TOTAL	953,000

  (a)
  Capacity is determined assuming the facility runs 24 hours per day on a 350-day year.

        Approximately 65% of our boxboard is made from 100% recycled fiber and the remainder from 100% virgin fiber or a combination of recycled and virgin fiber. Most of our boxboard is clay-coated and combines superior strength characteristics with advanced coating technologies to increase printability for high-resolution graphics. We produce boxboard in a wide variety of basis weights and thicknesses to meet customer specifications.

        Our advanced de-inking techniques enable our boxboard mills to use a wide variety of recycled paper grades. As a result, we are able to select the grades or mixes of recycled paper that offer us the lowest cost, while maintaining high quality. For example, these techniques allow us to use insoluble glue substrates derived from book binding clippings, which most competing paper mills are not able to process.

        We also convert a portion of the boxboard we produce into folding cartons. Our folding cartons are sold to a wide variety of end-users, including manufacturers of food, beverages, liquor and paper products. In 2000, 2001 and 2002 we shipped 98,000, 126,000 and 134,000 short tons, respectively, of folding cartons. In addition to converting boxboard into folding cartons, we offer our customers value-added services such as graphics, creative design, computer-aided sample making, packaging and distribution. We also offer high quality printing services, using both lithography and flexography.

        The following table shows information about our converting plants:

Location	Annual Production Capacity (short tons)	Product
Montreal (Quebec)	44,000	Specialty folding cartons on aluminum foil and metallized film-mounted substrates, high gloss printing and general folding cartons
Winnipeg (Manitoba)	22,000	Bacon folders, beverage cartons, private-label cartons and general folding cartons
Mississauga (Ontario)	44,000	Metal-edged cartons, novelty ice cream packaging and general folding cartons
Cobourg (Ontario)	11,000	General folding cartons
Lachute (Quebec)	17,000	General folding cartons
Hebron, Kentucky (U.S.)	44,000	General folding cartons

TOTAL	182,000

        We also have a 40% equity interest in Dopaco, Inc., which operates two converting plants in Ontario and five converting plants in the United States. Dopaco is one of the largest North American suppliers of folding cartons for the quick service restaurant industry. Dopaco's plants generated US$289 million in sales for the year ended March 31, 2002, converting approximately 220,000 short tons of boxboard into folding cartons and cups, 25% of which was supplied by our boxboard mills. We hold an option allowing us to increase our ownership in Dopaco to 50%, which we intend to exercise in 2003. For more information about the terms of this option, see "Related Party Transactions and Other Material Contracts."

        Sales, Marketing and Customers.    In 2002, we converted approximately 42% of the boxboard we produced in North America, including our boxboard converted by Dopaco, into folding cartons. The remainder was sold in the open market. In 2002, approximately 27% of our boxboard and folding cartons net sales were made in Canada, 22% in the United States and 51% in Europe and other markets.

        In Canada, we maintain sales offices for boxboard and folding carton sales in Canada in Montreal, Toronto and Winnipeg and in the United States in Hebron, Kentucky. We also have sales representatives throughout Canada and the United States who market products exclusively for us. Our converting sales representatives work alongside our customer service representatives and packaging designers located at each plant. In addition, we work closely with our customers to develop innovative and efficient packaging solutions, particularly in the early stages of product development.

        In Europe, we market our boxboard products principally through sales offices located near Paris (France), Krefeld (Germany), Ronneby (Sweden), Birmingham (United Kingdom), Budapest (Hungary), Warsaw (Poland) and Prague (Czech Republic). These sales offices, in collaboration with exclusive agents for countries in which we do not maintain sales offices, are responsible for sales coverage and customer service for Europe, North Africa and the Middle East. In addition, we have entered into a joint venture with a local partner to market and sell our products in Asia.

        In 2002, we sold our boxboard to approximately 1,375 customers, with no single external customer accounting for more than 10% of our net sales of boxboard. In 1998, in order to remain responsive to the needs of our customers, we expanded our distribution capabilities in Europe to provide just-in-time delivery services by opening a sheeting and distribution center in Wednesbury in the West Midlands near Birmingham, England.

        In 2002, we had approximately 250 customers for our folding cartons and we are the sole supplier of folding cartons in Canada for several leading consumer product companies. In 2002, our largest customer accounted for approximately 24% of our net sales of folding cartons and our three largest customers together accounted for approximately 51% of our net sales of folding cartons.

        Competition.    Competition in the boxboard and folding carton sector is based principally on quality, including product performance and various product characteristics, as well as service and price, as each relate to the specific needs of the customer. Some of our competitors are large suppliers servicing end-users with multiple plants in multiple countries and some of our competitors are smaller, non-integrated producers with which we compete for smaller customer accounts on a regional basis.

        We also compete against alternative forms of packaging, such as vinyl, plastic, styrofoam and other materials. Competitive pressures from alternative forms of packaging, as well as consolidation in the boxboard and folding carton industries, can, at times, lead to excess capacity, decreased demand and severe pricing pressures on boxboard and folding carton providers.

  Containerboard and Corrugated Packaging Products

        Manufacturing Facilities and Products.    All of our containerboard and corrugated packaging products are manufactured by Norampac, a 50%-owned joint venture with Domtar. Norampac operates eight containerboard mills, six in Canada, one in the United States and one in France. These mills have a combined annual production capacity of approximately 1.6 million short tons. Norampac also operates 25 converting plants in Canada and the United States and one in Mexico. In 2002, these plants converted approximately 12.9 billion square feet of containerboard into corrugated containers and microflute packaging for the food, beverage and consumer products industries. In 2002, Norampac's containerboard mills operated at 88% of capacity.

        Norampac's containerboard mills use a mix of recycled and virgin fiber, to produce both standard and high-performance grades of linerboard and corrugating medium in a wide range of basis weights and colors. In 2002, 55% of the mills' production consisted of linerboard and 45% consisted of corrugating medium. Of the total production, approximately 40% was made from virgin fiber and 60% from recycled fiber.

        Norampac offers a broad range of products across its containerboard and converting businesses. These products include high-performance grades of linerboard and corrugating medium that have the same performance characteristics as standard grades, but at lower basis weights. Norampac also produces a wide variety of specialty and value-added products, such as white-top and colored linerboard, wrapper grades, triple wall, foam and micro-flute containers. In addition, Norampac offers value-added services such as graphic design and computer-aided sample making and can produce packages with high quality, multi-color graphics through the conversion of preprinted linerboard, flexographic printing directly on containers and lithographic printing of labels.

        Sales, Marketing and Customers.    In 2002, Norampac's converting operations utilized approximately 58% of its containerboard production. Norampac's North American containerboard production was sold to other converters in Canada (64%), the United States (25%) and other export markets (11%). Norampac's only European mill, located in Blendecques, France, sold its products primarily in Europe. Norampac maintains a centralized sales force for containerboard, as well as a sales administrator at each mill who is responsible for coordinating sales and customer requirements with the production department for that mill.

        Because the corrugated packaging industry is influenced by regional market share, Norampac maintains a decentralized sales force organized around geographic regions with sales personnel at each plant. In 2002, Norampac sold its corrugated packaging products to over 20,000 customers, primarily in Canada and the United States, with no single customer accounting for more than 10% of Norampac's 2002 net sales.

        Competition.    The containerboard sector is fragmented and highly competitive. Competition tends to be global and is based principally on product quality, including product performance, as well as customer service and price. Competition in the corrugated packaging products sector is primarily regional with proximity to customers being an important factor in minimizing shipping costs, facilitating quick order turnaround and ensuring on-time delivery. Alternative forms of packaging made from materials such as reusable plastic containers, plastic film, boxboard and other materials also compete with Norampac's corrugated packaging products.

  Specialty Products

        Manufacturing Facilities and Products.    We manufacture a variety of specialty products aimed at niche markets. We operate 29 facilities, 18 in Quebec, one in Ontario, seven in the United States and three in France. Our principal specialty products include:

  •
  Industrial packaging products, such as headers and wrappers for the paper industry, the majority of which are manufactured by our joint ventures with Sonoco, and spacers and honeycomb packaging used to package products such as glassware;

  •
  Chipboard, a low density board made from 100% recycled paper and used to make cores for the pulp and paper industry and partitions;

  •
  High-end kraft paper and related products, which are sold to converters for use in manufacturing grocery bags, butcher paper and sandpaper;

  •
  Building materials, used in the repair, remodeling and construction industries, including linoleum backing, wood fiber panels, acoustic panels and a fireproofing wood fiber product for commercial roofing;

  •
  Plastic products, used for industrial and food packaging, such as meat trays and packaging for the quick service restaurant industry, specialized containers for the meat processing industry, clear plastic containers for food and hardware packaging, plastic decking planks and plastic outdoor furniture; and

  •
  Moulded pulp products, including four-cup beverage carrying trays used by the quick service restaurant industry, egg filler flats and cushioned packaging products for packaging of household and electric appliances and pharmaceutical products.

        Sales, Marketing and Customers.    In 2002, approximately 53% of our specialty products were sold in Canada, 45% in the United States and 2% in other regions, primarily Europe. Our specialty products are aimed at niche markets and, therefore, we maintain a separate sales force for each product line. Distributors and wholesalers assist our sales force with sales of our specialty products aimed at the commercial and industrial markets. For our industrial packaging products, the majority of which are produced by our joint ventures with Sonoco, Sonoco is responsible for all sales and marketing.

        We have a number of long-term supply contracts for our specialty products. For example, in 1999, we entered into a seven-year contract with Domco Tarkett to be its exclusive supplier of linoleum backing. In addition, approximately 60% of the production of our three joint ventures with Sonoco is subject to customer contracts ranging in duration from three to five years. We also have long-standing business relationships with grocery and food processors and a wide range of large distributors.

        Competition.    Competition is primarily based on product quality and service, including quick order turnaround and on-time delivery. Strong customer relationships are also important when servicing the specialty products markets because a significant proportion of sales are through long-term, volume-based contracts. Each niche market in which our specialty products are sold is characterized by a relatively small number of participants. We believe that our dedication to customer service, proximity to customer operations and range of product offerings help to differentiate us in these specific niche markets and we believe we have been able to develop leading market positions in Canada and the United States for many of our products.

Tissue Paper

        Manufacturing Facilities and Products.    Our tissue operations have a total annual production capacity of approximately 500,000 short tons, a significant increase from 1999 due mainly to a number of acquisitions. In addition to increasing our capacity, our recent acquisitions have increased our access to the U.S. markets and have broadened our geographic coverage. Close proximity to customers is particularly advantageous in the tissue industry because tissue products tend to be bulky and fragile and thus difficult and expensive to transport over long distances.

        We manufacture jumbo rolls of tissue paper, which are utilized by our own converting operations or sold to other converters, as well as numerous finished or semi-finished tissue products for the retail and away-from-home markets. Our products include paper towels, paper napkins, bathroom tissue and facial tissue. In 2002, we shipped approximately 130,000 short tons of jumbo rolls and 208,000 short tons of finished and semi-finished tissue products.

        The following table shows information about our tissue operations:

Location	Annual Production Capacity(c) (short tons)	Annual Converting Capacity(c) (short tons)
Candiac (Quebec)	77,000	31,000
Lachute (Quebec)	33,000	30,000
Laval (Quebec)	—	14,000
Kingsey Falls (Quebec)	97,000	58,000
Pickering (Ontario)	—	25,000
Rockingham (North Carolina)	55,000	29,000
Eau Claire (Wisconsin)	55,000	65,000
Pittston (Pennsylvania)	—	51,000
Ransom (Pennsylvania)	55,000	—
Mechanicville (New York)	50,000	—
Waterford (New York)	—	73,000
St. Helens (Oregon)(a)	75,000	—
Calexico (California)(b)	—	21,000

TOTAL	497,000	397,000

  (a)
  St. Helens consists of one paper machine acquired from American Tissue that is located within a pulp and paper mill owned by another company. Annual production capacity takes into account upgrades made in January 2003.

  (b)
  Calexico consists of various converting equipment acquired from American Tissue, which we are in the process of relocating to a new facility that will be located in the western United States.

  (c)
  Represents our capacity to produce either jumbo rolls of tissue paper or converted finished products at the applicable facility.

        In November 2000, we acquired Canada's largest dedicated sanitation and janitorial supply company, Wyant Corporation. In addition to processing, blending and distributing cleaning products and wiping cloths, Wyant also specializes in converting jumbo rolls into tissue paper, paper towels and hand towels. Wyant has distribution centers located across Canada, which enable us to ship our products according to our customers' timetables and reduce our reliance on third-party transporters.

        Sales, Marketing and Customers.    Our sales force is organized by both industry and region. We consistently seek to increase our understanding of our customers' needs and on developing long-term customer relationships.

        Our consumer tissue products are sold through our own sales organization to retailers, such as food grocers, mass-merchandisers and club stores. Our retail products are marketed under brand names such as Cascades®, Doucelle®, Capri® and SatinSoft®. We have also been increasing our emphasis on private-label products, a market which has been growing faster than the overall tissue market. We primarily sell to the away-from-home market, through distributors, although we also maintain sales teams dedicated to this market. We sell our jumbo rolls to a large number of converters mostly through a broker, with whom we have a long standing relationship.

        In 2002, we converted approximately 64% of our tissue paper production into finished products and the balance was sold in the form of jumbo rolls to other tissue paper converters. In 2002, retail sales constituted approximately 45% of net sales for our tissue paper segment, away-from-home sales represented 35% and the remainder of our sales were of jumbo rolls. In 2002, approximately 37% of our tissue sales were in Canada and 63% were in the United States.

        Our sanitation and janitorial supply products are sold through a separate sales, marketing and customer service team maintained by Wyant. In 2002, we sold these products to approximately 15,000 customers in the away-from-home market across Canada.

        Competition.    The tissue industry is highly competitive, with competition based primarily on product quality and branding, price, customer service and manufacturing technology. Competition in the away-from-home market tends to be primarily based on price, while branding is particularly important for the consumer tissue market.

        Within the tissue industry, we compete principally in North America, primarily with other North American producers as imports represent less than 2% of the North American tissue market. Some of our competitors are more fully integrated than we are, and in periods of high prices for market pulp, these competitors may be able to ensure a more stable source of fiber at costs that may be lower than prevailing market prices. We are better integrated in terms of waste paper. We also compete with less integrated companies, which have an advantage in periods of low waste paper and market pulp prices because they may be able to make fiber purchases in the open market at lower prices. However, we believe that we maintain a well-balanced level of integration.

Fine Papers

        Manufacturing Facilities and Products.    We operate two paper mills, one in St. Jérôme, Quebec and one in Thunder Bay, Ontario, as well as a converting center in St. Jérôme that services these mills and outside customers. In addition, we operate a distribution division that maintains an extensive network throughout Canada for the distribution of fine paper and graphic arts products, approximately 10% of which is fine paper produced by our mills. Our mills have an annual production capacity of approximately 318,000 short tons of coated and uncoated fine paper and coated groundwood paper and, in 2002, shipped a total of approximately 313,000 short tons.

        Our St. Jérôme mill produces specialty uncoated fine paper. We can produce uncoated fine paper in an entire palette of colors, opacities and grades and we are continually adding to our product portfolio, introducing new sizes and basis weights to our existing lines and adding new colors. We have also focused on increasing the recycled fiber content in some of our paper products. We manufacture over 100 grades of high-quality uncoated fine papers ranging from all-cotton to chemical pulp and recycled grades used for commercial printing, reprography, business forms, envelopes and special applications. In addition, we have become increasingly involved in the niche markets for high-end recycled paper and specialty paper for commercial and security printing. Our fine papers are also used for stock and bond certificates, voting ballots, passports, and travelers' checks.

        Our Thunder Bay mill produces a broad array of coated fine paper and coated groundwood paper products. These products are used for commercial and book printing, groundwood publication, labels and return card applications. Our coated papers include groundwood grades, private label grades, fine paper grades sold both in sheets and rolls in Canada and the United States, as well as our more specialized grades, such as wet-strength label papers for the beverage industry and return card grades for the direct mail industry.

        In addition to our manufacturing facilities, we operate a converting center in St. Jérôme that supplies sheet-cutting, wrapping and warehousing services to our two paper mills, as well as to outside customers. The center has an annual converting capacity of 100,000 short tons and warehousing capacity of 7,000 short tons. We also have a fully automated just-in-time inventory management system to manage products from initial orders through shipping. As a result, we believe we are able to respond quickly to customer needs, allowing customers who want to maintain smaller inventories to obtain quicker, more frequent deliveries from us.

        We are also the second largest distributor of fine papers and graphic arts products to the graphic arts industry in Canada. Our distribution division consists of a network of 16 distribution centers, strategically located across Canada. We market and distribute over 28,000 different product codes, including a wide array of bond, offset, coated, text and cover and specialty papers, as well as a full line of graphic arts products such as ink, film, printing plates and pre-press equipment, as well as industrial supplies.

        We have been diversifying our distribution business to offer customers product bundling and one-stop shopping. In 2002, paper products represented 85% of the net sales of our distribution business, with the balance representing graphic arts and industrial products. We also own two converting and distribution operations in Mississauga, Ontario and Winnipeg, Manitoba. These plants convert fine paper rolls to sheets for our distribution division and external customers.

        Sales, Marketing and Customers.    We market our paper products in Canada through our sales offices in St. Jérôme, Quebec City, Ottawa, Toronto and Vancouver. In addition, we have sales representatives in Milford, Winnipeg, and Chicago to market our products in the United States. In 2002, approximately 70% of the output of our fine paper mills was sold to wholesale paper merchants, including our own distribution division, 5% was sold directly to business forms and envelope manufacturers and other converters and the remaining 25% was sold to security printers and other end users, including governments.

        Our distribution division maintains sales offices at each of our distribution centers. Our distribution division also has strategic alliances and franchise agreements with several fine paper and graphic art product manufacturers.

        Competition.    The fine paper markets are highly competitive and global. We compete primarily on the basis of quality, service, price and breadth of product line, product innovation and sales and distribution support. The specialty and security paper markets put greater emphasis on product innovation and quality, as well as the ability to meet unique specifications of the customer. Competition for commodity grades is principally based on price and quality.

        We compete in Canada and the United States with integrated fine paper producers, who produce some or all of their own pulp, and non-integrated fine paper producers, who purchase all of their pulp. In addition, some European fine paper producers are also selling commodity and specialty grades in the North American market. Consequently, over the past few years, we have been upgrading our product mix and shifting our emphasis to higher value-added products better suited to our production facilities. By focusing on special niche markets, we have been able to partially mitigate the effects of competition.

        The markets in which our distribution division operates are also very competitive. The division competes primarily on the basis of price, availability of products and quality of customer service, including the ability to deliver products on the same day. Wholesale fine paper merchants finance a large wide-ranging inventory and bear the cost of same-day service to customers.

Raw Materials and Energy

        Our principal raw materials are recycled paper and virgin fiber, which are sourced through our own internal operations and purchased from third parties, including pursuant to short-term supply contracts. We produce virgin pulp, substantially all of which is consumed by our mill operations. On a net basis, in 2002, we purchased approximately 260,000 metric tonnes of various virgin and recycled pulp grades annually in the open market. After fiber costs, labor, energy and chemicals are the most significant components of our production costs. Energy is used to generate steam that we use in our production process and to operate machinery. Chemicals are used both in the manufacturing process and for coating of some of our products. We believe there are adequate sources and availability of supply of our raw materials, labor, energy and chemicals.

        Recycled Paper.    Recycling in the paper industry involves the recovery of cellulose fibers from recycled materials, predominantly waste paper. Since our inception, we have owned or had interests in recycling, collection and sorting operations and recycled paper has been our principal fiber source. We are currently Canada's largest consumer of recycled paper, consuming more than 1.9 million short tons annually. We own or have interests in 23 recycled paper recovery centers in Canada and the United States that process and broker more than 2.2 million short tons of recycled paper annually. Approximately 23% of this recycled paper is consumed by our mill operations and the rest is sold in the open market. Our experience as both a seller and a consumer of recycled paper gives us market knowledge that allows us to better anticipate industry trends, enabling us to more effectively manage our inventory levels and raw material costs. Further, the technical knowledge that we have developed allows us to efficiently use a wide variety of recycled paper grades to minimize cost while producing high quality products.

        We directly operate four recovery centers in Canada. In addition, we have a 50% joint venture interest in Metro Waste, 27% of which is owned directly by our packaging products segment and 23% of which represents our 50% share of Norampac's 46% interest. Metro Waste operates 14 recovery centers in Canada and two recovery centers in the United States. We have a supply contract with Metro Waste, under which we have the right to purchase up to approximately 260,000 short tons of the recycled paper collected by Metro Waste per year. We also have a 23% interest in Canusa Corporation, which has minority interests in recycling related businesses in the United States. Our recovery operations collect, sort, process and broker collected recycled paper. The recovery centers are strategically located close to their customers' mills, including our mills, reducing transportation costs and improving delivery times.

        Virgin Fiber.    We operate several virgin pulp mills, consisting of stand-alone pulp mills or pulp operations integrated with our mill operations. Our mills have a total annual production capacity of approximately 915,000 metric tonnes and can produce various types of pulp, including kraft pulp, semichemical pulp, mechanical pulp and thermomechanical pulp. Substantially all of the pulp we produce at these operations is consumed at our mill operations. We procure the balance of our virgin pulp requirements from third parties.

        Norampac secures its wood fiber from three sustainable forest licenses, private land and crown land managed by Domtar and sawmills associated with Domtar and Norampac, as well as pursuant to contracts with other private and public sources.

        Energy and Steam.    Energy is purchased from local suppliers, including power marketers and utilities. Steam is generated internally, except at our Kingsey Falls mill and Norampac's containerboard mill in France, which purchase their steam from Boralex affiliates.

        We own a 41% interest in Boralex Inc., an independent producer of electric and thermal power with operations in the Province of Quebec and the northeastern United States. Boralex has considerable experience and expertise in the production and marketing of energy, providing us with better insight into the energy market.

Research and Development

        Our research and development center, located in Kingsey Falls, consists of 30 specialized scientific employees, including technicians and chemists, who use state-of-the-art equipment to conduct basic, applied and diagnostic research, develop processes and products and provide a wide range of other technical services. We are actively researching and implementing projects that reduce raw material consumption and costs. We have a strong commitment to environmental protection that drives our ongoing development of efficient, environmentally friendly de-inking processes and major innovations in the area of bleaching recycled and virgin pulp.

Quality Assurance

        In order to meet customer requirements and expectations, we maintain stringent standards of quality control. We routinely employ in-process analysis by using testing equipment during all stages of design, launch and the machining process to assess compliance. Our analysis processes include control systems that monitor product quality, failure mode and effect analysis and a continuous improvement program for our manufacturing facilities' machinery. As a result, we are able to significantly improve efficiency, quality and reliability. Currently, 60 of our manufacturing facilities are ISO 9001 or ISO 9002 certified and seven of them are also ISO 14001 certified.

Intellectual Property

        We actively pursue applications for patents on new inventions and designs and protect our patents against infringement. We hold or are licensed to use certain patents, licenses, trademarks and trade names on products. However, we do not consider that the successful continuation of any material aspect of our business depends on such intellectual property.

Environmental Matters

        We are subject to environmental requirements imposed by federal, provincial, state and local authorities across Canada, the United States and Europe. These environmental requirements relate to, among other matters, air emissions, wastewater discharges, landfill operations and waste management. In addition, we are subject to, in the United States, the Federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, and, in the United States, Canada and Europe, other laws that impose liability upon companies for the investigation and remediation of hazardous substances and other contaminants without a showing of fault or negligence.

        We are engaged in environmental remediation projects at some of the properties that we currently own and at some properties where we retained an obligation for remediation as a condition to the sale of the properties. We are currently a responsible party at two CERCLA, or Superfund, sites where our predecessor was a former owner or operator and we have joined with other responsible parties in the investigation and remediation of the hazardous substances. We believe that our liability in connection with these sites is de minimis and that any liability as a responsible party with regard to the Superfund sites will not have a material adverse effect on our financial condition or the results of our operations. Approximately five years ago, we closed, pursuant to applicable environmental laws and regulations, the landfill located at our Blendecques mill. In addition, approximately two years ago, we ceased operations of the landfill at our La Rochette mills; we are currently in the final stages of closure pursuant to applicable environmental laws and regulations. To address these and other contingent environmental costs, we accrue reserves when the costs become probable and can be reasonably estimated. Our costs in some instances cannot be reliably estimated until the remediation progresses further. Based on current information and regulatory requirements, we believe that the accruals that we have established for environmental expenditures are adequate, although actual costs of remediation may eventually materially exceed the amount presently accrued.

        We currently have no material violations of applicable environmental laws and regulations. However, we expect to continue to incur ongoing capital and operating expenses to achieve and maintain compliance with applicable environmental requirements, to upgrade existing equipment at our facilities and to meet new regulatory requirements.

        During 2002, we spent approximately $20 million on environmental projects to comply with environmental laws and permits and to conduct environmental investigations and perform remedial actions. We estimate that we will spend approximately $20 million in 2003 on environmental projects, including expenditures for remediation at some of our facilities and for costs associated with environmental compliance with air emission standards, effluent discharge requirements and soil protection criteria. While we believe that our estimate of expenditures for environmental projects for 2003 is reasonable, actual expenditures may exceed our estimates. We are engaged in environmental remediation projects at other properties currently owned or operated by us where costs for remediation projects cannot be reliably estimated until the remediation requirements are further defined. It is possible that actual costs for remediation projects at these facilities will be material.

Properties

        We maintain a number of manufacturing mills and plants, warehouses, research and development facilities and sales offices. Our operations are strategically located in geographic proximity to our customers due to significant transportation costs and the importance of prompt delivery to customers. Most of our production is shipped by a leased truck fleet or other common carriers to customers generally within a 200-mile radius of each plant.

        Our principal manufacturing, waste paper recovery, pulp mills and research and development facilities as of December 31, 2002 are:

	Number of Facilities
				Range of Lease Expiration Dates
	Total	Owned	Leased
North America:
Packaging mills and plants(a)	61	45	16	2006-2019
Tissue mills and plants	14	10	4	2004-2021
Fine papers mills	3	3	—	N/A
Independent pulp mills(b)	1	1	—	N/A
Independent de-inking mills(b)	3	3	—	N/A
Recovery operations(c)	21	7	14	2004-2010
Research and development	1	1	—	N/A
Europe:
Packaging mills and plants	9	8	1	2004
Other:
Sales and marketing	12	2	10	2004-2009

  (a)
  Includes (i) 32 facilities operated by Norampac, 21 of which are owned and eight of which are leased, and (ii) three facilities operated by our joint ventures with Sonoco. Does not include facilities operated by entities in which we only have a minority interest, such as Dopaco.

  (b)
  Does not include pulp or de-inking mills located adjacent to our packaging, tissue or fine paper mills.

  (c)
  Includes 16 recovery centers operated by Metro Waste, five of which are owned and 11 of which are leased. Does not include facilities operated by entities in which we only have a minority interest, such as Canusa, in which we have a 23% interest. Canusa has minority interests in recycling related businesses in the United States.

Employees and Labor Relations

        As of December 31, 2002, we had approximately 14,000 employees, of whom approximately 12,600 were employees of our Canadian and United States operations, which includes employees of our joint ventures. Approximately 60% of our Canadian and U.S. employees are represented by unions under 46 separate collective bargaining agreements. In addition, in Europe, some of our operations are subject to national collective bargaining agreements that are renewed on an annual basis. While the terms of these agreements may vary, we believe that the material terms of our collective bargaining agreements are customary for the industry and the type of facility, the classification of the employees and the geographic location covered by such agreements. Of our 46 collective bargaining agreements, ten have expired and another nine will expire within the next 12 months. We are in the process of bargaining with the unions at operations where the agreements have expired or will expire in the next few months. Our remaining agreements expire between 2004 and 2008. Generally, we begin the negotiation process several weeks or months in advance of the expiration of the applicable agreement. While we cannot assure you that we will be successful in negotiating our labor contracts as they expire, we do not anticipate these negotiations to have a material adverse impact on our business, financial conditions or results of operations. We believe that our employee relations are good.

        We are committed to fostering a dynamic and creative work environment for our employees. Our profit-sharing plan for our employees links their annual bonuses to the profitability achieved by an individual mill or group depending on the employee's level within the our organization. This plan is intended to stimulate and develop team spirit while strengthening employees' commitment by involving them in our financial growth. We emphasize employee accountability, encourage an entrepreneurial environment and seek to promote from within our organization. For more information about our profit sharing plan, see "Management—Short-Term Incentive Plan."

        Our employees, as of December 31, 2000, 2001 and 2002, were as follows:

	Number of Employees
	2000	2001	2002
Corporate	627	666	736
Packaging Products:
Boxboard and folding cartons	2,637	2,908	3,002
Containerboard and corrugated containers(a)	3,947	4,716	4,732
Specialty Products(b)	1,815	1,788	1,728

Total Packaging	8,399	9,412	9,462
Tissue Paper	1,447	2,025	2,017
Fine Papers	1,752	1,809	1,848

Total	12,225	13,912	14,063

  (a)
  Includes 100% of Norampac's employees.

  (b)
  Includes 100% of our Sonoco joint ventures' employees.

Subsidiaries and Joint Ventures

        Our principal subsidiaries are as follows:

Name of Company	Jurisdiction of Incorporation	Percentage of Common Shares Owned by Cascades	Group
Cascades Boxboard Group Inc.	Canada	100%	Packaging Products
Cascades Tissue Group Inc.	Canada	100%	Tissue Paper
Cascades Fine Papers Group Inc.	Canada	100%	Fine Papers

        Our principal joint ventures and minority investments are as follows:

  •
  Norampac, a 50%-owned joint venture with Domtar through which all of our containerboard and corrugated packaging products are manufactured;

  •
  three 50%-owned joint ventures with Sonoco Products Company, one in Canada, one in the United States and one in Europe, which produce specialty paper packaging products such as headers, rolls and wrappers;

  •
  a 50%-owned joint venture interest in Metro Waste Paper Recovery Inc., a Canadian operator of waste paper recovery and recycling operations, part of which we own through Norampac;

  •
  a 40% interest in Dopaco, Inc., a U.S. manufacturer of converted paperboard products for the food and beverage industries in the United States which we intend to increase to 50% during the third quarter of 2003 as described under "Related Party Transactions and Other Material Contracts—Dopaco, Inc."; and

  •
  a 41% interest in Boralex, a public Canadian corporation and an independent producer of electric and thermal power with operations in the Province of Quebec and the northeastern United States.

Legal Proceedings

        In March 2002, we were informed that our subsidiary, Cascades Tissue Group Inc., and two of its officers are the subject of an inquiry by the Canadian Commissioner of Competition as to whether actions taken by that company and those officers between November 1999 and March 2002 in connection with sales of certain commercial and industrial, or away-from-home, tissue products in Canada constituted a violation of Section 45(1) of the Canadian Competition Act, R.S.C., 1985, c. C-34, as amended. Section 45(1) of the Canadian Competition Act prohibits as a criminal offense any agreement to prevent or lessen, unduly, competition. The Competition Bureau has not informed us regarding the status of the inquiry or whether charges will be brought against Cascades Tissue Group Inc. or any of its employees. At this stage of the inquiry, we are still unable to assess what further action, if any, the Competition Bureau may take or the possible impact of the outcome of the inquiry on us. However, based on the information currently available to us, we do not believe that this matter will have a material adverse effect on our business, results of operations or financial condition.

        In April 2003, we became aware that the Canadian Competition Bureau is also presently investigating allegations of collusion among certain Canadian paper merchants, including Cascades Resources, a division of our subsidiary Cascades Fine Papers Group Inc. under Section 45(1) of the Competition Act. The allegation is based on the assumption that Cascades Resources and its competitors colluded to unduly reduce market competition between paper merchants in Canada. The investigation is still in an early stage and we intend to cooperate fully with the Competition Bureau. Because the investigation is still in such an early stage, we do not have enough information available to us at this time to be able to assess the possible outcome of the investigation or the impact that it may have on our business, financial condition or results of operations. However, based on the very limited information that we do have available to us, which is described in the preceding sentences, we do not believe that this matter will have a material adverse effect on our business, financial condition or results of operations.

        In addition, we are a party to a number of lawsuits and claims arising in the ordinary conduct of our business. While we cannot predict with certainty the ultimate results of such suits or proceedings, we believe that the resolution of these matters will not have a material adverse effect on our business, financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers

        The following table set forth information with respect to our executive officers and directors as of July 1, 2003:

Name	Age	Position
Bernard Lemaire	67	Chairman of the Board
Laurent Lemaire	64	Executive Vice Chairman of the Board
Alain Lemaire	56	President, Chief Executive Officer and a Director
Claude Audet	51	Vice President, Environment
Jean-Luc Bellemare	51	Vice President, Information Technologies
André Belzile	41	Vice President and Chief Financial Officer
Norman Boisvert	53	Vice President, Administration and a Director
Claude Cossette	53	Vice President, Human Resources
Alain Ducharme	48	Vice President, Management
Robert F. Hall	47	Vice President, Legal Affairs and Corporate Secretary
Rina P. McGuire(1)	56	Vice President, Corporate Culture and Public Relations
Suzanne Blanchet	46	President and Chief Executive Officer of Cascades Tissue Group Inc.
Denis Jean	54	President and Chief Executive Officer of Cascades Fine Papers Group Inc.
Éric Laflamme	39	President and Chief Operating Officer of North America Cascades Boxboard Group Inc.
Mario Plourde	42	President and Chief Operating Officer, Specialty Products Group
Jacques Aubert	56	Director
Paul R. Bannerman	60	Director
Robert Chevrier	60	Director
André Desaulniers	62	Director
Michel Desbiens	63	Director
Louis Garneau	45	Director
Sylvie Lemaire	41	Director
David McAusland	49	Director
Martin P. Pelletier	61	Director
Laurent Verreault	62	Director

(1)
Ms. McGuire has since resigned and has not yet been replaced.

        Bernard, Laurent and Alain Lemaire are brothers and Sylvie Lemaire is the daughter of Bernard Lemaire.

        Officers are elected annually by the board of directors and hold office at the pleasure of the board of directors until the next annual selection of officers or until their successors are elected and qualified.

        Bernard Lemaire has been a director since 1964 and has served as the Chairman of the Board since April 1992. Previously, he served as our President and Chief Executive Officer. He is currently the Chairman of the Board and Chief Executive Officer of Boralex. Mr. Lemaire is also a Director of Norampac, as well as a Canadian Schedule I chartered bank and Groupe Laperrière & Verreault Inc., a Canadian manufacturer of machinery for the pulp and paper industry.

        Laurent Lemaire has been a director since 1964. From 1992 until July 2003, he was our President and Chief Executive Officer. As of July 2003, he became our Executive Vice Chairman of the Board.

Mr. Lemaire is also a director of Junex Inc., a Canadian company specializing in natural gas exploration. Mr. Lemaire is also a director of Norampac and a Canadian Schedule I chartered bank.

        Alain Lemaire has been a director since 1967. He was our Executive Vice President from 1992 until July 2003. In July 2003, he became our President and Chief Executive Officer. Additionally, Mr. Lemaire has been President of Norampac since its incorporation on November 27, 1997, and has served as its Chief Executive Officer and a Director since December 30, 1997.

        Claude Audet has been our Vice President, Environment since May 2002. Mr. Audet joined Cascades in 1989 as Director, Environment. Prior to joining Cascades, Mr. Audet worked as Project Manager for the Quebec Ministry of the Environment. In September 2003, he was appointed President and Chief Operating Officer of Boralex Inc.

        Jean-Luc Bellemare has been our Vice President, Information Technology since he joined the company in 1999. Before joining Cascades, he worked as Executive Vice President of the Sodisco-Howden Group, a publicly held hardware distributor for four years. He is also a member of the Quebec Order of Chartered Accountants.

        André Belzile has been our Vice President and Chief Financial Officer since 1992. Previously, Mr. Belzile served as our Corporate Director of Finance. He also served as Vice President and Chief Financial Officer of Norampac on an interim basis pursuant to a management agreement until 2001. Prior to joining Cascades, he worked for the accounting firm Coopers & Lybrand and still holds a chartered accountant designation. He is also a director of NB Capital Corporation, a U.S. subsidiary of a Canadian Schedule I chartered bank.

        Norman Boisvert has been a director since 1992. Mr. Boisvert has been our Vice President, Administration since 1991. Mr. Boisvert joined our company in 1974. From 1994 to 2001 he also was President of Récupération Cascades, which was one of our subsidiaries that was liquidated and is now one of our divisions.

        Robert Chevrier has been a director since February 26, 2003. Mr. Chevrier is the President of Société de Gestion Roche Inc., a private holding company, and is currently director of the BMO Financial Group, a diversified financial services provider, CGI Group Inc., a Canadian independent information technology services firm, G.T.C. Transcontinental Group Ltd., a Montreal-based printing and media company, and Richelieu Hardware Ltd., a distributor and importer of specialty hardware and complementary products. Between November 1993 and March 2001, he was Chairman, President and Chief Executive Officer of Westburn Inc., a distributor of electrical, plumbing and industrial material. From November 1990 to April 1992, Mr. Chevrier was a partner at Schroders & Partners Ltd., an investment banking firm. He also served as President and Chief Executive Officer of Uni-Select Inc., a distributor of auto parts, from 1983 to November 1990, and as President and Chief Executive Officer of Autopoint Inc., a network of auto parts stores, from 1977 to 1988. Mr. Chevrier is a chartered accountant by profession.

        Claude Cossette has been our Vice President, Human Resources since March 1998. Mr Cossette began as our Coordinator of Total Quality and Training in January 1994 and was promoted in November 1995 to Mill Manager at Norampac.

        Alain Ducharme has been our Vice President, Management since 1997. Previously, he served as Vice President, Management of our subsidiary, Cascades Fine Papers Group Inc. Mr. Ducharme joined our company in 1978.

        Robert F. Hall has been our Vice President, Legal Affairs and Corporate Secretary since March 1994. He also serves as Vice President, Legal Affairs and Corporate Secretary of Norampac and as Corporate Secretary of Boralex Power Income Fund. Prior to his employment with us, Mr. Hall was a partner at Byers Casgrain, now Fraser Milner Casgrain LLP, a Canadian law firm.

        Rina P. McGuire was our Vice President, Corporate Culture and Public Relations beginning January 2002 until her resignation in June 2003. From 1989 to 1996, she worked at Etcan International Inc. as a sales manager. In 1996, she was named general manager for our subsidiaries, Récupération Cascades, then for Désencrage CMD Inc. and finally for Cascades Auburn Fiber, Inc. Prior to joining Etcan, she worked for Consolidated-Bathurst Inc., a Montreal-based pulp and paper company, from 1968 to 1989.

        Suzanne Blanchet has been the President and Chief Executive Officer of our subsidiary, Cascades Tissue Group Inc., since 1997. Ms. Blanchet joined Cascades in 1979 and held various positions. Ms. Blanchet was a director of Soquip Énergie Inc., a Canadian energy company, from 1995 to 1999 and served on the Board of Trade of Metropolitan Montreal from 1998 to 2001. She currently serves as a director at InnovAssur Assurances Générales Inc., a Canadian insurance company, and at La fondation du Centre hospitalier Anna-Laberge.

        Denis Jean has been the President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. since April 2002. Before joining our company Mr. Jean served as Executive Vice President of Donohue Inc. from 1997 until 2000 and more recently, between June 2000 and April 2002, he was Senior Vice President, Northern Newsprint Operations for Abitibi-Consolidated Inc. From 1995 to 2000 Mr. Jean served as director for Finlay Forest Products, Donohue Malbaie and Manicouagan Power Company. He also represented Donohue Inc. as a member of the Executive Committee of the Quebec Forest Industries Association and the Canadian Pulp and Paper Association (CPPA). He served as Chairman of the Board of the Quebec Forest Industries Association in 1999.

        Éric Laflamme has been the President and Chief Operating Officer, North America of our subsidiary, Cascades Boxboard Group Inc., since October 2002. Mr. Laflamme has been at Cascades since 1987. Before his current position, Mr. Laflamme held the position of Vice President and Managing Director of our subsidiary Cascades S.A. He is currently a director of Cascades S.A.

        Mario Plourde has been the President and Chief Operating Officer of our specialty products group since May 2000. Previously, he had been serving as Vice President and Chief Operating Officer of our speciality products group since 1998. Mr. Plourde joined Cascades in 1985. He is currently a director of ABZAC Canada Inc., a Canadian manufacturer of tubes and cores.

        Jacques Aubert has been a director since 1990. Mr. Aubert is a notary by profession and he served as Vice President Secretary General of Cascades for eighteen years before becoming President of Soquip Énergie between 1997 and 1998. Since April 1999, he has served as Chairman of the Board and Chief Executive Officer of Junex.

        Paul R. Bannerman has been a director since 1982. He is the current chairman of Etcan. He was the president of Etcan between 1978 and 2002. He has also been a director of Norampac since December 30, 1997 and had been a director of our subsidiary, Cascades Boxboard Group Inc., from 1992 to 2001.

        André Desaulniers has been a director since 1982. Mr. Desaulniers has been serving as Chairman of the Board of The Jitney Group Inc., a brokerage house specializing in professional trading since 2001, and had been a director of our subsidiary, Cascades Boxboard Group Inc., from 1992 to 2001.

        Michel Desbiens has been a director since 2001. From June 2000 to October 2002, he served as a consultant for the paper industry. Mr. Desbiens has held various positions in the paper industry such as Chairman of the Board of Abitibi-Consolidated Inc., a Canadian pulp and paper producer, and Chief Executive Officer of Donohue Inc. between 1998 and 2000. Mr. Desbiens serves as a director and was Chief Executive Officer, International Operations of Quebecor World Inc., a commercial printer between November 2002 and January 2003. He was named President and Chief Executive officer of Quebecor, World Inc. at the beginning of February 2003, but resigned at the end of February 2003 for family reasons.

        Louis Garneau has been a director since 1996. Mr. Garneau is the founder of Louis Garneau Sports Inc. and has been its President since 1983. He has also been a member of the board of directors of MAAX, a North American manufacturer of bathroom products and accessories and kitchen cabinets, since 1997.

        Sylvie Lemaire has been a director since 1999. Since January 2000, she has served as President of Fempro Inc. a Canadian company specializing in the manufacturing and marketing of feminine hygiene products. From May 1996 until that appointment, she was Vice President and General Manager of Fempro.

        David McAusland has been director since February 26, 2003. In 1999, Mr. McAusland joined Alcan Inc., a Montreal-based multinational aluminium and packaging company as Vice-President and Chief Legal Officer. Since 2000, he has held the position of Senior Vice President, Mergers and Acquisitions and Chief Legal Officer and has been a member of the Executive Management Committee of Alcan. He is also director of Cogeco Inc., a communications and broadcasting industry, and Cogeco Cable Inc., a cable distribution company. Between 1988 and 1999, Mr. McAusland was the Managing Partner of Byers Casgrain, now Fraser Milner Casgrain LLP, a Canadian law firm.

        Martin P. Pelletier has been a director since 1982. He joined our company in 1976, after having been a chemical engineering professor at Laval University. From 1984 to 1998, he directed our Research and Development Centre in Kingsey Falls and managed several of our mills. In 1997, he was placed in charge of our containerboard business. In 1998, he became a Vice President of Operations for seven of Norampac's paper mills. From February 2000 to mid-June 2002, Dr. Pelletier served as President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. Dr. Pelletier currently consults for us. Dr. Pelletier has also served as a member of the board of Laval University since 1993 and is a director of CO2 Solutions Inc., a Canadian research and development company.

        Laurent Verreault has been a director since 2001. Since 1975, Mr. Verreault has served as Chairman of the Board, President and Chief Executive Officer of Groupe Laperrière & Verreault Inc., a Canadian manufacturer of machinery for the pulp and paper industry. Mr. Verreault is also a director of TVA Group Inc., a Canadian television broadcaster and of the Montreal Exchange.

Committees of the Board of Directors

        We are managed under the direction of our board of directors.

        We have recently adopted a corporate governance policy, effective as of December 12, 2002. Our board has five standing committees: an administrative committee, an audit committee, a human resources committee, an environment, health and safety committee and a corporate governance committee. Each committee has been given a specific mandate by our board of directors, each of which is incorporated into our corporate governance policy. In addition, our corporate governance policy states that committees should generally consist of outside directors, a majority of whom should be independent, although the board retains discretion to appoint inside directors, as appropriate.

        We are also in the process of developing and implementing a code of ethics.

  Administrative Committee

        Our administrative committee has the authority to exercise certain powers of our board of directors. In general, decisions taken by the administrative committee are limited to administrative and non-material matters which require board approval.

        The members of the administrative committee are Bernard Lemaire, Laurent Lemaire, Alain Lemaire and Norman Boisvert.

  Audit Committee

        The audit committee assists our board of directors in gathering and disclosing our financial information and verifying its accuracy and objectivity, identifying significant financial risks and setting up risk management procedures, ensuring the integrity of internal controls and providing our shareholders and the general public with accurate financial information. In addition, the audit committee is charged with establishing an efficient link between our board of directors, management and the auditors, as well as ensuring the independence of the auditors. Among other things, the audit committee is required to:

  •
  review audited annual financial statements, quarterly financial statements and annual and quarterly reports;

  •
  review accounting rules and propose changes with management and the auditors;

  •
  review all material decisions relating to evaluation or presentation of our financial information with management and external auditors;

  •
  meet with the internal and external auditors to discuss the efficiency and accuracy of the financial information distributed and any weakness in their control;

  •
  review the internal auditors' policy and independence, annual plan for internal controls, internal auditors' recommendations and any related comments from management;

  •
  recommend the selection of the external auditors to our board of directors; and

  •
  review the independence of the external auditors, their audit plan and their fees.

        The audit committee also assists in the financial management of our divisions and subsidiaries.

        The audit committee consists entirely of outside independent directors with an understanding of accounting procedures. The committee has the option of meeting with the auditors or any member of management or to hire outside consultants. The members of the audit committee are André Desaulniers, Robert Chevrier and Laurent Verreault. Robert Chevrier is a "financial expert" within the meaning of Item 401(h) of Regulation S-K under the Securities Act.

        The audit committee meets, at its discretion, at least four times a year and reports regularly to our board of directors.

  Human Resources Committee

        Among other things, the human resources committee's responsibilities include:

  •
  review of the annual compensation of our chairman, chief executive officer and senior management, including key officers of our subsidiaries;

  •
  review of the compensation structure and incentive compensation programs generally;

  •
  review of those persons eligible to receive stock options, as well as the terms and conditions of those options; and

  •
  review annually our managerial structure to ensure that a succession plan for the management of our company is developed.

        The human resources committee consists of a majority of outside directors. The members are Michel Desbiens, Louis Garneau and Norman Boisvert.

        The human resources committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

  Environment, Health and Safety Committee

        Our environment, health and safety committee assists our board of directors in managing our environmental, health and safety risks. The committee is specifically charged with periodic assessments of our performance with respect to the environment to ensure our operations are in accordance statutory and regulatory standards, as well as industry practices. The committee also periodically assesses our performance with respect to health and safety practices within the workplace in order to ensure that we are in compliance with statutory standards and consistent with industry practices.

        The environment, health and safety committee consists of a majority of outside directors. The members are Martin P. Pelletier and Jacques Aubert.

        The environment, health and safety committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

  Corporate Governance Committee

        Our corporate governance committee was recently created to assist our board and management in fulfilling their responsibilities and exercising sound corporate governance. The committee is charged with determining, maintaining and disclosing our corporate governance policies, including:

  •
  coordinating both the appointment of new directors and the annual evaluation of our board's efficiency; and

  •
  making recommendations concerning the remuneration of the directors.

        The corporate governance committee consists entirely of outside directors. The members are Michel Desbiens, David McAusland and André Desaulniers.

        The corporate governance committee meets as often as necessary to fulfill its mandate and may make periodic reports to our board of directors, issue recommendations and hire outside consultants.

Director Compensation

        Directors are paid an annual fee of $24,000 plus, for non-employee directors, $1,500 for each board or committee meeting attended. Committee chairpersons are paid an additional $500 for each committee meeting attended, except the chairperson of the audit committee is paid an additional $1,000. Travel and lodging expenses are reimbursed.

Compensation of Executive Officers

        The following tables set forth information concerning the annual and long-term compensation for services rendered in all capacities to us and our subsidiaries for each of the last three years for our President and Chief Executive Officer and our four other most highly compensated executive officers:

Summary Compensation Table

	Annual Compensation					Long-term Compensation
						Awards			Payouts
Name and Principal Position	Salary ($)		Bonus ($)(a)		Other Compensation ($)	Securities Underlying Options (#)	Restricted Share or Restricted Share Units ($)	Long-term Incentive Payouts ($)(b)	All Other Compensation ($)
Laurent Lemaire President and Chief Executive Officer, Cascades Inc.
2002	468,000		936,000		(c)	—	—	—	—
2001	468,000		825,223		(c)	—	—	—	—
2000	467,200		746,994		(c)	—	—	—	—
Alain Lemaire Executive Vice President, Cascades Inc.
2002	420,800	(d)	836,000	(e)	(c)	48,308	—	141,693	—
2001	405,000		805,800	(f)	(c)	89,208	—	—	—
2000	389,500		771,000		(c)	—	—	—
Jacques Mallette Former President and Chief Executive Officer, Cascades Boxboard Group Inc.(g)
2002	164,600		189,330		(c)	17,674	—	263,480	555,150
2001	223,600		212,127		(c)	32,786	—	—	—
2000	218,400		171,282		(c)	57,360	—	—	—
Suzanne Blanchet President and Chief Executive Officer, Cascades Tissue Group Inc.
2002	256,750		424,032		(c)	19,637	—	—	—
2001	247,000		312,209		(c)	36,217	—	—
2000	239,200		169,290		(c)	48,926	—	—
Mario Plourde President of Cascades Inc., Specialty Products Group
2002	229,800		218,572		(c)	17,674	—	85,598	—
2001	217,600		186,524		(c)	32,023	—	—	—
2000	197,300		216,093		(c)	—	—	—	—

(a)
The terms of our short-term incentive plan entitles the named executive officers to participate in our profit-sharing program. The profit-sharing program is based on the financial results of the subsidiaries and affiliated companies which are supervised directly by each named executive officer as well as their personal performance. For more information, see "—Short-Term Incentive Plan."

(b)
Executives, including named executive officers, as well as key employees of Cascades, our subsidiaries and affiliated companies are eligible to receive options to acquire our common shares. The options are awarded in recognition of competence, efficiency, performance and loyalty. For more information, see "—Stock Option Plan."

(c)
The amount of other compensation does not exceed, for the named executive officers, the lesser of $50,000 per person or 10% of cash remuneration paid to the applicable named executive officer in the applicable year.

(d)
50% of this amount was paid by Norampac, a joint venture in which we hold a 50% interest.

(e)
46% of this amount was paid by Norampac, a joint venture in which we hold a 50% interest.

(f)
60.8% of this amount was paid by Norampac, a joint venture in which we hold a 50% interest.

(g)
Mr. Mallette served as President and Chief Executive Officer of Cascades Boxboard Group Inc. until October 2002 and was succeeded by Éric Laflamme in October 2002.

Options Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Cascades Employees in 2002	Exercise Price ($/sh)	Market Value of Common Shares Underlying Options on Date of Grant ($)(a)	Expiration Date
Laurent Lemaire	—	—	—	—	—
Alain Lemaire	48,308	14.90%	13.24	13.48	February 25, 2012
Jacques Mallette	17,674	5.45%	13.24	13.48	February 25, 2012
Suzanne Blanchet	19,637	6.06%	13.24	13.48	February 25, 2012
Mario Plourde	17,674	5.45%	13.24	13.48	February 25, 2012

  (a)
  Based on the closing price of our common shares on the Toronto Stock Exchange on the date of grant.

Aggregated Options Exercised In Last Fiscal Year And Fiscal Year End Options Values

        The following table sets forth information about stock options exercised during fiscal year 2002 by the named executive officers and the fiscal year-end values of unexercised options held by the named executive officers. All of these options were granted under our stock option plan.

			Number of Securities Underlying Unexercised Options At December 31, 2002
					Value of Unexercised Options At December 31, 2002 ($)(a)
	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Laurent Lemaire	—	—	—	—	—	—
Alain Lemaire	10,950	141,693	185,811	80,835	1,312,842	481,170
Jacques Mallette	46,700	263,480	23,132	36,189	77,688	224,569
Suzanne Blanchet	—	—	64,512	40,268	508,208	251,871
Mario Plourde	16,850	85,598	49,921	29,267	381,819	173,327

  (a)
  Based on a closing price of $15.65 of our common shares on the Toronto Stock Exchange on December 31, 2002.

Pension Plans

  The Cascades Group Retirement Savings Plan

        Claude Audet, Jean-Luc Bellemare, André Belzile, Norman Boisvert, Claude Cossette, Alain Ducharme, Robert F. Hall and Mario Plourde are eligible to participate in the Cascades Group Retirement Savings Plan. The Cascades Group Retirement Savings Plan, which is similar to a defined contribution pension plan, was established to enable employees to accumulate capital for retirement. We contribute 2% of our operating profits into the fund as do all of our participating subsidiaries and affiliated companies. This fund is allocated to all eligible employees, including the named executive officers listed above, 70% according to their base salary and 30% according their years of service. If an employee, including the named executive officers listed above, makes additional contributions, we match 100% of those contributions up to $150 per year of service. Additionally, for those employees hired before 1995, including the named executive officers listed above, upon their retirement between the ages of 57 and 64, we pay a retirement allowance based on years of service and the employee's base salary the year before retirement. Because the retirement allowance formula is based on an employee's date of hire, the following table shows approximate retirement allowances:

Years of service/ Earnings	15 years	20 years	25 years	30 years	35 years
$100,000	$30,000	$40,000	$50,000	$60,000	$70,000
$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
$300,000	$90,000	$120,000	$150,000	$180,000	$210,000
$400,000	$120,000	$160,000	$200,000	$240,000	$280,000
$500,000	$150,000	$200,000	$250,000	$300,000	$350,000

        On January 1, 2003, the contribution formula was modified. We now contribute 2.25% of an employee's base salary. We also contribute a certain percentage, ranging between 0% and 2%, depending on our profitability the year before. If an employee makes additional contributions, we match 100% of those contributions up to 1.0%, 3.0% or 4.0% of the employee's base salary, depending on that employee's years of service of one year, five years or fifteen years, respectively.

  The Cascades Tissue Group Pension Plan

        Suzanne Blanchet is eligible to participate in The Cascades Tissue Group Pension Plan. The Cascades Tissue Group Pension Plan for all salaried employees in Canada, which is a defined contribution pension plan, was established to enable employees to accumulate capital for retirement. We contribute 2% of an employee's base salary and, if the employee makes additional contributions, we match 50% of those contributions up to an additional 2% of the employee's base salary.

  The Cascades Boxboard Group Pension Plan

        Éric Laflamme is eligible to participate in the Cascades Boxboard Group Pension Plan. The Cascades Boxboard Group Pension Plan for all salaried employees in Canada, which is a defined contribution pension plan, was established to enable employees to accumulate capital for retirement. We contribute 1.75% of an employee's base salary. We also contribute a percentage, ranging between 0% and 2%, depending on the profitability of Cascades Boxboard Group Inc. the year before. If an employee makes additional contributions, we match 100% of those contributions up to 1.5%, 3.5% or 4.5% of the employee's base salary, depending on that employee's years of service of one year, five years or fifteen years, respectively.

  Cascades Fine Paper Group Pension Plan

        In 2002, Denis Jean began to participate in the Cascades Fine Paper Group Pension Plan for all salaried employees, which is a traditional final average pay pension plan that pays retirement benefits based on an employee's final average salary over the last 60 months of employment. However, because Canadian Income tax legislation limits the amount of pension benefits that can be paid to employees from qualified pension plans, the retirement program for Mr. Jean only includes a nonqualified plan. This permits an additional pension based on the employee's final average salary over the last

36 months of employment. The following table shows the monthly pension amount Mr. Jean would receive at retirement based on final average salary and years of service:

Years of service/ Earnings	5 years	10 years	15 years
$100,000	$1,667	$2,500	$2,500
$200,000	$3,333	$5,000	$5,000
$300,000	$5,000	$7,500	$7,500
$400,000	$6,667	$10,000	$10,000
$500,000	$8,333	$12,500	$12,500

  Pension Plan for Bernard Lemaire, Laurent Lemaire and Alain Lemaire

        A separate group retirement savings plan has been established solely for Bernard Lemaire, Laurent Lemaire and Alain Lemaire. The contributions paid to these named executive officers are the maximum amount allowed by Canadian Income tax legislation, currently $14,500 per year.

Long-Term Incentive Plan

        The long-term incentive program enables our executives, including the named executives officers, as well as key employees of our subsidiaries and affiliated companies to receive options entitling them acquire our common shares. The stock options are awarded in recognition of competence, effort, performance and loyalty under our stock option plan as described below under "—Stock Option Plan."

Short-Term Incentive Plan

        Under our short-term incentive plan, employees, including the named executive officers, are eligible to participate in our profit sharing plan. Our profit sharing plan is based on our financial results and those of our subsidiaries and affiliated companies which are supervised directly by the named executive officers as well as their personal performance. Generally, employees are eligible to participate in our profit sharing plan after one year of seniority; however, certain executive positions are eligible during the first year. The percentage of profits distributed is capped at 10% of a particular unit's profits, which are calculated before depreciation and taxes and exclude unusual gains and losses. However, the President of Cascades Inc. and the presidents of each of our principal subsidiaries are excluded from the 10% cap.

Stock Option Plan

        On August 1, 1984, we established a stock option plan for the benefit of certain of our executives, including named executive officers, and key employees and those of our subsidiaries and companies subject to our significant influence. On August 12, 1996, we modified our stock option plan in order to broaden the criteria for participation and to add provisions relating to the management, eligibility, granting and exercise of options. The stock option plan provides for the purchase of a maximum of 1,000,000 of our common shares which were specifically reserved for this purpose. The granting and exercise of the options are governed by the terms and conditions of the stock option plan and by applicable securities regulations and policies.

        On December 15, 1998, the board of directors adopted a new stock option plan for the benefit of our directors, senior management and key employees as well as for the benefit of the senior management and key employees at our subsidiaries and affiliated companies. The new stock option plan was approved by our shareholders at our annual meeting held on May 4, 1999. As of December 31, 2002 the new stock option plan permitted the purchase of a maximum of 7,268,331 of our common shares under the terms and conditions of the new plan. Included in this number are 250,000 shares that were reserved but not issued under the 1994 stock option plan. Each option will expire on a date determined by the board of directors, which date will be no more than ten years after the date the option is granted. The exercise price may not be less than the market price of the common shares at the grant date, calculated as the average of the closing price of the common shares on the Toronto Stock Exchange on the five trading days prior to the grant date. Options vest 25% immediately, and an additional 25% each year thereafter, in each case subject to the condition that the market price on the exercise date exceeds the book value of the common shares on the grant date.

        In December 2000, following the privatization of Paperboard Industries International Inc., Perkins Papers Ltd. and Rolland Inc., we granted to officers and key employees of our subsidiaries 713,298 options to buy our common shares, in exchange for the cancellation of the share options of the subsidiaries owned by these employees. The terms of the new options are the same as the former options, except the exercise price and the number of shares, which have been adjusted based on the exchange ratio used for the privatization.

Employment Agreements

        We generally do not enter into employment agreements with our senior management. We have, however, entered into an employment agreement with Denis Jean, the President and Chief Executive Officer of our subsidiary, Cascades Fine Papers Group Inc. Our employment agreement with Denis Jean, President and Chief Executive Officer of our subsidiary, Cascades Fine Paper Group Inc., provides for a base salary of $312,000 per year, plus an incentive payment in an amount of up to two times his base salary depending on the financial performance of this subsidiary and its divisions and subsidiaries, as well as stock options and salary insurance. We have also leased a vehicle for Mr. Jean's use.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information with regard to the beneficial ownership of our common shares as of September 15, 2003 by (1) each of our directors, (2) each of our named executive officers, and (3) all of our directors and executive officers as a group. Besides Bernard Lemaire, Laurent Lemaire and Alain Lemaire, we know of no beneficial owners of more than 10% of our common stock. Following the privatization of three of our subsidiaries in December 2000, the aggregate equity interests of the three Lemaire brothers were diluted from 49% to the 38% they currently hold. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

Name	Amount and Nature of Beneficial Ownership(i)	Percent of Class
Directors And Named Executive Officers:
Bernard Lemaire(a)	13,914,159	17.0%
Laurent Lemaire(b)	11,505,638	14.1%
Alain Lemaire(c)	4,410,374	5.4%
Claude Audet	12,176	*
Jean-Luc Bellemare	5,909	*
André Belzile	33,026	*
Norman Boisvert	47,411	*
Claude Cossette	31,862	*
Alain Ducharme	41,977	*
Robert F. Hall	87,731	*
Rina P. McGuire	114	*
Suzanne Blanchet	109,669	*
Denis Jean	13,782	*
Éric Laflamme	8,268	*
Mario Plourde	78,008	*
Jacques Aubert	6,643	*
Paul R. Bannerman(d)	663,044	*
Robert Chevrier	5,000	*
André Desaulniers(e)	20,000	*
Michel Desbiens	2,000	*
Louis Garneau	1,007	*
Sylvie Lemaire(f)	6,160	*
David McAusland	1,000	*
Martin P. Pelletier(g)	136,077	*
Laurent Verreault(h)	12,570	*
All current directors and executive officers as a group (25 persons)	31,152,600	38.1%

  *
  Less than 1%

  (a)
  Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power.

  (b)
  Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power.

  (c)
  Directly or indirectly held personally or by holding companies, trusts or foundations over which Mr. Lemaire has sole or shared voting and/or dispositive power.

  (d)
  Includes 519,444 shares owned by Etcan Holdings Inc., which is wholly owned by Mr. Bannerman.

  (e)
  Directly or indirectly held by Pyrénées Capital Ltd., of which André Desaulniers is the sole voting shareholder.

  (f)
  Includes 2,160 shares held in Ms. Lemaire's husband's name. Ms. Lemaire disclaims beneficial ownership of such shares.

  (g)
  Includes 3,157 shares held in Dr. Pelletier's wife's name. Dr. Pelletier disclaims beneficial ownership of such shares.

  (h)
  Includes 6,570 shares owned by 3033548 Nova Scotia Co., which is wholly owned by Mr. Verreault. Also includes 4,000 shares held in Mr. Verreault's wife's name. Mr. Verreault disclaims beneficial ownership of such shares.

  (i)
  Includes shares of restricted common stock and shares covered by stock options exercisable on December 1, 2002, or within 60 days thereafter.

RELATED PARTY TRANSACTIONS AND OTHER MATERIAL CONTRACTS

Norampac

        On December 30, 1997, we formed Norampac Inc., a joint venture that combined our and Domtar's containerboard and corrugated packaging operations. At that time, we entered into a shareholders' agreement with Domtar and Norampac. The shareholders' agreement provides for shared control of Norampac's board of directors, allowing for each of us and Domtar to designate four directors and ensuring that an equal number of our and Domtar's representatives are present at each board meeting. The shareholders agreement contains customary transfer restrictions, but provides for the right to participate in a public offering under certain circumstances, and the right of first refusal for each shareholder in the event that a third party offers to purchase the other shareholder's interest. The agreement also contains a shotgun provision. Under this provision, if one shareholder offers to buy all the shares of Norampac from the other shareholder, the other shareholder must either accept the offer, or purchase all the shares owned by the offering shareholder upon the same terms. In addition, in the event either shareholder is subject to bankruptcy proceedings or in default of any indebtedness, which default has not been waived and the interest of such shareholder in the joint venture shall have become the subject of a foreclosure proceeding, the other party is entitled to sell its shares to a third party or invoke the shotgun provision.

        The shareholders' agreement also provides for the annual declaration of dividends on Norampac's common shares, in an amount equal to 20% of excess available cash flows, subject to compliance with applicable restrictions under Norampac's credit facilities and the indenture governing its outstanding senior notes, unless it would be "imprudent."

        We have entered into a management agreement with Norampac pursuant to which we are responsible for overseeing the day-to-day operations of Norampac. For services under this agreement, we receive a fee, payable quarterly, in an amount equal to 2% of Norampac's earnings before depreciation, amortization and income taxes for the preceding calendar quarter. In addition, we are entitled to reimbursement for all out-of pocket expenses, excluding salaries, benefits, bonuses or benefits, reasonably incurred by us related to the service of officers in discharging our obligations under the management agreement. This agreement renews automatically on December 31 of each year unless terminated by Norampac.

        We and Domtar have each agreed not to compete with Norampac with respect to containerboard and corrugated packaging products in certain jurisdictions. Norampac has also agreed not to compete with us or our subsidiary, Cascades East Angus Inc., with respect to kraft paper bags.

        Our subsidiary, Cascades Boxboard Group Inc., and Norampac have entered into a corrugated supply agreement dated May 1, 2002, providing for Norampac's supply of corrugated packaging products to Cascades Boxboard Group Inc. This agreement assures our subsidiary a continuous supply of corrugated packaging products for its Canadian plants for the duration of the contract, which terminates on April 30, 2005, but is automatically renewable for subsequent one-year terms, unless either party gives notice of termination. Prices and other purchase terms and benefits granted to Cascades Boxboard Inc. are required to be lower and more favorable than the prices, purchase terms and benefits offered by Norampac to its other customers. In consideration for this most favored customer pricing, our subsidiary agreed to purchase 80% of its corrugated packaging product requirements for its Canadian plants from Norampac. The agreement also provides for volume rebates for all purchases by Cascades Boxboard Group Inc. and a special discount for Cascades Boxboard Group Inc.'s Cobourg plant.

        Norampac secures its wood fiber from three sustainable forest licenses, private land and crown land managed by Domtar and sawmills associated with Domtar and Norampac, as well as pursuant to contracts with other private and public sources.

Metro Waste

        Our subsidiary, Cascades Boxboard Group Inc., entered into a shareholders' agreement with Metauro Group Holdings Inc., Norampac and Metro Waste, dated December 31, 1998, setting forth the rights and obligations of the shareholders of Metro Waste. The shareholders' agreement provides for access of each shareholder to Metro Waste's financial and other records.

        The board of directors consists of five directors, two of whom are nominated by Cascades Boxboard, two by Metauro, and one by Norampac. Each shareholder must be represented by at least one director at each board meeting. In addition, certain decisions, such as the sale or lease of significant assets, significant acquisitions of assets, certain issuances of debt, the appointment and dismissal of certain officers or the entering into non-arm's-length transactions, require unanimous approval of all directors.

        The shareholders' agreement provides that the shareholders will cause their nominees on the board to cause a declaration of annual dividends of 50% of net cumulative profits, provided that payment of the dividend does not cause Metro Waste's working capital ratio to be less than 1.15 to 1 and such declaration or payment does not result in a default under any agreement executed by Metro Waste. However, shareholders may cause their respective nominees to cause Metro Waste not to declare dividends in order for the amount to be used for Metro Waste's operations and development.

        The shareholders' agreement prohibits the transfer of shares of Metro Waste Paper Recovery Inc. except (a) to affiliated corporations of the transferor, and (b) to a third party that had offered at arm's-length to buy all the shares of one shareholder for cash as long as such shareholder has communicated such offer to the other shareholders, offering them its shares upon the same terms, and the other shareholders have not accepted such offer. Shareholders not having accepted such offer would have a tag-along right. The shareholders' agreement also contains a shotgun provision. Under this provision, if any shareholder offers to buy all the shares of Metro Waste from any other shareholder, the offeree must either accept the offer, or in turn offer to purchase, on a pro rata basis in the event all shareholders elect to acquire the shares of the offeror, all the shares of Metro Waste owned by the offeror upon the same terms. In the event that only one shareholder refuses the offer, such shareholder must offer to purchase the shares of the offeror and the shares of the other party that has accepted the offer. In the event of bankruptcy proceedings, Metauro Group Holdings Inc. ceasing to be controlled by certain individuals, a transfer in violation of the provisions of the shareholders' agreement, or a default under any indebtedness of any party to the shareholders' agreement, the defaulting shareholder shall be deemed to have offered for sale to the other shareholders its shares in Metro Waste and the other shareholders shall have the opportunity to purchase such shares at fair market value.

Sonoco Joint Ventures

        In 1992, we formed two joint ventures, Cascades Sonoco Inc. and Cascades Conversion Inc., to combine our industrial packaging operations with those of Finipap Services Inc. and Sonoco Products Company in the United States and Canada. At that time, we entered into a shareholders' agreement with Sonoco Products Company, Wisenberg U.S. Inc., Cascades Sonoco Inc. and Cascades Conversion Inc. The shareholders' agreement was amended and restated in 1998 to reflect changes in ownership of the two joint ventures. In 1999, we formed a third joint venture, Cascades Sonoco S.A., with Sonoco in Europe and we entered into a shareholders' agreement with Sonoco Holding France S.A., Sonoco Products Company and Cascades Sonoco S.A. All three joint ventures manufacture and sell header and header substitutes, coated paper and laminate, including roll and ream wrap.

        The boards of directors of Cascades Sonoco Inc., Cascades Conversion Inc. and Cascades Sonoco S.A. each consist of four directors, two nominated by Sonoco and two by our subsidiary, Groupe Conversion Cascades, Inc., and each shareholder must be represented by at least one director at each board meeting. Decisions of the board must be approved by unanimous vote of the directors present and voting.

        Unless the boards of Cascades Sonoco Inc. and Cascades Conversion Inc. determine otherwise, the declaration of annual dividends on the common shares are to be in an amount equal to 75% of net after tax profits, subject to any obligations of Cascades Sonoco Inc. and Cascades Conversion Inc. to their lenders. The board of Cascades Sonoco S.A. has the discretion to distribute profits by way of dividend or otherwise, subject to any obligations of Cascades Sonoco S.A. to its lenders.

        Upon a change of control involving any of the shareholders party to the shareholders' agreements, the affected party must offer to sell its shares in Cascades Sonoco Inc. and Cascades Conversion Inc. to the other shareholder at fair market value. The shareholders' agreements each also contain a shotgun provision. Under these provisions, if any shareholder offers to buy all the shares of both Cascades Sonoco Inc. and Cascades Conversion Inc., the offeree must either accept the offer, or in turn offer to purchase all the shares of Cascades Sonoco Inc. and Cascades Conversion Inc. owned by the offeror upon the same terms. Upon a change of control of Sonoco Holding France S.A. or our subsidiary, Cascades G.P.S. S.A., through which Sonoco and we each own our 50% joint venture interest in Cascades Sonoco S.A., the affected party must sell its shares in Cascades Sonoco S.A. to the other party for fair market value, provided notice is given in writing to the affected party of the required sale. If any party to the shareholders' agreement governing Cascades Sonoco S.A. offers to purchase the shares of the other parties, the other parties have sixty days from receipt of the offer to respond by accepting the offer to acquiring the shares of the offering party upon equivalent terms and conditions. In addition, for as long as each of the parties owns shares in Cascades Sonoco Inc., Cascades Conversion Inc. or Cascades Sonoco S.A., and for two years following the sale of any such shares, the parties are contractually restricted from competing with the joint ventures in Canada or the United States in the case of Canadian and U.S. joint ventures and in Europe in the case of the European joint ventures. Furthermore, the parties are also prohibited from having an interest in an entity engaged in a competing business.

        Our subsidiary, Groupe Conversion Cascades Inc., entered into a five year management agreement, dated May 1, 1998, with our joint ventures, Cascades Conversion Inc. and Cascades Sonoco Inc. This agreement provides for our subsidiary's management of Cascades Conversion Inc.'s and Cascades Sonoco Inc.'s manufacturing operations for fees equal to 8% of the net operating profits of the joint ventures, plus profit sharing for our management. Our subsidiary is shielded from liability based on its performance under this agreement, except with respect to cases of willful misconduct or negligence. This agreement terminates on April 30, 2003, but is automatically renewable for successive five-year terms.

        Cascades Conversion Inc., Cascades Sonoco Inc. and Roll Packaging Technologies Inc., a subsidiary of Sonoco, entered into a marketing and sales agreement, dated May 1, 1998, under which Roll Packaging Technologies was appointed as the exclusive marketing and sales representative in the United States and Canada for our joint ventures. Pursuant to the agreement, Roll Packaging Technologies receives an annual fee for its services equal to 3% to 3.5% of net sales, depending on the category of products sold. This agreement is for a five-year term and terminates on May 3, 2003, but is automatically renewable for successive five-year terms.

Dopaco, Inc.

        In connection with the initial 20% investment of our subsidiary, Cascades Boxboard U.S. Holdings, Inc., in Dopaco in May 1997, our subsidiaries, Cascades Boxboard Group Inc., Cascades Boxboard Inc. and Cascades Boxboard U.S. Holdings, Inc., entered into a shareholders' agreement dated May 2, 1997 with Edward P. Fitts, Jr., individually, Edward P. Fitts, Jr. as voting trustee for a voting trust established in 1997, and Dopaco. The shareholders' agreement provides for customary transfer restrictions, except that after the expiration of a six-year period from the date of the shareholders' agreement, a shareholder may accept an offer at arm's-length to purchase all its shares for cash as long as such shareholder has communicated such offer to the other shareholders, offering them its shares upon the same terms, and the other shareholders have not accepted such offer. The remaining shareholders have the right to participate proportionately with their ownership interest in Dopaco in the event of such a sale to a third party. In addition, the agreement provides for shareholder anti-dilution rights and pre-emptive rights.

        The board of directors of Dopaco must consist of six directors, to be appointed by the shareholders in proportion to their interest. A shareholder owning more than 80% of Dopaco can appoint all six directors, a shareholder who owns 65% to 80% can appoint five directors, a shareholder who owns 50% to 65% can appoint four directors, a shareholder who owns 50% can appoint three directors, a shareholder who owns 35% to 50% can appoint two directors and a shareholder who owns 20 to 35% can appoint one director. At least one representative of each shareholder owning more than 20% of Dopaco capital stock must be present at each board of directors meeting. Certain decisions, such as certain reductions or distribution of capital, certain issuances or redemptions of shares or issuances of debt or guarantees secured by Dopaco fixed assets in an amount in excess of US$25 million, require unanimous approval of the directors.

        Our subsidiaries, Cascades Boxboard Group Inc., Cascades Boxboard Inc. and Cascades Boxboard U.S. Holdings, Inc., have the option to increase their aggregate shareholdings in Dopaco's capital stock to 50%. The option is valid for a six-year term and expires 30 days following the receipt by the board of directors of Dopaco's financial statements for the fiscal year ending on March 31, 2003. The purchase price per share is equal to seven times the average EBITDA (earnings before interest, taxes, depreciation and amortization) of Dopaco, adjusted to exclude extraordinary items, for the preceding two fiscal years less net outstanding debt at the end of the immediately preceding fiscal year divided by the number of common shares on the date of Dopaco's audited financial statements. Dopaco and Edward P. Fitts, Jr. have the option to repurchase all of the shares held by our subsidiaries at a 10% discount if this option has not been exercised by the end of the option period.

        Cascades Boxboard Group Inc., Cascades Boxboard Inc. and Cascades Boxboard U.S. Holdings, Inc. have given notice to Dopaco and Mr. Fitts that they intend to exercise their option to increase their aggregate shareholdings in Dopaco's capital stock to 50%. We anticipate that this transaction will be completed in the third quarter of 2003 and will be financed with borrowings under our new revolving credit facility.

        If there is a change of control or change of principal business of Cascades Boxboard Group Inc, Cascades Boxboard Inc. or Cascades Boxboard U.S. Holdings, Inc., Mr. Fitts has the option to purchase all, but not less than all, of the shares of Dopaco or to force our subsidiaries to purchase all of Mr. Fitts' shares at a purchase price determined by an appraisal procedure. Upon Mr. Fitts' death and subject to certain conditions, his estate has the right to require that Dopaco register its shares under federal and state securities laws in order to sell those shares in the public market. In the event any of the parties to the shareholders' agreement is subject to bankruptcy proceedings or is in default under any of its indebtedness which default shall not have been waived and such default shall have resulted in an acceleration of such debt, the shareholder will be deemed to have unconditionally offered its shares to the other shareholders.

        Our subsidiaries, Cascades Boxboard Group Inc. and Cascades Boxboard Inc., have a right of first refusal to supply Dopaco, at the most favorable price then available, with products manufactured by operations owned or operated by them or any of their subsidiaries. The provision does not apply, however, if the prices are not competitive with prices that Dopaco is able to obtain elsewhere for similar quantities on an on-going basis. Similarly, Dopaco has the right of first refusal with respect to the purchase of products manufactured by them or any of their subsidiaries at the most favored price then available to their customers, subject to existing agreements and commitments.

Other Agreements and Arrangements

        We have also entered into various agreements with our joint ventures, significantly influenced companies and entities controlled by one or more directors for the supply of raw materials, including recycled paper, virgin pulp and energy, supply of unconverted and converted products, sale and lease of equipment and other agreements in the normal course of business. The aggregate amount of sales from us to our joint ventures and other affiliates was $78 million, $78 million and $96 million for 2000, 2001 and 2002, respectively. The aggregate amount of sales from our joint ventures and other affiliates to us was $58 million, $47 million and $57 million for 2000, 2001 and 2002, respectively. The aggregate amount of sales from entities controlled by one or more of our directors to us was $3 million, $5 million and $5 million for 2000, 2001 and 2002, respectively. A number of our directors and officers are also directors and/or executive officers of our joint ventures and entities in which we have minority interests.

DESCRIPTION OF OTHER INDEBTEDNESS

New Revolving Credit Facility

        On February 5, 2003, as part of the transactions undertaken to refinance substantially all of our existing credit facilities and credit lines, other than credit facilities and credit lines of our joint ventures, we entered into a new revolving credit facility. Set forth below is a summary of the key terms of the revolving credit facility.

        The new revolving credit facility provides for borrowings of up to $500 million. The revolving credit facility has a term of four years. Availability under the new revolving credit facility is governed by a borrowing base based on eligible inventory, accounts receivables plus an additional amount up to $165 million. In addition to Cascades Inc., some of our subsidiaries are able to borrow directly under the new revolving credit facility subject to sublimits ranging from $50 million to $300 million. As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, we would have had $143 million of borrowings and $3 million of letters of credit outstanding under the revolving credit facility and $354 million of availability.

        Prior to maturity, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed without premium or penalty. Borrowings are subject to the satisfaction of customary conditions, including the absence of a default and the continuing accuracy of representations and warranties.

        Use of Proceeds.    Proceeds of the revolving credit facility may be used for working capital or general corporate purposes.

        Guarantees.    The obligations of each borrower are guaranteed by each of the other Canadian and U.S. borrowers and by designated existing and future material subsidiaries. The European borrowers, Cascades G.P.S. S.A., Cascades S.A. and Cascades Arnsberg GmbH, are only responsible for their own borrowings and do not guarantee the borrowings of any other party to the new revolving credit facility.

        Security.    The lenders have been granted a first priority lien upon all receivables and inventory and related assets of the borrowers and our designated material subsidiaries, except that the European borrowers have not granted a security interest on their receivables and inventory and related assets. Additionally, a first priority lien has been granted on selected fixed assets, subject to the lenders' satisfaction, with an assessed market value of $405 million. The selected fixed assets consist of our tissue mills in Candiac and Kingsey Falls, Quebec and our fine papers mill in St. Jérôme, Quebec.

        Interest.    Borrowings bear interest at base, prime or various money market instrument rates plus a spread, which ranges from zero to 175 basis points depending on the type of borrowing and the credit rating of our secured debt as determined by Standard & Poor's and Moody's.

        Fees.    We pay fees for each letter of credit issued under the new revolving credit facility. The fee for each standby letter of credit and each letter of guarantee ranges from 100 to 175 basis points depending on our credit rating. The fee for each documentary letter of credit is determined on the basis of the rate then offered by the issuing lender to customers for similar documentary letters of credit. Fees are calculated on the face amount of each letter of credit for the number of days included in the period of the letter of credit. We also have to pay a fronting fee, at an annual rate equal to 0.125%, and administrative charges in connection with each letter of credit. We have to pay a standby fee on the difference between committed amounts and amounts actually borrowed under the new revolving credit facility. The standby fee ranges from 20 to 50 basis points depending on the credit rating of our secured debt. We also have to pay an acceptance fee on the issue of each acceptance, which ranges from 100 to 175 basis points depending on our credit rating. Fees are calculated on the face amount of each acceptance for the number of days included in the period of the acceptance.

        Repayments.    Loans outstanding under the new revolving credit facility are subject to mandatory prepayment only to the extent that the outstanding amount of the loans exceeds the amount of the lesser of the borrowing base or the maximum amount available under the facility, which is initially

$500 million, at any time, provided that if the excess is solely a result of exchange rate fluctuations, mandatory prepayments are only required if the percentage of the excess is more than 5%.

        Voluntary payments of principal amounts outstanding and voluntary reductions of the unutilized portion of the revolving credit facility are permitted at any time, upon the giving of proper notice. However, acceptances may not be prepaid before the applicable maturity date and LIBOR loans may not be prepaid before the applicable maturity date without breakage and other costs.

        Covenants.    The new revolving credit facility requires us to meet certain financial tests, including a debt to capitalization ratio, which requires our funded debt to unfunded debt plus shareholders equity to be no more than 60% until March 31, 2004, 57.5% from April 1, 2004 to March 31, 2005 and 55% thereafter, and an interest coverage ratio, which requires our EBITDA (earnings before interest, taxes, depreciation and amortization) to interest expense (for the period that EBITDA is calculated) to be no less than 2.5 to 1.0. In addition, the new revolving credit facility limits our ability to:

  •
  engage in mergers, liquidations and dissolutions;

  •
  incur additional liens;

  •
  make investments in non-credit parties;

  •
  sell assets;

  •
  incur additional debt;

  •
  guarantee obligations of persons other than credit parties;

  •
  make distributions other than to the borrowers;

  •
  enter into transactions with affiliates; and

  •
  change our line of business.

In each case, the limitations are subject to a number of exceptions, materiality qualifiers and baskets.

        Events of Default.    The revolving credit facility contains customary events of default, including:

  •
  non payment of principal, interest or acceptance fees when due;

  •
  non-payment of other amounts after a grace period;

  •
  failure to meet financial ratios;

  •
  violation of other covenants subject to a grace period;

  •
  failure of any representation or warranty to be true in all material respects when made or deemed made;

  •
  commencement of a bankruptcy or similar proceeding by or on behalf of a credit party;

  •
  change of control;

  •
  material adverse change; and

  •
  defaults under other debt instruments, including under the indenture governing the outstanding notes and that will govern the exchange notes.

February 2003 Notes

        In February 2003, we issued US$450 million aggregate principal amount of our 7 1/4% Senior Notes due 2013. These notes were issued under the same indenture and have the same terms and conditions as the outstanding notes. For additional information on the February 2003 notes, see "Description of Notes" elsewhere in this prospectus.

Other Indebtedness

        As of June 30, 2003, we had approximately $36 million of outstanding borrowings under other credit facilities, capital leases and lines of credit. These facilities were not refinanced and remain outstanding. These facilities are all secured, except for $4 million, and bear interest at annual rates ranging from 0% to 12% and are scheduled to mature between 2003 and 2012.

Joint Ventures

        On May 28, 2003, Norampac entered into a new $350 million year revolving credit facility, which replaced its two existing revolving credit facilities and completed a private placement of US$250,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2013. Proceeds of that issuance, together with borrowings under the new revolving credit facility, were used to refinance borrowings outstanding under the old revolving credit facilities and to redeem Norampac's 9 1/2% Senior Notes and 9 3/8% Senior Notes. We have not guaranteed Norampac's obligations under its new revolving credit facilities or its new senior notes and Norampac's obligations are therefore without recourse to us. Norampac's new revolving credit facilities are secured by its receivables and inventories and by the property, plant and equipment of two of its Canadian containerboard mills and two of its Canadian converting plants. The revolving credit facilities contain certain restrictive financial covenants, including restrictions on dividends to Norampac's shareholders. Borrowings under the new revolving credit facilities bear interest at base, prime or various money market instrument rates plus a margin based on Norampac's consolidated leverage ratio. During 2002, the interest rates on outstanding borrowings under Norampac's old revolving credit facilities ranged from 2.6% to 3.6%. The new Norampac notes are unsecured and are governed by an indenture that contains various restrictive covenants limiting Norampac's ability, and the ability of its restricted subsidiaries, to take certain actions and events of default similar to those applicable to our outstanding 7 1/4% Senior Notes and the notes offered in this offering. The indenture also contains events of default that could trigger an acceleration of the debt represented by the Norampac notes. As of June 30, 2003, Norampac had approximately $438 million of outstanding debt.

        As of June 30, 2003, our other joint ventures had approximately $47 million of other committed credit facilities, capital leases and lines of credit, with outstanding borrowings of $27 million. With the exception of $3 million, which we have guaranteed, these facilities and lines are without recourse to us, will not be refinanced and will remain outstanding following completion of the refinancing. These facilities are unsecured, bear interest at annual rates ranging from 4.0% to 12% and are scheduled to mature between 2003 and 2008.

Mandatorily Redeemable Preferred Shares and Other Preferred Shares of Subsidiaries

        As of December 31, 2002, our subsidiary, Cascades Boxboard Group Inc., had outstanding 2,099,746 Class A preferred shares, of which we owned 88,409 shares. During the second quarter of 2003, we repurchased all but 1,400,001 of the outstanding Class A preferred shares. The 1,400,001 outstanding shares are owned by affiliates of three of the initial purchasers in the offering in which the outstanding notes were issued. The Class A preferred shares rank, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of Cascades Boxboard Group. The holders of the Class A preferred shares are entitled to receive, when and as declared by the board of directors of Cascades Boxboard Group, cumulative dividends, payable in cash at a quarterly rate of 1.25% of the redemption amount, which is equal to $25 per share plus any accrued and unpaid dividends. Holders of the Class A preferred shares do not have voting rights, except for matters affecting their rights or in the event that scheduled cash dividends are unpaid for six quarters, whether or not consecutive, at which time the holders of the Class A preferred shares have the right to elect three directors until all accrued and unpaid dividends are paid. The aggregate redemption amounts of the Class A preferred shares and cumulative dividend payments in each of the next three years are as follows: $10 million in 2003 (representing approximately $7.5 million for each redemption of the preferred shares and $2.5 million for each of the final two cumulative dividend payments), $15 million in 2004 and the remainder in 2005. The total amount payable upon redemption is approximately $35 million during the next three years. In the event that Boxboard defaults in the payment of any redemption amount due with respect to the Class A preferred shares, we have agreed to pay this redemption amount by purchasing the shares that were to have been redeemed and, in the event that Boxboard defaults in any payment of the accrued dividend or the quarterly dividend payable with respect to these shares, we have agreed to provide Boxboard the funds necessary to make the payment.

In addition, we have granted to the holders of the Class A preferred shares the right to require us to repurchase any or all of the outstanding Class A preferred shares at any time after December 31, 2003 at a price of $25 per share, plus accrued and unpaid dividends. Our ability to make these payments and comply with our other obligations in respect of the Boxboard Class A preferred shares may be limited by the covenants in our new revolving credit facility and the indenture governing the notes. Failure to comply with those covenants could give rise to a default under those agreements, which could, in turn, cause a default under other agreements to which we or our subsidiaries are a party.

        Cascades Boxboard Group Inc. also had outstanding 4,300,000 Class B preferred shares as of December 31, 2002, all of which were repurchased during the second quarter of 2003. The Class B preferred shares rank, as to dividends, prior to common shares and any other classes and series of capital stock of Cascades Boxboard Group, but junior to the Class A preferred shares. The holders of the Class B preferred shares are entitled to receive, when and as declared by the board of directors of Cascades Boxboard Group, cumulative dividends, payable in cash at quarterly rate of 0.25% of the accrued redemption amount, which is $25.00 per share. The Class B preferred shares are redeemable at any time by Cascades Boxboard Group Inc. at a price of $25.00 per share. Holders of the Class B preferred shares do not have voting rights, except in the event that scheduled cash dividends are unpaid for six quarters, whether or not consecutive, at which time the holders of the Class B preferred shares have the right to attend the meetings of the shareholders and vote together with the holders of the common shares, but not as a single class, to exercise their votes as if they had converted their Class B preferred shares into common shares, until all arrears of dividends have been paid. Cascades Boxboard Group Inc. may, at any time at its option, redeem the then outstanding Class B preferred shares at the redemption price. In addition, holders of the Class B preferred shares have the right at any time to convert all or part of their shares into fully paid and non-assessable common shares of Boxboard, convertible at the rate of one common share for each 1.1825 Class B preferred shares. In connection with the privatization of Boxboard in December 2000, we and the holders of the Class B preferred shares agreed that the Class B preferred shares could be convertible into our common shares instead of common shares of Boxboard. Pursuant to this agreement, the 4,300,000 Class B preferred shares are convertible into 872,727 of our common shares. Any dividends declared but unpaid, will be paid on the date of conversion. The holders do not have the right to convert their shares if the Class B preferred shares have already been called for redemption.

        Our subsidiary, Wood Wyant Inc., had outstanding 134,476 Series A preferred shares, 3,800,000 Series B preferred shares and 113,284 Series F preferred shares as of December 31, 2002, all of which are mandatorily redeemable by their terms. The Class A preferred shares rank, as to dividends and redemption and upon liquidation, prior to all other classes and series of capital stock of Wood Wyant, including the Series B and F preferred shares. The Series B preferred shares rank prior to all other classes and series of capital stock except the Series A preferred shares and the Series F preferred shares rank prior to the common shares. The holders of the Series A, B and F preferred shares are entitled to receive, when and as declared by the board of directors of Wood Wyant, cumulative dividends, payable in cash monthly at a rate of 4% per annum in the case of the Series A preferred shares, 3.999999% in the case of the Series B preferred shares and 3.5% in the case of the Series F preferred shares, of the redemption amount, which is equal to $1.00 per share for the Series A and B preferred shares and $11.250028 per share for the Series F preferred shares. Holders of the Series A, B and F preferred shares do not have voting rights, except for matters affecting their rights or in the event that scheduled cash dividends are unpaid for six months, whether or not consecutive, at which time the holders of each such series of preferred shares have the right to elect two directors until all accrued and unpaid dividends are paid. The Series A and B shares must be redeemed each year in an amount equal to the lesser of 10% of Series A and B preferred shares immediately before the first such redemption and the actual number outstanding. However, all Series A preferred shares must be redeemed before any Series B preferred shares may be redeemed. Half of the remaining outstanding Series F preferred shares are redeemable on August 3, 2003 and the remainder are redeemable on August 3, 2004. The aggregate amount payable upon redemption of the Series A, Series B and Series F preferred shares is approximately $5 million.

DESCRIPTION OF NOTES

        You can find the definitions of some of the capitalized terms used in this description under the subheading "—Definitions." In this section, the words "Company" and "we" refer only to Cascades Inc. and not to any of its subsidiaries. All dollar amounts are expressed in Canadian dollars unless otherwise specified or the context otherwise requires.

        We will issue the exchange notes under the same indenture under which the outstanding notes were issued, which has been amended by the First Supplemental Indenture as of May 30, 2003. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and the terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        We urge you to read the indenture because it, and not this description, defines your rights as a holder of the exchange notes. A copy of the indenture is available upon request to us at the address indicated under "Where You Can Find More Information."

        Except as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes and is meant to be only a summary of the material provision of the indenture. This description does not restate all of the terms of the indenture in their entirety. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes in all material respect, except that:

  •
  the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate that were included in the terms of the outstanding notes in circumstances relating to the timing of the exchange offer; and

  •
  the holders of the exchange notes will not be entitled to all of the rights of the holders of the outstanding notes under the registration rights agreement, which terminates upon the consummation of the exchange offer.

        For purposes of this section, references to the notes shall be deemed to refer to the outstanding notes or exchange notes, as applicable, and the February 2003 notes and any notes that may be issued in exchange for the February 2003 notes in the separate exchange offer being conducted for the February 2003 notes.

Principal, Maturity and Interest

        On July 8, 2003, we issued US$100.0 million aggregate principal amount of the outstanding notes and will issue up to an equal aggregate principal amount of exchange notes in this exchange offer. On February 5, 2003, we issued US$450.0 million aggregate principal amount of notes under the same indenture under which the outstanding notes were issued. The February 2003 notes are treated as part of the same class and series as the outstanding notes and, upon issuance, the exchange notes. Subject to compliance with the limitations described under "Certain Covenants—Limitation," we can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the outstanding notes and the exchange notes, except that additional notes issued in the future may have different issuance prices and will have different issuance dates. We will issue notes only in fully registered form without coupons, in denominations of US$1,000 and integral multiples of US$1,000.

        The notes will mature on February 15, 2013.

        Interest on the notes will accrue at a rate of 7 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2003. We will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The interest rate on the notes will increase if:

          (1)    we do not file either:

            (A)    a registration statement to allow for an exchange offer; or

            (B)    a resale shelf registration statement for the notes;

          (2)    the registration statement referred to above is not declared effective on a timely basis; or

          (3)    certain other conditions are not satisfied.

Any interest payable as a result of any such increase in interest rate is referred to as "Special Interest." You should refer to the description under the heading "Exchange Offer; Registration Rights" for a more detailed description of the circumstances under which the interest rate will increase.

Ranking

        The notes will be:

  •
  senior unsecured obligations of the Company;

  •
  guaranteed on a senior unsecured basis by the Subsidiary Guarantors;

  •
  effectively subordinated in right of payment to existing and future secured debt, if any, including our and our subsidiaries' obligations under the New Revolving Credit Facility, to the extent of such security and to all existing and future secured debt of the Subsidiary Guarantors;

  •
  effectively subordinated to all debt of our non-guarantor subsidiaries and joint ventures, including trade debt and preferred stock claims;

  •
  equal in ranking ("pari passu") with all existing and future Senior Debt of the Company; and

  •
  senior in right of payment to all future subordinated debt of the Company.

        Substantially all of our operations are conducted through our subsidiaries, joint ventures and minority investments. Therefore, the Company's ability to service its debt, including the notes, is dependent upon the earnings of its subsidiaries, joint ventures and minority investments and the distribution of those earnings to the Company, or upon loans, advances or other payments made by these entities to the Company. The ability of these entities to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including the Company's new revolving credit facility and the indenture governing the notes. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

        In addition, the Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of the Company and of those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes. Furthermore, while the Company's Foreign Subsidiaries will not guarantee the notes, certain Foreign

Subsidiaries will guarantee any amounts that are borrowed under the New Revolving Credit Facility, and the claims of the lenders under the New Revolving Credit Facility under such guarantees will be effectively senior to the notes. In addition, none of the Company's joint ventures, including Norampac, will be guarantors of the notes and none of them will be subject to the restrictive covenants in the indenture.

        As of June 30, 2003, on a pro forma basis after giving effect to the issuance of the outstanding notes and the application of the net proceeds from that issuance, the Company would have had approximately $970 million of Debt outstanding, on a consolidated basis, approximately $175 million of which would have been secured. This debt includes obligations under capital leases and mandatorily redeemable preferred shares but excludes the Company's proportionate share of debt of its joint ventures, which is included in its consolidated financial statements under Canadian GAAP. As of that date, and after taking the same factors into account, the Subsidiary Guarantors would have had approximately $81 million of Debt outstanding, including obligations in respect of mandatorily redeemable preferred shares, but not including the guarantees of the notes or our subsidiaries' obligations under the new revolving credit facility, approximately $42 million of which was secured. The Company's subsidiaries that are not Subsidiary Guarantors would have had outstanding approximately $129 million, and its joint ventures would have had outstanding approximately $632 million, of Debt, accounts payable and other accrued liabilities.

        The Subsidiary Guarantors and the Company's other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by the Company's other Subsidiaries.

Subsidiary Guarantees

        The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all the existing and any future Canadian and U.S. Restricted Subsidiaries of the Company. See "Certain Covenants—Future Subsidiary Guarantors."

        Although the Subsidiary Guarantors currently generate a significant portion of the Company's revenue, the Company's non-guarantor Subsidiaries and joint ventures also represent a significant portion of the Company's assets and make significant contributions to the Company's consolidated results. For more information about the Subsidiary Guarantors and non-guarantor Subsidiaries and the joint ventures, see notes 20 and 18, respectively, to our audited consolidated financial statements, included elsewhere in this prospectus.

        If

        (a)    the Company sells or otherwise disposes of either:

          (1)    its ownership interest in a Subsidiary Guarantor, or

          (2)    all or substantially all the Property of a Subsidiary Guarantor, or

        (b)    a Subsidiary Guarantor sells or otherwise disposes of either:

          (1)    its ownership interest in another Subsidiary Guarantor, or

          (2)    all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee. See "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," "—Limitation on

Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "—Merger, Consolidation and Sale of Property."

Optional Redemption

        The Company may choose to redeem the notes at any time. If it does so, it may redeem all or any portion of the notes, at once or over time, after giving the required notice under the Indenture. To redeem the notes prior to February 15, 2008, the Company must pay a redemption price equal to the greater of:

          (a)    100% of the principal amount of the notes to be redeemed, and

          (b)    the sum of the present values of (1) the redemption price of the notes at February 15, 2008 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to February 15, 2008, but excluding accrued and unpaid interest and Special Interest, if any, to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Any notice to holders of notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officers' Certificate shall be delivered on the redemption date).

        Beginning on February 15, 2008, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture, at the redemption prices set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2008	103.625%
2009	102.417%
2010	101.208%
2011 and thereafter	100.000%

        In addition, at any time and from time to time, prior to February 15, 2006, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

Sinking Fund

        There will be no mandatory sinking fund payments for the notes.

Additional Amounts

        The indenture provides that payments made by the Company under or with respect to the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any local, provincial or federal authority or agency therein or thereof having power to tax ("Taxes"), unless the Company is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes, the Company will pay to each holder of notes that are outstanding on the date of the required payment, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the notes (an "Excluded holder"):

          (a)    with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,

          (b)    which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the notes or the receipt of payments thereunder,

          (c)    which, despite being required by law, failed to comply with a timely request of the Company to provide information concerning such holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, or

          (d)    any combination of the above clauses in this proviso.

The Company will also:

          (a)    make such withholding or deduction, and

          (b)    remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company will furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the holders of notes that are outstanding on the date of the required payment copies of tax receipts, if any, evidencing that such payment has been made by the Company. The Company will indemnify and hold harmless each holder of notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

          (a)    any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes,

          (b)    any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

          (c)    any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

        At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if the Company becomes obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the trustee to pay such Additional Amounts to the holders of the notes on the payment date. Whenever in the indenture there is mentioned, in any context:

          (a)    the payment of principal (and premium, if any),

          (b)    purchase prices in connection with a repurchase of notes,

          (c)    interest and Special Interest, if any, or

          (d)    any other amount payable on or with respect to any of the notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption For Tax Reasons

        The Company may at any time redeem in whole but not in part the outstanding notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of redemption if it has become or would become obligated to pay any Additional Amounts (as defined herein) in respect of the notes as a result of:

          (a)    any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

          (b)    any change in or amendment to any official position regarding the application or interpretation of such laws or regulations,

which change or amendment is announced or is effective on or after the Issue Date. See "Additional Amounts."

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Company to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Company shall:

          (a)    cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

          (b)    send, by first-class mail, with a copy to the trustee, to each holder of notes, at such holder's address appearing in the Security Register, a notice stating:

            (1)    that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for repurchase;

            (2)    the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)    the circumstances and relevant facts regarding the Change of Control; and

            (4)    the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers of the notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the obligation of the Company to make a Change of Control Offer and the ability of a holder of notes to require the Company to repurchase its notes pursuant to a Change of Control Offer may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

        The New Revolving Credit Facility includes provisions prohibiting the Company from purchasing any notes at any time before the notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The New Revolving Credit Facility also provides that the occurrence of certain of the events that would constitute a Change of Control constitute a default under the New Revolving Credit Facility and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repaid upon a Change of Control. Moreover, the obligation of the Company to make a Change of Control Offer and the exercise by holders of notes of their right to require the Company to repurchase such notes pursuant to such offer could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of notes upon a repurchase may be limited by the Company's then existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases. The Company's failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Such a default could, in turn, constitute a default under agreements governing other debt of the Company, including the New Revolving Credit Facility and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the notes. See "—Amendments and Waivers."

Certain Covenants

        Covenant Termination.    The indenture provides that the restrictive covenants described below will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with these restrictive covenants, except for the covenants described under the following headings:

          (a)    "—Limitation on Liens,"

          (b)    clause (b) of "—Limitation on Sale and Leaseback Transactions,"

          (c)    "—Designation of Restricted and Unrestricted Subsidiaries" (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)),

          (d)    "—Future Subsidiary Guarantors," and

          (e)    "—Quebec Subsidiaries."

The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under "—Merger, Consolidation and Sale of Property" (other than clause (e) of the first and second paragraphs thereunder).

        Limitation on Debt.    The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

          (1)    such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

          (2)    such Debt is Permitted Debt.

  The term "Permitted Debt" is defined to include the following:

            (a)    (i) Debt of the Company evidenced by the notes offered hereby and the Exchange Notes issued in exchange for such notes and (ii) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the notes offered hereby and the Exchange Notes issued in exchange for such notes;

            (b)    Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary or Boxboard and its Subsidiaries, so long as they are Restricted Subsidiaries, under the New Revolving Credit Facility or a Qualified Securitization Transaction, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (b) and then outstanding shall not exceed the greater of (i) $500.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the New Revolving Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales," and (ii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $180.0 million, in each case determined on a consolidated basis as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of notes;

            (c)    Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

              (i)    the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

              (ii)    the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of Consolidated Net Tangible Assets;

            (d)    Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

            (e)    Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

            (f)    Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

            (g)    Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

            (h)    Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

            (i)    Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

            (j)    Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

            (k)    Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of the indenture;

            (l)    Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under clause (f) of the second paragraph of the covenant described under "—Limitation of Restricted Payments;" provided, however, that (a) all such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and (b) the aggregate principal amount of all such Debt incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to clause (f) of the second paragraph of the covenant described under "—Limitation of Restricted Payments," shall not exceed $7.5 million;

            (m)    Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee would otherwise be permitted to incur under the indenture;

            (n)    Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

            (o)    Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

            (p)    Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and

            (q)    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c), (i), (j) and (p) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to clause (i) of the second paragraph of this covenant, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company or a Subsidiary Guarantor.

          (3)    Notwithstanding anything to the contrary contained in this covenant,

            (a)    the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations;

            (b)    the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor; and

            (c)    accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this covenant.

        For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

        For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar-equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

        Limitation on Restricted Payments.    The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a)    a Default or Event of Default shall have occurred and be continuing,

          (b)    the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," or

          (c)    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

            (i)    50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2003 to the end of the most recent fiscal quarter for which financial statements have been filed with, or furnished to, the Commission (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

            (ii)    100% of Capital Stock Sale Proceeds, plus

            (iii)    the sum of:

              (A)    the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

              (B)    the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                (x)    any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                (y)    the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

      plus

      (iv)    an amount equal to the sum of:

              (A)    the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

              (B)    the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and

              (C)    to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, plus

      (v)    $25.0 million.

        Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

          (a)    pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with the indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments;

          (b)    purchase, repurchase, redeem, legally defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

            (1)    such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

            (2)    the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(ii) above; and

          (c)    purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)    make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

          (e)    the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options;

          (f)    repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

            (1)    the aggregate amount of such repurchases shall not exceed $7.5 million in any calendar year and

            (2)    at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

  provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

          (g)    pay mandatory dividends or distributions on, or mandatorily redeem, Boxboard's outstanding Class A and Class B Preferred Shares and Wood Wyant Inc.'s Preferred Shares as required by the terms of such preferred shares in effect on the Issue Date; provided, however, that at the time of such dividend, distribution or redemption, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends, distributions or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (h)    pay dividends or distributions in the ordinary course of business on the Company's outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company's outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $20.0 million in the aggregate in any calendar year; provided, however, that at the time of such dividend, distribution or payment,

            (1)    the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt" after giving pro forma effect to such dividend or distribution; and

            (2)    no Default or Event of Default shall have occurred and be continuing (or result therefrom);

  provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Asset Sales;" provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (j)    purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all notes tendered in connection with that Change of

  Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments; and

          (k)    so long as no Event of Default has occurred and is continuing, make Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (k) shall not exceed the greater of $100.0 million or 5% of Consolidated Net Tangible Assets; provided further, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments.

        Limitation on Liens.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the notes or the Subsidiary Guarantees.

        Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.    The Company shall not:

          (a)    sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b)    permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

          (1)    directors' qualifying shares,

          (2)    pledges of Capital Stock of Subsidiaries of the Company that constitute Permitted Liens or Liens securing Senior Debt,

          (3)    to the Company or a Restricted Subsidiary, or

          (4)    a disposition of outstanding shares of Capital Stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary to another Person; provided, however, that, in the case of this clause (4), such disposition is effected in compliance with the covenant described under "—Limitation on Asset Sales and, to the extent applicable, "—Limitation on Restricted Payments."

        Limitation on Asset Sales.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)    the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b)    at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments; and

          (c)    the Company delivers an Officers' Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

        Solely for the purposes of clause (b) above of this "Asset Sales" provision, the following will be deemed to be cash:

          (x)    the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, and

          (y)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)    to Repay

            (1)    Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

            (2)    Debt under the New Revolving Credit Facility; or

          (b)    to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

          (c)    to make capital expenditures to improve existing assets.

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days (or, in the case of an Asset Sale consisting of the sale of 100% of the Company's interest in Norampac Inc., 720 days) from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day (or, if applicable, 720-day period) and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twelve months (or twenty-four months in the case of the aforementioned sale of Norampac) from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $25.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Asset Sale Offer") the notes which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by the indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" shall mean the product of:

          (a)    the Excess Proceeds and

          (b)    a fraction,

            (1)    the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Asset Sale Offer, and

            (2)    the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

        Within five business days after the Company is obligated to make an Asset Sale Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)    pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b)    make any loans or advances to the Company or any other Restricted Subsidiary or

          (c)    transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

          (1)    with respect to clauses (a), (b) and (c), to restrictions:

            (A)    in effect on the Issue Date, including, without limitation, restrictions pursuant to the notes, the indenture governing the notes and the New Revolving Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur up to $15.0 million of Debt so long as such Debt is Incurred pursuant to clause (b) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" and that are no more restrictive, taken as a whole, than those contained in the New Revolving Credit Facility on the Issue Date or pursuant to any amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing of the agreement containing such restriction; provided that the restrictions contained therein are no more restrictive, taken as a whole, than the restrictions contained in those agreements as in effect on the date of the indenture,

            (B)    relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

            (C)    that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced,

            (D)    arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

            (E)    existing under or by reason of applicable law, and

          (2)    with respect to clause (c) only, to restrictions:

            (A)    relating to Debt that is permitted to be Incurred and secured without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

            (B)    encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

            (C)    resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

            (D)    that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

            (E)    that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith and not otherwise prohibited under the indenture, or

            (F)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)    the terms of such Affiliate Transaction are set forth in writing and no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

          (b)    if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee, and

          (c)    if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)    any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

          (b)    any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment;

          (c)    the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (d)    loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $7.5 million in the aggregate at any one time outstanding;

          (e)    the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

          (f)    transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of the indenture) and otherwise in compliance with the terms of the indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors and are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

          (g)    payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

          (h)    payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

          (i)    any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction; and

          (j)    director and officer indemnification agreements entered into in good faith and approved by the Board of Directors.

        Limitation on Sale and Leaseback Transactions.    (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

            (1)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback transaction at least equal to the Fair Market Value of the Property subject to such transaction;

            (2)    the Company or such Restricted Subsidiary would be entitled to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt;" and

            (3)    the Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales."

          (b)    In the event that section (a) of this covenant no longer applies to the Company and its Restricted Subsidiaries in light of the circumstances described above under "—Covenant Termination," the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless

            (1)    the Company or such Restricted Subsidiary would be entitled to create a Lien on such Property securing such Attributable Debt without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenant described under "Limitation on Liens;" and

            (2)    the greater of the net proceeds of the sale or the fair value of such Property is applied within 180 days either to (A) the retirement of Debt of the Company or (B) the purchase of other Property having a value at least equal to the greater of such amounts.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under the covenant described under "—Limitation on Restricted Payments" and the Subsidiary to be so designated:

          (a)    does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

          (b)    has no Debt other than Non-Recourse Debt;

          (c)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (d)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (e)    has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company of any of its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clause (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x)    the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," and

          (y)    no default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

            (1)    certifies that such designation or redesignation complies with the preceding provisions, and

            (2)    gives the effective date of such designation or redesignation,

such filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Future Subsidiary Guarantors.    The Company shall cause (a) each Person that becomes a Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee at the time such Person becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, and (b) any Foreign Subsidiary that is a Restricted Subsidiary that Guarantees any Debt of the Company or of any Canadian or U.S. Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guarantee at the time of such Guarantee; provided, however, that in the case of clause (b), a Foreign Subsidiary will not be required to deliver a Subsidiary Guarantee if and so long as:

          (x)    the other Debt being Guaranteed by such Foreign Subsidiary is Senior Debt, and

          (y)    the Guarantee by the Foreign Subsidiary of such other Debt is not "full and unconditional" (as such term is defined in Rule 3-10 of Regulation S-X under the Exchange Act) and providing an unconditional Guarantee of such other Debt or the notes would constitute a fraudulent conveyance, result in adverse tax consequences to the Company or violate applicable local law.

        Quebec Subsidiaries.    On or before December 31, 2003, the Company will cause each of the Quebec Subsidiaries (a) to merge into or consolidate with the Company or a Subsidiary Guarantor that is not a Quebec Subsidiary or (b) to transfer all of its assets to the Company or a Subsidiary Guarantor that is not a Quebec Subsidiary and liquidate.

Merger, Consolidation and Sale of Property

        The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)    the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

          (b)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

          (c)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt;"

          (f)    the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (g)    the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the notes.

        The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)    the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

          (b)    the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture providing for a Subsidiary Guarantee in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

          (c)    in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d)    immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e)    immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt;"

          (f)    the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (g)    the Surviving Company shall have delivered to the trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional Canadian withholding taxes and no withholding taxes of any other jurisdiction imposed on any payments made pursuant to the notes.

This "Merger, Consolidation or Sale of Assets" covenant will not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S. Subsidiary Guarantor (provided that in the case of a consolidation, merger or transfer of all or part of the assets of any Wholly-Owned Subsidiary Guarantor, the other party thereto shall be the Company or a Wholly-Owned Subsidiary Guarantor). In addition, the foregoing provisions (other than clause (d) in the two prior paragraphs) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Certain Covenants—Limitation on Asset Sales."

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

          (a)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

          (b)    a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes.

Payments for Consents

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

        The Company shall provide the trustee and holders of notes, within 15 days after it files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to Commission pursuant to the indenture. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the indenture requires the Company to continue to file with, or furnish to, the Commission and provide the trustee and holders of notes:

          (a)    within 180 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form),

          (b)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements); and

          (c)    promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission;

provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings.

Events of Default

        Events of Default in respect of the notes include:

          (1)    failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2)    failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3)    failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property;"

          (4)    failure to make a Change of Control Offer pursuant to the covenant described under "—Repurchase at the Option of the Holders Upon a Change of Control;"

          (5)    failure to make an Asset Sale Offer pursuant to the covenant described under "—Limitation on Asset Sales," and such failure continues for 30 days after written notice is given to the Company as provided below;

          (6)    failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2), (3), (4) or (5)) and such failure continues for 60 days after written notice is given to the Company as provided below;

          (7)    a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $40.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions") and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

          (8)    any judgment or judgments for the payment of money in an aggregate amount in excess of $40.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (including acknowledged to be the exclusive liability of a third-party insurer) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (9)    certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

          (10)    any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions").

        A Default under clause (5) or (6) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall promptly deliver to the trustee, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an

Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest and Special Interest, if any, have been cured or waived as provided in the indenture.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)    such holder has previously given to the trustee written notice of a continuing Event of Default,

          (b)    the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee, and

          (c)    the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest and Special Interest, if any, on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

        Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium, interest or Special Interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note as described in the next sentence) with the consent of the registered holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no amendment may, among other things,

          (1)    reduce the amount of notes whose holders must consent to an amendment or waiver,

          (2)    reduce the rate of or extend the time for payment of interest and Special Interest, if any, on any note,

          (3)    reduce the principal of or extend the Stated Maturity of any note,

          (4)    make any note payable in money other than that stated in the note,

          (5)    impair the right of any holder of the notes to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or any Subsidiary Guarantee,

          (6)    subordinate the notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor,

          (7)    reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under "—Optional Redemption" or "—Additional Amounts" above;

          (8)    reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer,

          (9)    at any time after the Company is obligated to make a Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the notes must be repurchased pursuant thereto,

          (10)    make any change to the indenture or the notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the notes (including payments made pursuant to any Subsidiary Guarantee),

          (11)    make any change in any Subsidiary Guarantee that would adversely affect the rights of holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of the indenture,

          (12)    make any change in the amendment provisions which require the consent of each holder or in the waiver provisions, or

          (13)    make any change in the provisions of the indenture described under "—Additional Amounts" that adversely affects the rights of any holder or amend the terms of the notes or the indenture in a way that would result in the loss to any holder of an exemption from any of the Taxes described thereunder.

        Without the consent of any holder of the notes, the Company and the trustee may amend the indenture to:

          (1)    cure any ambiguity, omission, defect or inconsistency,

          (2)    provide for the assumption by a Surviving Person of the obligations of the Company under the indenture, provided that the Company delivers to the trustee:

            (A)    an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred, and

            (B)    an Opinion of Counsel in Canada to the effect that holders of the notes will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

          (3)    provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

          (4)    add additional Subsidiary Guarantees with respect to the notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture,

          (5)    make any change that would provide additional rights or benefits to the holders of the notes or that does not adversely affect the rights of the holders of the notes,

          (6)    provide for the issuance of additional notes in accordance with the indenture, and

          (7)    comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or other applicable trust indenture legislation.

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations and the obligations of the Subsidiary Guarantors under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes, to maintain a registrar and paying agent in respect of the notes and to pay Additional Amounts, if any. The Company at any time may terminate:

          (1)    its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control" and "—Certain Covenants,"

          (2)    the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guarantee provisions described under "—Events of Default" above, and

          (3)    the limitations contained in clause (e) in the first paragraph of, and in the second paragraph of, "—Merger, Consolidation and Sale of Property" above (collectively, "covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (5), (6) (with respect to the covenants described under "—Certain Covenants"), (7), (8), (9) (with respect only to Significant Subsidiaries) or (10) under "—Events of Default" above or because of the failure of the Company to comply with clauses (e) and (f) under the first paragraph of, or with the second paragraph of, "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)    the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest and Special Interest, if any, on the notes to maturity or redemption, as the case may be;

          (b)    the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest and Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued and unpaid interest and Special Interest, if any, when due on all the notes to maturity or redemption, as the case may be;

          (c)    123 days pass after the deposit is made and during the 123-day period no Default described in clause (9) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (d)    no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)    such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (f)    the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g)    in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

            (1)    the Company has received from the Internal Revenue Service a ruling, or

            (2)    since the date of the indenture there has been a change in any applicable Federal income tax law,

  to the effect, in either case, that, and based thereon, such Opinion of Counsel shall confirm that, holders of the notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (h)    in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. Federal income tax or Canadian Federal, provincial or territorial income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax or Canadian Federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Consent to Jurisdiction and Service of Process

        The Company will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any Federal or state court located in New York City and that each of the parties submit to the jurisdiction thereof.

Governing Law

        The indenture and the notes will be governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Enforceability of Judgments

        The Company and the Subsidiary Guarantors have been informed by their Canadian counsel, Fraser Milner Casgrain LLP, that the laws of the Provinces of Québec and Ontario permit an action to be brought before a court of competent jurisdiction in the Provinces of Québec and Ontario (a "Canadian Court") to recognize and enforce a final and conclusive judgment in personam against the judgment debtor of any Federal or state court located in the Borough of Manhattan in The City of New York (a "New York Court") that is not impeachable as void or voidable under the laws of the State of New York ("New York Law") for a sum certain if: (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company and the Subsidiary Guarantors in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be (A) inconsistent with public policy as the term is understood under the laws of the Province of Ontario or (B) manifestly inconsistent with public order as understood in international relations, as the term is understood under the laws of the Province of Québec; (iii) in the Province of Québec, such judgment is not subject to ordinary remedies and is final and enforceable in the State of New York; (iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue (unless, in the case of the Province of Québec, there is reciprocity), expropriatory or penal laws; (v) the action to enforce such judgment is commenced within applicable limitation periods; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with New York Law and a court of competent jurisdiction in the Province of Québec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn the act of procedure or it was not given sufficient time to offer its defense. In any such action brought before a court of competent jurisdiction in the Province of Québec, the defendant will only be permitted to argue that the conditions set out above were not met.

        In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.

        In the Province of Québec, a Canadian Court may decline to hear an action to enforce a judgment if it considers that the courts of another jurisdiction are in a better position to decide the dispute. It may also refrain from ruling if another action between the same parties, based on the same facts and having the same object, is pending before a foreign authority, provided that such action can result in a decision with may be recognized in the Province of Québec, or if such a decision has already been rendered by a foreign authority.

        In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the indenture or the notes on the basis of public order, as that term is understood in international relations and under the laws of the Province of Québec, or on the basis of public policy, as that term is understood under the laws of the Provinces of Ontario, in each case, the federal laws of Canada applicable therein.

The Trustee

        The Bank of New York is the trustee under the indenture.

        Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)    any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)    Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

          (c)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means:

          (a)    any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b)    any other Person who is a director or officer of:

            (1)    such specified Person,

            (2)    any Subsidiary of such specified Person, or

            (3)    any Person described in clause (a) above.

For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Limitation on Transactions with Affiliates" and "—Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)    any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

          (b)    any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

            (1)    any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

            (2)    any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments,"

            (3)    any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property,"

            (4)    any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $10.0 million,

            (5)    sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition,

            (6)    the creation of any Permitted Lien,

            (7)    any disposition of surplus, discontinued or worn-out equipment or other immaterial assets no longer used in the on going business of the Company and its Restricted Subsidiaries,

            (8)    any surrender or waiver of contract rights or release of contract or tort claims,

            (9)    any sale of Temporary Cash Investments,

            (10)    any sale of receivables pursuant to a Qualified Securitization Transaction, and

            (11)    any sale, transfer or other disposition of Property received as a result of a foreclosure of any secured investment or any other transfer of a secured investment in default.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)    if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b)    in all other instances, the greater of:

            (1)    the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

            (2)    the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)    the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)    the sum of all such payments.

        "Board of Directors" means the board of directors of the Company.

        "Boxboard" means Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International, Inc.), a Canadian company and Subsidiary of the Company.

        "Business Day" means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "—Certain Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

          (b)    the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1)    the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

            (2)    the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d)    the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)    the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b)    if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

          (a)    all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

          (b)    all current maturities of long-term Debt.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)    the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

          (b)    Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

            (1)    if

              (A)    since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

              (B)    the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

    Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated on a pro forma basis as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

            (2)    if

              (A)    since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

              (B)    the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

              (C)    since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a)    interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

          (b)    amortization of debt discount and debt issuance cost, including commitment fees,

          (c)    capitalized interest,

          (d)    non-cash interest expense,

          (e)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (f)    net costs associated with Hedging Obligations (including amortization of fees),

          (g)    Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

          (h)    Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary,

          (i)    interest Incurred in connection with Investments in discontinued operations,

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

          (k)    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)    any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (1)    subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

            (2)    the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (b)    for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

          (c)    any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)    subject to the exclusion contained in clause (d) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

            (2)    the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (d)    any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

          (e)    any extraordinary gain or loss,

          (f)    the cumulative effect of a change in accounting principles,

          (g)    any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt, and

          (h)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a)    the excess of cost over fair market value of assets or businesses acquired;

          (b)    any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c)    unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (d)    minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (e)    treasury stock;

          (f)    cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (g)    Investments in and assets of Unrestricted Subsidiaries.

        "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Company for which financial statements are publicly available prior to the taking of any action for the purpose of which the determination is being made, as:

          (a)    the par or stated value of all outstanding Capital Stock of the Company, plus

          (b)    paid-in capital or capital surplus relating to such Capital Stock, plus

          (c)    any retained earnings or earned surplus, less:

            (1)    any accumulated deficit, and

            (2)    any amounts attributable to Disqualified Stock.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)    the principal of and premium (if any) in respect of:

            (1)    debt of such Person for money borrowed, and

            (2)    debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)    all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)    all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)    the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)    all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

          (h)    to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)    zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," or

          (2)    the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under the covenant described under "—Limitation on Debt," the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the fiscal quarter for which financial statements are publicly available.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b)    is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)    is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 180 days after the Stated Maturity of the notes.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)    the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)    the provision for taxes based on income or profits or utilized in computing net loss,

            (2)    Consolidated Interest Expense,

            (3)    depreciation,

            (4)    amortization of intangibles, and

            (5)    any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

          (b)    all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Notes" means the notes issued as evidence of the same continuing Debt of the Company under, and in exchange for, the notes as described under "Exchange Offer; Registration Rights."

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)    if such Property has a Fair Market Value equal to or less than $10.0 million, by any Officer of the Company, or

          (b)    if such Property has a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the trustee.

        "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)    entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)    endorsements for collection or deposit in the ordinary course of business, or

          (2)    a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Income Tax Act" means the Income Tax Act (Canada).

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries" and the definitions of "Restricted Payment" and "Unrestricted Subsidiary," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)    the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)    the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investment Grade Status" shall be deemed to have been reached on the date that the notes have an Investment Grade Rating from both Rating Agencies.

        "Issue Date" means the date on which the notes are initially issued.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)    all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b)    all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

          (d)    the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

          (e)    payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

        "New Revolving Credit Facility" means the Debt represented by:

          (a)    one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, including, without limitation, the Credit Agreement, dated as of the date of the indenture, among the Company, certain of its Subsidiaries, the lenders party thereto and The Bank of Nova Scotia, as Administrative and Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

          (b)    any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original New Revolving Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

        "Non-Recourse Debt" means Debt:

          (a)    as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

          (b)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (c)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to the Company.

        "Permitted Holders" means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)    the Company or any Restricted Subsidiary (including any non-wholly owned Restricted Subsidiary) or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Person is a Related Business;

          (b)    any Person if as a result of such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, provided that such Person's primary business is a Related Business;

          (c)    Temporary Cash Investments;

          (d)    receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;

          (g)    stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

          (h)    any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales" or a transaction not constituting an Asset Sale by reason of the $10.0 million threshold contained in clause (4) of the second paragraph in the definition of "Asset Sale;"

          (i)    lease, utility and other similar deposits in the ordinary course of business;

          (j)    any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (c)(ii) of "—Certain Covenants—Limitation on Restricted Payments," at any one time outstanding;

          (k)    Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by the indenture;

          (l)    any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

          (m)    purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with the indenture;

          (n)    purchases aggregating up to $30.0 million of the Capital Stock of Dopaco Inc., pursuant to the provisions of the Shareholders Agreement, dated as of May 2, 1997, between Edward P. Fitts, Jr., Edward P. Fitts, Jr., as voting trustee, Cascades Boxboard U.S. Holdings, Inc., Cascades Boxboard Group Inc. and Cascades Boxboard Inc. permitting the Company to increase its aggregate shareholdings in Dopaco to a total of 50%; and

          (o)    other Investments made for Fair Market Value that do not exceed $35.0 million in the aggregate outstanding at any one time.

        "Permitted Joint Venture" means any Person which is not a Subsidiary and is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by the Company or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Company or any Affiliate of the Company, on the other hand.

        "Permitted Liens" means:

          (a)    Liens in favor of the Company or any Subsidiary Guarantor;

          (b)    Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," provided that any such Lien is limited to (x) the accounts receivable and inventory of the Company and the Restricted Subsidiaries and (y) other assets of the Company and the Restricted Subsidiaries to the extent and as provided in the New Revolving Credit Facility on the Issue Date;

          (c)    Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (d)    Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (e)    Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (f)    Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

          (g)    Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

          (h)    Liens granted in connection with a Qualified Securitization Transaction;

          (i)    Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (j)    Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (k)    Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (l)    pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (m)    utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (n)    Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by the indenture;

          (o)    Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

          (p)    Liens granted to secure the notes pursuant to the covenant described under "—Limitation on Liens;"

          (q)    Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)    the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

            (2)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

          (r)    Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)    such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)    the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b)    the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)    the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d)    the new Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

          (x)    Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

          (y)    Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The

amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt:

          (a)    consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b)    Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

        "Qualified Equity Offering" means a primary offering of common stock of the Company in the United States of at least $50.0 million to Persons who are not Affiliates of the Company.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

        "Quebec Subsidiary" means any Subsidiary of the Company that is incorporated under the Companies Act (Quebec).

        "Rating Agencies" means Moody's and S&P.

        "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Restricted Payment" means:

          (a)    any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders;

          (b)    the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)    the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d)    any Investment (other than Permitted Investments) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" of the Company means:

          (a)    all obligations consisting of the principal, premium, if any, and accrued and unpaid interest and Special Interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding), in respect of:

            (1)    Debt of the Company for borrowed money, and

            (2)    Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which the Company is responsible or liable;

          (b)    all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

          (c)    all obligations of the Company

            (1)    for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

            (2)    under Hedging Obligations, or

            (3)    issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the indenture; and

          (d)    all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

          (A)    Debt of the Company that is by its terms subordinate in right of payment to the notes;

          (B)    any Debt Incurred in violation of the provisions of the indenture;

          (C)    accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (D)    any liability for federal, state, provincial, local or other taxes owed or owing by the Company;

          (E)    any obligation of the Company to any Subsidiary; or

          (F)    any obligations with respect to any Capital Stock of the Company.

        "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Special Interest" means the additional interest, if any, to be paid on the notes as described under "—Exchange Offer; Registration Rights."

        "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

          (a)    such Person,

          (b)    such Person and one or more Subsidiaries of such Person, or

          (c)    one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

        "Subsidiary Guarantor" means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "—Certain Covenant—Future Subsidiary Guarantors" or who otherwise executes and delivers a supplemental indenture to the trustee providing for a Subsidiary Guarantee.

        "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under "—Merger, Consolidation and Sale of Property," a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

        "Temporary Cash Investments" means:

          (a)    Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

          (b)    Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)    a bank meeting the qualifications described in clause (b) above, or

            (2)    any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)    Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of "R-1" (or higher) according to Dominion Bond Rating Service Limited;

          (e)    direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

            (1)    the long-term debt of such state, province or country is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

            (2)    such obligations mature within one year of the date of acquisition thereof; and

          (f)    Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Unrestricted Subsidiary" means:

          (a)    any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)    any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

Book-Entry System

        We issued the outstanding notes in the form of global securities. The exchange notes will be initially issued in the form of global securities registered in the name of The Depository Trust Company or its nominee.

        Upon the issuance of a global security, The Depository Trust Company or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the exchange notes represented by such global security exchanged by such persons in the exchange offer. The term "global security" means the outstanding global securities or the exchange global securities, as the context may require. Ownership of beneficial interests in a global security will be limited to persons that have accounts with The Depository Trust Company, which we refer to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by The Depository Trust Company (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Because The Depository Trust Company can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global security to pledge its interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

        Payment of principal of and interest on any notes represented by a global security will be made in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. The Company has been advised by The Depository Trust Company that upon receipt of any payment of principal of or interest on any global security, The Depository Trust Company will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of The Depository Trust Company. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A global security may not be transferred except as a whole by The Depository Trust Company or a nominee of The Depository Trust Company to a nominee of The Depository Trust Company or to The Depository Trust Company. A global security is exchangeable for certificated notes only if:

          (a)    The Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time The Depository Trust Company ceases to be a clearing agency registered under the exchange Act and, in either case, the Company fails to appoint a successor depository;

          (b)    the Company, in its discretion, at any time determines not to have all the notes represented by such global security; or

          (c)    there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such global security.

Any global security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as The Depository Trust Company or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of The Depository Trust Company or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes,

          (a)    certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law;

          (b)    payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of the Company maintained for such purposes; and

          (c)    no service charge will be made for any registration of transfer or exchange of the certificated notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        Certificated notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

        The Company will make payments in respect of the notes represented by the global securities, including principal and interest, by wire transfer of immediately available funds to the accounts specified by the global security holder. The Company will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address.

        So long as The Depository Trust Company or any successor depositary for a global security, or any nominee, is the registered owner of such global security, The Depository Trust Company or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of The Depository Trust Company or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, The Depository Trust Company or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

          (a)    any aspect of The Depository Trust Company's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global securities; or

          (b)    any other matter relating to the actions and practices of The Depository Trust Company or any of its participants or indirect participants.

        The Depository Trust Company has advised the Company that The Depository Trust Company is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the exchange Act. The Depository Trust Company was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own The Depository Trust Company. Access to The Depository Trust Company's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the initial purchasers will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing its operations.

REGISTRATION RIGHTS FOR OUTSTANDING NOTES

        Although the following description summarizes the material provisions of the registration rights agreement that we entered into with the initial purchasers for the benefit of the holders of the notes on July 8, 2003, the summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

        Under the registration rights agreement, we are required to:

  •
  by October 6, 2003, file a registration statement relating to the exchange offer with the Securities and Exchange Commission;

  •
  by January 5, 2004, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act; and

  •
  keep the exchange offer open for not less than 30 business days (or longer if required by applicable law) and not more than 45 business days after the effectiveness of the exchange offer registration statement.

        Under existing Securities and Exchange Commission interpretations, the exchange notes would be freely transferable by holders of the exchange notes other than affiliates of ours after the registered exchange offer without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of ours, as such terms are interpreted by the Securities and Exchange Commission, provided that broker-dealers receiving exchange notes in the registered exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we will be required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes for up to 90 days after effectiveness of the registration statement of which this is a part.

        A holder of outstanding notes who wishes to exchange such notes for exchange notes in the registered exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the registered exchange offer it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes and that it is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        In the event that (i) applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect such a registered exchange offer, (ii) for any other reason the exchange offer registration statement is not declared effective by January 5, 2004 or the registered exchange offer is not consummated within 45 business days after the exchange offer registration statement is declared effective, (iii) the initial purchasers so request with respect to outstanding notes not eligible to be exchanged for exchange notes in the registered exchange offer or (iv) any holder of outstanding notes, other than an initial purchaser of the notes, is not eligible to participate in the registered exchange offer or does not receive freely tradeable exchange notes in the registered exchange offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a participating broker-dealer deliver this prospectus in connection with sales of exchange notes will not result in the exchange notes being not "freely tradeable"), we will, at our cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the notes or the exchange notes, as the case may be, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use our reasonable best efforts to keep the shelf registration statement effective until two years after its effective date or until all the exchange notes covered by the shelf registration statement have been sold under the shelf registration statement, whichever is earlier. We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the exchange notes, as the case may be. A holder selling outstanding notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder. The holder will be deemed to have agreed to indemnify the Company and its Subsidiary Guarantors against certain losses arising out of information furnished by the holder in writing for inclusion in any shelf registration statement. The holder will also be required to suspend its use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Company.

        If (a) on or prior to January 5, 2004, neither the registration statement of which this prospectus is a part nor the shelf registration statement has been declared effective, (b) on or prior to the 45th business day after the registration statement of which this prospectus is a part is declared effective, the registered exchange offer has not been consummated, or (c) after either the registration statement of which this prospectus is a part or the shelf registration statement has been declared effective, it ceases to be effective or usable, subject to certain exceptions, in connection with resales of notes or exchange notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (c), a "registration default"), interest will accrue on the principal amount of the outstanding notes and the exchange notes, in addition to the stated interest on the outstanding notes and the exchange notes, from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will the rate exceed 1.00% per annum.

IMPORTANT U.S. AND CANADIAN TAX CONSIDERATIONS

United States

        The following discussion sets forth certain material U.S. federal income tax considerations relating to the exchange offer and to the purchase, ownership and disposition of the notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, published rulings, administrative pronouncements and court decisions, all as of the date of this prospectus and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a prospective investor in light of the investor's particular circumstances, or to certain types of investors subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, brokers, dealers, persons holding notes as part of a straddle or a hedging transaction, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar). In addition, this discussion does not consider the effect of any non-U.S. laws or U.S. state or local income tax laws; it does not discuss in any detail U.S. tax considerations other than income tax (e.g., estate or gift tax) considerations. The following discussion assumes that the notes are held as capital assets after purchase from the initial purchasers at the notes' initial offering price. Further, the following assumes that the notes are properly characterized as debt for U.S. federal income tax purposes.

        The following discussion does not purport to be legal advice to prospective investors generally or to any particular prospective investor. Each prospective investor of the notes is advised to consult its own tax advisors concerning the application of U.S. federal income tax laws to its particular situation.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for purposes of the Code) created or organized in or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, as well as certain other trusts that have elected to be treated as U.S. persons under the Code. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

        If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. We advise holders in this situation to consult a tax advisor as to the tax consequences of the exchange offer and of the purchase, ownership and disposition of the notes.

  Tax Consequences of the Exchange Offer

        Under current law, the exchange of notes for exchange notes pursuant to the registered exchange offer will not be treated as an "exchange" for federal income tax purposes. Accordingly, holders will not recognize taxable gain or loss upon the receipt of exchange notes in exchange for notes in the exchange offer, the holding period for an exchange note received in the exchange offer will include the holding period of the note surrendered in exchange therefor, and the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the note surrendered in exchange therefor.

        We are obligated to pay special interest on the notes under certain circumstances described under "Exchange Offer; Registration Rights." Although the matter is not free from doubt, such special interest should be taxable as interest under the rules described below in the event that special interest is paid. It is possible, however, that the Internal Revenue Service may take a different position with respect to the treatment of such special interest. Holders are advised to consult their own tax advisors about payments of such special interest.

  U.S. Holders

  Taxation of Interest and Discount

        Stated Interest.    Generally, the amount of any stated interest payments on a note will be treated as "qualified stated interest" for U.S. federal income tax purposes and will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. Notwithstanding the foregoing, to the extent a portion of your purchase price is allocable to interest that accrued prior to the date you purchased your note, you may treat the note as having been issued for an amount that excludes the pre-issuance accrued interest and, in that event, a portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a nontaxable return of such pre-issuance accrued interest to you. Any additional amounts owing on the notes (due to a change in Canadian withholding tax laws) that are accrued or received by a U.S. Holder will be treated as additional interest income for U.S. federal income tax purposes.

        We may redeem some or all of the notes prior to maturity at certain times or on the occurrence of certain specified events, as described in the Description of Notes. Under applicable U.S. Treasury regulations, because the occurrence of any of these events is a "remote" or "incidental" contingency, or because under our redemption option the yield on the notes would not be reduced if we exercised our option, we believe that the possibility of early redemption (i) will not affect the notes' yield or stated redemption price at maturity for purposes of determining the amount of original issue discount ("OID") (if any) or de minimis OID on the notes, and (ii) will not cause the notes to be treated as "contingent payment debt instruments" subject to special rules under U.S. Treasury regulations. A U.S. Holder desiring to take a contrary position with respect to notes that it holds must make certain disclosures on its income tax return in accordance with U.S. Treasury regulations.

  Disposition of a Note

        Upon the sale, exchange, redemption or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued interest, which will be taxable as such, but including any redemption premium paid by the Company) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in such note decreased by the amount of any payments that are not deemed qualified stated interest payments. Such gain or loss realized by a U.S. Holder generally will be treated as U.S.-source gain or loss, and will be long-term capital gain or loss if the note was held for more than one year at the time of disposition.

  Foreign Tax Credit

        In general, interest income on the notes will be foreign-source income for U.S. foreign tax credit purposes. If we are required to pay additional amounts on the notes and non-U.S. income taxes are withheld from payments to a U.S. Holder on the notes, the U.S. Holder may be eligible, subject to a number of limitations, for a foreign tax credit against its U.S. federal income tax liability for taxes withheld on the notes. Alternatively, such non-U.S. income taxes may be deducted by a U.S. Holder in computing its taxable income for U.S. federal income tax purposes.

  Non-U.S. Holders

        Subject to the discussion of backup withholding, below, interest on the notes is currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a Non-U.S. Holder unless the Non-U.S. Holder is an individual or corporation that has an office or other fixed place of business in the United States to which the interest is attributable, the interest is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation the principal business of which is trading in stocks or securities for its own account, and certain other conditions exist.

        In addition, (a) subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of a note, provided that such gain is not effectively connected with the conduct of a U.S. trade or business by the holder and, in the case of a Non-U.S. Holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the tax year in which such gain is realized and certain other conditions are met, and (b) the notes will generally be deemed to be situated outside the United States for purposes of the U.S. federal estate tax and will not be includible in the gross estate for purposes of such tax in the case of a non-resident of the United States who is not a citizen of the United States at the time of death.

  Backup Withholding

        Backup withholding of U.S. federal income tax may apply to payments made by us or on our behalf in respect of the notes to registered noteholders that are not exempt recipients and that fail to provide certain identifying information (such as the registered noteholder's taxpayer identification number) in the required manner. Generally, corporations, certain other entities and non-U.S. persons are exempt from backup withholding, provided that they may be required to certify their exempt status. In addition, upon the sale or redemption of a note to (or through) certain U.S. or U.S.-related brokers, the broker must withhold backup withholding tax from the purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information.

        In general, a Non-U.S. Holder may avoid backup withholding of U.S. federal income tax by certifying under penalties of perjury, on an IRS Form W-8BEN or substitute form, that the holder is not a U.S. person. Special certification rules apply to financial institutions holding notes on behalf of beneficial owners, and to offshore accounts maintained through certain non-U.S. intermediaries.

        Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax liability; provided the required information is furnished to the IRS.

Canadian Tax Considerations for U.S. Holders

        The following description of Canadian federal income tax considerations relevant to the exchange offer and the acquisition pursuant thereto of exchange notes is of a general nature only and should not be construed as advice to any particular holder of outstanding notes or exchange notes. Holders of outstanding notes or exchange notes are advised to consult with their tax advisors with respect to their particular tax position. This description does not apply to holders of outstanding notes or exchange notes who are non-resident insurers carrying on an insurance business in Canada and elsewhere.

        Under the federal laws of Canada in effect on the date of this prospectus as interpreted in published statements of the current administrative practices of Canada Customs and Revenue Agency, there will be no Canadian federal income tax payable as a consequence of the exchange of outstanding notes for exchange notes by any holder of outstanding notes who (i) is neither resident nor deemed to be resident in Canada for purposes of the Income Tax Act (Canada), (ii) deals at arm's length, within the meaning of the Tax Act (Canada), with Cascades and (iii) does not use or hold, and is not deemed to use or hold, the outstanding notes in carrying on a business in Canada.

        Similarly, under such laws and administrative practice, we are not required to withhold tax from interest paid on the principal of the outstanding notes offered hereby or exchange notes, or from any premium or principal paid on such outstanding notes, to any holder who (i) is neither resident nor deemed to be resident in Canada for purposes of the Tax Act (Canada), (ii) deals at arm's length, within the meaning of the Tax Act (Canada), with Cascades and (iii) does not use or hold, and is not deemed to use or hold, the outstanding notes in carrying on a business in Canada.

        Under the Tax Act (Canada), no other taxes on income, including taxable capital gains, are payable in respect of the holding, redemption or disposition of exchange notes by holders who are neither resident nor deemed to be resident in Canada for purposes of the Tax Act (Canada) and who do not use or hold and are not deemed to use or hold the exchange notes in carrying on business in Canada for the purposes of the Tax Act (Canada).

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with these resales. In addition, until                    , 2003, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any of these resales of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Jones Day, New York, New York, will pass upon certain legal matters under U.S. federal, New York and Delaware law for us regarding the exchange notes. Goulston & Storrs, PC, Boston, Massachusetts, will pass upon certain legal matters under Massachusetts law for us regarding the exchange notes. Manning, Fulton & Skinner, P.A. will pass upon certain legal matters under North Carolina law for us regarding the exchange notes. Bass, Berry & Sims PLC, Nashville, Tennessee, will pass upon certain legal matters under Tennessee law for us regarding the exchange notes. Fraser Milner Casgrain LLP, Montreal, Quebec, will pass upon certain legal matters under Canadian law for us regarding the exchange notes. Robert F. Hall, our Vice President, Legal Affairs and Corporate Secretary is a former partner of Fraser Milner Casgrain LLP.

EXPERTS

        Our auditors are PricewaterhouseCoopers LLP, chartered accountants, Montreal, Quebec. Our consolidated financial statements as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation existing under the laws of the Province of Quebec. Most of our directors and officers, and certain of the experts named herein, are not residents of the United States, and a substantial portion of our assets are located outside the United States. We have appointed an agent for service of process in the United States but it may be difficult for holders of exchange notes to effect service within the United States upon our directors, officers and experts, or to realize against them upon judgments of courts of the United States predicated on civil liabilities under U.S. federal securities laws. We have been advised by our Canadian counsel, Fraser Milner Casgrain LLP, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel that an action could be brought in the first instance in a court of competent jurisdiction in Canada on the basis of civil liability predicated solely upon U.S. federal securities laws if such Canadian court is satisfied that the United States is the lex loci delicti (that is, the place of the wrong) for such claim, subject to such court's inherent discretion to decline to hear such an action where it is not the convenient forum or where concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form F-4 and Form S-4 with the SEC with respect to the exchange notes offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement. We are required to file reports and other information with the Securities and Exchange Commission. These reports, the registration statement and other information are or will be available after filing for reading and copying at the SEC Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains the registration statement and the reports and other information that we file electronically with the SEC. As a foreign private issuer, however, we are exempt from the rule under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery provisions of Section 16 of the Exchange Act.

        We file annual, quarterly and current reports, proxy statements and other information with the Quebec Securities Commission and the other securities commissions throughout Canada. You may inspect copies of such materials at the public reference room maintained by the Quebec Securities Commission, also known as the Commission des Valeurs Mobilières du Québec, located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Quebec, H4Z 1G3. Please call the Quebec Securities Commission at 1-800-361-5072 for more information on the public reference room. You can also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario, M5X 1J2.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of the registration statement or any of the other documents that we have filed with the Quebec Securities Commission or the Toronto Stock Exchange or otherwise referred to in this prospectus, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

    Cascades Inc.
    404 Marie-Victorin Blvd.
    P.O. Box 30
    Kingsey Falls, Quebec
    Canada J0A 1B0
    Attention: Robert F. Hall

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Cascades Inc.
Report of PricewaterhouseCoopers LLP	F-2
Comment by Auditors for U.S. Readers on Canada-U.S. Reporting Difference	F-3
Consolidated Balance Sheets as at December 31, 2002 and 2001	F-4
Consolidated Statements of Retained Earnings for the years ended December 31, 2002, 2001 and 2000	F-5
Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000	F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000	F-7
Segmented Information	F-8
Notes to Consolidated Financial Statements	F-15
Unaudited Interim Consolidated Financial Statements
Unaudited Consolidated Balance Sheets as at June 30, 2003 and December 31, 2002	F-73
Unaudited Consolidated Statements of Retained Earnings for the six months ended June 30, 2003 and 2002	F-74
Unaudited Consolidated Statements of Earnings for the six months ended June 30, 2003 and 2002	F-74
Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002	F-75
Unaudited Segmented Information	F-76
Notes to Unaudited Interim Consolidated Financial Statements	F-79

Auditors' Report

To the Board of Directors and Shareholders of
Cascades Inc.

        We have audited the accompanying consolidated balance sheets of Cascades Inc. (the "Company") as at December 31, 2002 and 2001 and the related consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles.

/s/  PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Montreal, Canada
January 28, 2003 (February 6, 2003 for note 7(a))

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company's financial statements, such as the change described in note 2(a) to the consolidated financial statements. Our report to the Board of Directors and the Shareholders dated January 28, 2003 (February 6, 2003 for note 7(a)) is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/  PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Montreal, Canada
January 28, 2003 (February 6, 2003 for note 7(a))

Cascades Inc.

Consolidated Balance Sheets

As at December 31, 2002 and 2001

(in millions of Canadian dollars)

	Note	2002 $	2001 $
Assets
Current assets
Cash and cash equivalents		38	31
Accounts receivable		500	491
Inventories	4	478	438

		1,016	960
Property, plant and equipment	5	1,604	1,481
Other assets	6	260	224
Goodwill	6	79	68

		2,959	2,733

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances		100	101
Accounts payable and accrued liabilities		483	451
Current portion of long-term debt
With recourse		16	19
Without recourse		31	41

		630	612
Long-term debt	7
With recourse		278	268
Without recourse		770	775
Other liabilities	8	216	208
Shareholders' equity
Capital stock	9	268	260
Retained earnings		749	594
Cumulative translation adjustments		48	16

		1,065	870

		2,959	2,733

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Retained Earnings

For the three-year period ended December 31, 2002

(in millions of Canadian dollars)

	Note	2002 $	2001 $	2000 $
Balance—Beginning of year
As previously reported		615	505	479
Changes in accounting policies	2	(21)	(10)	(44)

As restated		594	495	435
Net earnings for the year		169	109	67
Dividends on common shares		(10)	(9)	(7)
Dividends on preferred shares		(1)	(1)	—
Excess of common share redemption price on their paid-up capital		(3)	—	—

Balance—End of year		749	594	495

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Earnings

For the three-year period ended December 31, 2002

(in millions of Canadian dollars, except per share amounts)

	Note	2002 $	2001 $	2000 $
Sales		3,591	3,217	3,031
Cost of delivery		216	194	165

Net sales		3,375	3,023	2,866

Cost of sales and expenses
Cost of sales		2,592	2,325	2,245
Selling and administrative expenses		359	318	282
Depreciation and Amortization		139	132	125

		3,090	2,775	2,652

Operating income		285	248	214
Interest expense		72	86	89
Foreign exchange loss on long-term debt		—	14	10
Unusual losses (gains)	11	4	(7)	1

		209	155	114
Provision for income taxes	12	61	49	49
Share of earnings of significantly influenced companies	10	(22)	(3)	(5)
Share of earnings attributed to non-controlling interests		1	—	3

Net earnings for the year		169	109	67

Basic net earnings per common share		2.07	1.33	1.00

Diluted net earnings per common share		2.05	1.33	1.00

Weighted average number of common shares outstanding during the year		81,482,507	80,927,164	66,902,210

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Consolidated Statements of Cash Flows

For the three-year period ended December 31, 2002

(in millions of Canadian dollars)

	Note		2002 $	2001 $	2000 $
Operating activities
Net earnings for the year			169	109	67
Items not affecting cash
Depreciation and Amortization			139	132	125
Foreign exchange loss on long-term debt			—	14	10
Unusual losses (gains)			4	(3)	1
Future income taxes			13	2	11
Share of earnings of significantly influenced companies			(22)	(3)	(5)
Share of earnings attributed to non-controlling interests			1	—	3
Others			9	(2)	2

			313	249	214
Changes in non-cash working capital components	13	(a)	12	65	(45)

			325	314	169

Investing activities
Purchases of property, plant and equipment			(129)	(116)	(148)
Other assets			(21)	(2)	(7)
Business acquisitions, net of cash acquired	3	(a)	(131)	(148)	(31)
Business disposals, net of cash disposed	3	(b)	4	—	1

			(277)	(266)	(185)

Financing activities
Bank loans and advances			—	(16)	25
Increase in long-term debt			89	53	92
Payments of long-term debt			(115)	(82)	(62)
Non-controlling interests			(7)	(5)	(9)
Dividends			(11)	(10)	(7)

			(44)	(60)	39

Change in cash and cash equivalents during the year			4	(12)	23
Translation adjustments on cash and cash equivalents			3	2	(1)
Cash and cash equivalents—Beginning of year			31	41	19

Cash and cash equivalents—End of year			38	31	41

The accompanying notes are an integral part of these consolidated financial statements.

Cascades Inc.

Segmented Information

For the three-year period ended December 31, 2002

(in millions of Canadian dollars)

        The Company's operations are organized into three segments: packaging products, tissue papers and fine papers. The classification of these operating segments is based on the primary operations of the main subsidiaries and joint ventures of the Company.

        The Company analyzes the performance of its operating segments based on their operating income before depreciation and amortization which is not a measure of performance under Canadian generally accepted accounting principles ("Canadian GAAP"); however, chief operating decision makers use this performance measure for assessing the operating performance and liquidity of their reportable segments. Earnings for each segment are prepared on the same basis as those of the Company. Intersegment operations are recorded on the same basis as sales to third parties, which is at fair market value.

        Net sales of the Company presented by the reportable segments are as follows:

	Net sales
	2002 $	2001 $	2000 $
Packaging products
Boxboard
North America	509	442	405
Europe	449	412	400

	958	854	805
Containerboard(1)
Manufacturing	346	347	362
Converting	468	400	376
Others and eliminations	(206)	(196)	(202)

	608	551	536
Specialty products	455	444	488
Eliminations	(40)	(24)	(32)

	1,981	1,825	1,797

Tissue papers
Manufacturing	600	425	307
Distribution	106	105	14
Eliminations	(24)	(19)	(1)

	682	511	320

Fine papers
Manufacturing	416	418	450
Distribution	419	405	442
Eliminations	(65)	(77)	(87)

	770	746	805

Eliminations	(58)	(59)	(56)

Total	3,375	3,023	2,866

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac Inc. ("Norampac"), a joint venture.

        The operating income before depreciation and amortization and the depreciation and amortization of the Company presented by the reportable segments are as follows:

	Operating income and Operating income before depreciation and amortization
	2002 $	2001 $	2000 $
Packaging products
Boxboard
North America	40	35	28
Europe	48	52	39

	88	87	67
Containerboard(1)
Manufacturing	47	67	77
Converting	50	38	41
Other and eliminations	9	7	7

	106	112	125
Specialty products	57	54	64

	251	253	256

Tissue papers
Manufacturing	128	86	36
Distribution	8	10	—

	136	96	36

Fine papers
Manufacturing	27	18	26
Distribution	10	13	21

	37	31	47

Total Operating income before depreciation and amortization	424	380	339
Depreciation and Amortization
Boxboard	(49)	(47)	(46)
Containerboard	(37)	(35)	(32)
Specialty products	(24)	(25)	(24)
Tissue papers	(32)	(28)	(23)
Fine papers	(11)	(11)	(12)
Eliminations	14	14	12

	(139)	(132)	(125)

Operating income	285	248	214

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

        Purchases of property, plant and equipment of the Company presented by the reportable segments are as follows:

	Purchases of property, plant and equipment
	2002 $	2001 $	2000 $
Packaging products
Boxboard
North America	11	9	11
Europe	17	14	15

	28	23	26
Containerboard(1)
Manufacturing	18	21	19
Converting	10	26	24

	28	47	43
Specialty products	25	24	30

	81	94	99

Tissue papers
Manufacturing	31	16	35
Distribution	—	1	—

	31	17	35

Fine papers
Manufacturing	16	10	11
Distribution	1	1	3

	17	11	14

Total	129	122	148

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

        Identifiable assets and goodwill of the Company presented by the reportable segments are as follows:

	Identifiable assets
	2002 $	2001 $
Packaging products
Boxboard	829	818
Containerboard(1)	746	710
Specialty products	472	469

	2,047	1,997
Tissue papers	609	507
Fine papers	371	363
Consolidation revaluation(2)	(205)	(207)
Intersegment eliminations	(47)	(72)

	2,775	2,588
Investments	184	145

Total assets	2,959	2,733

	Goodwill
	2002 $	2001 $
Packaging products
Boxboard	—	1
Containerboard(1)	101	84
Specialty products	7	13

	108	98
Tissue papers	10	10

Fine papers	4	4
Consolidation revaluation(2)	(43)	(44)
Total	79	68

(1)
The Company's containerboard sub-segment consists entirely of its interest in Norampac, a joint venture.

(2)
Consolidation revaluation includes adjustments of assets resulting from business acquisitions. It also includes the required adjustments resulting from the creation of Norampac, consisting mainly of reduction in property, plant and equipment and goodwill. The following table details the components of the consolidation revaluation relating to identifiable assets:

	2002 $	2001 $
Privatization of subsidiaries (a)	(52)	(54)
Creation of Norampac (b)	(85)	(90)
Creation of Norampac (c)	(55)	(59)
Other	(13)	(4)

	(205)	(207)

  (a)
  Represents the impact of the privatization of certain subsidiaries of the Company on December 31, 2000, which is described more fully in note 3(c). The adjustment also reflects the accounting impact of the privatization of Cascades S.A. in 2002.

  (b)
  With respect to the creation of Norampac, the assets and liabilities that were contributed by the Company and Domtar Inc., the Company's joint venture partner in Norampac, were recorded at their fair market value. However, upon consolidation of the joint venture, the Company reduced its portion of the contributed assets and liabilities to their original carrying value.

  (c)
  A portion of the gain realized on the creation of Norampac was recognized against property, plant and equipment and goodwill. The original amount of the deferred gain allocated against goodwill was $22 million. For the years ended December 31, 2002 and 2001, the amount of the deferred gain was $18 million and $19 million, respectively.

        The amounts shown for identifiable assets include a reduction of goodwill for the years ended December 31, 2002 and 2001 amounting to $43 million and $44 million, respectively, which is shown separately in the table above under goodwill.

        Sales, property, plant and equipment and goodwill of the Company presented by the geographic segments are as follows:

	2002 $	2001 $	2000 $
By geographic segment
Sales
Canada
Within Canada	1,747	1,659	1,620
To the United States	636	656	665
Offshore	47	47	58

	2,430	2,362	2,343

United States
Within the United States	596	341	193
To Canada	20	9	9
Offshore	2	—	—

	618	350	202

Europe
Within Europe	460	436	418
To the United States	10	10	11
To other countries	71	58	57

	541	504	486

Mexico	2	1	—

Total	3,591	3,217	3,031

	2002 $	2001 $
Property, plant and equipment
Canada	1,003	1,000
United States	361	272
Europe	239	208
Mexico	1	1

Total	1,604	1,481

	2002 $	2001 $
Goodwill
Canada	58	59
United States	21	8
Europe	—	1

Total	79	68

Cascades Inc.

Notes to Consolidated Financial Statements

For the three-year period ended December 31, 2002

(tabular amounts in millions of Canadian dollars)

1    Accounting policies

Basis of presentation

        The consolidated financial statements have been prepared in accordance with Canadian GAAP and include the significant accounting policies listed below.

Basis of consolidation

        The consolidated financial statements include the accounts of the Company and its subsidiaries. They also include the portion of the accounts of the joint ventures accounted for through the proportionate consolidation method. Investments in significantly influenced companies are accounted for using the equity method.

Use of estimates

        The preparation of financial statements in conformity with Canadian GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the balance sheet date as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and, as adjustments become necessary, are reported in earnings in the period in which they are known.

Revenue recognition

        The Company recognizes its sales when goods are shipped and when the significant risks and benefits of ownership are transferred.

Fair market value of financial instruments

        The Company has estimated the fair market value of its financial instruments based on current interest rates, market value and current pricing of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of these financial instruments, especially those with current maturities such as cash and cash equivalents, accounts receivable, bank loans and advances, and accounts payable and accrued liabilities, approximates their fair market value.

Derivative financial instruments

        The Company uses derivative financial instruments in the management of its foreign currency, commodity and interest rate exposures. Except for certain interest rate swap agreements, the Company's policy is not to utilize derivative financial instruments for trading or speculative purposes.

        The Company documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also assesses whether the derivatives that are used in hedging transactions are effective in offsetting changes in fair values or cash flows of hedged items.

Foreign exchange forward contracts

        In order to reduce the potential adverse effects of currency fluctuation, the Company enters into various foreign exchange forward contracts. Foreign exchange translation gains and losses on foreign currency denominated derivative financial instruments used to hedge anticipated sales or purchases denominated in foreign currencies are recognized as an adjustment of the sales or cost of sales when the sale or purchase is recorded.

Commodity contracts

        The Company enters into swap and forward contracts whereby it may set the price on notional quantities of certain raw materials or finished goods in order to reduce the potential adverse effects of changes in the cost of its raw materials or in the selling prices of its finished goods. Realized or unrealized gains and losses arising from these contracts are recognized in sales or cost of sales when the sale or purchase of the underlying commodity is recorded.

Interest rate swap agreements

        The Company also enters into interest rate swaps in order to reduce the impact of fluctuating interest rates on a portion of its long-term debt. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. The Company designates these interest rate swap agreements as hedges of the underlying debt. Interest expense on the debt is adjusted to include the payments made or received under the interest rate swaps designated as hedges.

Others

        Realized and unrealized gains or losses associated with derivative financial instruments, which have been terminated or cease to be effective prior to maturity, are deferred under current assets or current liabilities and recognized in earnings in the period in which the underlying original hedged transaction is recognized. In the event a designated hedged item is sold, extinguished or matures prior to the termination of the related derivative financial instrument, any realized or unrealized gains or losses on such derivative financial instrument are recognized in earnings.

        Derivative financial instruments which are not designated as hedges or have ceased to be effective prior to maturity are recorded at their estimated fair values under current or long-term assets or current or long-term liabilities with changes in their estimated fair values recorded in earnings. Estimated fair value is determined using pricing models which incorporate current market prices and the contractual prices of the underlying instruments, the time value of money and yield curves.

Cash and cash equivalents

        Cash and cash equivalents include cash on hand, bank balances and short-term liquid investments with original maturities of three months or less.

Inventories

        Inventories of finished goods are valued at the lower of average production cost and net realizable value. Inventories of raw materials and supplies are valued at the lower of cost and replacement value. Cost of raw materials and supplies is determined using the average cost and the first-in, first-out methods respectively.

Property, plant and equipment, depreciation and amortization

        Property, plant and equipment are recorded at cost, including interest incurred during the construction period of certain property, plant and equipment. Depreciation and amortization are calculated on a straight-line basis at annual rates varying from 3% to 5% for buildings, 5% to 10% for machinery and equipment, and 15% to 20% for automotive equipment, determined according to the estimated useful life of each class of property, plant and equipment.

Grants and investment tax credits

        Grants and investment tax credits are accounted for using the cost reduction method and are amortized to earnings as a reduction of depreciation and amortization, using the same rates as those used to amortize the related property, plant and equipment.

Other investments

        Other investments are recorded at cost except when there is a decline in value which is other than temporary, in which case they are reduced to their estimated net realizable value.

Goodwill

        Effective January 1, 2002, goodwill is not amortized but instead the Company assesses periodically whether a provision for impairment in the value of goodwill should be recorded to earnings. This is accomplished mainly by determining whether projected discounted future cash flows exceed the net book value of goodwill of the respective business units. Goodwill is tested for impairment annually on December 31 or when an event or circumstance occurs that could potentially result in a permanent decline in value.

        Until the implementation of the new recommendation on January 1, 2002, as described in note 2(a), goodwill previously recorded was amortized on a straight-line basis over periods not exceeding 25 years. However, goodwill arising from business combinations initiated on or after July 1, 2001 is not amortized in accordance with the transitional provisions of the new recommendation of the Canadian Institute of Chartered Accountants ("CICA") dealing with goodwill and other intangible assets.

Deferred charges

        Deferred charges are recorded at cost less accumulated depreciation and amortization and include, in particular, the issuance costs of long-term debt, which are amortized on a straight-line basis over the anticipated period of repayment of the respective debt, and start-up costs which are amortized on a straight-line basis over a period of three to five years from the end of the start-up period.

Environmental costs

        Environmental expenditures, including site rehabilitation costs, are expensed or capitalized depending upon their future economic benefit. Expenditures incurred to prevent future environmental contamination are capitalized and amortized on a straight-line basis at annual rates varying from 3% to 10%. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. A provision for environmental costs is recorded when it is probable that a liability has been incurred and the costs can be reasonably estimated.

Employee future benefits

        Certain subsidiaries and a joint venture of the Company maintain defined benefit pension plans which provide retirement benefits for certain employees based upon the length of service and, in certain cases, the final average earnings of the employee. In addition, certain employees are members of defined contribution pension plans and group registered retirement savings plans ("RRSPs"). The Company and its subsidiaries and joint ventures also provide to their employees complementary retirement benefits and other post-employment benefits, such as group life insurance and medical and dental care plans.

        The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on years of service and management's best estimate of expected plan investment performance, salary escalations, retirement ages of employees and expected health care costs.

        For the purpose of calculating the expected return on plan assets, those assets are valued at fair value. Past service costs arising from a plan amendment are amortized on a straight-line basis over the average remaining service period of the group of employees active at the date of the amendment. The excess of the net actuarial gain or loss over the greater of (a) 10% of the benefit obligation at the beginning of the year, and (b) 10% of the fair value of plan assets at the beginning of the year, is amortized over the average remaining service period of active employees.

Income taxes

        The Company uses the liability method in accounting for income taxes. According to this method, future income taxes are determined using the difference between the accounting and tax bases of assets and liabilities. Future income tax assets and liabilities are measured using substantively enacted tax rates in effect in the year in which these temporary differences are expected to be recovered or settled. Future income tax assets are recognized when it is more likely than not that the assets will be realized.

Foreign currency translation

Foreign currency transactions

        Transactions denominated in foreign currencies are recorded at the rate of exchange prevailing at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date. Gains and losses related to the portion of the long-term debt designated as a hedge of the net investment of the Company in self-sustaining operations are recorded in the cumulative translation adjustments. Unrealized gains and losses on translation of other monetary assets and liabilities are reflected in the determination of the net results for the year.

Foreign operations

        The Company's foreign operations are defined as self-sustaining. The assets and liabilities of these operations are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Revenue and expenses are translated at the average exchange rate for the year. Translation gains and losses are deferred and shown as a separate component of shareholders' equity as cumulative translation adjustments.

Stock-based compensation

        The Company applies the fair value method of accounting for stock-based compensation awards granted to officers and key employees. This method consists of recording expenses to earnings based on the vesting period of the options granted. The fair value is calculated based on the Black-Scholes option pricing model. This model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. When stock options are exercised, any consideration paid by employees is credited to capital stock.

        Until the implementation of the new recommendations of the CICA on January 1, 2002, as described in note 2(c), no compensation cost was recognized when options were granted to employees.

Amounts per common share

        Amounts per common share are determined using the weighted average number of common shares outstanding during the year.

        Diluted amounts per common share are determined using the treasury stock method to evaluate the dilutive effect of stock options, convertible instruments and equivalents, when applicable. Under this method, instruments with a dilutive effect, basically when the average market price of a share for the period exceeds the exercise price, are considered to have been exercised at the beginning of the period and the proceeds received are considered to have been used to redeem common shares of the Company at the average market price for the period.

2    Changes in accounting policies

        a)    Goodwill and other intangible assets

        On January 1, 2002, the Company adopted the new recommendations of the CICA regarding goodwill and other intangible assets. Under the new recommendations, goodwill and intangible assets with indefinite life are no longer amortized and are tested for impairment annually based on their fair value. Intangible assets with definite useful lives continue to be amortized. However, no ceiling is placed on the useful lives. These definite-life intangible assets are subject to impairment review in accordance with existing standards. Upon adoption of this recommendation, goodwill was tested for impairment as of January 1, 2002. As a result of the tests performed, the Company concluded that no impairment was necessary on goodwill as at January 1, 2002.

        b)    Foreign currency translation

        On January 1, 2002, the Company adopted retroactively with restatement of the comparative figures the new recommendations of the CICA regarding foreign currency translation. The new recommendation eliminates the deferral and amortization of exchange gains and losses arising from the translation of long-term debt and other similar monetary items. This change resulted in a decrease in other assets and in retained earnings of $21 million as of January 1, 2002, $10 million as of January 1, 2001 and $2 million as of January 1, 2000. It also resulted in a decrease in net earnings of $11 million ($0.14 per share) for the year ended December 31, 2001 and of $8 million ($0.12 per share) for the year ended December 31, 2000. Upon retroactive application of the new Canadian standard, there is no difference between Canadian and U.S. GAAP.

        c)     Stock-based compensation

        On January 1, 2002, the Company adopted the new recommendations of the CICA regarding stock-based compensation. Under this new standard, stock options are to be recorded under the fair value method, which consists of recording expenses based on the vesting period of the options granted. In accordance with the transitional provisions of these new recommendations, the Company applied the fair value method to stock options granted to its employees and those of its joint ventures after January 1, 2002.

        d)    Employee future benefits

        On January 1, 2000, the Company adopted the recommendations of the CICA regarding employee future benefits. The new standard requires that the cost of employee future benefits be recognized in the period in which the employee has provided the services which give rise to the benefit. The standard also requires the change in the discount rate used to value liabilities and service costs from an estimated long-term rate to a market-based interest rate. The new standard, which has been applied retroactively without restating the comparative figures, resulted in an increase in other assets of $8 million, an increase in other liabilities of $41 million and a decrease in retained earnings of $22 million, after deduction of related future income taxes of $11 million.

        e)    Income taxes

        On January 1, 2000, the Company adopted the recommendations of the CICA regarding income taxes. The recommendations require the use of the asset and liability method of accounting for income taxes. Under this method, income taxes are determined using the difference between the accounting and tax bases of assets and liabilities and are measured using substantively enacted tax rates in effect in the year in which these temporary differences are expected to be recovered or settled. The new standard, which has been applied retroactively without restating the comparatives figures, resulted in a decrease in working capital components of $2 million, an increase in property, plant and equipment of $6 million, an increase in future income tax liabilities of $33 million and a decrease in retained earnings of $20 million, after deduction of non-controlling interests of $9 million.

        f)     Others

        Also on January 1, 2000, the Company applied retroactively the new recommendation relating to the calculation of earnings per share.

3    Business acquisitions and disposals

        a)    Acquisitions

        On January 2, 2002, one of the Company's joint ventures increased its investment in Metro Waste Paper Recovery Inc. ("Metro Waste"), another joint venture, in exchange for assets having a net value of $6 million. On January 21, 2002, one of the Company's joint ventures acquired Star Leominster in the packaging products segment for $50 million (US$31 million), the Company's share amounting to $25 million (US$15.5 million). On March 27, 2002, the Company acquired converting operations from American Tissue in the tissue papers segment for an amount of $30 million (US$19 million). On June 14, 2002, the Company completed the acquisition of two manufacturing units of American Tissue for a consideration of $66 million (US$43 million). Other acquisitions and price adjustments on prior transactions amounted to $10 million.

        On March 1, 2001, the Company acquired a folding carton plant in the packaging products segment ("Crown Packaging—Boxboard") from Crown Packaging Ltd. and 428959 B.C. Ltd. for a cash consideration of $11 million. On April 2, 2001, one of the Company's joint ventures acquired all the assets of a containerboard mill and eight paper recovery plants in the packaging products segment ("Crown Packaging—Containerboard") from Crown Packaging Ltd. and 428959 B.C. Ltd. for a cash consideration of $50 million, the Company's share amounting to $25 million. On September 11, 2001, the Company acquired the assets of two production facilities in the tissue paper segment from Plainwell Inc. ("Plainwell") for a cash consideration of $90 million (US$57 million). On November 12, 2001, one of the Company's joint ventures acquired all the issued and outstanding shares of Star Corrugated Box Co. ("Star") in the packaging products segment for a cash consideration of $44 million (US$28 million), the Company's share amounting to $22 million (US$14 million). With respect to the latter, the joint venture may pay additional consideration of $5 million (US$3 million) if certain specific earnings objectives are met, the Company's share amounting to $2.5 million (US$1.5 million).

        In 2000, the Company acquired two businesses, one in the packaging products segment (Armor-Box Corporation) and one in the tissue papers segment (Wyant Corporation) for a total consideration of $31 million.

        These acquisitions have been accounted for using the purchase method and the accounts and results of operations of these entities have been included in the consolidated financial statements since their respective dates of acquisition. The following allocations of the purchase prices to the identifiable assets acquired and liabilities assumed resulted in goodwill of $17 million as at December 31, 2002 (2001—$5 million; 2000—$13 million). None of the above-mentioned goodwill is expected to be deductible for tax purposes with the exception of an amount of $2.4 million as at December 31, 2000.

	2002
	American Tissue	Star Leominster	Metro Waste
	Tissue paper	Packaging products	Packaging products	Others	Total
Current assets	—	5	2	9	16
Long-term assets	96	9	4	4	113
Goodwill	—	15	2	—	17

	96	29	8	13	146
Current liabilities	—	(2)	(2)	(3)	(7)
Long-term liabilities	—	(2)	—	—	(2)

	96	25	6	10	137
Non-monetary consideration	—	—	(6)	—	(6)

Total consideration	96	25	—	10	131

	2001
	Plainwell	Star	Crown Packaging Boxboard	Crown Packaging Containerboard
	Tissue paper	Packaging products	Packaging products	Packaging products	Total
Current assets	32	9	9	9	59
Long-term assets	68	18	5	24	115
Goodwill	—	5	—	—	5

	100	32	14	33	179
Current liabilities	(10)	(6)	(3)	(8)	(27)
Long-term liabilities	—	—	—	—	—
Other liabilities	—	(4)	—	—	(4)

Total consideration	90	22	11	25	148

	2000
	Wyant Corporation	Armor-Box Corporation
	Tissue paper	Packaging products	Total
Current assets	37	3	40
Long-term assets	22	7	29
Goodwill	11	2	13

	70	12	82
Bank loans and advances	(7)	—	(7)
Current liabilities	(25)	(2)	(27)
Long-term liabilities	(11)	—	(11)
Other liabilities	(6)	—	(6)

Total consideration	21	10	31

        b)    Disposals

        In 2002, the Company sold its retail egg carton operations (packaging products segment) located in Canada for a cash consideration of $4 million. In 2000, the Company disposed of its 50% interest in a saturated paper and car felt production facility for a total consideration of $3 million, including a note receivable of $2 million.

        c)     Privatization of certain subsidiaries of the Company

        On December 31, 2000, the Company acquired the shares held by the non-controlling shareholders in its subsidiaries Paperboard Industries International Inc. (excluding preferred shareholders), Perkins Papers Ltd. and Rolland Inc. in exchange for 13,998,453 common shares of the Company. The fair value of $6.85 attributed to the shares issued represents the quoted market value of the Company's shares at the date of the transaction, which was December 31, 2000.

        Certain shareholders of these subsidiaries exercised their dissenting rights and asked to be paid the fair market value of their shares in cash as at December 31, 2000. A provision of $4.5 million has been recorded in the consolidated financial statements as at December 31, 2000 to cover the fair market value of these shares as estimated by the Company. In 2001, an amount of $0.2 million was paid in order to buy back shares of different dissenting shareholders. In addition, during the year ended December 31, 2002, the remaining portion of the provision was settled through the issuance of 670,144 common shares to the dissenting shareholders using the same exchange ratio as the one used in the initial offer.

        The excess of $20 million of the net book value of the non-controlling interests at the date of the transaction over their purchase price has been recorded under the purchase method as a decrease of $30 million in property, plant and equipment and a decrease of $10 million in future income tax liabilities.

        The Company also agreed with the holders of the Class B preferred shares of a subsidiary that, upon the exercise of their conversion rights into common shares of the subsidiary, the subsidiary's common shares will be exchanged for a total of 872,727 common shares of the Company. As a result, the Class B preferred shares of this subsidiary are shown in shareholders' equity of the Company in the amount of $6 million, which represents the fair value as at December 31, 2000 of the common shares of the Company, which will be issued upon exercise of the exchange rights. The excess of $12 million of the net book value of the preferred shares over their fair value has been recorded under the purchase method as a further decrease of $18 million in property, plant and equipment and an additional decrease of $6 million in future income tax liabilities.

4    Inventories

	2002 $	2001 $
Finished goods	257	238
Raw materials	89	89
Supplies	132	111

	478	438

5    Property, plant and equipment

	2002
	Cost $	Accumulated depreciation and amortization $	Net $
Lands	54	—	54
Buildings	421	116	305
Machinery and equipment	2,085	896	1,189
Automotive equipment	49	36	13
Others	49	6	43

	2,658	1,054	1,604

	2001
	Cost $	Accumulated depreciation and amortization $	Net $
Lands	50	—	50
Buildings	388	100	288
Machinery and equipment	1,858	764	1,094
Automotive equipment	45	32	13
Others	41	5	36

	2,382	901	1,481

        Property, plant and equipment include assets under capital leases with a cost of $32 million and accumulated amortization of $16 million as at December 31, 2002 (2001—$34 million and $17 million respectively). Other property, plant and equipment includes items that are not amortized, such as machinery and equipment in the process of installation with a book value of $20 million (2001—$20 million), deposits on purchases of property, plant and equipment amounting to $2 million (2001—$2 million) and unused properties, machinery and equipment with a net book value of $17 million (2001—$7 million) which does not exceed their estimated net realizable value.

        Depreciation and amortization of property, plant and equipment amounted to $131 million for the year ended December 31, 2002 (2001—$119 million; 2000—$113 million).

6    Other assets and goodwill

        a)    Other assets are detailed as follows:

	Note		2002 $	2001 $
Investments in significantly influenced companies			176	141
Other investments			8	4
Deferred charges			21	27
Employee future benefits	14	(b)	52	52
Other definite-life intangible assets			3	—

			260	224

        b)    Goodwill fluctuated as follows:

	2002
	Packaging products
	Boxboard	Containerboard	Specialty products	Sub- total	Tissue papers	Total
Carrying value of goodwill—Beginning of period	1	49	8	58	10	68
Reclassification to definite-life intangible assets	(1)	—	(3)	(4)	—	(4)
Goodwill resulting from acquisitions	—	17	—	17	—	17
Amortization of a deferred gain (1)	—	1	—	1	—	1
Decrease in goodwill resulting from the disposal of a facility (2)	—	—	(3)	(3)	—	(3)

Carrying value of goodwill—End of period	—	67	2	69	10	79

	2001
	Packaging products
	Boxboard	Containerboard	Specialty products	Sub- total	Tissue papers	Total
Carrying value of goodwill—Beginning of period	1	46	16	63	11	74
Goodwill resulting from acquisitions	—	5	—	5	—	5
Amortization	—	(3)	(1)	(4)	(1)	(5)
Amortization of a deferred gain (1)	—	1	—	1	—	1
Decrease in goodwill resulting from the closure of a facility (3)	—	—	(7)	(7)	—	(7)

Carrying value of goodwill—End of period	1	49	8	58	10	68

(1)
On December 30, 1997, the Company and Domtar Inc. merged their respective containerboard and corrugated packaging operations to form Norampac, a 50-50 joint venture. A portion of the gain realized on the transaction was recorded against property, plant and equipment and goodwill. Under current accounting standards, the portion of the deferred gain allocated to goodwill is amortized on a straight-line basis over a period of 25 years.

(2)
In 2002, as described in note 3 (b), the Company disposed of its retail egg carton operation located in Canada. The amount of $3 million represents the carrying value of the goodwill allocated to this facility prior to the disposal.

(3)
In 2001, the Company closed its Richmond, VA, converting operations. Difficult market conditions resulted in the Company's decision to shut down the facilities.

        c)     The following table presents a reconciliation of reported net earnings to adjusted net earnings as required by the transitional provisions of the new recommendation of the CICA regarding goodwill, implemented as at January 1, 2002 as described in note 2(a).

	2002 $	2001 $	2000 $
Reported net earnings	169	109	67
Adjustment:
Goodwill amortization, net of related income taxes	—	3	2

Adjusted net earnings	169	112	69

Adjusted basic net earnings per common share	2.07	1.37	1.03

Adjusted diluted net earnings per common share	2.05	1.37	1.03

        d)    Deferred charges and other definite-life intangible assets are detailed as follows:

	2002			2001
	Cost $	Accumulated depreciation and amortization $	Net $	Cost	Accumulated depreciation and amortization $	Net $
Deferred Charges:
Start-up cost	29	23	6	28	18	10
Financing costs	17	9	8	16	6	10
Other	13	6	7	14	7	7

	59	38	21	58	31	27

Other definite-life intangible assets	6	3	3	—	—	—

        Depreciation and amortization of deferred charges and other definite-life intangible assets amounted to $8 million for the year ended December 31, 2002 (2001—$8 million; 2000—$8 million).

        The weighted-average amortization period is as follows (in number of years):

Start-up cost	4
Financing costs	9
Other	7

Deferred charges	7

Other definite-life intangible assets	7

        The estimated aggregate amount of depreciation and amortization expense in each of the next five years is as follows:

Year ending December 31,
2003	9
2004	4
2005	3
2006	2
2007	1

7    Long-term debt

With recourse

        The following debts give to their holders recourse rights against certain assets of Cascades Inc. (the parent company) or its general credit. These debts include restrictive and financial covenants.

	Note		2002 $	2001 $
Revolving credit facility, variable interest rate of 4.31% as at December 31, 2002 (3.77% as at December 31, 2001)	7	(b)	180	172
Loan of an amount of US$16 million as at December 31, 2002 (US$19 million as at December 31, 2001), fixed interest rate of 7.94%, payable through 2008			26	30
Redeemable preferred shares	7	(e)	51	61
Other debts			37	24

			294	287
Less: Current portion	7	(a)	16	19

			278	268

Without recourse

        The following debts of subsidiaries and joint ventures of the Company do not give to their holders any recourse against the assets or general credit of Cascades Inc. These debts without recourse are secured by certain assets of the subsidiaries and include restrictive and financial covenants.

	Note		2002 $	2001 $
Revolving credit facilities, weighted average variable rate of 3.81% as at December 31, 2002 (4.25% as at December 31, 2001)	7	(c)	341	313
Acquisition credit facility, weighted average variable rate of 4.17% as at December 31, 2002 (4.57% as at December 31, 2001)	7	(d)	26	38
8 3/8% Senior Notes, maturing in 2007	7	(a),(f),(j)	197	199
9 1/2% and 9 3/8% Senior Notes, maturing in 2008	7	(g),(j)	169	170
Loans, weighted average variable rate of 6.60% as at December 31, 2002 (5.29% as at December 31, 2001)			34	57
Loans, weighted average fixed rate of 2.67% as at December 31, 2002 (5.52% as at December 31, 2001)			5	9
Capital lease obligations	7	(j),(l)	20	24
Other debts			9	6

			801	816
Less: Current portion	7	(a)	31	41

			770	775

        a)    On February 5, 2003, the Company completed the issuance of US$450 million of 7 1/4% unsecured Senior Notes due 2013 in a private placement to institutional investors. At the same time, the Company also entered into a new four-year $500 million revolving credit facility. A portion of the proceeds from these issuances was used to refinance substantially all of the Company's long-term debt with the exception of those of its joint ventures. In addition, on February 6, 2003, one of the Company's subsidiaries announced that it was exercising its right to redeem all US$125 million of its 8 3/8% unsecured Senior Notes due 2007. These unsecured Senior Notes will be redeemed on March 12, 2003 at a redemption price of 104.188% of the aggregate principal amount of the Senior Notes plus any accrued and unpaid interest.

        The current portion of long-term debt as at December 31, 2002 reflects the impact of this comprehensive refinancing. Of the total debt of the Company amounting to $1,095 million as at December 31, 2002, $788 million was refinanced. The most significant debts not subject to the refinancing are the 9 1/2% and 9 3/8% Senior Notes maturing in 2008 and the redeemable preferred shares.

        b)    The Company has a credit facility for an authorized amount of $225 million which converts, after a revolving period of two years and unless a renewal is agreed to annually, into a term loan repayable over a period of three years.

        c)     The subsidiaries and joint ventures of the Company have available revolving credit facilities for an authorized amount totalling $317 million and US$130 million. These credit facilities mature as follows: $255 million in 2003, US$30 million in 2005, $62 million declining during the period from 2003 to 2004 until complete extinguishment and US$100 million declining during the period from 2003 to 2005.

        d)    A subsidiary of the Company has an acquisition credit facility of a maximum of $26 million as at December 31, 2002 (December 31, 2001—$38 million) available by way of term loans on a declining, non-revolving basis. The available credit is reduced quarterly by $2 million starting in December 2001 until June 2003, the balance being payable in September 2003.

        e)    The redeemable preferred shares include 2,011,337 Class A preferred shares of a subsidiary. These shares provide for a cumulative quarterly dividend of 1.25% of their accrued redemption amount of $51 million, of which $1 million represents the dividends accrued for the first three years following their issuance and payable upon redemption. In 2001, the Company renegotiated the redemption terms of these preferred shares over a period of 6 years starting November 30, 2001. As part of the renegotiation, the Company undertook to guarantee the payments to be made by its subsidiary under the revised redemption terms. The accrued dividends are payable over a period of 3 years starting November 30, 2001. These payments are considered in note 7(k).

        f)     These unsecured Senior Notes are repayable prior to maturity at the option of the subsidiary, in whole or in part and under certain conditions, subject to payment of a redemption premium.

        g)     These unsecured Senior Notes are repayable prior to maturity at the option of the joint venture, in whole or in part and under certain conditions, subject to payment of a redemption premium.

        h)    As at December 31, 2002, the long-term debt included amounts denominated in foreign currencies of US$229 million and €44 million (US$232 million and €76 million as at December 31, 2001).

        i)     As at December 31, 2002, accounts receivable and inventories totalling approximately $708 million, as well as property, plant and equipment totalling approximately $538 million were pledged as collateral for bank loans and advances and long-term debt.

        j)     The fair value of the Senior Notes and the capital lease obligations was estimated at $394 million as at December 31, 2002 (December 31, 2001—$390 million) based on the market value of the Senior Notes and on discounted future cash flows using interest rates available for issues with similar terms and average maturities.

        k)    The estimated aggregate amount of repayments on long-term debt, taking into account the terms of the comprehensive refinancing described in note 7(a) but excluding capital lease obligations, in each of the next five years is as follows:

Years ending December 31,	$
2003	39
2004	25
2005	24
2006	43
2007	7

        l)     As at December 31, 2002, future minimum payments under capital lease obligations are as follows:

Years ending December 31,	$
2003	8
2004	7
2005	1
2006	1
2007	1
Thereafter	4

22
Less: Interest (weighted average rate of 4.67%)	2

20
Less: Current portion	8

12

        m)   As at December 31, 2002, the Company and its subsidiaries and joint ventures had unused lines of credit on short-term and long-term credit facilities of $83 million and $248 million respectively ($82 million and $297 million respectively as at December 31, 2001).

        n)    The effective interest rate on the Company's short-term borrowing was 4.50% as at December 31, 2002 (4.00% as at December 31, 2001).

8    Other liabilities

	Note		2002 $	2001 $
Employee future benefits	14	(b)	72	66
Future income taxes	12	(c)	142	124
Non-controlling interests			2	18

			216	208

9    Capital stock

	Note		2002 $	2001 $
Common shares	9	(a)	261	254
Preferred shares of a subsidiary	9	(b)	6	6
Adjustment relating to stock options	9	(c)	1	—

			268	260

        a)    The authorized capital stock of the Company consists of an unlimited number of common shares, without nominal value. Over the past three years, the common shares have fluctuated as follows:

			2002		2001		2000
	Note		Number of shares	$	Number of shares	$	Number of shares	$
Balance—Beginning of year			80,987,466	254	80,900,663	254	66,902,210	159
Shares issued on exercise of stock options	9	(c)	407,062	3	86,803	—	—	—
Redemption of common shares	9	(d)	(238,400)	(1)	—	—	—	—
Shares issued on privatization	3	(c)	670,144	5	—	—	13,998,453	95

Balance—End of year			81,826,272	261	80,987,466	254	80,900,663	254

        b)    The 4,300,000 Class B preferred shares of a subsidiary are convertible into common shares of the subsidiary, which will be exchanged, in accordance with an agreement with the holders, into a total of 872,727 common shares of the Company. These preferred shares provide for a cumulative quarterly dividend of 0.25% of their redemption price. These shares are redeemable by the subsidiary at any time at a price of $25 per share.

        c)     Under the terms of a share option plan adopted on December 15, 1998 for officers and key employees of the Company and its joint ventures, 7,268,331 common shares have been specifically reserved for issuance. Each option will expire at a date not to exceed ten years following the date the option was granted. The exercise price of an option shall not be lower than the market value of the share at the date of grant, determined as the average of the closing price of the share on the Toronto

Stock Exchange on the five trading days preceding the date of grant. The terms for exercising the options are 25% of the number of shares under option within twelve months after the date of grant, and up to an additional 25% each twelve months after the first, second and third anniversary dates of grant. The options cannot be exercised if the market value of the share is lower than its book value at the date of grant.

        In 2000, as part of the privatization described in note 3(c), the Company granted to officers and key employees of its subsidiaries 713,298 options to buy common shares of the Company, in exchange for the cancellation of the share options of the subsidiaries owned by these employees. The terms of the new options are the same as of the former options, except for the exercise price and the number of shares, which have been adjusted based on the exchange ratio used for the privatization.

        Changes in the number of options outstanding as at December 31 are as follows:

	2002		2001		2000
	Number of options	Weighted average exercise price $	Number of options	Weighted average exercise price $	Number of options	Weighted average exercise price $
Beginning of year	1,492,652	7.44	1,166,337	7.64	453,039	8.24
Granted	324,113	13.24	532,310	6.82	713,298	7.27
Exercised	(407,062)	7.13	(86,803)	3.43	—	—
Forfeited	(31,093)	10.79	(119,192)	9.59	—	—

End of year	1,378,610	8.82	1,492,652	7.44	1,166,337	7.64

Options exercisable—End of year	886,413	8.19	840,313	7.34	444,423	6.26

        The following options were outstanding as at December 31, 2002:

	Options outstanding		Options exercisable
Year granted	Number of options	Weighted average exercise price $	Number of options	Weighted average exercise price $	Expiration
1996	97,702	6.47	97,702	6.47	2003 to 2006
1999	387,820	8.51	387,820	8.51	2009
2000	130,819	7.72	98,115	7.72	2010
2001	448,836	6.82	224,418	6.82	2011
2002	313,433	13.24	78,358	13.24	2012

	1,378,610		886,413

        The following assumptions were used to estimate the fair value, at the date of grant, of each option issued to employees on or after January 1, 2002:

Risk-free interest rate	4.9%
Expected dividend yield	1.19%
Expected life of the options	6 years
Expected volatility	26%

        During the year ended December 31, 2002, the Company issued 324,113 options having a weighted average fair value of $4.32 per option. Accordingly, $1 million has been recognized in expenses for the share option plan during the year ended December 31, 2002 as well as an adjustment to capital stock for the equivalent amount.

        d)    In 2001, in the normal course of business, the Company had renewed its redemption program of a maximum of 4,000,000 common shares with the Toronto Stock Exchange which represented approximately 5% of issued and outstanding common shares. The redemption authorization was valid from September 27, 2001 to September 26, 2002. In 2002, the Company redeemed 238,400 common shares (2001—nil) under this redemption program.

        e)    The basic and diluted net earnings per common shares for the years ended December 31, 2002, 2001 and 2000 are calculated as follows:

	2002	2001	2000
Net earnings	169.5	109.0	67.0
Dividends—preferred	(1.1)	(1.1)

Net earnings available to common shareholders	168.4	107.9	67.0
Weighted average common shares	81.5	80.9	66.9
Dilution effect of stock options	0.8	0.3

Adjusted weighted average common shares	82.3	81.2	66.9
Basic net earnings per common share	$2.07	$1.33	$1.00
Diluted net earnings per common share	$2.05	$1.33	$1.00

10    Share of earnings of significantly influenced companies

        On February 20, 2002, a significantly influenced company, Boralex Inc., sold seven power stations to an income fund. The Company thus realized a gain of $18 million net of related future income taxes of $5 million, representing its share of the net gain realized by this significantly influenced company.

11    Unusual losses (gains)

	Note		2002 $	2001 $	2000 $
Gain on dilution and disposal of an investment	11	(a)	(1)	(30)	—
Gain on expropriation of lands			—	(4)	—
Loss (gain) on business disposal	11	(b)	5	(2)	(8)
Other expenses	11	(c)	—	18	7
Expenses related to business closures	11	(d)	6	11	2
Other income	11	(e)	(6)	—	—

			4	(7)	1

        a)    In 2002, the Company realized a gain of $1 million resulting from the dilution of its investments in a significantly influenced company. In 2001, Boralex Inc., a significantly influenced company, concluded two issuances of 4,000,000 common shares each, resulting in a dilution of the Company's interest. In addition, during the year, the Company disposed of 2,000,000 shares of this entity for a consideration of $11 million. These transactions resulted in a gain of $30 million, of which $23 million represents the gain on dilution and $7 million the gain on disposal of an investment.

        b)    In 2002, the Company sold its retail egg carton operations located in Canada, realizing a loss of $5 million. In 1999, the Company disposed of its 50% interest in a fluff pulp mill located in France. The sale price included a contingent consideration of a maximum amount of $10 million based on the profitability of the mill. Accordingly, the Company realized a gain of $8 million in 2000 and $2 million in 2001.

        c)     Other expenses included provisions for impairment in value of certain long-term assets.

        d)    In 2002, the Company closed one of its converting folding boxboard units located in Ontario, incurring closing costs of $6 million. In 2001, the Company closed one of its converting units in specialty products located in Richmond, Virginia, incurring closing costs of $11 million. In 2000, the Company had closed its plastics facility located in Cabano, Quebec, incurring closing costs of $2 million.

        e)    In 2002, the Court of First Instance of the European Community reduced the amount of the fine imposed in 1994. The reduction in the fine and the related interest thereon have been recorded as a gain amounting to approximately $6 million.

12    Income taxes

        a)    The provision for income taxes is as follows:

	2002 $	2001 $	2000 $
Current	48	47	38
Future	13	2	11

	61	49	49

        b)    The income tax expense based on the effective income tax rate differs from the income tax expense based on the basic rate for the following reasons:

	2002 $	2001 $	2000 $
Income tax expense based on the combined basic Canadian and provincial income tax rate	90	71	52

Income tax expense (benefit) arising from the following:
Deduction for manufacturing and processing and income from active businesses carried on in Quebec	(19)	(18)	(12)
Difference in foreign operations' statutory income tax rate	(3)	(3)	(1)
Unrecognized tax benefit arising from current losses of subsidiaries	2	4	5
Unrecognized tax benefit arising from foreign exchange loss (gain) on long-term debt	—	5	4
Recognized tax benefit arising from previously incurred losses of subsidiaries	(10)	(6)	—
Permanent differences	2	3	3
Large corporations tax	2	3	3
Decrease in future income taxes resulting from a substantively enacted change in tax rates	(1)	(6)	(4)
Others	(2)	(4)	(1)

	(29)	(22)	(3)

Income tax expense for the year	61	49	49

        c)     Future income taxes include the following items:

	2002 $	2001 $
Future income tax assets
Tax benefit arising from income tax losses	86	97
Employee future benefits	18	15
Unused tax credits	9	9
Others	6	7
Unrecorded future income tax asset	(33)	(41)

	86	87

Future income tax liabilities
Property, plant and equipment	193	176
Employee future benefits	16	14
Other assets	14	15
Others	5	6

	228	211

Future income taxes	142	124

        d)    Certain subsidiaries have accumulated losses for income tax purposes amounting to approximately $226 million which may be carried forward to reduce taxable income in future years. The future tax benefit resulting from the deferral of $151 million of these losses has been recognized in the accounts as a future income tax asset. These unused losses for income tax purposes may be claimed in years ending no later than 2004 to 2022 for an amount of $148 million and indefinitely for an amount of $78 million.

13    Cash flows

        a)    Changes in non-cash working capital components are detailed as follows:

	2002 $	2001 $	2000 $
	(Uses) Sources
Accounts receivable	27	74	(26)
Inventories	(21)	7	(54)
Accounts payable and accrued liabilities	6	(16)	35

	12	65	(45)

        b)    Supplemental disclosure

	2002 $	2001 $	2000 $
Interest paid	78	86	84
Income taxes paid	62	40	42
Acquisition of property, plant and equipment under a capital lease	—	6	—
Acquisition of non-controlling interests by issuance of common shares	—	—	95
Business acquisition in exchange for non-monetary consideration	6	—	—
Settlement of dissenting shareholders by issuance of common shares	5	—	—

14    Employee future benefits

        a)    The expense for employee future defined benefits as at December 31 is as follows:

	2002		2001		2000
	Pension plans $	Other plans $	Pension plans $	Other plans $	Pension plans $	Other plans $
Current service cost	11	2	10	2	10	2
Interest cost on obligation	28	4	27	3	24	3
Expected return on plan assets	(31)	—	(32)	—	(29)	—

Expense for the year	8	6	5	5	5	5

        The expense recorded in 2002 for defined contribution plans (excluding group RRSPs) amounts to $3 million (2001—$1 million; 2000—$1 million).

        b)    The funded status of the defined benefit plans and the other complementary retirement benefit plans and post-employment benefit plans are as follows as at December 31:

	2002		2001
	Pension plans $	Other plans $	Pension plans $	Other plans $
Accrued benefit obligation
Obligation—Beginning of year	414	56	381	52
Current service cost	16	2	16	2
Interest cost	28	4	27	3
Actuarial losses	4	1	4	1
Benefit payments	(20)	(3)	(20)	(3)
Business acquisitions and disposals	—	—	6	1
Pension plan modifications	(3)	1	—	—
Others	1	5	—	—

Obligation—End of year	440	66	414	56

Plan assets
Fair value—Beginning of year	435	—	433	—
Actual return on assets	(13)	—	1	—
Contributions by the Company	9	—	10	—
Contributions by employees	6	—	5	—
Benefit payments	(20)	—	(20)	—
Business acquisitions and disposals	(4)	—	6	—
Others	(2)	—	—	—

Fair value—End of year	411	—	435	—

Reconciliation of funded status
Surplus (deficit)—End of year	(29)	(66)	21	(56)
Unamortized net actuarial loss	74	2	22	—
Unamortized transitional obligation	(2)	—	(2)	—
Unamortized past service cost	1	—	1	—

Net amount recognized	44	(64)	42	(56)

        The net amount recognized as at December 31 is detailed as follows:

	2002			2001
	Pension plans $	Other plans $	Total $	Total $
Employee future benefit asset	52	—	52	52
Employee future benefit liability	(8)	(64)	(72)	(66)

	44	(64)	(20)	(14)

        c)     The following amounts relate to plans that are not fully funded as at December 31:

	2002		2001
	Pension plans $	Other plans $	Pension plans $	Other plans $
Accrued benefit obligation	(350)	(64)	(178)	(56)
Fair value of plan assets	304	—	157	—

Funded status (deficit)	(46)	(64)	(21)	(56)

        d)    The main actuarial assumptions adopted in measuring the accrued benefit obligations and expenses as at December 31, 2002 are as follows:

	Pension plans	Other plans
Discount rate	6.6% to 6.75%	6.6% to 6.75%
Expected long-term rate of return on plan assets	7.0% to 7.5%	—
Salary escalation rate	3.5% to 5.0%	3.5% to 5.0%
Rate increase in health care cost
2000	—	8.0% to 13.0%
Ultimately	—	4.7% to 8.0%

        The discount rate used by most subsidiaries and joint ventures of the Company for the valuation of the pension and other plans is 6.75%.

15    Commitments and contingency

        a)    Future minimum payments under operating leases for the next years are as follows:

Years ending December 31,	$
2003	36
2004	28
2005	24
2006	19
2007	16
Thereafter	35

        b)    During the year, the Company was informed that one of its subsidiaries, Cascades Tissue Group Inc., is the subject of an inquiry by the Canadian Commissioner of Competition as to whether actions taken by that subsidiary between November 1999 and March 2002 in connection with sales of certain commercial and industrial, or away-from-home, tissue products in Canada constituted a violation of the Canadian Competition Act. The Competition Bureau has not informed the Company regarding the status of the inquiry or whether charges will be brought against that subsidiary. As the inquiry is still in a very early stage, the Company's management is unable to assess what further action, if any, the Competition Bureau may take or the possible impact of the outcome of the inquiry on the Company. However, based on the information currently available, the Company's management does not believe that this matter will have a material adverse effect on the Company's business, results of operations or financial condition.

16    Financial instruments

        The Company and some of its subsidiaries utilize a variety of derivative financial instruments to limit their exposure to foreign currency and commodity fluctuations as well as changing interest rates but do not hold or issue such financial instruments for trading purposes with the exception of certain interest rate swap agreements as described below.

Currency risks

        The Company is exposed to currency risks as a result of its export of goods produced in Canada, the United States, France, Germany, Sweden, England and Mexico. These risks are partially covered by purchases, debt service and forward exchange contracts.

        Some of the Company's Canadian entities entered into contracts to sell forward U.S. dollars in exchange for Canadian dollars. As at December 31, 2002, these subsidiaries and joint ventures held forward exchange contracts with a notional amount of $143 million (2001—$117 million) maturing in 2003, at a weighted average exchange rate of 1.5817. As at December 31, 2002, the fair value of these instruments was nil. However, the fair value of these instruments as at December 31, 2001 and 2000 represented an unrealized loss of $3.1 million and an unrealized loss of $0.8 million respectively.

        The European subsidiaries entered into forward exchange contracts maturing in less than a year to hedge their currency risks resulting from sales and purchases in European currencies, U.S. dollars, British pound and Canadian dollars. As at December 31, 2002, these contracts had an unrealized loss of $0.5 million (2001—unrealized loss of $0.5 million; 2000—unrealized gain of $1.6 million) on a notional amount of $25 million (2001 and 2000—$40 million).

Interest rate risks

        As at December 31, 2002, approximately 52% (2001—50%) of the Company's long-term debt was at variable rates. Interest rate swaps have been contracted to fix interest at a weighted average rate of 6.94% on a notional amount of $50 million (2001—$50 million). These instruments which represent an unrealized loss of $1.5 million as at December 31, 2002 (2001—unrealized loss of $2.5 million; 2000—unrealized loss of $0.3 million) expire in 2003 and 2004.

        In addition, the Company holds certain interest rate swap agreements not designated as hedges. These agreements, maturing from 2008 to 2012, have been contracted to fix interest at a weighted average rate of 8.18% on a notional amount of US$3 million. As at December 31, 2002, these agreements are recorded as liabilities at their fair value of $0.9 million.

Credit risks

        The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce this risk, the Company's credit policies include the analysis of the financial position of its customers and the regular review of their credit limits. In addition, the Company believes there is no particular concentration of credit risks due to the geographic diversity of customers and the procedures for the management of commercial risks. Derivative financial instruments include an element of credit risk should the counterparty be unable to meet its obligations. The Company reduces this risk by dealing with creditworthy financial institutions.

        In the context of its credit risk management, in 2002, the Company entered into a transfer of receivables agreement with a financial institution. This agreement allows the Company to sell, on a continuous basis, its accounts receivable of a specific client for an amount of up to $20 million. In the event of a late payment from the client, the only recourse of the financial institution against the Company is a penalty fee for which management believes that no payment will be required in the future. The Company services the sold accounts receivable and no servicing asset or liability is recognized, as management believes that the value of the services rendered is equivalent to the benefits earned. As at December 31, 2002, the accounts receivable sold amounted to $11 million and were accounted for as an inflow from accounts receivable in the consolidated statement of cash flows. During the year, the Company incurred expenses of $0.5 million with respect to this agreement.

Commodity price risk

        The Company also entered into swap contracts whereby it sets the price on notional quantities of old corrugated containers, bleached softwood kraft, electricity, natural gas, 42-lb kraft linerboard and 26-lb semichemical corrugating medium. Gains and losses arising from these contracts are charged to earnings only when realized. The fair value of these contracts as at December 31, 2002 represented a net unrealized gain of $1.5 million (2001—net unrealized gain of $0.9 million; 2000—net unrealized loss of $0.4 million).

17    Related party transactions

        The Company entered into the following transactions with related parties:

	2002 $	2001 $	2000 $
Joint ventures(1)
Sales	19	17	17
Revenue from services	22	22	19
Purchases	24	11	13
Significantly influenced companies
Sales	58	44	44
Purchases	9	25	32
Entity controlled by a related director of the Company
Purchases	5	5	3

        These transactions occurred in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

        The balance sheets as at December 31 included the following balances with related parties:

	2002 $	2001 $
Joint ventures(1)
Accounts receivable	5	5
Accounts payable	3	2
Significantly influenced companies
Accounts receivable	4	4
Accounts payable	1	1
Entity controlled by a related director of the Company
Accounts payable	1	—

(1)
Represent the portion of transactions or balances not eliminated upon proportionate consolidation of the joint ventures.

18    Interests in joint ventures

        The major components of the interests in joint ventures in the consolidated financial statements are as follows:

	2002 $	2001 $	2000 $
Consolidated balance sheets
Current assets	191	173	180
Long-term assets	465	427	358
Current liabilities	123	107	89
Long-term debt, net	182	194	186
Consolidated statements of earnings
Sales	772	636	619
Depreciation and amortization	29	26	23
Operating income	88	92	110
Financial expenses	19	17	20
Net earnings	46	38	55
Consolidated statements of cash flows
Operating activities	63	70	116
Investing activities	(58)	(90)	(56)
Financing activities	3	6	(40)
Additional information
Cash and cash equivalents at end of period	13	6	21
Total assets	656	600	538
Total debt(1)	218	213	194
Dividends received by the Company from joint ventures	17	22	1

(1)
Includes bank loans and advances, current portion of long-term debt, and long-term debt.

19    Summary of differences between Canadian and United States generally accepted accounting principles

        The consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. generally accepted accounting principles ("U.S. GAAP"). Such differences, as they relate to the Company, are summarized below.

New accounting policies under U.S. GAAP

        a)    Goodwill and Other Intangible Assets

        On January 1, 2002, the Company applied SFAS 142, "Goodwill and Other Intangible Assets". This standard is not materially different from the recently issued accounting standard of the CICA. Refer to note 2(a) for a description of the impact on the Company of the implementation of this new standard.

        b)    Accounting for the Impairment or Disposal of Long-Lived Assets

        On January 1, 2002, the Company applied SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 addresses financial accounting impairment or disposal of long-lived assets and requires that one accounting model be used for long-lived assets to be disposed of by sale. The standard also broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing for recognizing losses on such operations. The application of this standard did not have any impact on the financial position or results of operations of the Company.

        c)     Accounting for Derivative Instruments and Hedging Activities

        On January 1, 2001, for U.S. reporting purposes, the Company applied FASB Statement 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of Effective Date of FASB Statement 133", and by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The presentation standards for derivative instruments and hedging activities are described in these statements. Under these statements, all derivative instruments are accounted for at their fair value and recognized based on their anticipated use and designation as a hedge. The application of this standard as at January 1, 2001 resulted in a charge of $0.2 million after tax to comprehensive earnings (note 19(p)).

Reconciliation of net earnings, shareholders' equity and balance sheet

        d)    The following summary sets out the material adjustments to the Company's reported net earnings, shareholders' equity and balance sheet which would be made in order to reconcile to U.S. GAAP. It also sets out a reconciliation of shareholders' equity under U.S. GAAP.

  Reconciliation of net earnings

	Note	2002 $	2001 $	2000 $
Net earnings under Canadian GAAP		169	109	67
U.S. GAAP adjustments:
Start-up costs	(e)	4	4	5
Gain realized on formation of Norampac	(f)	(5)	(5)	(5)
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	(g)	3	(4)	(1)
Unrealized gains (losses) arising from change in fair values of commodity derivative instruments	(h)	1	—	—
Provision for derivative instruments currently in default	(aa)	2	(2)	—
Unrealized gains (losses) from interest rate swaps	(i)	1	(3)	—
Employee future benefits	(j)	1	(1)	1
Dividends on preferred shares of a subsidiary	(l)	3	4	4
Stock-based compensation	(m)	—	(1)	(1)
Tax effect on above adjustments		(3)	3	—
Income taxes	(n)	—	4	(4)
Non-controlling interests		(3)	(4)	(5)

Net earnings under U.S. GAAP		173	104	61

Net earnings under U.S. GAAP per common share
Basic		2.11	1.27	0.91
Diluted		2.09	1.27	0.91

  Statement of changes in Shareholders' equity under U.S. GAAP

	2002		2001		2000
	Number of shares	$	Number of shares	$	Number of shares	$
Common stock:
Balance at beginning of year	80,987,466	254	80,900,663	254	66,902,210	159
Shares issued on exercise of stock options	407,062	3	86,803	—	—	—
Redemption of common shares	(238,400)	(1)	—	—	—	—
Shares issued on privatization	670,144	5	—	—	13,998,453	95

Balance at end of year	81,826,272	261	80,987,466	254	80,900,663	254

Adjustment relating to stock options:
Balance at beginning of year		2		1		—
Adjustement of the year		1		1		1

Balance at end of year		3		2		1

Retained earnings:
Balance at beginning of year		629		535		481
Net earnings for the year		173		104		61
Dividend on common shares		(10)		(9)		(7)
Dividend on preferred shares		(1)		(1)		—
Excess of common shares redemption price over their paid-up capital		(3)		—		—

Balance at end of year		788		629		535

Cumulative other comprehensive earnings:
Balance at beginning of year		12		11		11
Annual changes—net of tax
Translation adjustments		32		5		—
Miminum pension liability		(6)		(3)		—
Cumulative net loss on adoption of SFAS 133 and 138		—		—		—
Reclass to earnings of cumulative net loss on adoption of SFAS 133 and 138		(1)		1		—
Rounding		1		(2)

Balance at end of year		38		12		11

Rounding		—		1		—

Shareholders' equity—End of year	81,826,272	1,090	80,987,466	898	80,900,663	801

  Reconciliation of shareholders' equity

	Note	2002 $	2001 $	2000 $
Shareholders' equity under Canadian GAAP		1,065	870	766
U.S. GAAP adjustments:
Start-up costs	(e)	(5)	(9)	(13)
Gain realized on formation of Norampac	(f)	66	71	76
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	(g)	—	(3)	1
Unrealized gains (losses) arising from change in fair values of commodity derivative instruments net of provision for instruments currently in default	(h)(aa)	1	(1)	—
Unrealized gains (losses) from interest rate swaps	(i)	(2)	(3)	—
Employee future benefits	(j)	(12)	(13)	(12)
Minimum pension liability	(k)	(15)	(5)	—
Privatization	(o)	(1)	(1)	(1)
Tax effect on above adjustments		(1)	(2)	(6)
Income taxes	(n)	—	—	(4)
Class B preferred shares	(y)	(6)	(6)	(6)

Shareholders' equity under U.S. GAAP		1,090	898	801

  Reconciliation of balance sheet

		2002		2001
	Note	Canadian GAAP $	U.S. GAAP $	Canadian GAAP $	U.S. GAAP $
Property, plant and equipment	(f)(o)	1,604	1,640	1,481	1,521
Other assets and goodwill (long-term)	(e)(f)(g)(h)(i)(j)	339	358	292	308
Accounts payable and accrued liabilities	(g)(h)(i)	483	486	451	459
Long-term debt, excluding current portion	(l)	1,048	992	1,043	976
Other liabilities (long-term)	(f)(j)(k)(l)(n)(o)(y)	216	299	208	294
Shareholders' equity	(e) to (o) and (y)	1,065	1,090	870	898

        The amounts presented in the above table under both Canadian GAAP and U.S. GAAP include joint ventures accounted for under the proportionate consolidation method as described in note 19(v).

        e)    Under Canadian GAAP, start-up costs are deferred and amortized over a period not exceeding five years. Under U.S. GAAP, start-up costs are accounted for under Statement of Position ("SOP")

No. 98-5, "Reporting on the Costs of Start-up Activities", and are included in the statement of earnings in the period they are incurred.

        f)     On December 30, 1997, the Company and Domtar Inc. merged their respective containerboard and corrugated packaging operations to form Norampac, a 50-50 joint venture. Under Canadian GAAP, a portion of the gain realized on the transaction, representing approximately $58 million, net of tax, was recorded against property, plant and equipment and goodwill. Under U.S. GAAP, this gain would have been recognized in earnings on December 30, 1997.

        In addition, under U.S. GAAP, additional liabilities would have been included in the allocation of the purchase price at the date of the transaction with respect to employee future benefits with a corresponding adjustment to goodwill.

        g)     Under Canadian GAAP, gains and losses arising from foreign exchange forward contracts used to hedge anticipated sales or purchases are charged to earnings as an adjustment of sales or cost of sales when the underlying sale or purchase is recorded. Under U.S. GAAP, the foreign exchange forward contracts are not designated as hedges as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", therefore the unrealized gains and losses arising from these contracts are charged to earnings as they arise.

        h)    Under Canadian GAAP, gains and losses arising from commodity swap contracts are charged to earnings only when realized. Under U.S. GAAP, the unrealized gains and losses arising from these contracts, which do not meet requirements of hedging as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", are charged to earnings. However, the net unrealized loss of $0.2 million after tax that existed upon the adoption of SFAS 133 and SFAS 138 has been recorded to comprehensive earnings and is being transferred to earnings as the contracts mature.

        i)     Under Canadian GAAP, unrealized gains and losses on interest rate swaps designated as hedges are not recognized in the financial statements. Under U.S. GAAP, these contracts are not designated as hedges and therefore, the unrealized gains and losses are charged to earnings. In addition, as described in note 16, the Company holds certain interest rate swap agreements for speculative purposes. Under both Canadian and U.S. GAAP, these instruments are marked to market on the balance through earnings. As at December 31, 2002, these agreements are recorded as liabilities at their fair value of $0.9 million. The fluctuation of the fair value during the year ended December 31, 2002 amounting to $0.6 million was charged to earning under "Selling and administrative expenses".

        j)     Before the adoption of CICA 3461, "Employee Future Benefits", on January 1, 2000 as described in note 2(d), the discount rate used in the measurement of pension costs and obligations under U.S. GAAP differed from the one used under Canadian GAAP. In addition, as allowed by Canadian GAAP before January 1, 2000, the Company recognized post-employment costs and obligations using the cash basis of accounting. Under CICA 3461, the treatment of pension costs is not materially different from US GAAP. The remaining adjustments result from the amortization of actuarial gains and losses which arose prior to January 1, 2000.

        k)    Under U.S. GAAP, a minimum pension liability adjustment must be recorded when the accumulated benefit obligation of a plan is greater than the fair value of its assets. The excess of its liability over the intangible asset, which can also be recorded for the plan, is recorded in comprehensive earnings in shareholders' equity.

        l)     Under Canadian GAAP, dividends on mandatorily redeemable preferred shares of a subsidiary are charged to earnings as interest expense whereas under U.S. GAAP, these dividends would also be charged to earnings but as non-controlling interests.

        In addition, under U.S. GAAP, these dividends would have been shown as a financing activity in the cash flow statement as opposed to an operating activity under Canadian GAAP.

        Under U.S. GAAP, these preferred shares would be disclosed separately on the balance sheet as non-controlling interests as opposed to long-term debt under Canadian GAAP.

        m)   Under U.S. GAAP and in accordance with SFAS 123, "Accounting for Stock-Based Compensation", companies are permitted to apply the fair value method of accounting for stock-based compensation awards granted to employees. Under Canadian GAAP, the Company applied the recommendations of CICA 3870, "Stock-Based Compensation and Other Stock-based Payments" as described in note 2(c) which also permits the fair value method of accounting for stock-based compensation awards granted to employees. As a result, there is no Canadian GAAP to U.S. GAAP adjustment to earnings for stock options granted after January 1, 2002. Prior to the adoption of CICA 3870, under Canadian GAAP, compensation expense was not recognized for stock options. Any consideration paid by employees on the exercise of stock options is credited to share capital. Under U.S. GAAP, the fair value of options issued prior to January 1, 2002 was estimated based on the following weighted average assumptions:

	2001	2000
Risk-free interest rate	5.24%	6.46%
Expected dividend yield	1.75%	1.25%
Expected life of the options	6 years	6 years
Expected volatility	28%	27%
Weighted average fair value per option	$2.16	$3.55

        n)    Under Canadian GAAP, income tax rates of substantively enacted tax laws can be used to calculated future income tax assets and liabilities while under U.S. GAAP, only income tax rates of enacted laws can be used.

        o)    As described in note 3(c), on December 31, 2000, the Company acquired shares held by non-controlling shareholders in three of its subsidiaries (the "privatized subsidiaries") in exchange for common shares of the Company. Under Canadian GAAP, the fair value of $6.85 attributed to the shares issued represents the quoted market value of the Company's shares at the date of privatization. Under U.S. GAAP, the fair value attributed to the shares issued would have been $6.67 which represents the quoted market value of the Company's shares during a reasonable period before and after the date the transaction was agreed upon and announced. Since the excess of the net book value of the non-controlling interests over their purchase price has been recorded under Canadian GAAP as a decrease of property, plant and equipment and future income tax liabilities, the adjustment resulting from a different measurement date as stated above would affect these accounts accordingly.

        In addition, Canadian GAAP to U.S. GAAP reconciliation items described in note 19(e) to (n) and affecting the privatized subsidiaries prior to December 31, 2000 would affect the computation of the net book value of the non-controlling interests and therefore the adjustment to property, plant and equipment and future income tax liabilities at the date of the privatization.

Other disclosures

        p)    Comprehensive earnings

	Note		2002 $	2001 $
Net earnings under U.S. GAAP			173	104
Translation adjustments			32	5
Minimum pension liability adjustment, net of related income taxes	(p	)(1)	(6)	(3)
Cumulative net loss on adoption of SFAS 133 and 138, net of related income taxes	(p	)(2)	—	—
Reclass to earnings of cumulative net loss on adoption of SFAS 133 and 138, net of related income taxes	(p	)(3)	(1)	1

Comprehensive earnings under U.S. GAAP			198	107

(1)
The minimum pension liability adjustment represents $6.3 million and $3.4 million for the years ended December 31, 2002 and 2001 respectively, net of related income taxes of $3.2 million and $1.8 million for the years ended December 31, 2002 and 2001 respectively.

(2)
The cumulative net loss on adoption of SFAS 133 and 138 represents an adjustment of $0.2 million on January 1, 2001, net of related income taxes of $0.2 million.

(3)
The reclass to earnings of cumulative net loss on adoption of SFAS 133 and 138 represents an income of $0.5 million and an expense of $0.6 million for the years ended December 31, 2002 and 2001 respectively, net of related income taxes of $0.3 million and $0.3 million for the years ended December 31, 2002 and 2001 respectively.

        q)    Accumulated other comprehensive earnings

	2002 $	2001 $
Cumulative translation adjustments	48	16
Cumulative minimum pension liability adjustments, net of tax	(10)	(4)

	38	12

        r)     For pension plans where the accumulated benefit obligation ("ABO") exceeds the fair value of plan assets under U.S. GAAP, the projected benefit obligation ("PBO"), ABO and fair value of plan assets are as follows:

	2002 $	2001 $
PBO	111	64
ABO	106	62
Fair value of plan assets	86	52

        s)     The following disclosure is required under U.S. GAAP. However, this information is based on the amounts reported under Canadian GAAP.

	2002
	Canada $	Foreign $	Total $
Net earnings before provision for income taxes, share of earnings of significantly influenced companies and non-controlling interests	130	79	209

Provision for income taxes
Current	38	10	48
Future	—	14	14
Future income tax benefit resulting from a reduction in tax rates	(1)	—	(1)

Total	37	24	61

Net earnings before share of earnings of significantly influenced companies and non-controlling interests	93	55	148

	2001
	Canada $	Foreign $	Total $
Net earnings before provision for income taxes, share of earnings of significantly influenced companies and non-controlling interests	135	20	155

Provision for income taxes
Current	36	11	47
Future	10	(2)	8
Future income tax benefit resulting from a reduction in tax rates	(6)	—	(6)

Total	40	9	49

Net earnings before share of earnings of significantly influenced companies and non-controlling interests	95	11	106

        t)     Under Canadian GAAP, cost of delivery billed to customers is classified as a deduction from sales in determining the amount of net sales, while under U.S. GAAP, delivery costs billed to customers are classified as a component of cost of sales.

        u)    The disclosure of the following amounts is required under U.S. GAAP:

	2002 $	2001 $	2000 $
Payments under operating leases, including rent expense	35	27	23
Payments under capital leases	10	7	6
Foreign exchange loss (gain)
Realized	(2)	(4)	(3)
Unrealized	(1)	—	1
	2002 $	2001 $
Allowance for doubtful accounts	11	17
Trade accounts payable	335	333
Accrued employee costs	58	60
Interest payable	9	13

        Valuation and qualifying accounts and reserves:

2002
Description	Balance - Beginning of period	Additions charged to expenses	Deductions	Balance - End of period
Allowance for doubtful accounts	17	7	(13)	11
Inventories reserve	18	2	—	20
Valuation allowance for tax purposes(1)	41	—	(8)	31
2001
Description	Balance - Beginning of period	Additions charged to expenses	Deductions	Balance - End of period
Allowance for doubtful accounts	13	9	(5)	17
Inventories reserve	16	2	—	18
Valuation allowance for tax purposes(1)	43	—	(2)	41

(1):  The decline in the valuation allowance for tax purposes is detailed as follows:

	2002	2001
Unrecognized tax benefit arising from current losses of subsidiaries	2	4
Recognized tax benefit arising from previously incurred losses of subsidiaries	(10)	(6)

	(8)	(2)

        v)     Under Canadian GAAP, investments in joint ventures are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in joint ventures are accounted for using the equity method. The different accounting treatment affects only the display and classification of financial statement items and not net earnings or shareholders' equity. Rules prescribed by the Securities and Exchange Commission of the United States ("SEC") permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. In addition, the Company discloses in note 18 the major components of its financial statements resulting from the use of the proportionate consolidation method to account for its interests in joint ventures.

        w)    Under Canadian GAAP, the Company's deferred financing costs are amortized on a straight-line basis over the anticipated period of repayment of the underlying debt. Under U.S. GAAP, such costs are amortized under the interest method. Amortization under both methods was not materially different for each of the periods presented.

        x)     Under U.S. GAAP, the dilution gains of 2001 and 2002 amounting to $1 million and $23 million respectively as described in note 11(a) would have been disclosed separately on the statement of earnings.

        y)     Under Canadian GAAP, the Class B preferred shares of a subsidiary are included under capital stock (note 9(b)). Under U.S. GAAP, these preferred shares would be shown on the balance sheet as a non-controlling interest.

Guarantees

        z)     The Company has guaranteed the payment of approximately $5 million under operating leases held by third parties. The Company also guaranteed residual values at expiration of lease contracts of certain equipment for an approximate amount of $3 million. The management of the Company does not believe that they are likely to be invoked and as such, no liability is recognized in the consolidated financial statements.

Financial instruments

        aa)   As described in note 16, the Company entered into the following derivative instruments:

  Raw materials

          The Company has entered into swap contracts with counterparties whereby it sets the price on notional quantities of old corrugated containers, bleached softwood kraft, natural gas and electricity. These contracts will be settled in cash and qualify as derivative financial instruments under SFAS 133. The requirements for hedge accounting under SFAS 133 have not been met for these contracts and therefore they are presented at fair market value in the balance sheet.

          As at December 31, 2002, the Company had commitments under swap contracts expiring in 2003 through 2007.

  Finished goods

          The Company has entered into swap contracts with counterparties whereby it sets the price on notional quantities of unbleached 42-lb kraft linerboard and 26-lb semichemical corrugating medium. These contracts will be settled in cash and qualify as derivative financial instruments under SFAS 133. The requirements for hedge accounting under SFAS 133 have not been met for these contracts and therefore they are presented at fair market value in the balance sheet.

          As at December 31, 2002, the Company had commitments under swap contracts expiring in 2003 through 2005.

  Fair value

          The fair value of these derivative financial instruments entered into by the Company to set the prices for raw materials and finished goods as at December 31, 2002 represents a net unrealized gain of $1.5 million (December 31, 2001—net unrealized gain of $0.9 million; December 31, 2000—net unrealized loss of $0.4 million).

          The unrealized gain for the year ended December 31, 2001 includes an unrealized gain of $2.7 million with a counterparty which has defaulted on several swap contracts, resulting in a provision for derivative instruments currently in default. In 2002, an adjustment was required to reverse the provision as a result of change in market value of the derivative contracts under U.S. GAAP of $2.1 million. The full $2.7 million net of the provision of $2.1 million was recorded as a loss in 2002.

          The market values of the contracts as well as any derivatives entered into by the Company are determined using pricing models that incorporate current market and contractual prices of the underlying instruments, time value of money, yield curve and volatility factors.

Impact of accounting pronouncements not yet implemented under U.S. GAAP

        bb)  Accounting for Asset Retirement Obligation

        In June 2001, FASB issued SFAS 143, "Accounting for Asset Retirement Obligation", which will be implemented by the Company on January 1, 2003. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company is studying the new standard but has not yet determined its impact.

        cc)   Costs Associated with Exit or Disposal Activities

        In June 2002, FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". The statement changes the measurement and timing of recognition for exit costs, including restructuring charges, and is effective for any such activities initiated after December 31, 2002. The Company has not yet determined the impact of this statement.

        dd)  Guarantees

        In November 2002, FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which is effective for guarantees issued or modified after December 31, 2002. However, the disclosure requirements of this interpretation are effective for financial statements issued for periods ending on or after December 15, 2002 and have been included in these financial statements. FIN 45 elaborates on the disclosure requirements of a company with respect to its obligations under certain guarantees. It also clarifies that a company is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation then undertaken.

        ee)   Variable interest entities

        In January 2003, FASB issued FIN 46, "Consolidation of Variable Interest Entities". The primary objective of this interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable-interest entities (VIEs). FIN 46 applies immediately to all VIE created after January 31, 2003, and by the beginning of the first fiscal year or interim period commencing after June 15, 2003 for VIE created prior to February 1, 2003. The Company is studying the potential effect of FIN 46 but does not anticipate this recommendation to have any impact upon adoption.

Impact of accounting pronouncements not yet implemented under Canadian GAAP

        ff)    Hedging relationship

        In November 2001, the CICA issued Accounting Guideline 13 (AcG 13), "Hedging Relationships". Subsequently, the AcSB postponed the application of AcG 13 to fiscal years beginning on or after July 1, 2003. AcG 13 addresses the identification, designation, documentation and effectiveness of hedging relationships for the purposes of applying hedge accounting. In addition, it deals with the discontinuance of hedge accounting and establishes conditions for applying hedge accounting. Under the new guideline, the Company is required to document its hedging relationships and explicitly demonstrate that the hedges are sufficiently effective in order to continue accrual accounting for positions hedged with derivatives. Otherwise, the derivative instrument will need to be marked-to-market through the current year's income statement. The impact of adopting this new guideline is not yet determinable.

        gg)   Long-lived assets

        In 2002, the CICA issued Section 3475, "Disposal of Long-Lived Assets and Discontinued Operations", which applies to disposal activities initiated on or after May 1, 2003. This new Section establishes standards for the recognition, measurement, presentation and disclosure of the disposal of long-lived assets. It also establishes standards for the presentation and disclosure of discontinued operations.

        The CICA also issued Section 3063, "Impairment of Long-Lived Assets", which will be effective for fiscal years beginning on or after April 1, 2003. This Section establishes standards for the recognition, measurement and disclosure of the impairment of long-lived assets.

        Sections 3475 and 3063 are not materially different from SFAS 144 which was applied by the Company on January 1, 2002 as described in note 19(b).

        hh)  Guarantees

        In November 2002, the CICA approved Accounting Guideline (AcG14), Disclosure of Guarantees, which requires entities to disclose key information about certain types of guarantee contracts that require payments contingent on specified types of future events. Disclosures include the nature of the guarantee, how it arose, the events or circumstances that would trigger performance under the guarantee, the maximum potential future payments under the guarantee, the carrying amount of the related liability, and information about recourse or collateral. This guideline will be effective for fiscal years beginning on or after January 1, 2003.

20    Supplemental condensed consolidating financial information

        As described in note 7(a), the Company completed a private offering of debt securities. The debt securities are fully and unconditionally guaranteed on a joint and several basis by the Company's subsidiaries located in Canada and the United States (the "Subsidiary Guarantors"). The debt securities are not guaranteed by the Company's other subsidiaries or by any of its joint ventures (the "Non-guarantor Subsidiaries"). The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheets as at December 31, 2002 and 2001 and the statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002 for Cascades Inc. (the "Parent Company"), and on a combined basis for the Subsidiary Guarantors and the Non-guarantor Subsidiaries. The supplemental condensed consolidating financial information reflects the investments of the Parent Company in the Subsidiary Guarantors and the Non-guarantor Subsidiaries using the equity method.

        a)    Condensed Consolidating Balance Sheets

	Balance sheet as at December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	—	15	23	—	38
Accounts receivable	41	262	237	(40)	500
Inventories	12	299	168	(1)	478

	53	576	428	(41)	1,016
Property, plant and equipment	72	996	699	(163)	1,604
Other assets	1,177	224	55	(1,196)	260
Goodwill	—	12	67	—	79

	1,302	1,808	1,249	(1,400)	2,959

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	2	84	14	—	100
Accounts payable and accrued liabilities	29	280	213	(39)	483
Current portion of long-term debt	1	136	36	(126)	47

	32	500	263	(165)	630
Long-term debt	183	502	274	89	1,048
Other liabilities	22	170	117	(93)	216
Shareholders' equity
Capital stock	268	463	370	(833)	268
Retained earnings	749	189	174	(363)	749
Cumulative translation adjustments	48	(16)	51	(35)	48

	1,065	636	595	(1,231)	1,065

	1,302	1,808	1,249	(1,400)	2,959

        a)    Condensed Consolidating Balance Sheets...continued

	Balance sheet as at December 31, 2001
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	—	14	17	—	31
Accounts receivable	39	278	226	(52)	491
Inventories	12	278	150	(2)	438

	51	570	393	(54)	960
Property, plant and equipment	68	939	654	(180)	1,481
Other assets	981	229	62	(1,048)	224
Goodwill	—	19	49	—	68

	1,100	1,757	1,158	(1,282)	2,733

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	5	79	17	—	101
Accounts payable and accrued liabilities	27	273	200	(49)	451
Current portion of long-term debt	4	40	19	(3)	60

	36	392	236	(52)	612
Long-term debt	175	590	312	(34)	1,043
Other liabilities	19	159	104	(74)	208
Shareholders' equity
Capital stock	260	429	369	(798)	260
Retained earnings	594	188	124	(312)	594
Cumulative translation adjustments	16	(1)	13	(12)	16

	870	616	506	(1,122)	870

	1,100	1,757	1,158	(1,282)	2,733

        b)    Condensed Consolidating Statements of Retained Earnings

	Statement of Retained Earnings For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	594	188	124	(312)	594
Net earnings for the period	169	71	66	(137)	169
Dividends on common shares	(10)	(27)	(16)	43	(10)
Dividends on preferred shares	(1)	(1)	—	1	(1)
Excess of common share redemption price on their paid-up capital	(3)	—	—	—	(3)
Effect of transaction with parent company	—	(42)	—	42	—

Balance—End of year	749	189	174	(363)	749

	Statement of Retained Earnings For the year ended December 31, 2001
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	495	163	103	(266)	495
Net earnings for the year	109	41	43	(84)	109
Dividends on common shares	(9)	(15)	(22)	37	(9)
Dividends on preferred shares	(1)	(1)	—	1	(1)

Balance—End of year	594	188	124	(312)	594

	Statement of Retained Earnings For the year ended December 31, 2000
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of year	477	226	59	(285)	477
Change in accounting policies	(42)	(32)	(13)	45	(42)
Net earnings for the year	67	—	58	(58)	67
Dividends on common shares	(7)	(13)	(1)	14	(7)
Dividends on preferred shares	—	(1)	—	1	—
Effect of transactions with parent company	—	(17)	—	17	—

Balance—End of year	495	163	103	(266)	495

        c)     Condensed Consolidating Statements of Earnings

	Statement of Earnings For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	70	2,355	1,276	(110)	3,591
Cost of delivery	3	120	93	—	216

Net sales	67	2,235	1,183	(110)	3,375

Cost of sales and expenses
Cost of sales	47	1,765	889	(109)	2,592
Selling and administrative expenses	3	225	130	1	359
Depreciation and amortization	7	88	57	(13)	139

	57	2,078	1,076	(121)	3,090

Operating income	10	157	107	11	285
Interest expense	7	42	24	(1)	72
Foreign exchange loss (gain) on long-term debt	—	(1)	—	1	—
Unusual losses (gains)	—	10	(6)	—	4

	3	106	89	11	209
Provision for income taxes	(3)	39	23	2	61
Share of losses (earnings) of significantly influenced companies	(163)	(8)	—	149	(22)
Share of earnings attributed to non-controlling interests	—	4	—	(3)	1

Net earnings for the year	169	71	66	(137)	169

        c)     Condensed Consolidating Statements of Earnings...continued

	Statement of Earnings For the year ended December 31, 2001
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	61	2,117	1,150	(111)	3,217
Cost of delivery	2	104	88	—	194

Net sales	59	2,013	1,062	(111)	3,023

Cost of sales and expenses
Cost of sales	35	1,616	784	(110)	2,325
Selling and administrative expenses	7	205	108	(2)	318
Depreciation and amortization	7	85	55	(15)	132

	49	1,906	947	(127)	2,775

Operating income	10	107	115	16	248
Interest expense	10	47	29	—	86
Foreign exchange loss (gain) on long-term debt	—	7	7	—	14
Unusual losses (gains)	(27)	(4)	9	15	(7)

	27	57	70	1	155
Provision for income taxes	3	15	27	4	49
Share of losses (earnings) of significantly influenced companies	(85)	—	—	82	(3)
Share of earnings attributed to non-controlling interests	—	1	—	(1)	—

Net earnings for the year	109	41	43	(84)	109

        c)     Condensed Consolidating Statements of Earnings...continued

	Statement of Earnings For the year ended December 31, 2000
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	75	1,955	1,118	(117)	3,031
Cost of delivery	3	84	78	—	165

Net sales	72	1,871	1,040	(117)	2,866

Cost of sales and expenses
Cost of sales	47	1,553	760	(115)	2,245
Selling and administrative expenses	9	169	107	(3)	282
Depreciation and amortization	7	78	51	(11)	125

	63	1,800	918	(129)	2,652

Operating income	9	71	122	12	214
Interest expense	10	45	34	—	89
Foreign exchange loss (gain) on long-term debt	—	6	4	—	10
Unusual losses (gains)	2	7	(8)	—	1

	(3)	13	92	12	114
Provision for (recovery of) income taxes	(3)	13	35	4	49
Share of losses (earnings) of significantly influenced companies	(67)	—	(1)	63	(5)
Share of earnings attributed to non-controlling interests	—	—	—	3	3

Net earnings for the year	67	—	58	(58)	67

        d)    Condensed Consolidating Statements of Cash Flows

	Statement of Cash Flows For the year ended December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities
Net earnings for the year	169	71	66	(137)	169
Items not affecting cash
Depreciation and amortization	7	88	57	(13)	139
Foreign exchange loss (gain) on long-term debt	—	(1)	—	1	—
Unusual losses (gains)	—	10	(6)	—	4
Future income taxes	(2)	9	2	4	13
Share of losses (earnings) of significantly influenced companies	(129)	(7)	—	114	(22)
Share of earnings attributed to non-controlling interests	—	4	—	(3)	1
Other	1	2	6	—	9

	46	176	125	(34)	313
Change in non-cash working capital components	(1)	—	13	—	12

	45	176	138	(34)	325

Investment activities
Purchases of property, plant and equipment	(7)	(72)	(49)	(1)	(129)
Other assets	(27)	(25)	—	31	(21)
Business acquisitions, net of cash acquired	(2)	(100)	(29)	—	(131)
Business disposals, net of cash disposed	—	4	—	—	4

	(36)	(193)	(78)	30	(277)

Financing activities
Bank loans and advances	(3)	6	(3)	—	—
Increase in long-term debt	6	54	33	(4)	89
Payments of long-term debt	(1)	(47)	(70)	3	(115)
Non-controlling interests	—	—	—	(7)	(7)
Dividends	(11)	(28)	(16)	44	(11)
Other	—	32	—	(32)	—

	(9)	17	(56)	4	(44)

Net change in cash and cash equivalents during the year	—	—	4	—	4
Translation adjustments on cash and cash equivalents	—	1	2	—	3
Cash and cash equivalents—Beginning of year	—	14	17	—	31

Cash and cash equivalents—End of year	—	15	23	—	38

        d)    Condensed Consolidating Statements of Cash Flows...continued

	Statement of Cash Flows For the year ended December 31, 2001
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities
Net earnings for the year	109	41	43	(84)	109
Items not affecting cash
Depreciation and amortization	7	85	55	(15)	132
Foreign exchange loss (gain) on long-term debt	—	7	7	—	14
Unusual losses (gains)	(27)	—	9	15	(3)
Future income taxes	2	(8)	4	4	2
Share of losses (earnings) of significantly influenced companies	(50)	—	—	47	(3)
Share of earnings attributed to non-controlling interests	—	1	—	(1)	—
Other	(2)	(2)	2	—	(2)

	39	124	120	(34)	249
Change in non-cash working capital components	1	45	19	—	65

	40	169	139	(34)	314

Investment activities
Purchases of property, plant and equipment	(5)	(50)	(61)	—	(116)
Other assets	(26)	(27)	(1)	52	(2)
Business acquisitions, net of cash acquired	—	(101)	(47)	—	(148)

	(31)	(178)	(109)	52	(266)

Financing activities
Bank loans and advances	(5)	(22)	11	—	(16)
Increase in long-term debt	8	50	6	(11)	53
Payments of long-term debt	(2)	(61)	(44)	25	(82)
Non-controlling interests	—	—	—	(5)	(5)
Dividends	(10)	(16)	(22)	38	(10)
Other	—	61	4	(65)	—

	(9)	12	(45)	(18)	(60)

Net change in cash and cash equivalents during the year	—	3	(15)	—	(12)
Translation adjustments on cash and cash equivalents	—	1	1	—	2
Cash and cash equivalents—Beginning of year	—	10	31	—	41

Cash and cash equivalents—End of year	—	14	17	—	31

        d)    Condensed Consolidating Statements of Cash Flows...continued

	Statement of Cash Flows For the year ended December 31, 2000
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities
Net earnings for the year	67	—	58	(58)	67
Items not affecting cash
Depreciation and amortization	7	78	51	(11)	125
Foreign exchange loss (gain) on long-term debt	—	6	4	—	10
Unusual losses (gains)	2	7	(8)	—	1
Future income taxes	(3)	(13)	23	4	11
Share of losses (earnings) of significantly influenced companies	(55)	—	(1)	51	(5)
Share of earnings attributed to non-controlling interests	—	—	—	3	3
Other	—	1	2	(1)	2

	18	79	129	(12)	214
Change in non-cash working capital components	4	(39)	(5)	(5)	(45)

	22	40	124	(17)	169

Investment activities
Purchases of property, plant and equipment	(7)	(78)	(63)	—	(148)
Other assets	(16)	(8)	(1)	18	(7)
Business acquisitions, net of cash acquired	—	(21)	(10)	—	(31)
Business disposals, net of cash disposed	—	1	—	—	1

	(23)	(106)	(74)	18	(185)

Financing activities
Bank loans and advances	2	32	(10)	1	25
Increase in long-term debt	9	59	39	(15)	92
Payments of long-term debt	(3)	(10)	(52)	3	(62)
Non-controlling interests	—	(1)	—	(8)	(9)
Dividends	(7)	(14)	(1)	15	(7)
Other	—	(3)	—	3	—

	1	63	(24)	(1)	39

Net change in cash and cash equivalents during the year	—	(3)	26	—	23
Translation adjustments on cash and cash equivalents	—	1	(2)	—	(1)
Cash and cash equivalents—Beginning of year	—	12	7	—	19

Cash and cash equivalents—End of year	—	10	31	—	41

        e)     Summary of differences between Canadian and United States generally accepted accounting principles

        As disclosed in note 19, the consolidated financial statements of the Company have been prepared in accordance with Canadian GAAP. As well, the supplemental condensed consolidating financial information has been prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP. Such differences as they relate to the Subsidiary Guarantors are summarized below.

  Reconciliation of net earnings, shareholders' equity and balance sheet

             i)  The following summary sets out the material adjustments to the Subsidiary Guarantors' net earnings, shareholders' equity and balance sheet which would be made in order to reconcile to U.S. GAAP:

  Reconciliation of net earnings

	Note	2002 $	2001 $	2000 $
Net earnings under Canadian GAAP		71	41	—
U.S. GAAP adjustments:
Start-up costs	(ii)	3	5	5
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	(iii)	2	(4)	1
Unrealized gains (losses) arising from change in fair values of commodity derivative instruments	(iv)	7	(5)	—
Unrealized gains (losses) from interest rate swaps	(v)	1	(3)	—
Employee future benefits	(vi)	1	(1)	1
Tax effect on above adjustments		(5)	3	(2)
Income taxes	(viii)	—	3	(3)
Non-controlling interests		—	—	(1)
Dividends on preferred shares	(ix)	3	4	4

Net earnings under U.S. GAAP		83	43	5

  Reconciliation of shareholders' equity

	Note	2002 $	2001 $	2000 $
Shareholders' equity under Canadian GAAP		636	616	486
U.S. GAAP adjustments:
Start-up costs	(ii)	(5)	(8)	(13)
Unrealized exchange gains (losses) arising from foreign exchange forward contracts	(iii)	—	(2)	2
Unrealized gains (losses) arising from change in fair values of commodity derivative instruments	(iv)	2	(3)	—
Unrealized gains (losses) from interest rate swaps	(v)	(2)	(3)	—
Employee future benefits	(vi)	(4)	(5)	(4)
Minimum pension liability	(vii)	(15)	(6)	—
Tax effect on above adjustments		7	9	6
Income taxes	(viii)	—	—	(3)

Shareholders' equity under U.S. GAAP		619	598	474

  Reconciliation of balance sheet

		2002		2001
	Note	Canadian GAAP $	U.S. GAAP $	Canadian GAAP $	U.S. GAAP $
Other assets and goodwill (long-term)	(ii)(iii)(iv)(v)(vi)	236	231	248	238
Accounts payable and accrued liabilities	(iii)(iv)(v)	280	280	273	281
Long-term debt, excluding current portion	(ix)	502	449	590	527
Redeemable preferred shares	(ix)	—	53	—	63
Other liabilities (long-term)	(vi)(vii)(viii)	170	181	159	154
Shareholders' equity	(ii) to (viii)	636	619	616	598

            ii)  Under Canadian GAAP, start-up costs are deferred and amortized over a period not exceeding five year. Under U.S. GAAP, start-up costs are accounted for under SOP No. 98-5, "Reporting on the Costs of Start-up Activities", and included in the statement of earnings in the period they are incurred.

        Under Canadian GAAP, gains and losses arising from foreign exchange forward contracts used to hedge anticipated sales or purchases are charged to earnings as an adjustment of sales or cost of sales when the underlying sale or purchase is recorded. Under U.S. GAAP, the foreign exchange forward contracts are not designated as hedges as defined in SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", therefore the unrealized gains and losses arising from these contracts are charged to earnings as they arise.

            iv)  Under Canadian GAAP, gains and losses arising from commodity swap contracts are charged to earnings only when realized. Under U.S. GAAP, the unrealized gains and losses arising from these contracts, which do not meet the requirements of hedging as defined in SFAS 133, "Accounting for Derivatives Instruments and Hedging Activities", are charged to earnings. However, the unrealized gain of $1.4 million after tax that existed upon the adoption of SFAS 133 and 138 has been recorded to comprehensive earnings and is being transferred to earnings as the contracts mature.

             v)  Under Canadian GAAP, unrealized gains and losses on interest rate swaps designated as hedges are not recognized in the financial statements. Under U.S. GAAP, these contracts are not designated as hedges and therefore, the unrealized gains and losses are charged to earnings.

            vi)  Before the adoption of CICA 3461, "Employee Future Benefits," standard on January 1, 2000, the discount rate used in the measurement of pension costs and obligations under U.S. GAAP differed from the one used under Canadian GAAP. In addition, as allowed by Canadian GAAP before January 1, 2000, the Subsidiary Guarantors recognized post-employment costs and obligations using the cash basis of accounting. Under CICA 3461, the treatment of pension costs is not materially different from US GAAP. The remaining adjustments result from the amortization of actuarial gains and losses which arose prior to January 1, 2000.

          vii)  Under U.S. GAAP, a minimum pension liability adjustment must be recorded when the accumulated benefit obligation of a plan is greater than the fair value of its assets. The excess of this liability over the intangible assets which can also be recorded for the plan is recorded in comprehensive earnings in shareholders' equity.

         viii)  Under Canadian GAAP, income tax rates of substantively enacted tax laws can be used to calculate future income tax assets and liabilities while under U.S. GAAP, only income tax rates of enacted laws can be used.

            ix)  Under U.S. GAAP, dividends on mandatorily redeemable preferred shares (note 7(e)) would have been charged directly to retained earnings and not to earnings as under Canadian GAAP.

          In addition, under U.S. GAAP, these dividends would have been shown as a financing activity in the cash flow statement as opposed to an operating activity under Canadian GAAP.

          Under U.S. GAAP, these preferred shares would be disclosed separately on the balance sheet between long-term debt and shareholders' equity.

  Other disclosures

             x)  Comprehensive earnings

	Note		2002 $	2001 $
Net earnings under U.S. GAAP			83	43
Translation adjustments			(15)	(1)
Minimum pension liability adjustment, net of related income taxes	(x	)(1)	(6)	(3)
Cumulative gain on adoption of SFAS 133 and 138 on January 1, 2001, net of related income taxes	(x	)(2)	—	1
Reclass to earnings of cumulative gain on adoption of SFAS 133 and 138, net of related income taxes	(x	)(3)	(1)	—

Comprehensive earnings under U.S. GAAP			61	40

(1)
The minimum pension liability adjustment represents $5.9 million, $3.4 million and $0.3 million for the years ended December 31, 2002, 2001 and 2000 respectively, net of related income taxes of $3.2 million, $1.8 million and $0.2 million for the years ended December 31, 2002, 2001 and 2000 respectively.

(2)
The cumulative net gain on adoption of SFAS 133 and 138 represents an adjustment of $1.4 million on January 1, 2001, net of related income taxes of $0.7 million.

(3)
The reclass to earnings of cumulative net gain on adoption of SFAS 133 and 138 represents an income of $1.2 million and $0.2 million for the years ended December 31, 2002 and 2001, net of related income taxes of $0.6 million and $0.1 million for the years ended December 31, 2002 and 2001.

            xi)  Accumulated other comprehensive earnings

	2002 $	2001 $
Cumulative translation adjustments	(16)	(1)
Cumulative minimum pension liability adjustments, net of tax	(9)	(3)
Cumulative gain on adoption of SFAS 133 and 138, net of tax	—	1

	(25)	(3)

           xii)  Net changes in non-cash operating working capital balances for the Subsidiary Guarantors are as follows:

	2002 $	2001 $	2000 $
Decrease (increase) in
Accounts receivable	7	20	8
Inventories	(19)	10	(32)
Increase (decrease) in
Accounts payable and accrued liabilities	12	15	(15)

	—	45	(39)

Cascades Inc.

Unaudited Consolidated Balance Sheets

As at June 30, 2003 and December 31, 2002

(in millions of Canadian dollars)

	As at June 30, 2003	As at December 31, 2002
	(unaudited)
Assets
Current assets
Cash and cash equivalents	40	38
Accounts receivable	523	500
Inventories	490	478

	1,053	1,016
Property, plant and equipment	1,526	1,604
Other assets	255	260
Goodwill	78	79

	2,912	2,959

Liabilities and shareholders' equity
Current liabilities
Bank loans and advances	36	100
Accounts payable and accrued liabilities	450	483
Current portion of long-term debt	51	47

	537	630
Long-term debt	1,113	1,048
Other liabilities	219	216
Shareholders' equity
Capital stock	263	268
Retained earnings	775	749
Cumulative translation adjustments	5	48

	1,043	1,065

	2,912	2,959

Cascades Inc.

Unaudited Consolidated Statements of Retained Earnings

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars)

	For the six- month periods ended
	2003	2002
Balance—beginning of period	749	615
Change in accounting policies	—	(21)

As restated	749	594
Net earnings for the period	45	95
Dividends	(7)	(4)
Excess of the common shares redemption price on their paid-up capital	(2)	(3)
Excess of the preferred shares of a subsidiary redemption price on their recorded capital	(10)	—

Balance—end of period	775	682

Cascades Inc.

Unaudited Consolidated Statements of Earnings

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars, except per share amounts)

	For the six-month periods ended
	2003	2002
Sales	1,772	1,763
Cost of delivery	119	105

Net sales	1,653	1,658

Cost of sales and expenses
Cost of sales	1,335	1,266
Selling and administrative expenses	183	178
Depreciation and amortization	71	68

	1,589	1,512

Operating income	64	146
Interest expense	42	36
Foreign exchange gain on long-term debt	(55)	(4)
Unusual losses	21	4

	56	110
Provision for income taxes	9	35
Share of results of significantly influenced companies	2	(21)
Share of results attributed to non-controlling interests	—	1

Net earnings for the period	45	95

Basic net earnings per common share	$0.55	$1.17

Diluted net earnings per common share	$0.55	$1.16

Weighted average number of common shares outstanding	81,768,941	81,179,787

Cascades Inc.

Unaudited Consolidated Statements of Cash Flows

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars)

	For the six-month periods ended June 30,
	2003	2002
Operating activities
Net earnings for the period	45	95
Items not affecting cash
Depreciation and amortization	71	68
Foreign exchange gain on long-term debt	(55)	(4)
Unusual losses	21	4
Future income taxes	(2)	3
Share of results of significantly influenced companies	2	(21)
Share of results attributed to non-controlling interests	—	1
Other	8	5

	90	151
Change in non-cash working capital components	(82)	(43)

	8	108

Investing activities
Purchase of property, plant and equipment	(54)	(50)
Business acquisitions, net of cash acquired	(11)	(127)

	(65)	(177)

Financing activities
Bank loans and advances	(63)	23
Issuance of Senior Notes, net of related expenses	837	—
Change in revolving credit facilities, net of related expenses	277	—
Increase in other long-term debt	44	122
Payments of other long-term debt	(989)	(69)
Premium paid on the redemption of unsecured Senior Notes	(15)	—
Non-controlling interests	—	(6)
Net proceeds from issuance of shares	1	2
Redemption of common shares and preferred shares of a subsidiary	(20)	(3)
Dividends	(7)	(4)

	65	65

Change in cash and cash equivalents during the period	8	(4)
Translation adjustments on cash and cash equivalents	(6)	—
Cash and cash equivalents—Beginning of period	38	31

Cash and cash equivalents—End of period	40	27

Supplemental disclosure
Interest paid	33	34
Income taxes paid	26	38
Business acquisition in exchange of non monetary consideration	5	6
Settlement of dissenting shareholders by issuance of common shares	—	5

Cascades Inc.

Selected Segmented Information (unaudited)

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars, except shipments and share information)

	For the six-month periods ended June 30,
	2003	2002
Net sales
Packaging products
Boxboard
Manufacturing	356	355
Converting	119	127
Eliminations and others	5	(4)

	480	478
Containerboard (1)
Manufacturing	165	169
Converting	232	231
Eliminations and others	(101)	(100)

	296	300
Specialty Products	232	222
Eliminations	(20)	(14)

	988	986
Tissue paper
Manufacturing	300	275
Distribution	40	53
Eliminations	(14)	(9)

	326	319
Fine papers
Manufacturing	199	204
Distribution	210	206
Eliminations	(33)	(31)

	376	379
Eliminations	(37)	(26)

Consolidated total	1,653	1,658

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

Cascades Inc.

Selected Segmented Information (unaudited)

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars)

	For the six-month periods ended June 30,
	2003	2002
Operating Income before Depreciation and Amortization(2)
Packaging products
Boxboard
Manufacturing	23	44
Converting	4	4
Others	4	(1)

	31	47
Containerboard (1)
Manufacturing	9	23
Converting	24	25
Others	8	3

	41	51
Specialty products	17	29

	89	127
Tissue paper
Manufacturing	35	62
Distribution	—	4

	35	66
Fine papers
Manufacturing	4	15
Distribution	7	6

	11	21

Operating Income before Depreciation and Amortization	135	214

Depreciation and amortization
Boxboard	(23)	(24)
Containerboard (1)	(18)	(18)
Specialty products	(12)	(12)
Tissue paper	(19)	(14)
Fine paper	(6)	(6)
Eliminations	7	6

	(71)	(68)

Operating income	64	146

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

(2)
The Company analyzes the performance of its operating segments based on their operating income before depreciation and amortization which is not a measure of performance under Canadian generally accepted accounting principles; however, chief operating decision makers use this performance measure for assessing the operating performance and the liquidity of their reportable segments. Earnings for each segment are prepared on the same basis as those of the Company. Intersegment operations are recorded on the same basis as sales to third parties, which is at fair market value.

Cascades Inc.

Selected Segmented Information (unaudited)

For the six-month periods ended June 30, 2003 and 2002

(in millions of Canadian dollars)

	For the six-month periods ended June 30,
	2003	2002
Purchase of property, plant and equipment
Packaging products
Boxboard
Manufacturing	6	7
Converting	2	4
Others	2	1

	10	12
Containerboard
Manufacturing	7	7
Converting	5	3

	12	10
Specialty products	11	12

	33	34
Tissue paper
Manufacturing	17	10
Distribution	—	—

	17	10
Fine papers
Manufacturing	3	6
Distribution	1	—

	4	6

Consolidated total	54	50

(1)
The Company's containerboard business consists entirely of its interest in Norampac Inc., a joint venture.

Cascades Inc.

Notes to Interim Consolidated Financial Statements (unaudited)

For the six-month period ended June 30, 2003

(in millions of Canadian dollars)

1. Accounting policies

        These unaudited interim consolidated financial statements and the notes thereto should be read in conjunction with the most recent annual financial statements of the Company as they have been prepared using the same accounting policies, except for the following:

Guarantees

        On January 1, 2003, the Company adopted the new Guideline of the Canadian Institute of Chartered Accountants regarding the disclosure of guarantees. Under this new guideline entities are required to disclose key information about certain types of guarantee contracts that require payments contingent on specified types of future events. Disclosures include the nature of the guarantee, how it arose, the events or circumstances that would trigger performance under the guarantee, maximum potential future payments under the guarantee, the carrying amount of the related liability, and information about recourse or collateral.

        The Company has guaranteed the payment of approximately $5 million under operating leases held by third parties. The Company also guaranteed residual values at expiration of lease contracts of certain equipment for an approximate amount of $3 million. The management of the Company does not believe that they are not likely to be called upon and as such, no liability is recognized in the consolidated financial statements.

2. Unusual losses

        The Company realized a loss of $11 million during the first quarter resulting from the refinancing of substantially all of its long-term debt. This loss is attributable to an $8 million premium paid to redeem the 8.375% Senior Notes of a subsidiary and the write-off of related financing costs for an amount of $3 million.

        A joint venture of the Company realized a loss of $20 million in the second quarter resulting from the refinancing of substantially all of its long-term debt. This loss is attributable to a $14 million premium paid to redeem its $100 million and US$150 million Senior Notes, in addition to the write-off of related financing costs for an amount of $6 million. The Company's 50% share of the loss amounted to $10 million.

3. Share of results of significantly influenced companies

        A significantly influenced company, Boralex Inc., adjusted the gain realized in 2002 on the disposition of seven power stations to an income fund. The Company thus recorded in the first quarter its share of that adjustment representing a loss of $3 million net of related future income taxes.

4. Business acquisitions

        On March 6, 2003, the Company acquired 50% of La Compagnie Greenfield S.A.S. in its packaging products group for $0.6 million (Euro 0.3 million). On April 14, a joint venture of the Company acquired a corrugated products converting plant in its packaging products group located in

Schenectady, New York. The aggregate purchase price, subject to certain adjustments, is $31 million (US$21 million) and is comprised of $20 million (US$14 million) in cash and all the operating assets of its Dallas-Fort Worth, Texas plant valued at $11 million (US$7 million). The Company's 50% share in the purchase price amounted to $10 million (US$7 million).

        These acquisitions have been accounted for using the purchase method and the accounts and results of operations of these entities have been included in the consolidated financial statements since its date of acquisition. The following allocation of the purchase price to the identifiable assets acquired and liabilities assumed resulted in goodwill of $1 million which is deductible for tax purposes.

	Greenfield	Schenectady	Total
Acquired companies	Packaging products	Packaging products
Business segment
Current assets	2	4	6
Capital assets	—	11	11
Goodwill	—	1	1

	2	16	18
Current liabilities	(1)	(1)	(2)

	1	15	16
Less: Fair market value of assets exchanged	—	(5)	(5)

Total consideration	1	10	11

5. Other assets

	June 30, 2003	December 31, 2002
Investments in significantly influenced companies	160	176
Other investments	8	8
Deferred charges	33	21
Employees future benefits	51	52
Other definite-life intangible assets	3	3

	255	260

6. Long-term debt

        On February 5, 2003, the Company completed a series of financial transactions to substantially refinance all of its existing credit facilities, except those of its joint ventures. The Company secured a new four-year revolving credit facility of $500 million. The Company's obligations under this new revolving credit facility are secured by all the inventory and receivables of Cascades and its North American subsidiaries, and by the property, plant and equipment of three of its mills. In addition, the Company issued new unsecured Senior Notes for an aggregate amount of US$450 million. These Notes bear a 7.25% coupon and will mature in 2013. The aggregate proceeds of these two transactions, combined with our available cash on hand, were used to repay the existing credit facilities for an amount of approximately $695 million at the time of the refinancing. On March 12, 2003 the Company also redeemed the US$125 million 8.375% Senior Notes due in 2007, issued by its subsidiary, Cascades Boxboard Group Inc.

        On May 28, 2003, a joint venture of the Company, Norampac Inc., completed a series of financial transactions to substantially refinance all of its existing credit facilities. Norampac secured a new five-year revolving credit facility of $350 million. Their obligations under this new revolving credit facility are secured by all inventory and receivables of Norampac and its North American subsidiaries, and by the property, plant and equipment of two of its mills and three of its converting facilities. In addition, Norampac issued new unsecured Senior Notes for an aggregate amount of US$250 million. These Notes bear a 6.75% coupon and will mature in 2013. The aggregate proceeds of these two transactions were used to repay the existing credit facilities for an amount of approximately $67 million at the time of the refinancing and were used to redeem both its US$150 million 9.50% and its $100 million 9.375% Senior Notes due in 2008.

        During the second quarter the Company purchased 611,336 class A preferred shares for consideration of $16 million.

	June 30, 2003	December 31, 2002
Unsecured Senior Notes	610	197
Revolving credit facility	262	438
Other debt from subsidiaries	75	253
Other debt from joint ventures	217	207

	1,164	1,095

7. Other liabilities

	June 30, 2003	December 31, 2002
Employees future benefits	73	72
Future income taxes	144	142
Non-controlling interests	2	2

	219	216

8. Stock option plan

        During the six-month period ended June 30, 2003, the Company issued 321,735 stock options having a weighted average fair value of $4.36 per option. In 2003, approximately $1 million has been recognized in expenses for options granted since January 1, 2002.

9. Interests in joint venture

        The major components of the interests in joint ventures in the consolidated financial statements are as follows:

	For the six-month periods ended June 30,
	2003	2002
Consolidated balance sheets
(as at December 31 for 2002 data)
Current assets	220	191
Long-term assets	452	465
Current liabilities	109	123
Long-term debt, net	215	182
Consolidated statements of earnings
Sales	360	350
Depreciation and amortization	15	14
Operating income	30	42
Interest expense	10	9
Net earnings	11	23
Consolidated statements of cash flows
Operating activities	(8)	5
Investing activities	(23)	(39)
Financing activities	30	35
Additional information (as at December 31 for 2002 data)
Cash and cash equivalents at end of period	11	13
Total assets	672	656
Total debt (1)	232	218
Dividends received by the Company from joint ventures	14	17

(1)
Includes bank loans and advances, current portion of long-term debt and long-term debt.

10. Capital stock

        As at June 30, 2003, the capital stock issued and outstanding consists of 81,634,795 common shares (81,826,272 as at December 31, 2002).

        As at July 29, 2003, 81,643,632 common shares were issued and outstanding.

        During the second quarter the Company purchased 4,300,000 class B preferred shares of a subsidiary for consideration of $16 million. The excess of the redemption price of $10 million over the recorded capital was included in retained earnings.

        As at June 30, 2003, the number of options issued and outstanding consisted of 1,616,812 (1,378,610 as at December 31, 2002).

11. Contingency

        In 2003, the Company was informed that one of its divisions, Cascades Resources, is the subject of an inquiry by the Canadian Commissioner of Competition as to whether Cascades Resources and its competitors would have colluded to unduly reduce market competition between paper merchants in Canada. The Competition Bureau has not informed the Company regarding the status of the inquiry or whether charges will be brought against that division. As the inquiry is still in a very early stage, the Company's management is unable to assess what further action, if any, the Competition Bureau may take or the possible impact of the outcome of the inquiry on the Company. However, based on the information currently available, the Company's management does not believe that this matter will have a material adverse effect on the Company's business, results of operations or financial condition.

12. Subsequent event

        On July 8, 2003, the Company completed a private placement of US$100 million aggregate principal amount of its 7.25% Senior Notes due in 2013. The issuance of these unsecured Senior Notes was completed at a price of 104.50%, plus $3.1 million of interest accrued from February 5, 2003, or an effective interest rate of 6.608%. The proceeds of this financing were used to reduce indebtedness under the revolving credit facility of the Company.

13.    Supplemental condensed consolidating financial information

        As described in notes 6 and 12, the Company completed private offerings of debt securities. The debt securities are fully and unconditionally guaranteed on a joint and several basis by the Company's subsidiaries located in Canada and the United States (the "Subsidiary Guarantors"). The debt securities are not guaranteed by the Company's other subsidiaries or by any of its joint ventures (the "Non-guarantor Subsidiaries"). The following supplemental condensed consolidating financial information sets forth, on an unconsolidated basis, the balance sheets as at June 30, 2003 and December 31, 2002 and the statements of earnings, retained earnings and cash flows for each of the six-month periods ended June 30, 2003 and 2002 for Cascades Inc. (the "Parent Company"), and on a combined basis for the Subsidiary Guarantors and the Non-guarantor Subsidiaries. The supplemental condensed consolidating financial information reflects the investments of the Parent Company in the Subsidiary Guarantors and the Non-guarantor Subsidiaries using the equity method.

13    Supplemental condensed consolidating financial information

  a)
  Condensed Consolidating Balance Sheets

	Balance sheet as at June 30, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	74	22	22	(78)	40
Accounts receivable	52	261	250	(40)	523
Inventories	13	311	166	—	490

	139	594	438	(118)	1,053
Property, plant and equipment	72	946	664	(156)	1,526
Other assets	1,771	178	55	(1,749)	255
Goodwill	—	12	66	—	78

	1,982	1,730	1,223	(2,023)	2,912

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	3	35	15	(17)	36
Accounts payable and accrued liabilities	42	247	201	(40)	450
Current portion of long-term debt	—	41	10	—	51

	45	323	226	(57)	537
Long-term debt	861	697	307	(752)	1,113
Other liabilities	33	151	123	(88)	219
Shareholders' equity
Capital stock	263	438	365	(803)	263
Retained earnings	775	155	169	(324)	775
Cumulative translation adjustments	5	(34)	33	1	5

	1,043	559	567	(1,126)	1,043

	1,982	1,730	1,223	(2,023)	2,912

  a)
  Condensed Consolidating Balance Sheets...continued

	Balance sheet as at December 31, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Assets
Current assets
Cash and cash equivalents	—	15	23	—	38
Accounts receivable	41	262	237	(40)	500
Inventories	12	299	168	(1)	478

	53	576	428	(41)	1,016
Property, plant and equipment	72	996	699	(163)	1,604
Other assets	1,177	224	55	(1,196)	260
Goodwill	—	12	67	—	79

	1,302	1,808	1,249	(1,400)	2,959

Liabilities and Shareholders' Equity
Current liabilities
Bank loans and advances	2	84	14	—	100
Accounts payable and accrued liabilities	29	280	213	(39)	483
Current portion of long-term debt	1	136	36	(126)	47

	32	500	263	(165)	630
Long-term debt	183	502	274	89	1,048
Other liabilities	22	170	117	(93)	216
Shareholders' equity
Capital stock	268	463	370	(833)	268
Retained earnings	749	189	174	(363)	749
Cumulative translation adjustments	48	(16)	51	(35)	48

	1,065	636	595	(1,231)	1,065

	1,302	1,808	1,249	(1,400)	2,959

  b)
  Condensed Consolidating Statements of Retained Earnings

	Statement of Retained Earnings For the six-month period ended June 30, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of period	749	189	174	(363)	749
Net earnings for the period	45	4	11	(15)	45
Dividends on common shares	(7)	(38)	(16)	54	(7)
Excess of common share redemption price on their paid-up capital	(2)	—	—	—	(2)
Excess of the preferred share of a subsidiary redemption price on their recorded capital	(10)	—	—	—	(10)

Balance—End of period	775	155	169	(324)	775

	Statement of Retained Earnings For the six-month period ended June 30, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Balance—Beginning of period	594	188	124	(312)	594
Net earnings for the year	95	45	32	(77)	95
Dividends on common shares	(4)	(13)	(16)	29	(4)
Excess of common share redemption price on their paid-up capital	(3)	—	—	—	(3)

Balance—End of period	682	220	140	(360)	682

  c)
  Condensed Consolidating Statements of Earnings

	Statement of Earnings For the six-month period June 30, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	36	1,158	644	(66)	1,772
Cost of delivery	2	69	48	—	119

Net sales	34	1,089	596	(66)	1,653

Cost of sales and expenses
Cost of sales	19	912	471	(67)	1,335
Selling and administrative expenses	5	112	64	2	183
Depreciation and amortization	4	44	30	(7)	71

	28	1,068	565	(72)	1,589

Operating income	6	21	31	6	64
Interest expense	7	24	11	—	42
Foreign exchange loss (gain) on long-term debt	(36)	(13)	(6)	—	(55)
Unusual losses (gains)	—	11	10	—	21

	35	(1)	16	6	56
Provision for income taxes	5	(3)	5	2	9
Share of results of significantly influenced companies	(15)	(2)	—	19	2
Share of earnings attributed to non-controlling interests	—	—	—	—	—

Net earnings for the period	45	4	11	(15)	45

  c)
  Condensed Consolidating Statements of Earnings...continued

	Statement of Earnings For the six-month June 30, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Sales	33	1,157	627	(53)	1,763
Cost of delivery	1	58	46	—	105

Net sales	32	1,098	581	(53)	1,658

Cost of sales and expenses
Cost of sales	19	864	433	(50)	1,266
Selling and administrative expenses	4	113	62	(1)	178
Depreciation and amortization	3	43	28	(6)	68

	26	1,020	523	(57)	1,512

Operating income	6	78	58	4	146
Interest expense	3	22	12	(1)	36
Foreign exchange loss (gain) on long-term debt	—	(6)	(1)	3	(4)
Unusual losses (gains)	—	(2)	—	6	4

	3	14	11	8	36
Provision for income taxes	—	19	15	1	35
Share of resultats of significantly influenced companies	(92)	(2)	—	73	(21)
Share of earnings attributed to non-controlling interests	—	2	—	(1)	1

Net earnings for the period	95	45	32	(77)	95

13    Supplemental condensed consolidating financial information

  d)
  Condensed Consolidating Statements of Cash Flows

	Statement of Cash Flows For the six-month period June 30, 2003
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities
Net earnings for the period	45	4	11	(15)	45
Items not affecting cash
Depreciation and amortization	4	44	30	(7)	71
Foreign exchange loss (gain) on long-term debt	(36)	(13)	(6)	—	(55)
Unusual losses (gains)	—	11	10	—	21
Future income taxes	5	(8)	—	1	(2)
Share of results of significantly influenced companies	36	(2)	—	(32)	2
Share of earnings attributed to non-controlling interests	—	—	—	—	—
Other	2	4	—	2	8

	56	40	45	(51)	90
Change in non-cash working capital components	(1)	(50)	(31)	—	(82)

	55	(10)	14	(51)	8

Investment activities
Purchases of property, plant and equipment	(4)	(32)	(18)	—	(54)
Business acquisitions, net of cash acquired	—	—	(11)	—	(11)
Other assets	(698)	(3)	(1)	702	—

	(702)	(35)	(30)	702	(65)

Financing activities
Bank loans and advances	1	(44)	2	(22)	(63)
Issuance of Senior Notes, net of related expenses	668	—	169	—	837
Change in revolving credit facility, net of related expenses	259	76	18	(76)	277
Increase in other long-term debt	—	711	79	(746)	44
Payments of other long-term debt	(197)	(647)	(229)	84	(989)
Premium paid on the redemption of unsecured Senior Notes	—	(8)	(7)	—	(15)
Net proceeds from issuance of shares	1	24	—	(24)	1
Redemption of common shares and preferred shares of a subsidiary	(4)	(16)	—	—	(20)
Dividends	(7)	(38)	(14)	52	(7)

	721	58	18	(732)	65

Net change in cash and cash equivalents during the period	74	13	2	(81)	8
Translation adjustments on cash and cash equivalents	—	(6)	(3)	3	(6)
Cash and cash equivalents—Beginning of period	—	15	23	—	38

Cash and cash equivalents—End of period	74	22	22	(78)	40

  d)
  Condensed Consolidating Statements of Cash Flows...continued

	Statement of Cash Flows For the six-month period June 30, 2002
	Parent Company $	Subsidiary Guarantors $	Non-guarantor Subsidiaries $	Elimination adjustments $	Consolidated $
Operating activities
Net earnings for the year	95	45	32	(77)	95
Items not affecting cash
Depreciation and amortization	3	43	28	(6)	68
Foreign exchange loss (gain) on long-term debt	—	(6)	(1)	3	(4)
Unusual losses (gains)	—	(2)	—	6	4
Future income taxes	—	(2)	5	—	3
Share of results of significantly influenced companies	(63)	(2)	—	44	(21)
Share of earnings attributed to non-controlling interests	—	2	—	(1)	1
Other	—	1	3	1	5

	35	79	67	(30)	151
Change in non-cash working capital components	(1)	(18)	(25)	1	(43)

	34	61	42	(29)	108

Investment activities
Purchases of property, plant and equipment	(2)	(29)	(19)	—	(50)
Business acquisitions, net of cash acquired	(6)	(105)	(27)	11	(127)

	(8)	(134)	(46)	11	(177)

Financing activities
Bank loans and advances	(3)	22	4	—	23
Increase in long-term debt	—	84	39	(1)	122
Payments of long-term debt	(19)	(26)	(25)	1	(69)
Non-controlling interest	—	—	—	(6)	(6)
Net proceeds on issue of common shares	2	6	—	(6)	2
Redemption of common shares	(3)	—	—	—	(3)
Dividends	(3)	(13)	(16)	28	(4)

	(26)	73	2	16	65

Net change in cash and cash equivalents during the year	—	—	(2)	(2)	(4)
Translation adjustments on cash and cash equivalents	—	(2)	—	2	—
Cash and cash equivalents—Beginning of period	—	14	17	—	31

Cash and cash equivalents—End of period	—	12	15	—	27

Cascades Inc.

Offer to exchange our 7 1/4% Senior Notes due 2013,
which have been registered under the Securities Act,
for our outstanding 7 1/4% Senior Notes due 2013

P R O S P E C T U S

                         , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Cascades Inc.

Applicable Laws of Québec

        Section 123.83 of the Quebec Companies Act states that directors, officers and other representatives of a company are agents of the company. Section 123.87 requires a company to assume the defense of its agent prosecuted by a third person for an act done in the exercise of his duties and to pay damages, if any, resulting from that act, unless the agent has committed a gross fault or a personal fault separable from the exercise of his duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its agent if the agent had reasonable grounds to believe that the agent's conduct was in conformity with the law, or if the agent has been freed or acquitted.

        Section 123.88 requires a company to assume the expenses of its agent if, having prosecuted him for an act done in the exercise of the agent's duties, the agent loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses and the amount the company shall assume. Section 123.89 of the Quebec Companies Act requires a company to assume the obligations in Sections 123.87 and 123.88 in respect of any person who acted at its request as a director of a legal person of which it is a shareholder or creditor.

By-Laws

        Cascades Inc.'s by-laws provide that Cascades Inc. shall indemnify its directors or officers, its former directors or officers, or any person who acts or acted at its request as a director or officer of another company of which Cascades Inc. is or was a shareholder or creditor, and their heir and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of their position, if (a) they acted honestly and in good faith with a view to the best interests of Cascades Inc.; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Cascades Inc.'s by-laws, the directors and officers' liability insurance is to be determined by its board of directors.

Cadmus and Cascades Recycling, Inc.

Applicable Laws of Massachusetts

        Massachusetts General Laws Chapter 156B, Section 67, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation's articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

By-Laws

        Cadmus and Cascades Recycling's by-laws provide that any person made a party to any action, suit or proceeding, by reason of the fact that the person, the person's testator or intestate representative is or was one of the company's directors, officers or employees, or by reason of the fact the person acted at the company's request as a director or officer of another entity, shall be indemnified by the company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by the person in connection with the defense of such action, suit or proceedings.

        Under Cadmus and Cascades Recycling's by-laws, the amount of indemnity to which any officer or any director may be entitled shall be fixed by the board of directors, except that, in any case where there is no disinterested majority of the board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association.

Cascades Agri-Pak, Inc.

Applicable Laws of New York

        Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

Certificate of Incorporation

        Cascades Agri-Pak's certificate of incorporation provides that its directors shall be indemnified by the company against any liabilities incurred in the capacity of director as may be provided by written agreement with the company.

Cascades Auburn Fiber Inc.; Cascades SPG Holding Inc.; Cascades Tissue Group—Arizona Inc.; Cascades Tissue Group—Mechanicville Inc.; Cascades Tissue Group—New York Inc.; Cascades Tissue Group—Oregon Inc.; Cascades Tissue Group—Pennsylvania Inc.; Cascades Tissue Group—Wisconsin Inc.

Applicable Laws of Delaware

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

By-Laws

        Each company's by-laws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the by-laws in reliance upon the advice of counsel.

Cascades Diamond, Inc.

Applicable Laws of Massachusetts

        See the discussion of applicable provisions of Massachusetts law above under Cadmus and Cascades Recycling, Inc.

By-Laws

        Cascades Diamond's by-laws provide that its officers and directors shall be indemnified for all costs, expenses and payment of money relating to or arising out of any of their actions taken on behalf of the company or on business of the company except such as arise out of fraud or willful misconduct.

Cascades Dominion Inc.; Cascades Enviropac Inc.; Cascades Inopack Inc.

Applicable Laws of Canada

        Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

By-Laws

        Each company's by-laws provide that, subject to the provisions of the Canada Business Corporations Act, the Company may indemnify its directors or officers, its former directors or officers or any other individuals who act or acted at its request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity. The company may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously and the individual shall repay the moneys if the individual does not fulfill the following conditions: (a) he acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        Under each company's by-laws, the company may, subject to the provisions of the Canada Business Corporation Act, purchase and maintain insurance for the benefit these persons.

Cascades East Angus Inc.; Cascades Forma-Pak Inc.; Cascades Lupel Inc.; Cascades Multi-Pro Inc.; Désencrage C.M.D. Inc.; Matériaux Cascades Inc.; Plastiques Cascades Inc.; 2851-5351 Québec Inc. (Commec Enr.); Cascades FjordCell Inc.

Applicable Laws of Quebec

        See the discussion of applicable provisions of Quebec law above under Cascades Inc.

By-Laws

        Each company's by-laws provide that any of its directors, officers or representatives are indemnified and saved harmless for all costs, charges and expenses incurred as the result of an action, suit or proceeding brought or exercised against them for an act done in the execution of their duties, with the exception of those resulting from gross misconduct, bad faith or a personal fault separable from the execution of their duties. In the case of criminal or penal proceeding, the company shall indemnify all costs, charges and expenses to directors, officers or representatives who had reasonable grounds for believing that their conduct was lawful.

Cascades Fine Papers Group (Sales) Inc.; Cascades Fine Papers Group (USA) Inc.; Cascades Boxboard U.S., Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

By-Laws

        Each of the company's by-laws provide that, to the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, they shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director or officer of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding. In addition, the company may similarly indemnify employees or agents of the company or persons who are serving at the request of the company as a director or officer of another entity but who are not directors or officers of the company.

Cascades Fine Papers Group Inc.; Cascades Fine Papers Group Thunder Bay Inc.; Cascades Tissue Group Inc.; Cascades Boxboard Group Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that, subject to applicable law, the company shall indemnify its directors, officers, former directors, and former officers, or any person who acts or acted at the company's request as a director or officer of an entity of which the company is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges or expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal or administrative action to which they are made a party by reason of being or having been a director or officer of such company, if:

  (a)
  they acted honestly in good faith with a view to the best interests of the company, and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds to believe that their conduct was lawful.

        Under each company's by-laws and subject to applicable law, the company may purchase liability insurance for these persons if approved by the company's board of directors.

Cascades Moulded Pulp, Inc.

Applicable Laws of North Carolina

        Under Section 55-8-51 of the North Carolina Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Plastics Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

Cascades Tissue Group—IFC Disposables Inc.

Applicable Laws of Tennessee

        Under Section 48-18-502 of the Tennessee Business Corporation Act, a corporation may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Tennessee law, the corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy.

Cascades Tissue Group—North Carolina Inc.

Applicable Laws of North Carolina

        See the discussion of applicable provisions of North Carolina law above under Cascades Moulded Pulp, Inc.

By-Laws

        Cascades Tissue Group—North Carolina's by-laws provide that any person who at any time serves or has served as one of its directors, officers, employees or agents, or in such capacity at its request for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the company to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

        The board of directors of the company is required to take all such action as may be necessary and appropriate to authorize the company to pay the indemnification required by the by-laws, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the company.

        Any person who at any time after the adoption of the by-laws serves or served in any of the aforesaid capacities for or on behalf of the company is deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided in the by-laws. This right inures to the benefit of the legal representatives of any such person and is not exclusive of any other rights to which the person may be entitled apart from the provision of the by-laws.

Marathon Graphic Art Distributor Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

Wood Wyant Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Wood Wyant's by-laws provide that, subject to the limitations contained in the Canada Business Corporation Act, the company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at its request as a director or officer of a legal entity of which the company is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the company or any such other entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnitee in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or such other entity, if

  (a)
  they acted honestly in good faith with a view to the best interests of the company; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

        Under Wood Wyant's by-laws, the director and officers' liability is to be determined by its board of directors.

3815285 Canada Inc.; 3815315 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that it shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of an action, of a suit, of an application, of a proceeding of a civil, of a criminal or of an administrative nature or of any other legal proceeding to which one or more of them were parties by reason of their duties or of their office, whether this action, suit, application or legal proceeding was commenced by or on behalf of each company or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, the acts or deeds done by the directors, officers or representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation exists only to the extent that (i) the directors, officers or representatives were substantially successful on the merits in their defense of the action, suit, application or legal proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of each company, (ii) they did not place themselves in a position of conflict of interest between their personal interest and that of the company, and (iii), in the case of an action, suit, application or a proceeding of a criminal or of an administrative nature leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful or to the extent that they were acquitted or freed. The company is also required to assume these liabilities in respect of any person who acts or acted at its request as a director, officer or representative of another legal entity of which the company is or was a shareholder or a creditor and the indemnity inures to the benefit of the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the indemnified directors, officers and representatives.

        Under each company's by-laws, the company may purchase and maintain insurance for the benefit of its directors, officers, representatives, and their predecessors as well as of their heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants covering any liability incurred by them by reason of their acting or having acted as a director, officer or representative of the compnay or, at the request of the company, another legal entity of which the company is or was a shareholder or a creditor. However, this insurance may not cover liability arising from the failure of the insured to act prudently, diligently, honestly and faithfully in the best interests of the company, or liability arising from a fault or gross negligence or from a personal offense severable from the discharge of their duties or the liability arising from the fact that the insured may have placed themselves in a position of conflict of interest between their personal interest and that of the company.

4089235 Canada Inc.; 4089260 Canada Inc.; 4089278 Canada Inc.; 4089294 Canada Inc.

Applicable Laws of Canada

        See the discussion of applicable provisions of Canadian federal law above under Cascades Dominion Inc.

By-Laws

        Each company's by-laws provide that, to the extent permitted by law, the company may indemnify its directors, officers or their predecessors as well as other persons who, at its request, act or have acted in such capacity for another entity, against all their costs and expenses, including amounts paid to settle an action or satisfy a judgment, occasioned by an inquiry or by a civil, criminal or administrative or other proceedings to which they have been made a party in such capacity.

        Under each company's by-laws and to the extent permitted by the law, the company may purchase and maintain insurance for the benefit of the indemnified persons covering the liability that they incur, either in acting in their capacity of director or officer of the company, or in having, at the request of the company, acted in the capacity of director or officer of another entity.

Cascades Boxboard Inc.

Applicable Laws of Ontario

        Section 136 of the Ontario Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of another legal entity of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

        A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

By-Laws

        Cascades Boxboard's by-laws provide that it shall indemnify its directors or officers, its former directors or officers or a person who acts or acted at its request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and their heirs and legal representatives to the extent permitted by the Ontario Business Corporations Act.

Cascades Boxboard U.S. Holdings, Inc.

Applicable Laws of Delaware

        See the discussion of applicable provisions of Delaware law above under Cascades Auburn Fiber Inc.

By-Laws

        Cascades Boxboard U.S. Holding's by-laws provide that the it shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note
3.1	Certificate of Incorporation of Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on March 26, 1964 (together with amendments thereto)	(C	)
3.2	By-laws of Cascades Inc., as amended	(C	)
3.3	Certificate of Incorporation of Cadmus and Cascades Recycling, Inc. filed with the Massachusetts Secretary of State on May 16, 1996 (together with amendments thereto)	(C	)
3.4	By-laws of Cadmus and Cascades Recycling, Inc., as amended	(C	)
3.5	Certificate of Incorporation of Cascades Agri-Pak, Inc. filed with the Secretary of State of New York on February 13, 1990 (together with amendments thereto)	(C	)
3.6	By-laws of Cascades Agri-Pak, Inc., as amended	(C	)
3.7	Certificate of Incorporation of Cascades Auburn Fiber Inc. filed with the Secretary of State of Delaware on May 28, 1998 (together with amendments thereto)	(C	)
3.8	By-laws of Cascades Auburn Fiber Inc., as amended	(C	)
3.9	Certificate of Incorporation of Cascades Diamond, Inc. filed with the Massachusetts Secretary of State on March 31, 1989 (together with amendments thereto)	(C	)
3.10	By-laws of Cascades Diamond, Inc., as amended	(C	)
3.11	Certificate of Incorporation of Cascades Dominion Inc. filed with the Director General, Corporations Directorate of Industry Canada on January 25, 1988 (together with amendments thereto)	(C	)
3.12	Form of by-laws, as amended, of Cascades Dominion Inc., Cascades Enviropac Inc. and Cascades Inopak Inc.	(C	)
3.13	Certificate of Incorporation of Cascades East Angus Inc. filed with the Inspecteur general des institutions financieres du Quebec on August 12, 1992 (together with amendments thereto)	(C	)
3.14	Form of by-laws, as amended, of Cascades East Angus Inc., Cascades Forma-Pak Inc., Cascades Lupel Inc., Cascades Multi-Pro Inc., Désencrage C.M.D. Inc, Matériaux Cascades Inc., Plastiques Cascades Inc., 2851-5351 Québec Inc. (Commec Enr.) and Cascades FjordCell Inc.	(C	)
3.15	Certificate of Incorporation of Cascades Enviropac Inc. filed with the Director General, Corporations Directorate of Industry Canada on November 17, 1980 (together with amendments thereto)	(C	)
3.16	By-laws of Cascades Enviropac Inc., as amended (see exhibit 3.12 for a form of these by-laws)	(C	)
3.17	Certificate of Incorporation of Cascades Fine Papers Group (Sales) Inc. filed with the Secretary of State of Delaware on January 5, 1989 (together with amendments thereto)	(C	)
3.18	By-laws of Cascades Fine Papers Group (Sales) Inc., as amended	(C	)
3.19	Certificate of Incorporation of Cascades Fine Papers Group (USA) Inc. filed with the Secretary of State of Delaware on July 15, 1992 (together with amendments thereto)	(C	)
3.20	By-laws of Cascades Fine Papers Group (USA) Inc., as amended	(C	)

3.21	Certificate of Incorporation of Cascades Fine Papers Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)	(C	)
3.22	By-laws of Cascades Fine Papers Group Inc., as amended	(C	)
3.23	Certificate of Incorporation of Cascades Fine Papers Group Thunder Bay Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 30, 1997 (together with amendments thereto)	(C	)
3.24	By-laws of Cascades Fine Papers Group Thunder Bay Inc., as amended	(C	)
3.25	Certificate of Incorporation of Cascades Forma-Pak Inc. filed with the Inspecteur general des institutions financieres du Quebec on July 26, 1990 (together with amendments thereto)	(C	)
3.26	By-laws of Cascades Forma-Pak Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.27	Certificate of Incorporation of Cascades Inopak Inc. filed with the Director General, Corporations Directorate of Industry Canada on May 25, 1979 (together with amendments thereto)	(C	)
3.28	By-laws of Cascades Inopak Inc., as amended (see exhibit 3.12 for a form of these by-laws)	(C	)
3.29	Certificate of Incorporation of Cascades Lupel Inc. filed with the Inspecteur general des institutions financieres du Quebec on March 26, 1986 (together with amendments thereto)	(C	)
3.30	By-laws of Cascades Lupel Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.31	Certificate of Incorporation of Cascades Moulded Pulp, Inc. filed with the Secretary of State of North Carolina on June 25, 1986 (together with amendments thereto)	(C	)
3.32	By-laws of Cascades Moulded Pulp, Inc., as amended	(C	)
3.33	Certificate of Incorporation of Cascades Multi-Pro Inc. filed with the Inspecteur general des institutions financieres du Quebec on December 5, 1991 (together with amendments thereto)	(C	)
3.34	By-laws of Cascades Multi-Pro Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.35	Certificate of Incorporation of Cascades Plastics Inc. filed with the Secretary of State of Delaware on January 12, 2000 (together with amendments thereto)	(C	)
3.36	By-laws of Cascades Plastics Inc., as amended	(C	)
3.37	Certificate of Incorporation of Cascades SPG Holding Inc. filed with the Secretary of State of Delaware on December 14, 2000 (together with amendments thereto)	(C	)
3.38	By-laws of Cascades SPG Holding Inc., as amended	(C	)
3.39	Certificate of Incorporation of Cascades Tissue Group—Arizona Inc. filed with the Secretary of State of Delaware on March 5, 2002 (together with amendments thereto)	(D	)
3.40	By-laws of Cascades Tissue Group—Arizona Inc., as amended	(C	)
3.41	Certificate of Incorporation of Cascades Tissue Group—IFC Disposables Inc. filed with the Secretary of State of Tennessee on December 17, 1990 (together with amendments thereto)	(C	)
3.42	By-laws of Cascades Tissue Group—IFC Disposables Inc., as amended	(C	)

3.43	Certificate of Incorporation of Cascades Tissue Group—Mechanicville Inc. filed with the Secretary of State of Delaware on June 6, 2002 (together with amendments thereto)	(C	)
3.44	By-laws of Cascades Tissue Group—Mechanicville Inc., as amended	(C	)
3.45	Certificate of Incorporation of Cascades Tissue Group—New York Inc. filed with the Secretary of State of Delaware on March 6, 2002 (together with amendments thereto)	(C	)
3.46	By-laws of Cascades Tissue Group—New York Inc., as amended	(C	)
3.47	Certificate of Incorporation of Cascades Tissue Group—North Carolina Inc. filed with the Secretary of State of North Carolina on May 27, 1983 (together with amendments thereto)	(C	)
3.48	By-laws of Cascades Tissue Group—North Carolina Inc., as amended	(C	)
3.49	Certificate of Incorporation of Cascades Tissue Group—Oregon Inc. filed with the Secretary of State of Delaware on April 18, 2002 (together with amendments thereto)	(C	)
3.50	By-laws of Cascades Tissue Group—Oregon Inc., as amended	(C	)
3.51	Certificate of Incorporation of Cascades Tissue Group—Pennsylvania Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	(C	)
3.52	By-laws of Cascades Tissue Group—Pennsylvania Inc., as amended	(C	)
3.53	Certificate of Incorporation of Cascades Tissue Group—Wisconsin Inc. filed with the Secretary of State of Delaware on August 22, 2001 (together with amendments thereto)	(C	)
3.54	By-laws of Cascades Tissue Group—Wisconsin Inc., as amended	(C	)
3.55	Certificate of Incorporation of Cascades Tissue Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)	(C	)
3.56	By-laws of Cascades Tissue Group Inc., as amended	(C	)
3.57	Certificate of Incorporation of Désencrage C.M.D. Inc. filed with the Inspecteur general des institutions financieres du Quebec on August 20, 1990 (together with amendments thereto)	(C	)
3.58	By-laws of Désencrage C.M.D. Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.59	Certificate of Incorporation of Marathon Graphic Art Distributor Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 14, 1983 (together with amendments thereto)	(C	)
3.60	By-laws of Marathon Graphic Art Distributor Inc., as amended	(C	)
3.61	Certificate of Incorporation of Matériaux Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on June 30, 1980 (together with amendments thereto)	(C	)
3.62	By-laws of Matériaux Cascades Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.63	Certificate of Incorporation of Plastiques Cascades Inc. filed with the Inspecteur general des institutions financieres du Quebec on April 18, 1983 (together with amendments thereto)	(C	)
3.64	By-laws of Plastiques Cascades Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)

3.65	Certificate of Incorporation of Wood Wyant Inc. filed with the Director General, Corporations Directorate of Industry Canada on August 28, 1996 (together with amendments thereto)	(C	)
3.66	By-laws of Wood Wyant Inc., as amended	(C	)
3.67	Certificate of Incorporation of 2851-5351 Québec Inc. (Commec Enr.) filed with the Inspecteur general des institutions financieres du Quebec on February 20, 1991 (together with amendments thereto)	(C	)
3.68	By-laws of 2851-5351 Québec Inc. (Commec Enr.), as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.69	Certificate of Incorporation of 3815285 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)	(C	)
3.70	By-laws of 3815285 Canada Inc., as amended	(C	)
3.71	Certificate of Incorporation of 3815315 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on October 1, 2000 (together with amendments thereto)	(C	)
3.72	By-laws of 3815315 Canada Inc., as amended	(C	)
3.73	Certificate of Incorporation of 4089235 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)	(C	)
3.74	Form of by-laws, as amended, of 4089235 Canada Inc., 4089260 Canada Inc., 4089278 Canada Inc. and 4089294 Canada Inc.	(C	)
3.75	Certificate of Incorporation of 4089260 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)	(C	)
3.76	By-laws of 4089260 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)	(C	)
3.77	Certificate of Incorporation of 4089278 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)	(C	)
3.78	By-laws of 4089278 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)	(C	)
3.79	Certificate of Incorporation of 4089294 Canada Inc. filed with the Director General, Corporations Directorate of Industry Canada on July 1, 2002 (together with amendments thereto)	(C	)
3.80	By-laws of 4089294 Canada Inc., as amended (see exhibit 3.74 for a form of these by-laws)	(C	)
3.81	Certificate of Incorporation of Cascades Boxboard Group Inc. filed with the Director General, Corporations Directorate of Industry Canada on December 31, 2000 (together with amendments thereto)	(C	)
3.82	By-laws of Cascades Boxboard Group Inc., as amended	(C	)
3.83	Certificate of Incorporation of Cascades Boxboard Inc. filed with Ontario, Canada on November 1, 1989 (together with amendments thereto)	(C	)
3.84	By-laws of Cascades Boxboard Inc., as amended	(C	)

3.85	Certificate of Incorporation of Cascades FjordCell Inc. filed with the Inspecteur general des institutions financieres du Quebec on May 18, 1995 (together with amendments thereto)	(C	)
3.86	By-laws of Cascades FjordCell Inc., as amended (see exhibit 3.14 for a form of these by-laws)	(C	)
3.87	Certificate of Incorporation of Cascades Boxboard U.S. Holdings, Inc. filed with the Secretary of State of Delaware on April 4, 1990 (together with amendments thereto)	(C	)
3.88	By-laws of Cascades Boxboard U.S. Holdings, Inc., as amended	(C	)
3.89	Certificate of Incorporation of Cascades Boxboard U.S., Inc. filed with the Secretary of State of Delaware on July 16, 1997 (together with amendments thereto)	(C	)
3.90	By-laws of Cascades Boxboard U.S., Inc., as amended	(C	)
4.1	Indenture, dated as of February 5, 2003, between Cascades Inc., the Subsidiary Guarantors named therein and The Bank of New York, as trustee	(B	)
4.2	First Supplemental Indenture, dated May 30, 2003, to the Indenture, dated February 5, 2003, between Cascades Inc., the Existing Subsidiary Guarantors named therein, the New Subsidiary Guarantors named therein and The Bank of New York, as Trustee	(C	)
4.3	Registration Rights Agreement, dated as of July 8, 2003, between Cascades Inc., the Subsidiary Guarantors named therein, Citigroup Global Markets Inc., CIBC World Markets Corp. and Scotia Capital (USA) Inc.	(D	)
4.4	Form of Initial Notes (included in Exhibit 4.1)	(B	)
4.5	Form of Exchange Notes (including in Exhibit 4.1)	(B	)
5.1	Legal Opinion of Jones Day	(D	)
5.2	Legal Opinion of Fraser Milner Casgrain LLP	(D	)
5.3	Legal Opinion of Goulston & Storrs, PC	(D	)
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.	(D	)
5.5	Legal Opinion of Bass, Berry & Sims PLC	(D	)
10.1	Shareholders Agreement, effective May 2, 1997, among Edward P. Fitts, Jr., individually and as voting trustee, Paperboard U.S. Holdings Inc., Paperboard Industries Corporation and Cascades Boxboard Group Inc. (formerly known as Paperboard Industries International Inc.) and Dopaco, Inc.	(C	)
10.2	Shareholders Agreement, dated December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc.	(A	)
10.3	Management Agreement, dated December 30, 1997, between Norampac Inc. and Cascades Inc.	(A	)
10.4	Non-Competition Agreement, dated as of December 30, 1997, among Cascades Inc., Domtar Inc. and Norampac Inc.	(A	)
10.5	Amended and Restated Shareholders Agreement, dated May 1, 1998, between Sonoco Products Company, Wisenberg U.S. Inc., Group Conversion Cascades Inc., Cascades Inc., Cascades Sonoco, Inc. and Cascades Conversion Inc.	(C	)
10.6	Indenture, dated as of May 28, 2003, among Norampac Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee	(C	)

10.7	Credit Agreement, dated as of May 28, 2003 among Norampac Inc., Norampac Holding US Inc., Norampac Avot Vallée S.A., Canadian Imperial Bank of Commerce, as agent, the financial institutions named therein, as lenders, Canadian Imperial Bank of Commerce, as lead arranger and bookrunner, National Bank of Canada and The Bank of Nova Scotia, as co-arrangers and co-syndication agents, and Deutsche Bank AG, as co-arranger and documentation agent	(C	)
10.8	Credit Agreement, dated as of February 5, 2003, among Cascades Inc., Cascades Boxboard Group Inc., Cascades SPG Holding Inc., Cascades Boxboard U.S. Inc., Cascades G.P.S. S.A., Cascades S.A., Cascades Arnsberg GmbH, The Bank of Nova Scotia, as administrative and collateral agent, and the financial institutions named therein, as lenders.	(C	)
10.9	Cascades Group Retirement Savings Plan, dated January 1, 2003 (established May 1, 1982)	(C	)
10.10	Pension Plan for the Salaried Employees of Cascades Tissue Group Inc., dated June 1, 1990 (established January 1, 1965) (English summary of French document)	(C	)
10.11	Unified Pension Plan for Salaried Employees of Cascades Boxboard Group Inc., dated April 1, 2001 (established January 1, 1991)	(C	)
10.12	Supplemental Pension Plan for the Employees of Cascades Fine Papers Group Inc., dated January 1, 1998 (established July 1, 1953) (English summary of French document)	(C	)
10.13	Cascades Inc. Stock Option Plan, dated December 15, 1998	(C	)
12.1	Statement re. Computation of Ratios	(D	)
21.1	Subsidiaries of Cascades Inc.	(B	)
23.1	Consent of Independent Accountants	(D	)
23.2	Consent of Jones Day (included in Exhibit 5.1)	(D	)
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 5.2)	(D	)
23.4	Consent of Goulston & Storrs, PC (included in Exhibit 5.3)	(D	)
23.5	Consent of Manning, Fulton & Skinner P.A. (included in exhibit 5.4)	(D	)
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.5)	(D	)
24.1	Powers of Attorney	(D	)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	(D	)
99.1	Form of Letter of Transmittal	(D	)
99.2	Form of Notice of Guaranteed Delivery	(D	)
99.3	Form of Letter to DTC Participants	(D	)
99.4	Form of Letter to Clients	(D	)
99.5	Form of Instructions to Book-Entry Transfer Participants	(D	)

(A)
Previously filed as an exhibit to Norampac Inc.'s Registration Statement on Form F-4 (Reg. No. 333-8550), filed on June 12, 1998 and incorporated herein by reference.

(B)
Previously filed as an exhibit to Cascades Inc.'s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on May 6, 2003 and incorporated herein by reference.

(C)
Previously filed as an exhibit to Amendment No. 1 to Cascades Inc.'s Registration Statement on Forms F-4 and S-4 (Reg. No. 333-105024), filed on July 18, 2003 and incorporated herein by reference.

(D)
Filed herewith.

Item 22. Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

  (5)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (6)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES INC.
By:	* Robert F. Hall Vice President, Legal Affairs and Corporate Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Alain Lemaire	President, Chief Executive Officer and Director (Principal Executive Officer)
* André Belzile	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Norman Boisvert	Director
* Jacques Aubert	Director
* Paul R. Bannerman	Director

* Robert Chevrier	Director
* André Desaulniers	Director
* Michel Desbiens	Director
* Louis Garneau	Director
* Sylvie Lemaire	Director
* David McAusland	Director
* Martin P. Pelletier	Director
* Laurent Verreault	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cadmus and Cascades Recycling, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CADMUS AND CASCADES RECYCLING, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Claude Cardin	Treasurer and Director (Principal Financial and Accounting Officer)
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Agri-Pak, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES AGRI-PAK, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Auburn Fiber Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES AUBURN FIBER INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Claude Cardin	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Diamond, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES DIAMOND, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Dominion Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES DOMINION INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades East Angus Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES EAST ANGUS INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Alain Lemaire	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
* Mario Plourde	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Enviropac Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES ENVIROPAC INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Luc Langevin	Director
* Laurent Lemaire	Director
* Mario Gélinas	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (Sales) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FINE PAPERS GROUP (SALES) INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Gerry Zampini	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group (USA) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FINE PAPERS GROUP (USA) INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FINE PAPERS GROUP INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Denis Jean	President, Chief Executive Officer and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Fine Papers Group Thunder Bay Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FINE PAPERS GROUP THUNDER BAY INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Forma-Pak Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FORMA-PAK INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Inopak Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES INOPAK INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Lupel Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES LUPEL INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Gino Levesque	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Moulded Pulp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES MOULDED PULP, INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Multi-Pro Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES MULTI-PRO INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Luc Langevin	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Plastics Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES PLASTICS INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Mario Lacharité	Treasurer and Director (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades SPG Holding Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES SPG HOLDING INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive Officer)
* Allan Hogg	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Arizona Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—ARIZONA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—IFC Disposables Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Robert Briggs	President (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Donald MacMartin	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Suzanne Blanchet	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Mechanicville Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—MECHANICVILLE INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—New York Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—NEW YORK INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—North Carolina Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—NORTH CAROLINA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Oregon Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—OREGON INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Pennsylvania Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—PENNSYLVANIA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—Wisconsin Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—WISCONSIN INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Treasurer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President, Chief Executive Officer and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Désencrage C.M.D. Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

DÉSENCRAGE C.M.D. INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Claude Cardin	Director
* Allan Hogg	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Marathon Graphic Art Distributor Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

MARATHON GRAPHIC ART DISTRIBUTOR INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Denis Jean	President and Director (Principal Executive Officer)
* Guy Duplessis	Treasurer (Principal Financial and Accounting Officer)
* Alain Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Matériaux Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

MATÉRIAUX CASCADES INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Gino Levesque	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Plastiques Cascades Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

PLASTIQUES CASCADES INC.
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Mario Lacharité	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Wood Wyant Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

WOOD WYANT INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Donald MacMartin	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Suzanne Blanchet	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 2851-5351 Québec Inc. (Commec enr.). has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

2851-5351 QUÉBEC INC. (COMMEC ENR.)
By:	* Pierre Brochu Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Luc Langevin	Director
* Laurent Lemaire	Director
* Mario Gélinas	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815285 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

3815285 CANADA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 3815315 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

3815315 CANADA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Suzanne Blanchet	President and Director (Principal Executive Officer)
* Yvon Jacques	Chief Financial Officer (Principal Financial and Accounting Officer)
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089235 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

4089235 CANADA INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Eric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089260 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

4089260 CANADA INC.
By:	* Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089278 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

4089278 CANADA INC.
By:	* Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, 4089294 Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

4089294 CANADA INC.
By:	* Robert F. Hall Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Mario Plourde	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES BOXBOARD GROUP INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Bernard Lemaire	Director
* Laurent Lemaire	Director
* Alain Lemaire	Director
* Miranda Melfi	Director
* Robert F. Hall	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES BOXBOARD INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades FjordCell Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES FJORDCELL INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Daniel Parrot	President and Director (Principal Executive, Financial and Accounting Officer)
* Éric Laflamme	Director
* Denis Jean	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard U.S. Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES BOXBOARD U.S. HOLDINGS, INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Boxboard U.S., Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES BOXBOARD U.S., INC.
By:	* Robert F. Hall Assistant Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on September 24, 2003.

Signature	Title

* Éric Laflamme	President and Director (Principal Executive, Financial and Accounting Officer)
* Laurent Lemaire	Director
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Act, Cascades Tissue Group—North Carolina Inc. certifies that it is the duly authorized United States representative of each registrant not incorported in the United States and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kingsey Falls, Quebec, Canada, on September 24, 2003.

CASCADES TISSUE GROUP—NORTH CAROLINA INC. (Authorized Representative in the United States)
By:	* Robert F. Hall Assistant Secretary
*By:	/s/ ANDRÉ BELZILE André Belzile Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit
3.39	Certificate of Incorporation of Cascades Tissue Group—Arizona Inc. filed with the Secretary of State of Delaware on March 5, 2002 (together with amendments thereto)
4.3	Registration Rights Agreement, dated as of July 8, 2003, between Cascades Inc., the Subsidiary Guarantors named therein, Citigroup Global Markets Inc., CIBC World Markets Corp. and Scotia Capital (USA) Inc.
5.1	Legal Opinion of Jones Day
5.2	Legal Opinion of Fraser Milner Casgrain LLP
5.3	Legal Opinion of Goulston & Storrs, PC
5.4	Legal Opinion of Manning, Fulton & Skinner P.A.
5.5	Legal Opinion of Bass, Berry & Sims PLC
12.1	Statement re. Computation of Ratios
23.1	Consent of Independent Accountants
24.1	Powers of Attorney
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to DTC Participants
99.4	Form of Letter to Clients
99.5	Form of Instructions to Book-Entry Transfer Participants